SUBJECT TO COMPLETION, DATED JULY 24, 2007

As filed with the Securities and Exchange Commission on [                    ], 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Global Crossing (UK) Finance Plc	Global Crossing (UK) Telecommunications Limited
(Exact name of registrant as specified in its charter)	(Exact name of registrant guarantor as specified in its charter)

England and Wales	4813	Not Applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

1 London Bridge

London, SE1 9BG

United Kingdom

Tel: +44 845 000 1000

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

Corporation Services Company

1133 Avenue of the Americas

Suite 3100

New York, NY 10036

Tel: (800) 222-2122

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Scott Herlihy, Esq.

Brett Cassidy, Esq.

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, DC 20004-130

Tel: (202) 637-2200

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
11.75% Senior Secured Notes due 2014	£52,000,000	100%	£56,550,000	$3,571(1)
Guarantees of 11.75% Senior Secured Notes due 2014 (3)	N/A(4)	(4)	(4)	(4)

(1)	Calculated based on an exchange rate of £1.00=$2.057, being the noon buying rate on July 20, 2007.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act.
(3)	See inside facing page for additional guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Fibernet Group Limited	England and Wales	4813	Not applicable	1 London Bridge London, SE1 9BG United Kingdom Tel: +44 845 000 1000
Fibernet UK Limited	England and Wales	4813	Not applicable	1 London Bridge London, SE1 9BG United Kingdom Tel: +44 845 000 1000
Fibernet Limited	England and Wales	4813	Not applicable	1 London Bridge London, SE1 9BG United Kingdom Tel: +44 845 000 1000

The information in this preliminary prospectus is not complete and may be changed. The securities will not be sold and offers to buy the securities will not be accepted until a final prospectus is delivered. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2007

PROSPECTUS

Offer to Exchange All Outstanding Unregistered

11.75% Sterling-Denominated Senior Secured Notes due 2014

of

GLOBAL CROSSING (UK) FINANCE PLC

Global Crossing (UK) Finance Plc (the “Issuer”) is offering to exchange £52,000,000 principal amount of its unregistered 11.75% sterling-denominated Senior Secured Notes due 2014 issued on December 28, 2006 for new registered 11.75% sterling-denominated Senior Secured Notes due 2014. In this prospectus, the registered notes offered in exchange for outstanding unregistered notes will be called “exchange notes” unless otherwise indicated.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for notes that have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Terms of the Exchange Offer:

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that have been registered under the Securities Act.
•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.
•	The exchange offer expires at 5:00 p.m., London time, on [•], 2007, unless extended. We do not currently intend to extend the expiration date.
•	We will not receive any proceeds from the exchange offer.
•

We believe that the exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. You should consult your tax advisor for the particular tax consequences to you of holding and disposing of exchange notes.

•	The terms of the exchange notes are substantially identical to the unregistered notes, except that the exchange notes have been registered under the Securities Act and do not have registration rights.

The Issuer currently intends to list the exchange notes on the Irish Stock Exchange.

Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for the outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “ Risk Factors” beginning on page 21 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is [•], 2007.

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any of these securities to any person in any jurisdiction where it is unlawful to make this type of an offer or solicitation.

This prospectus incorporates important business and financial information about us and the Issuer that is not included in or delivered with the prospectus. This information is available without charge to you upon written or oral request to Global Crossing (UK) Finance Plc, 1 London Bridge, London SE1 9BG, England, telephone number +44 845 000 1000. In order to obtain timely delivery, you must request the information not later than five business days before the date upon which you make your investment decision and in any event not later than •, 2007.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

SELLING RESTRICTIONS

United Kingdom

This prospectus is only being distributed to and is only directed at persons falling within Article 43(2)(a) (“members and creditors of certain bodies corporate”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (such persons together being referred to as “relevant persons”). This exchange offer is only available to, and will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Ireland

The exchange notes may be offered and sold in Ireland only in accordance with the European Communities (Transferable Securities and Stock Exchange) Regulations 1992 of Ireland, if applicable, the Investment Intermediaries Act 1995 of Ireland, as amended, the Companies Acts 1963 to 2003 of Ireland and all other applicable Irish laws and regulations.

France

In France, the exchange notes may not be directly or indirectly offered or sold to the public, and offers and sales of the exchange notes. The transaction does not require a prospectus to be submitted for approval to the French Financial Markets Authorities. The offers and sales of the exchange notes will only be made in France to qualified investors or to a closed circle of investors acting solely for their own accounts, in accordance with

Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Financial and Monetary Code. Neither this prospectus nor any other offering material may be distributed to the public in France. The note acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Financial and Monetary Code.

L’opération ne donne pas lieu à un prospectus soumis au visa de l’AMF. Les titres ne pourront pas être offerts ou vendus directement ou indirectement au public en France et ne pourront l’être qu’à des investisseurs qualifiés ou à un cercle restreint d’investisseurs agissant pour compte propre dans les conditions des Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 du Code Monétaire et Financier Ni ce prospectus ni aucun autre document promotionnel ne pourront être communiqués au public en France. La diffusion directe ou indirecte dans le public des titres ainsi acquis ne peut être reéalisée que dans les conditions Articles L. 411-1, L. 411-2, L. 412-2, L. 412-1 and L. 621-8 to L. 621-8-3 du Code Monétaire et Financier.

Germany

No action has been or will be taken in the Federal Republic of Germany that would permit a public offering of the exchange notes, or distribution of a prospectus or any other offering material relating to the exchange notes. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapierprospektgesetz-WpPG) of June 22, 2005 (the “German Securities Prospectus Act”), has been or will be published within the Federal Republic of Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht) for publication within the Federal Republic of Germany. Accordingly, any offer or sale of exchange notes or any distribution of offering material within the Federal Republic of Germany may violate the provisions of the German Securities Prospectus Act.

Spain

The exchange notes may not be offered within the Kingdom of Spain by means of advertising activities which might infringe in any way the regulations currently in force on public offerings and issues of securities.

Neither this offer of exchange notes nor any other material information relating to the exchange notes have been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”) and therefore the exchange notes may not be offered in Spain by any means, except in circumstances which do not qualify as a public offer of securities in Spain in accordance with article 30 bis of the Securities Market Act (“Ley 24/1988, de 28 de julio del Mercado de Valores”) as amended, or pursuant to an exemption from registration in accordance with article 41 of the Royal Decree 1310/2005 (“Real Decreto 1310/2005, de 4 de noviembre por el que se desarrolla parcialmente la Ley 24/1988, de 28 de julio, del Mercado de Valores, en materia de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos”).

Luxembourg

The exchange notes may not be offered in the Grand Duchy of Luxembourg except in circumstances where the requirements of Luxembourg law concerning public offerings of securities have been met.

ENFORCEMENT OF FOREIGN JUDGMENTS AND SERVICE OF PROCESS

The Issuer is a public limited company incorporated in England. Each Guarantor is a legal entity incorporated in England. The majority of each of the Issuer’s and the Guarantors’ officers and directors are not residents of the United States and all or a substantial portion of the assets of each of the Issuer, the Guarantors and these persons are located outside the United States. As a result, it may not be possible for holders or beneficial owners of Notes to effect service of process within the United States upon the necessary entities or people, or effectively to enforce against them in the US courts judgments obtained in US courts, whether or not predicated upon the civil liability provisions of the US federal securities or other laws of the United States or any US state. We have been advised by Latham & Watkins, our English counsel, that if an original action is brought in England, predicated solely upon US federal securities laws, or if it is sought to enforce a judgment obtained in a US court predicated solely upon US federal securities laws, English courts may not have the requisite jurisdiction to grant the remedies sought or to allow enforcement of all or part of the US court judgment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, as such term is defined in Section 21E of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this prospectus, including, without limitation, those regarding our future financial position and results of operations, our strategy, plans, objectives, goals and targets, future developments in the markets where we participate or are seeking to participate or anticipated regulatory changes in the markets in which we operate or intend to operate. Forward-looking statements relate to future, not past, events and often contain words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “seek” or “will.”

Our forward-looking statements include statements relating to our future levels of revenues. In connection with the acquisition of Fibernet by our affiliate, GC Acquisitions, our parent, Global Crossing Limited, made certain projections and estimates of revenue and EBITDA contribution which it anticipates will result from the acquisition of Fibernet, the expected integration and associated costs of the Fibernet acquisition, and estimates of projected operating cost and capital expenditure reductions expected to occur as a result of the Fibernet acquisition, and other estimations or projections of future financial results of GCUK and Fibernet and synergies expected to be achieved by the integration of their operations. In each case, forward-looking statements by their nature address matters that, to different degrees, involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. There can be no assurances that the events described in forward-looking statements will occur, and actual results could differ materially from those suggested by the forward-looking statements. As a result, you should not place undue reliance on any forward-looking statements by us, our parent or our affiliates. Therefore, forward-looking statements should be considered in light of these risks and uncertainties, as well as other matters described under “Risk Factors.” These uncertainties may cause our actual future results to differ materially from those expressed in our forward-looking statements. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in other factors, except as required by applicable securities laws. Important factors that could cause these differences include, but are not limited to:

•	our ability to successfully integrate the Fibernet business and realize the benefits we anticipate from our acquisition of Fibernet;

•	our dependence on a number of our key personnel;

•	the level of competition in the marketplace;

•

technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition we face and put downward pressure on prices;

•	many of our competitors have superior resources, which could place us at a cost and price disadvantage;

•	our revenue is concentrated in a limited number of customers;

•	the absence of firm commitments to purchase minimum levels of our revenue or services in our customer contracts;

•	our reliance on a limited number of third party suppliers;

•	periodic reviews of our financial condition by certain of our government customers;

•	a change of control could lead to the termination of many of our government contracts;

•	insolvency could lead to termination of certain of our contracts;

•	slower than anticipated adoption by the industry of our next generation products;

•

the operation, administration, maintenance and repair of our systems are subject to risks that could lead to disruptions in our services and the failure of our systems to operate as intended for their full design lives;

•	our continued development of effective business systems;

•

the influence of our parent and actions our parent takes, or actions we are obliged to take as a result of our parents’ actions, which may conflict with our interests together with potential conflicts of interest for certain of our directors due to ownership of, or options to purchase, our parent’s stock;

•	the sharing of corporate and operational services with our parent;

•	the return of assets to our parent if fraudulent conveyances to us by our parent or affiliates occur, including payments made on intercompany debt;

•	terrorist attacks or other acts of violence or war may adversely affect the financial markets and our business and operations; and

•	our real estate restructuring provision represents a material liability, the calculation of which involves significant estimation.

We urge you to read the sections of this prospectus entitled “Risk Factors” and “Operating and Financial Review and Prospects” for a more complete discussion of the factors that could affect our future performance and the markets in which we operate. These are factors that we believe, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the “Risk Factors” section or any other sections to be a complete discussion of all potential risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus may not occur. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information or future events or developments.

PRESENTATION OF INFORMATION

Corporate Organization

All references in this prospectus to:

•

“we,” “us,” “our,” the “Company,” and “GCUK” are to Global Crossing (UK) Telecommunications Limited and its consolidated subsidiaries, including the Issuer, except where expressly stated otherwise or the context otherwise requires;

v

•	“Guarantors” are to GCUK and Fibernet and its direct and indirect subsidiaries;

•	“Guarantees” are to the guarantees by the Guarantors of the Notes on a senior basis;

•	“Fibernet Group” are to, collectively, Fibernet Group Limited (formerly Fibernet Group Plc), a company incorporated in England and Wales, and its consolidated subsidiaries at such time;

•

“Fibernet” are to Fibernet Group excluding Fibernet Holdings Limited and Fibernet GmbH, which companies were transferred to Global Crossing International Ltd, one of our affiliates, prior to our acquisition of Fibernet Group Limited on December 28, 2006;

•	“GC Acquisitions” are to GC Acquisitions UK Limited, a wholly owned subsidiary of GCL formed for the purpose of acquiring Fibernet Group;

•	“GCI” are to Global Crossing International Ltd, a wholly owned subsidiary of GCL;

•

the “Issuer” and “GC Finance” are to Global Crossing (UK) Finance Plc, a company organized under the laws of England and Wales, and our direct, wholly owned finance subsidiary that is the Issuer of the Notes guaranteed by the Guarantors and which has had no trading activity, except where expressly stated otherwise or the context otherwise requires;

•

“GCL,” “Global Crossing,” “our parent” and “our parent company” are to Global Crossing Limited, a company organized under the laws of Bermuda and our indirect parent company by which we are indirectly wholly owned;

•	“old parent company” or “old parent” are to Global Crossing Ltd., a company formed under the laws of Bermuda and our parent company’s predecessor;

•

“Bidco,” “our immediate parent” and “our immediate parent company” are to Global Crossing (Bidco) Limited, a company organized under the laws of England and Wales and our direct parent company by whom we are directly wholly owned and which is indirectly wholly owned by GCL;

•	“group companies” and “GC Group” are to the group of companies owned directly or indirectly by GCL, including us;

•	“Network Rail” are to Network Rail Infrastructure Limited, the successor to Railtrack plc, as the operator of the UK national railway infrastructure network; and

•	“Racal” are to the network services arm of Racal Telecommunications Limited, our predecessor.

Financial and Other Information

All references in this prospectus to:

•	the “UK” are to the United Kingdom;

•	“pounds sterling,” “sterling,” “£” or “pence” are to the lawful currency of the United Kingdom;

•	the “United States” or the “US” are to the United States of America;

•	“US$,” “US Dollars,” “dollars” or “$” are to the lawful currency of the United States;

•	the “EU” are to the European Union;

•	“euro” or “€” are to the lawful currency of the European Union;

•

the “Initial Notes” are to the dollar-denominated 10.75% senior secured notes and the sterling-denominated 11.75% senior secured notes issued by the Issuer on December 23, 2004 and to the exchange notes that the Issuer issued pursuant to a registered exchange offer in respect of such notes;

•	the “Additional Notes” are to the sterling-denominated 11.75% senior secured notes due 2014 issued by the Issuer on December 28, 2006;

•	the “exchange notes” are to the exchange notes that the Issuer will issue pursuant to a registered exchange offer in respect of the Additional Notes;

•	the “Notes” and “Senior Secured Notes” are to, collectively, the Initial Notes, the Additional Notes and the exchange notes;

•

The “GCL Term Loan Facility” or the “term loan facility” are to the newly established loan facility entered into by GCL with third party lenders arranged by Goldman Sachs Credit Partners L.P. and Credit Suisse Securities (USA) LLC;

•	the “mandatory convertible notes” and “GCL convertible notes” are to the $250.0 million 4.7% mandatory convertible notes due 2008 issued by Global Crossing Limited; and

•	the “Indenture” are to the indenture, dated December 23, 2004, governing the Notes.

GCUK’s fiscal year ends on December 31 of each year. Until December 31, 2004, GCUK’s consolidated financial statements were based on financial information prepared in accordance with United Kingdom generally accepted accounting principles (“UK GAAP”). GCUK and other EU-based companies that have securities listed on a regulated market in the EU are required to apply International Financial Reporting Standards as adopted by the European Commission (“IFRS”) in preparing their consolidated financial statements for fiscal years beginning on or after January 1, 2005. Beginning with the annual report for the fiscal year ended December 31, 2005, GCUK has prepared its consolidated financial statements in accordance with IFRS. The comparative financial statements as of and for the year ended December 31, 2004 included in the audited consolidated financial statements for the fiscal year ended December 31, 2005 have been converted and presented in accordance with IFRS.

Therefore, unless otherwise indicated, the financial information in this prospectus has been prepared in accordance with IFRS, including:

•	GCUK’s consolidated financial statements as of and for the years ended December 31, 2004, 2005 and 2006, included elsewhere in this prospectus; and

•	GCUK’s consolidated financial statements as of and for the three months ended March 31, 2006 and 2007, included elsewhere in this prospectus.

The summary and selected financial information for GCUK as of and for the fiscal years ended December 31, 2004, 2005 and 2006 has been derived from, and is qualified in its entirety by reference to, the audited consolidated financial statements for GCUK as of and for the years ended December 31, 2004, 2005 and 2006 and related footnotes thereto, included elsewhere in this prospectus. The summary and selected financial information for GCUK as of and for the three-month periods ended March 31, 2006 and 2007 has been derived from, and is qualified in its entirety by reference to, the unaudited condensed consolidated financial statements for GCUK as of and for the three-month periods ended March 31, 2006 and 2007 and related notes thereto included elsewhere in this prospectus.

The unaudited interim financial statements contained in this prospectus have been prepared using the same accounting principles and on the same basis as the audited year-end financial statements and include all adjustments, consisting of normal recurring adjustments that management considers necessary for a fair representation of interim results. These interim results are not necessarily indicative of results to be expected for the full year.

IFRS differs in certain material respects from United States Generally, Accepted Accounting Principles (“US GAAP”). For a discussion of the differences between IFRS and US GAAP as they apply to us, see note 30 in our audited financial statements for the year ended December 31, 2006 included elsewhere in this prospectus. We urge you to consult your own advisors regarding the differences between US GAAP and IFRS and how those differences might affect the financial information included elsewhere in this prospectus.

GCUK adopted IFRS as the basis of preparation of its consolidated results for the fiscal year ended on December 31, 2005. GCUK’s financial statements for prior periods were prepared in accordance with UK GAAP and are publicly available. As such, any of GCUK’s financial statements prepared in accordance with IFRS are not comparable with its statements from prior periods prepared in accordance with UK GAAP. For example, the presentation of its results and the line items reported in its IFRS financial statements are different from those in its UK GAAP financial statements prepared for periods ended before January 1, 2004.

Some financial information has been rounded and, as a result, the numerical figures shown as totals in this prospectus may vary slightly from the exact arithmetic aggregation of figures that precede them.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The following table sets forth, for the periods indicated, certain information concerning the noon buying rate in the City of New York for cable transfers in pounds sterling as announced by the Federal Reserve Bank of New York for customs purposes, or the “noon buying rate,” for pounds sterling expressed in dollars per £1.00. As of July 20, 2007, the noon buying rate for pounds sterling expressed in dollars per £1.00 was 2.057.

	Dollars per £1.00
	2002	2003	2004	2005	2006	2007 (through July 20)
Exchange rate at end of period (Year ended December 31, except 2007)	1.609	1.784	1.916	1.719	1.959	2.057
Average exchange rate during period*	1.508	1.645	1.836	1.815	1.858	1.995
Highest exchange rate during period	1.610	1.784	1.948	1.929	1.979	2.057
Lowest exchange rate during period	1.407	1.550	1.754	1.714	1.726	1.924

*	The average of the noon buying rates for cable transfer in pound sterling as certified for customs purposes by the Federal Reserve Bank of New York on the last business day of each month during the applicable period (through July 20 in the case of 2007).

Month	Highest exchange rate during the month	Lowest exchange rate during the month
January 2007	1.985	1.931
February 2007	1.970	1.944
March 2007	1.969	1.924
April 2007	2.006	1.961
May 2007	1.999	1.970
June 2007	2.006	1.966
July 2007 (through July 20)	2.057	2.011

MARKET AND INDUSTRY DATA

In this prospectus we refer to and rely on information and statistics regarding our business, our industry and the markets in which we operate and compete. We obtained this information from various independent industry publications, publicly available information, market research, governmental information, independent industry publications and reports prepared by industry consultants, discussions with our customers and our own internal estimates. However, market share data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and neither we nor the initial purchaser can assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and beliefs and estimates based on such data, may not be reliable.

WHERE YOU CAN OBTAIN MORE INFORMATION

We have filed a registration statement on Form F-4 under the Securities Act with the SEC for our offering of the exchange notes. This prospectus does not contain all of the information in the registration statement. You will find additional information about us and the exchange notes in the registration statement. For more information about statements in this prospectus about legal documents, we refer you to copies of the documents that are filed as exhibits to the registration statement.

We file some reports and other information with the SEC, and furnish some reports and other information to the SEC. You may read and copy the registration statement, the exhibits to the registration statement and the reports and other information filed by us in accordance with the Exchange Act, at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information on issuers.

However, we are not and, prior to the effectiveness under the Securities Act of a registration statement for an exchange offer for the unregistered notes, are not expected to be, required to file reports with the SEC for the unregistered notes or to deliver an annual report to holders of the unregistered notes under the Exchange Act. However, we will be subject to the disclosure obligations described in “Description of the Notes—Certain Covenants—Reports to Holders.” Under these obligations, as long as the notes are outstanding, we will furnish you with certain annual and quarterly financial information and, for as long as the notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will furnish you, or any prospective purchaser of the exchange notes you designate, with the information required to be delivered by Rule 144A(d)(4) under the Securities Act when we receive a written request to do so from you. Written requests for the information should be addressed to Global Crossing (UK) Finance Plc, 1 London Bridge, London SE1 9BG, England. Our telephone number +44 845 000 1000.

SUMMARY

The following summary highlights certain key information contained elsewhere in this prospectus. This summary includes significant information that you should consider before participating in the exchange offer. You should read this entire prospectus, including the financial data and related notes, before making an investment decision. You should also carefully consider the information set forth under the heading “Risk Factors.”

Overview

We are one of the leading UK providers of managed network communications services. We are an indirect, wholly owned subsidiary of, and the principal UK telecommunications business of, Global Crossing. We have a strong and established enterprise customer base, including over 100 UK government departments, information technology systems integrators, rail sector customers and major corporate clients, to whom we provide tailored services. These enterprise customers represented 84.6% of our revenue for the quarter ended March 31, 2007. We also provide services to our carrier customers, who are typically national and international communications service providers, including mobile network operator customers.

We operate the most extensive fiber optic network in the UK after BT and Cable & Wireless. Because of our network’s reach and capacity, we believe that we are well positioned to take advantage of new business opportunities with modest incremental capital expenditure.

Despite the highly competitive nature of the telecommunications industry we operate in, we have been able to maintain a significant recurring revenue stream and stable margins through a strong product and service suite and strong customer relationships. Our financial results for the year ended December 31, 2006 and the three months ended 31 March 2007 included revenue of £240.6 million and £75.1 million, operating profit of £37.5 million and £8.2 million and net cash provided from operating activities after interest payments of £34.9 million and £6.3 million, respectively.

Services Offered

We provide a wide range of telecommunications services, including data, Internet protocol (“IP”) and voice services, to government and other public sector organizations, major corporations and other communications companies.

Enterprise Services

In general, we provide enterprise customers with a range of managed services that typically are complex in character. These services are predominantly managed data and IP services tailored to address our customers’ specific requirements. We also supply managed voice services, including national and international direct dial, teleconferencing and non-geographic number services (for example, toll-free services) and voice over internet protocol (“VoIP”). We frequently bundle our voice services with data services and supply them on a competitive basis with customized tariff structures.

The enterprise services we provide to our customers include:

•	voice and/or data managed services;

•	high speed managed data connectivity through access to our national asynchronous transfer mode, or ATM, frame relay and IP networks;

•	leased lines and international private leased lines;

•	direct dial voice services; and

•	IP based services.

Following the acquisition of Fibernet we provide additional point-to-point and point-to-multi-point (VPN) Ethernet services within the UK. These can be standalone services or used as access to IP VPN or Converged Service offerings.

Carrier Services

We sell capacity on our network to other network operators and communications providers, pursuant to leases and indefeasible right to use agreements, or IRUs. Our carrier data services include:

•	structured capacity, including wavelengths and private line services, which provide point-to-point connectivity and maintenance services to customers;

•	IRUs to sell the right to use capacity on our network, which can take the form of dark fiber, structured capacity or empty ducts on our terrestrial networks; and

•	wholesale Internet connectivity to all worldwide domains.

Although our carrier services are predominantly data services, we also provide certain wholesale voice services.

With the acquisition of Fibernet, we now also provide Ethernet, storage networking and the London carrier ring services. The London carrier ring provides connectivity among carriers wishing to exchange data or voice traffic, regardless of whether the carriers are on a time division multiplexing platform or an IP platform.

Customers

We have an established enterprise customer base of over 500 customers, including more than 100 UK government departments, information technology systems integrators, rail transport agencies and large corporate clients. We also have carrier customers. Revenue from our enterprise customers represented 84.6% and revenue from our carrier customers represented 15.3% for the three months ended March 31, 2007. Fibernet accounted for 18.2% of total revenue for the three months ended March 31, 2007. We typically enter into multi-year service contracts with our enterprise customers and provide them with a range of services tailored to their specific requirements. We recently signed an extension to the MTS Agreement to December 2011.

Fibernet has a customer base of over 250 customers, including direct customers and the customers Fibernet reaches through its systems partners. Fibernet provides customized network services to its enterprise customers, who are typically large organizations in the retail, financial services and manufacturing sectors. Fibernet also provides network services to its carrier customers. Revenue from Fibernet’s enterprise customers represented 48.3% of its total revenue and revenue from carrier customers represented 51.7% of its total revenue for the fiscal year ended August 31, 2006.

The acquisition of Fibernet has expanded and diversified our customer base. We have already started offering certain of our enterprise and carrier services to certain of Fibernet’s customers.

Enterprise Customers

Since November 1999, we have derived the majority of our revenue from UK government departments and rail transport agencies. Over time, we have experienced growth through sources including the expansion of existing government relationships, such as the provision of services for our government customers during their technology refreshes and capacity upgrades, and the development of new customer relationships. During 2006, we entered into 709 new contracts with existing enterprise customers and added 45 new enterprise customers. During the first quarter of 2007, we entered into 63 new contracts with existing enterprise customers and added 15 new enterprise customers. Our enterprise revenue was £236.5 million, £220.9 million, £219.7 and £63.5 million for the years ended December 31, 2004, 2005 and 2006 and the three months ended March 31, 2007, respectively. Our enterprise customers are typically large organizations with significant annual telecommunications budgets, which, along with the long-term nature of the contracts, have historically provided us with significant recurring revenue. Certain of our principal customer relationships include: British Council; Camelot (National Lottery); EDS (Her Majesty’s Prisons); Foreign & Commonwealth Office; Fujitsu (Her Majesty’s Revenue and Customs (into which Her Majesty’s Customs and Excise merged)); Lockheed Martin; Network Rail; and OGCbuying.solutions (Managed Telecom Service).

The table below sets forth information regarding our enterprise revenue concentration. These amounts represent revenue for the periods indicated.

	Year ended December 31,			Quarter ended March 31,
	2004	2005	2006	2007
	(in millions)
Enterprise revenue from Top 20 Customers(1)	£187.7	£178.2	£183.8	£50.2
Other Enterprise Revenue(1)	48.8	42.7	35.9	13.3

Total Enterprise Revenue(1)	£236.5	£220.9	£219.7	£63.5

(1)	Revenue in this table is based on historical information and does not necessarily indicate future revenue-generating capability.

Fibernet Group has built an enterprise customer base consisting of large organizations with high bandwidth and complex data networking requirements in the financial services, retail and manufacturing sectors. During the fiscal year ended August 31, 2006, Fibernet Group entered into 395 new contracts with existing enterprise customers and added 25 new enterprise customers. Its revenue from enterprise customers was £23.6 million for the fiscal year ended August 31, 2006.

The table below sets forth information regarding Fibernet Group’s enterprise revenue concentration. These amounts represent revenue for the periods indicated.

	Year ended August 31,
	2005	2006
	(in millions)
Enterprise revenue from Top 20 Customers(1)	£19.7	£17.9
Other Enterprise Revenue(1)	4.9	5.7

Total Enterprise Revenue(1)	£24.6	£23.6

(1)	Revenue in this table is based on historical information and does not necessarily indicate future revenue-generating capability.

Carrier Customers

We provide carrier services to a range of leading mobile and fixed line operators. Our carrier customers include Vodafone, AT&T, BT, Cable & Wireless, Thus, Afiniti (previously Kingston), Virgin Media (formerly NTL and Telewest) and COLT. The services that these operators require vary according to the current reach and capacity and planned build of their assets in the United Kingdom and include for example, usage-based interconnection services and prepaid leases.

Our carrier customers accounted for 15.3% of our revenue in the three months ended March 31, 2007.

Fibernet Group’s carrier customers accounted for 52% of its revenue for the fiscal year ended August 31, 2006. Fibernet’s carrier customer base is well diversified, with the top 15 carrier customers accounting for less than 50% of its carrier revenue in the fiscal year ended August 31, 2006, and with no single customer accounting for 15% or more of its carrier revenue.

Our Network

We operate a high capacity and resilient optical transport network which consists of approximately 15,900 route kilometers (9,880 route miles) of national fiber optic cable, approximately 47% of which is owned by us. The remainder is leased by us. Approximately 53% of this fiber runs in troughs along the UK rail network. Our core fiber network interconnects to local network providers at 224 points of presence (“PoPs”), excluding sites where we extend our network into customer premises and telehousing facilities, and 33 main switching units. This number of interconnections provides us with extensive customer reach at an advantageous cost of access.

Our entire nationwide fiber optic network footprint currently contains lit fiber (optical fiber that has been connected to transmission equipment and is in use) and significant dark fiber (optical fiber that is not connected to transmission equipment and is not in use). We own approximately 70% of the currently lit fiber and, wherever possible, when usage increases require us to light additional capacity, we light our owned fiber rather than leased fiber. We believe that our existing network reach and capacity are sufficient to support a substantially increased revenue stream and customer base with modest incremental capital expenditure.

Business Strategies

Our strategy is to capitalize on the expected growth in demand for complex, converged IP, managed telecommunications services and capacity while maintaining our recurring revenue stream and stable margins:

•

Focus on managed services and solutions to enterprise customers.    Our primary focus is on further developing our managed service business by maintaining and growing revenue from our existing enterprise customer base and adding new customers, which we believe will allow us to preserve a recurring revenue stream with stable margins. The delivery of complex and tailored managed services and solutions under long-term contracts allows us to become an integrated and embedded component of our customers’ telecommunications requirements.

•

Leverage embedded infrastructure and existing customer relationships.    We benefit from a large existing customer base, which provides us with a potential market for additional revenue streams. We intend to increase our revenue from existing customers (including those acquired with Fibernet) both by selling increased volumes of the services we currently offer (for example, by growing the number of end-users at customer sites and increasing the network capacity at those customer sites) and by introducing new services in the future, including IP based services and services historically provided by Fibernet. For a number of our customers, we have invested in developing customer-specific services and solutions and we have also upgraded customer premises equipment, including routers, switches and handsets. We believe this investment and the depth of our involvement in our customers’ businesses reduces churn and provides the basis to offer additional services to our existing customers at lower incremental costs and resulting in improved margins. By purchasing these additional services from us, our customers are able to avoid the disruption risks associated with adding a new telecommunications provider.

•	Migrate technology to IP based services. Current technology allows us to provide integrated voice and data services over a single IP based platform. Wherever appropriate to customers needs, we are migrating services from traditional voice and data services to IP based services. These IP services, including IP VPN and VoIP, will allow us to provide converged voice and data services. Fibernet’s enterprise customers will now have access to our IP based services and our global IP network. We anticipate that these initiatives will increase our total revenue and enable us to realize network operating efficiencies for these newly delivered services and networks by allowing us to introduce new data and voice services, and provide those services to our customers at lower unit costs than they currently pay for legacy services.

•

Further build cooperative sales efforts with systems integrators and others.    We deliver new products and enhance our sales penetration through cooperative approaches with systems integrators, network suppliers, equipment manufacturers and other third parties. We believe we are an attractive partner for such business partners due to our network reach, our experience in the provisioning of managed services and solutions and our IP capabilities. These business partners assist us in securing new customers and allow us to bundle our services with their equipment or applications. We currently cooperate with a number of companies, including Siemens, Ericsson, Fujitsu, Lockheed Martin and Steria.

•

Continue to manage cost of access.    We continually manage our cost of access through supplier management, optimization of the existing circuit base, detailed invoice analysis and implementation of regulatory driven improvements. We work closely with our largest supplier (BT) to provide last mile connectivity to our customer base by interconnecting our networks at a physical level to obtain products at a wholesale cost level and reduce the cost of purchase of retail products through appropriate discount schemes. Models developed by our specialists allow us to routinely validate invoiced circuits against tariffs and to identify circuits which are sub-optimally routed. Past participation in regulatory driven product enhancements (wholesale circuits) have resulted in considerable savings and we continue to implement other recently introduced products, such as wholesale line rental and wholesale ethernet services.

The Fibernet Acquisition

On December 7, 2006, our Board of Directors approved the acquisition of Fibernet from GC Acquisitions. On December 28, 2006, the Issuer completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of the Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture, pursuant to which the Issuer previously issued the Initial Notes.

On December 28, 2006, proceeds from the offering of Additional Notes were used to acquire Fibernet from GC Acquisitions, and to pay related fees and expenses. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to GCI, by way of a transfer of Fibernet Holdings Limited and its wholly owned subsidiary, Fibernet GmbH, to GCI, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet. The £3.6 million debt was repaid to Fibernet, in full, in June 2007.

We are near to completing the integration of Fibernet into our business. We believe the acquisition and integration of Fibernet by GCUK will provide us with the following potential benefits: (i) an enhanced competitive position in the UK market as a result of our increased scale and market presence, which we believe will allow us to compete more effectively on the basis of service, price and coverage; (ii) additional cross-selling opportunities to our expanded enterprise and carrier customer bases; (iii) an increased network capacity within the United Kingdom; (iv) reduced dependency on BT for local access; (v) an enhanced service offering, especially a broader portfolio of IP based solutions; and (vi) diversification of our expanded customer base resulting in a reduction in the concentration of our revenues.

We have developed a plan for the Fibernet integration that we believe will maximize our potential synergies. In particular, we intend to reduce: (i) operating costs by reducing head office costs through eliminating duplication of personnel and other overhead costs and maximizing the use of centralized services across the group; and (ii) capital expenditures by: (a) leveraging the combined infrastructure of the two companies; (b) redeploying or reducing resources currently dedicated to development programs that are duplicative in the combined entity; (c) introducing more efficient resource deployment policies for Fibernet’s enterprise service solutions; and (d) applying GCUK’s more stringent business case parameters to new contract proposals for Fibernet enterprise customers.

Our Organizational Structure and Certain Obligations under Indebtedness

We set forth in the diagram below a simplified corporate organizational chart for us, the Issuer, our parent company and its shareholders. We also reflect in this diagram certain of our existing debt obligations.

(1)

STT Communications Ltd, a Singapore company, is in the business of media and telecommunications services, investment holdings and management services. STT’s shareholdings are as of June 22, 2007 and on a non-diluted basis. Upon expected conversion of STT’s mandatory convertible notes by September 6, 2007, STT’s ownership percentage is expected to increase to approximately 66.2%

The Exchange Offer

On December 28, 2006, Global Crossing (UK) Finance Plc issued £52,000,000 aggregate principal amount of 11.75% sterling-denominated Senior Secured Notes due 2014 in a transaction that was exempt from registration under the Securities Act. The sterling-denominated senior secured notes issued on December 28, 2006 are referred to as the “unregistered notes.” As a condition to the purchase of the unregistered notes, we agreed to use our reasonable best efforts to file no later than July 26, 2007 a registration statement under the Securities Act related to the exchange offer and to commence and complete an exchange offer for the unregistered notes no later than 45 days after such registration statement has been declared effective. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the Indenture. As used in this prospectus, the term “notes” or “outstanding notes” refers to all of our outstanding senior secured notes due 2014.

Securities Offered

We are offering up to £52,000,000 aggregate principal amount of new 11.75% senior secured notes due 2014, all of which have been registered under the Securities Act. The terms of the exchange notes are substantially identical to the those of the unregistered notes, except that the exchange notes will have been registered under the Securities Act and registration rights relating to the unregistered notes do not apply to the exchange notes.

The exchange notes will rank equally with in all respects to and will be treated as a single class of securities with all other outstanding notes that were issued under the Indenture.

The Exchange Offer

We are offering to issue the exchange notes in exchange for a like principal amount of the unregistered notes issued on December 28, 2006. The unregistered notes were not registered under the Securities Act. We are offering to issue the exchange notes to satisfy our obligations contained in the registration rights agreement entered into when the unregistered notes were sold under Regulation S of the Securities Act.

If the exchange offer is not completed within the time period specified in the registration rights agreement, we will be required to pay additional interest on the unregistered notes covered by the registration rights agreement for which the specified time period was exceeded.

Expiration Date	The exchange offer will expire at 5:00 p.m., London time on [•], 2007, unless we extend it.

Procedures for Tendering Unregistered Notes

If you are holder of unregistered certificated notes and wish to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to either Exchange Agent at the relevant address set forth in the letter of transmittal on or prior to the expiration date.

The letter of transmittal must also contain the representations you must make to us as described under “The Exchange Offer—Procedures for Tendering.”

If you are a holder of book-entry interest in an unregistered global note, you will be subject to the applicable procedures of the relevant clearing system described under “The Exchange offer—Procedures for Tendering.”

You must also comply with the other procedures described under “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners

If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the registered holder promptly and instruct them to tender your unregistered notes on your behalf.

Guaranteed Delivery Procedures for Unregistered Notes

If you cannot meet the expiration deadline, or you cannot deliver your unregistered notes, the letter of transmittal or any other required documentation, or comply with Euroclear’s or Clearstream’s standard operating procedures, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Withdrawal Rights

You may take action to withdraw the tender of your unregistered notes at any time before 5:00 p.m., London time on the expiration date. For your withdrawal to be effective, a written notice of withdrawal must be received by the appropriate Exchange Agent prior to such time, in the case of certificated notes, or by complying with the procedures of Euroclear or Clearstream, in the case of beneficial interest in the unregistered global note. You must also follow the withdrawal procedures as described under the heading “The Exchange Offer—Procedures for Tendering—Withdrawal Rights.”

Acceptance of Tenders

We will accept for exchange any and all unregistered notes that are properly tendered in the exchange offer before 5:00 p.m., London time, on the expiration date, as long as all of the terms and conditions of the exchange offer are met. We will deliver the exchange notes promptly following the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information.

If we decide for any reason not to accept an unregistered note for exchange, the unregistered note will be returned without expense to you promptly after the expiration or termination of the exchange offer.

U.S. Federal Income Tax Consequences

We believe that your exchange of unregistered notes for exchange notes in the exchange offer will not result in any gain or loss to you for US federal income tax purposes. Please read “Tax Considerations—United States Federal Income Tax Considerations” for a further discussion of tax issues.

Resale of Exchange Notes

We believe that you will be able to freely transfer the exchange notes without registration or any prospectus delivery requirement so long as you may accurately make the representations listed under “The Exchange Offer—Procedures for Tendering—Your Representations.”

Each broker-dealer that receives exchange notes for its own account in exchange for unregistered notes, where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Use of Proceeds	We will receive no proceeds from the exchange offer.

Exchange Agent

The Bank of New York is the exchange agent and BNY Financial Services Public Limited Company is the Irish exchange agent (each of which, the “Exchange Agent”) for the exchange offer. The addresses and telephone numbers of the Exchange Agent are given under “The Exchange Offer—Exchange Agent.”

Consequences of Not Exchanging Unregistered Notes

If you do not exchange your unregistered notes in the exchange offer, the transfer of unregistered notes will continue to require the availability of an exemption from the Securities Act and applicable state securities laws. In general, you may offer or sell your unregistered notes only if:

•	they are registered under the Securities Act and applicable state securities laws;

•	they are offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Unregistered notes that remain outstanding after completion of the exchange offer will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the exchange offer, you will not be entitled to any rights to have the resale of unregistered notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any unregistered notes that remain outstanding after the completion of the exchange offer.

However, holders of unregistered notes who are not permitted to participate in the exchange offer or who may not freely resell exchange notes received in the exchange offer may under some circumstances require us to file a shelf registration statement to cover resale of unregistered notes by them.

Please note that unregistered notes purchased pursuant to Regulation S under the Securities Act would have been fully transferable after 40 days from issuance, and as such, remain freely tradable pursuant to the exemptions provided by Regulation S despite not having been registered under the Securities Act.

The Exchange Notes

The following is a brief summary of certain terms of the exchange notes. This summary is not intended to be complete and certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of and additional information regarding the terms and conditions of the Notes and the Guarantees, including the definitions of certain terms used in this summary.

The terms of the exchange notes and the unregistered notes are substantially identical in all material respects, except that the exchange notes are registered under the Securities Act and that the registration rights relating to the unregistered notes do not apply to the exchange notes.

Issuer	Global Crossing (UK) Finance Plc.

Notes Offered	£52,000,000 aggregate principal amount of 11.75% senior secured notes due December 15, 2014.

The exchange notes are being offered as additional debt securities under the Indenture under which we issued the unregistered notes. For each note surrendered to the Issuer pursuant to the registered exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note. Unregistered notes that remain outstanding at the completion of the exchange offer, together with the exchange notes and other notes issued under the Indenture, will be treated as a single class of securities under the Indenture.

Maturity Date	The exchange notes will mature on December 15, 2014.

Interest Payment Dates

The exchange notes will accrue interest from the last interest payment date on which interest was paid on the unregistered note surrendered in the exchange offer, which was June 15, 2007. Interest on the exchange notes will be payable semi-annually in arrears on June 15 and December 15 of each year. No additional interest will be paid on unregistered notes tendered and accepted for exchange.

Denomination	The exchange notes will have minimum denominations of £50,000 and integral multiples of £1,000 in excess of £50,000. Exchange notes in denominations of less than £50,000 will not be available.

Guarantors	Global Crossing (UK) Telecommunications Limited, Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited.

Collateral

The exchange notes will share with the Initial Notes and any unregistered notes outstanding after the exchange offer in the security granted to secure the Notes on a pari passu basis. This security includes certain of our assets and the capital stock of GCUK’s subsidiaries, including the Issuer and Fibernet. However, a significant portion of our assets will not be given as security to secure the Notes. In addition, the Notes will be secured by a security assignment of the intercompany loan from the Issuer to GCUK of the gross proceeds of the offering of the Additional Notes (the “Additional Proceeds Loan”) and the intercompany loans from the Issuer to GCUK of the gross proceeds from the issuance of the Initial Notes (the “Initial Proceeds Loans,” and, collectively with the Additional Proceeds Loan, the “Proceeds Loans”). Holders of the exchange notes will be subject to certain restrictions on the exercise of remedies relating to the security interest.

In particular, the Guarantors will not pledge:

•

certain parts of the network leased by GCUK, including any telecommunications cables and other equipment under a finance lease with Network Rail under which GCUK leases approximately 20% of its lit fiber (calculated by fiber kilometers);

•

any rights, title, interest or obligations under certain specified excluded contracts of GCUK, including (i) any contracts in which the counterparty is a UK governmental entity and (ii) any contract in which the counterparty is a contractor or subcontractor to a UK governmental entity;

•

any equipment or assets owned by GCUK located on the premises of the parties to excluded contracts and any equipment or assets used exclusively by GCUK in connection with the provision of services and the performance of obligations under such contracts;

•	property that we have pledged to Camelot in connection to GCUK’s relationship with them; or

•

any contract or agreement (or rights or interests thereunder) which, if charged, would constitute a breach or default or result in the invalidation or unenforceability of any rights, title or interest of the chargor under such contract or agreement.

Your rights in enforcing the collateral are more limited than they would be if the Guarantors were pledging all or substantially all of the Guarantors’ assets. See “Risk Factors—Risks Related to the Notes and the Structure—A significant portion of our assets will not be pledged in favor of the Notes and the collateral securing the Notes and the Guarantees may be reduced or diluted under certain circumstances. The value of the collateral securing the Notes and the Guarantees may not be sufficient to satisfy obligations to you” and “—English insolvency laws may limit your ability to recover amounts due on the Notes and the Guarantees.”

The Issuer and the Guarantors will be permitted to incur certain liens on the collateral pursuant to the Indenture’s terms and these permitted liens will have priority over the liens in favor of the Notes and the Guarantees.

GCUK has entered into hedging arrangements with financial institutions in respect of some or all of the dollar-denominated Initial Notes in order to hedge against the effect of dollar/sterling currency fluctuations with respect to the first five years’ interest payments on the dollar-denominated Initial Notes. Those financial institutions have been granted a security interest in the collateral securing the Notes ranking equally with the security interest of holders of the Notes. Any proceeds resulting from the exercise of security interests in the collateral will be shared pro rata among such financial institutions and holders of the Notes. See “Description of the Notes—Intercreditor Agreement.”

Restriction on Exercise of Remedies

The security arrangement agreement substantially limits the rights of the trustee, the collateral agent and the noteholders to exercise their remedies under the security documents for the Notes. See “Description of the Notes—Security Arrangement Agreement” and “Risk Factors—Risks Related to the Notes and the Structure—Holders of the mandatory convertible notes currently have certain rights relating to and affecting the Notes” for more detail regarding restrictions on the exercise of remedies.

Ranking

The exchange notes will be senior obligations of the Issuer and will rank equal in right of payment with all of the Issuer’s existing and future senior debt, including the Initial Notes and the unregistered notes. The exchange notes will effectively rank senior in right of payment to all future obligations of the Issuer that are unsecured or secured by liens junior to those securing the exchange notes, to the extent of the value, priority and validity of the liens on the collateral securing the Notes. The exchange notes will rank senior in right of payment to any of the Issuer’s future indebtedness that is expressly subordinated to the exchange notes.

The Guarantors will guarantee the Notes. The Guarantees will be the senior obligation of such Guarantor and will rank equal in right of payment with all of such Guarantor’s existing and future senior debt. The Guarantees will effectively rank senior in right of payment to all of the existing and future obligations of the relevant Guarantor that are unsecured or that are secured by liens junior to those securing the Guarantees, to the extent of the value, priority and validity of the liens on the collateral securing the Guarantee. Each Guarantee will rank senior in right of payment to any future indebtedness of the relevant Guarantor that is expressly subordinated to such Guarantee. Each Guarantee will effectively rank junior to any other obligations of the relevant Guarantor that are secured by liens on property that does not secure the Guarantee, to the extent of the value, priority and validity of those liens.

A significant portion of the Guarantors’ assets will not serve as collateral for the exchange notes and there are restrictions on the exercise of remedies relating to the security interest. See “Description of the Notes—Security” and “—Sufficiency of Collateral.”

Optional Redemption

At any time before December 15, 2009, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium set forth under “Description of the Notes—Redemption—Option to Call.”

The Issuer may redeem the Notes, in whole or in part, at any time on or after December 15, 2009 at the redemption prices set forth under “Description of the Notes—Redemption—Optional Redemption.”

Prior to December 15, 2007, the Issuer may also redeem up to 35% of the aggregate principal amount of the sterling-denominated exchange notes at a redemption price equal to 111.75% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of the sterling-denominated notes originally issued remains outstanding immediately after any such redemption and each such redemption occurs within 120 days after the date of the consummation of relevant equity offering. See “Description of the Notes—Redemption—Equity Offering.”

Change of Control

Upon the occurrence of certain events constituting a “Change of Control,” the Issuer is required to offer to repurchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Buy-Out Right

If there is a payment default on or any enforcement action by the Trustee with respect to the Notes, STT (or one of its affiliates) for so long as it (together with its affiliates) owns not less than 50% in aggregate principal amount of the mandatory convertible notes may, but are not required to, purchase the Notes from you at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. See “Description of Notes—Purchase at the Option of the Holders of the GCL Convertible Notes.”

The mandatory convertible notes are expected to be converted into shares (and warrants convertible into shares) of common stock of GCL by September 6, 2007. Upon such conversion, the above rights of holders of the mandatory notes will expire.

Excess Cash Flow Offer

Within 120 days of the end of each calendar year, we must offer to purchase a portion of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, with 50% of our Excess Cash (as defined in the Indenture) from that period. See “Description of Notes—Repurchase at the Option of Holders—Excess Cash Flow Offer.”

Certain Covenants	The Issuer will issue the exchange notes under the Indenture which, among other things, limits our ability to:

•	incur or guarantee additional indebtedness and issue certain preferred stock;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make certain investments or other restricted payments;

•	create or incur certain liens;

•	engage in certain transactions with affiliates;

•	enter into agreements that restrict our restricted subsidiaries’ ability to pay dividends;

•	consolidate, merge or sell all or most of our assets;

•	sell, lease or transfer certain assets including stock of restricted subsidiaries;

•	enter into unrelated businesses or engage in prohibited activities; and

•	consolidate or merge with other entities.

All of these limitations will be subject to a number of important qualifications and exceptions that are described under the heading “Description of the Notes—Certain Covenants.”

Additional Notes

The Issuer may issue additional notes from time to time under the Indenture and these additional notes will benefit from the security and collateral described above under “Description of the Notes— Security” and “—Sufficiency of Collateral.”

Any such additional notes will rank pari passu with the Notes and, except for the payment of interest accruing prior to the issue date of such additional notes or for the first payment of interest following such issue date, will have the same payment terms as the Notes.

Listing	The unregistered notes are listed on the Irish Stock Exchange. The Issuer intends to list the exchange notes on the Official List of the Irish Stock Exchange.

Form of Notes

The exchange notes will be evidenced by a global note deposited with, and registered in the name of, a depositary common to Euroclear and Clearstream or its nominee. Ownership of interests in the global notes (“Book-Entry Interests”) will be available only to participants in Euroclear, Clearstream or persons that may hold interests through those participants. Book-Entry Interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and/or Clearstream and their participants. See “Book-Entry Settlement and Clearance.”

Governing Law	The Indenture, the exchange notes and the Guarantees are governed by and will be construed in accordance with the laws of the State of New York.

The Proceeds Loans and security documents are governed by and will be construed in accordance with English law.

Trustee	The Bank of New York.

Paying Agent	The Bank of New York.

Irish Paying Agent	AIB/BNY Fund Management (Ireland) Limited.

Collateral Agent	The Bank of New York.

Summary Financial Data

The following tables set forth summary historical condensed consolidated financial information for GCUK in accordance with IFRS as of and for the years ended December 31, 2004, 2005 and 2006 and as of and for the three months ended March 31, 2006 and 2007.

The summary historical financial information for GCUK as of and for the years December 31, 2004, 2005 and 2006 has been derived from, and is qualified in its entirety by reference to, the audited consolidated financial statements for the year ended December 31, 2006 and related notes thereto included elsewhere in this prospectus. The summary historical financial information as of and for the three months ended March 31, 2006 and 2007 has been derived from, and is qualified in its entirety by reference to, our unaudited condensed consolidated financial statements for the three months ended March 31, 2007, and related notes thereto included elsewhere in this prospectus.

You should read the summary historical information contained in this section in conjunction with GCUK’s audited consolidated financial statements for the year ended December 31, 2006, and related notes thereto and its unaudited consolidated financial statements for the three months ended March 31, 2007 and notes thereto included elsewhere in this prospectus.

The unaudited condensed consolidated financial statements for the three months ended March 31, 2007 contained in this prospectus have been prepared using the same accounting principles and on the same basis as the audited year-end consolidated financial statements and include all adjustments, consisting of normal recurring adjustments that management considers necessary for a fair representation of interim results. These interim results are not necessarily indicative of results to be expected for the full year.

Beginning with our annual report for the fiscal year ended December 31, 2005, we have prepared our financial statements in accordance with applicable IFRS, including the consolidated financial statements for the years ended December 31, 2005 and 2006 and the unaudited condensed consolidated financial statements for the three months ended March, 2006 and 2007. The comparative data for the year ended December 31, 2004 in these consolidated financial statements have been converted and presented in accordance with IFRS. IFRS differs in certain material respects from US GAAP. For a discussion of the differences between IFRS and US GAAP as they apply to the Company, see note 30 in our audited consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus. Unless otherwise indicated, financial information in this prospectus related to GCUK has been prepared in accordance with IFRS.

In reading the selected historical financial data, please note the following:

•

On December 28, 2006, we announced that our subsidiary, GC Finance, had completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of the Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture pursuant to which GC Finance issued the Initial Notes.

•

On December 28, 2006, proceeds from the offering were used to acquire Fibernet from GC Acquisitions, and to pay fees and expenses incurred in connection with the acquisition of Fibernet by GCUK and the offering of the Additional Notes. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to GCI, by way of a transfer of Fibernet Holdings Limited, and its wholly owned subsidiary Fibernet GmbH, to GCI, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet. The £3.6 million debt was repaid to Fibernet, in full, in June 2007. See note 4 to our consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

•	Fibernet results from December 28, 2006 only are included within the following income statement data.

•	Fibernet’s positions as of December 31, 2006 and March 31, 2007 are included within the following balance sheet data.

	Year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands)
Income Statement Data:
Revenue	(1)	(1)	£271,096	£239,498	£240,612	£58,604	£75,090
Cost of sales	(1)	(1)	(156,735)	(136,317)	(147,481)	(34,695)	(46,307)

Gross Profit	(1)	(1)	114,361	103,181	93,131	23,909	28,783
Distribution costs	(1)	(1)	(10,504)	(10,009)	(10,385)	(2,772)	(3,721)
Administrative expenses	(1)	(1)	(40,258)	(47,738)	(53,683)	(13,217)	(16,853)
Net gain arising from acquisition of Fibernet	(1)	(1)	—	—	8,453	—	—

Operating profit	(1)	(1)	63,599	45,434	37,516	7,920	8,209
Finance costs, net	(1)	(1)	(613)	(39,919)	(14,688)	(5,383)	(7,429)

Profit before tax	(1)	(1)	62,986	5,515	22,828	2,537	780
Tax benefit/(charge)	(1)	(1)	11,364	2,477	(9,377)	2,100	(260)

Profit	(1)	(1)	£74,350	£7,992	£13,451	£4,637	£520

	At December 31,					At March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	(1)	(1)	£21,193	£44,847	£40,309	£48,771	£37,961
Trade and other receivables, net(2)	(1)	(1)	64,633	59,954	59,182	50,935	60,992
Working capital/(deficit) (3)	(1)	(1)	6,897	(8,532)	(18,798)	(10,279)	(15,526)
Property, plant and equipment, net	(1)	(1)	135,593	129,005	182,556	125,890	183,581
Total assets	(1)	(1)	241,092	255,382	336,877	248,266	336,949
Total debt(4)	(1)	(1)	234,950	239,436	282,453	237,828	283,678
Total shareholders’ deficit	(1)	(1)	(219,105)	(204,718)	(195,574)	(200,297)	(194,066)

	Year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands)
Other Data:
Capital expenditures	(1)	(1)	£7,811	£9,452	£20,435	£4,570	£8,439
Depreciation and amortization	(1)	(1)	21,193	20,104	24,551	5,883	9,565
US GAAP Data(5)
Income Statement Data(6):
Revenue	£265,663	£290,922	£263,776	£233,888	£234,964	£57,190	£73,681
Operating (loss)/profit	(43,512)	23,633	54,326	39,048	20,802	5,949	6,658
(Loss)/income from continuing activities(7)	(17,271)	330,062	40,546	(2,246)	5,805	1,398	(598)
Net (loss)/income	(18,607)	330,062	40,546	(2,246)	5,805	1,398	(598)
Balance Sheet Data (at period end):
Cash and cash equivalents	41,565	50,403	21,193	44,847	40,309	48,771	37,961
Fixed assets, net	202,602	112,404	132,104	125,543	190,119	122,416	191,416
Total assets	385,134	293,823	244,241	256,981	340,184	251,576	341,820
Total shareholders’ deficit	(477,790)	(307,289)	(146,972)	(134,303)	(135,871)	(130,778)	(135,477)

(1)	IFRS information is not required to be presented for these periods

(2)

Trade and other receivables, net, include operating and non-operating receivables from other group companies. Excluding the receivables from other group companies, trade and other receivables, net, are £60.8 million, £55.4 million and £53.3 million at December 31, 2004, 2005 and 2006, respectively, and £40.7 million and £50.6 million at March 31, 2006 and 2007, respectively.

(3)

Working capital/(deficit) consists of the current portion of trade and other receivables, less trade and other payables. Working capital/(deficit) includes operating and non-operating receivables and payables from other group companies. Excluding all receivables and payables from other group companies, working capital/(deficit) is £8.8 million, £(6.4) million and £(18.0) million at December 31, 2004, 2005 and 2006, respectively, and £(12.6) million and £(16.6) million at March 31, 2006 and 2007, respectively.

(4)	Total debt represents obligations under finance leases and hire purchase contracts and third-party indebtedness.

(5)

Upon emergence from bankruptcy on December 9, 2003, our parent company implemented “fresh start” accounting and reporting in accordance with AICPA SOP 90-7. Fresh start accounting required our parent to allocate the reorganization value of its assets and liabilities based upon their estimated fair values. Although GCUK itself was not part of the bankruptcy proceedings, under US GAAP, fresh start accounting is pushed down to the entity level.

(6)

Our results for the years ended December 31, 2002 include our cellular business, which was discontinued in 2001. This includes a net operating loss of £1.3 million for the year ended December 31, 2002.

(7)	(Loss)/income from continuing activities represents profit adjusted to exclude discontinued items.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods presented under IFRS. The ratios of earnings to fixed charges for the periods presented under US GAAP do not differ significantly.

	Year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
Ratio of earnings to fixed charges	(1)	(1)	5.1x	1.1x	1.6x	1.3x	1.1x

(1)	IFRS information is not required to be presented for these periods.

In calculating the ratio of earnings to fixed charges, earnings consist of profit from continuing operations before tax plus fixed charges. Fixed charges consist of finance charges, amortization of debt issuance costs and one-third of operating lease rental expense (deemed representative of that portion of rental expense estimated to be attributable to interest). This table provides the calculation of the ratio of earnings to fixed charges:

	Year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands, except ratios)
Earnings:
Profit from continuing operations before tax	(1)	(1)	£62,986	£5,515	£22,828	£2,537	£780
Fixed charges	(1)	(1)	15,500	39,372	38,072	9,896	11,143

Total earnings	(1)	(1)	£78,486	£44,887	£60,900	£12,433	£11,923

Fixed charges:
Interest	(1)	(1)	£5,040	£28,065	£28,547	£7,026	£8,356
Amortization of debt issuance costs	(1)	(1)	26	1,024	1,028	256	365
Interest component of rent expense	(1)	(1)	10,434	10,283	8,497	2,614	2,422

Total fixed charges	(1)	(1)	£15,500	£39,372	£38,072	£9,896	£11,143

Ratio of earnings to fixed charges	(1)	(1)	5.1 x	1.1 x	1.6 x	1.3 x	1.1 x

(1)	IFRS information is not required to be presented for these periods.

RISK FACTORS

Investing in the exchange notes involves substantial risks. In evaluating whether to participate in the exchange offer, you should carefully consider, along with the other information provided to you in this prospectus, these risk factors. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, could also impair our business, financial condition, results of operations and our ability to fulfill our obligations under the notes. References to the “Notes” are to, collectively, the Initial Notes, the Additional Notes and the exchange notes. Unless otherwise indicated, the risk factors set forth below generally apply to all our notes.

This prospectus also contains forward-looking statements that involve risks and uncertainties and the cautionary statement regarding the forward-looking statements set forth under the caption “Disclosure Regarding Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this prospectus.

Risk Related to the Exchange Offer

If you do not properly tender your Additional Notes, you will continue to hold unregistered notes.

In general, the unregistered notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the unregistered notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information regarding how to tender your unregistered notes.

Risks Related to Our Business and Industry

We may not be successful in integrating the Fibernet business into ours or may not be able to realize the benefits we anticipate from the Fibernet acquisition.

We are near to completing the integration of Fibernet into our business and we expect to have this integration substantially complete by the end of 2007. The process of coordinating and integrating the two organizations, and making them operate as one company, has and will require managerial and financial resources. In addition, this process could cause interruption to, or a loss of momentum in, the activities of any of our or Fibernet’s businesses, including its customer services, which could have a material adverse effect on our consolidated operations.

The management of the integration of the businesses, systems and culture of ourselves and Fibernet will require, among other things, the continued development of our financial and management controls, including the integration of information systems and structure, the integration of product offerings and customer base and the training of new personnel, all of which could disrupt the timeliness of financial information, place a strain on our management resources and require significant expenditure. Any significant diversion of management’s attention or any major difficulties encountered in the integration of the businesses could have a material adverse effect on our business, financial condition and results of operation. While we have budgeted anticipated integration costs, there can be no assurance that additional costs will not be incurred.

While we have identified certain potential revenue synergies and cost savings which we believe may be achievable as a result of the acquisition of Fibernet, and we believe the underlying assumptions upon which we have based our estimates are reasonable, the timing of and degree to which we are able to realize such synergies and savings, which remains subject to numerous significant risks and uncertainties, could nonetheless vary significantly. There can be no assurance that such potential revenue synergies, the cost saving plans, or other anticipated benefits will be realized in the near future, if at all.

We depend in large part on the efforts of our key personnel. Maintaining key personnel is vital for our business, and there is no guarantee we can keep such personnel.

Our business is managed by a number of key personnel, including our directors, the loss of any of whom could have a material adverse effect on our business. In addition to certain of our senior management, we rely upon key personnel of GCL, our parent company. Many of our key personnel spend time working for our parent or its affiliates and the amount of time they spend doing so is often out of our control. Our business and operations depend upon qualified personnel successfully implementing our business plan, including the integration of Fibernet. We can offer no assurances that we will be able to attract and retain skilled and qualified personnel for senior management positions. The loss of key personnel employed by our parent or their need to spend additional time working for our parent or its affiliates or our failure to recruit and retain key personnel or qualified employees could have a material and adverse effect on our business, operations and financial condition.

We face significant competition in the marketplace.

In the enterprise data and voice markets, we compete chiefly with various divisions of BT, Cable & Wireless and Verizon (previously MCI). In the carrier data and voice markets, we compete primarily with BT, Cable & Wireless and Verizon which, on a combined basis, have a majority of the market share for these services. Concerning the government and rail sectors in particular, our principal competitors are Cable & Wireless and BT. Other competitors include COLT, Virgin Media (formerly NTL), Afiniti (previously Kingston), Vanco and Thus. Depending on the type of customer, we will compete on the basis of level of service, quality of technology and price. Our network reach, which includes not only the ability to connect with customers but also the ability to decrease the distance between enterprise entities and their point of interconnection with our network, is also a significant factor that determines our ability to compete for customers in the enterprise sector. The level of competition we face could lead to a reduction in our revenues and margins as well as other material adverse effects on our business, operations and financial condition.

Technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition we face and put downward pressure on prices.

The communications industry is subject to rapid and significant changes in technology. The introduction of new products or technologies, as well as the further development of existing products and technologies by our competitors, are blurring the distinctions between traditional and emerging telecommunications markets. This may reduce the cost or increase the supply of some services that are similar to the products we provide. Our most significant competitors in the future may be new entrants to the communications and information services industry. These new entrants may not be burdened by an installed base of existing equipment that may be required to be updated or replaced. Our future success depends, in part, on our ability to anticipate and adapt to technological changes in a timely manner. Technological changes, the resulting competition from existing competitors or new entrants and the capital expenditure required to adapt to these changes could have a material adverse effect on our business, operations and financial condition.

The Office of Communications (“Ofcom”) the UK regulatory authority, is encouraging new operators to build their own infrastructures to compete with BT. At the same time, BT is constructing a new, IP based network which it refers to as a 21st Century network. At present, it is not clear how operators will connect with this network. There are currently no proposals as to how and at what level BT will charge for access to the network. Regulation has historically provided for the expansion of competition in the marketplace and the subsequent lowering of tariffs charged across the industry. However, there is no way to know what regulatory actions Ofcom and other governmental and regulatory agencies may take in the future. Individually and collectively, these matters could have negative effects on our business, which could materially and adversely affect our business, operations and financial condition.

Many of our competitors have superior resources, which could place us at a cost and price disadvantage.

Many of our existing and potential competitors have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, more ubiquitous network reach, and significantly larger installed customer bases. As a result, many of our competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities (including regulatory changes) more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors’ greater brand name recognition may require us to price our services at lower levels in order to win business. Our competitors’ financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. Many of these advantages are expected to increase with the recent trend toward consolidation by large industry participants. Any of these events, or a combination thereof, could materially and adversely affect our business, operations and financial condition.

Our revenue is concentrated in a limited number of customers.

A significant portion of our revenue comes from a limited number of customers. For example, 56.1% of our revenue for the three months ended March 31, 2007 came from our ten top customers. The public sector generated 34.9% of our revenue and OGCbuying.solutions (Managed Telecom Services) generated 11.4% of our revenue for the three months ended March 31, 2007.

If we lose one or more of our major customers, including failing to keep Fibernet’s existing major customers, or if one or more of our major customers significantly decreases its use of our services, it may materially and adversely affect our business, operations and financial condition. Our future operating results will depend on the success of these customers and our other large customers, and our success in selling services to them. If we were to lose a significant portion of the revenue from any of our top customers, we would not be able to replace that revenue in the short term.

Our enterprise customer contracts do not provide for committed minimum levels of revenue or services purchased.

With few exceptions, our enterprise contracts do not provide for committed minimum revenues or service usage thresholds. Moreover, many of them contain benchmarking or similar provisions permitting or requiring the periodic renegotiation or adjustment of prices for our services based upon, among other things, changes in market prices within the industry. Accordingly, we cannot assure you that, even with respect to enterprise customer contracts of significant duration, we will be able to maintain per-unit pricing or overall revenue streams at current levels. If unit pricing declines and we are unable to sell additional services to such customers or services to new customers, or commensurately reduce costs, there could be a material adverse effect on our business, operations and financial condition.

We rely on a limited number of third parties for the timely supply of equipment and services and, if we experience problems with delivery from them, our business and operations could suffer.

We depend on a limited number of suppliers and vendors for equipment and services relating to our network infrastructure. If these suppliers or vendors:

•	experience financial or technical problems;

•	develop favorable relationships with our competitors;

•	experience interruptions or other problems in their own businesses; or

•	cannot or do not deliver these network components or services on a timely basis,

our ability to obtain sufficient quantities of the products and services we require to operate our business successfully may be diminished, and our business and operating results could suffer significantly. In certain instances, we may rely on a single supplier that has proprietary technology that has become core to our infrastructure and business. As a result, we have come to rely upon a limited number of network equipment manufacturers and other suppliers, including BT, CIT Group UK Ltd, ECS United Kingdom, Ericsson and Siemens. If we needed to seek alternative suppliers, we may be unable to obtain satisfactory replacement suppliers on economically attractive terms, on a timely basis or at all, which could materially and adversely effect our business, operations and financial condition.

Certain of our governmental enterprise customers periodically review our financial condition.

We continue to provide to and review with the UK Foreign & Commonwealth Office (“FCO”) and OGCbuying.solutions periodic financial information about the Company and about our parent company. We regard these reviews as part of our ongoing cooperative relationship with some of our most important government customers. However, should the FCO or OGCbuying.solutions or other customers become concerned about our financial stability and therefore our ability to honor our contractual commitments, there may be a material and adverse effect on our business. While customers may not necessarily be able to terminate our contracts with them, they could simply choose not to use services and move to another telecommunications provider. Although we believe there are costs associated with established long-term customers moving services from us to another provider, the FCO and OGCbuying.solutions had established contingency plans to transfer telecommunications services from us to another provider or take the management of the service in-house at the time of our parent company’s reorganization. They could rely upon such contingency plans to assist them in the orderly transition of services. The reduction in, or cessation of, the use of our services by any of our major customers would have a material adverse effect on our business, operations and financial condition.

Many of our most important government customers have the right to either terminate their contracts with us if a change of control occurs or to reduce the services they purchase from us.

Many of our government contracts contain broad change of control provisions that permit the customer to terminate the contract in the event that we undergo a change of control. A termination in many instances gives rise to other rights of the government customer, including, in some cases, the right to purchase certain of our assets used in servicing those contracts. Certain change of control provisions may be triggered when any lender (other than a bank lender in the normal course of business) or one or a group of holders of the Notes would have the right to control us or the majority of our assets upon any event, including upon bankruptcy. If the holders of the Notes have the right to control us or the majority of our assets upon such event, it could be deemed to be a change of control of the Company. In addition, if STT’s ownership interest in GCL falls below certain levels, it could be deemed to be an indirect change of control of us. See “Major Shareholders and Related Party Transactions—Related Party Transactions—The Security Arrangement Agreement.” In addition, most of our government contracts do not include minimum usage guarantees. Thus the applicable customers could simply choose not to use our services and move to another telecommunications provider. If any of our significant government contracts are terminated as a result of a change of control or otherwise, or if the applicable customers were to significantly reduce the services they purchase under these contracts, we could experience a material and adverse effect on our business, operations and financial condition.

Insolvency could lead to termination of certain of our contracts.

The lease to us by Network Rail (which owns the United Kingdom’s railway infrastructure) of fiber optic cable and ancillary equipment and our capacity purchase agreement with them which enables our use of the copper cable and private automatic branch exchanges equipment (“PABXs”) which we use to deliver managed voice services to the train operating companies, comprise a key set of contractual documents in our relationship with Network Rail. The deed of grant is a related agreement that gives us wayleave rights until at least 2046 that permit us to maintain existing leased and owned fiber and network equipment and to lay new fiber and install new equipment, subject to specified payments to Network Rail. If we become insolvent, Network Rail becomes entitled, but not obligated, with certain exceptions, to terminate the lease, the capacity purchase agreement and the related deed of grant described above. Certain of our other enterprise contracts, including many of our government contracts, contain clauses entitling the counterparty to terminate should we become insolvent. Some of these contracts contain similar termination provisions that would apply if a direct or indirect parent company of us, including GCL, becomes insolvent. The loss of rights under the lease with Network Rail, the deed of grant, the capacity purchase agreement or any of the significant enterprise contracts containing similar termination provisions could have a material and adverse effect on our business, operations and financial conditions.

Slower than anticipated adoption by customers of our next generation IP based products

While we are seeing an increasing rate of growth in demand for our next generation IP based products, this demand has not to date occurred at a level that has allowed us to take full advantage of the investments we have made in this technology. Although we believe demand will continue to grow, it may take us longer than we originally anticipated to recover our initial investment. This could have a material and adverse effect on our business, operations and financial condition.

The operation, administration, maintenance and repair of our systems are subject to risks that could lead to disruptions in our services and the failure of our systems to operate as intended for their full design lives.

Our telecommunications systems, and those of our parent, are subject to the risks inherent in large-scale, complex fiber optic telecommunications systems. The operation, administration, maintenance and repair of these systems require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. These systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render a cable system unable to perform at design specifications.

Each of our terrestrial systems has a design life of at least 20 years, while each of our parent’s subsea systems generally have a design life of 25 years. The useful economic lives of these systems, however, may be shorter than their design lives, and we cannot provide any assurances as to the actual useful economic life of any of these systems. A number of factors will ultimately affect the useful life of each of our systems, including, among other things, quality of construction, unexpected damage or deterioration and technological or economic obsolescence.

Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to our customers’ businesses, a significant interruption in service could result in lost profits or other loss to customers. Although we attempt to disclaim liability for these losses in our service agreements, we are not always able to do so and, even where we are able to include such provisions, a court might not enforce a limitation on liability under certain conditions, which could expose us to financial loss. In addition, we often provide customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments for whatever reason, we may be obligated to provide our customers with credits, generally in the form of free service for a short period of time, with a resultant reduction in revenue, which could negatively affect our operating results.

Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services and manage access costs.

Our business depends on our ability to continue to develop effective business support systems. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. We need business support systems for:

•	implementing customer orders for services;

•	provisioning, installing and delivering these services;

•	timely billing for these services; and

•	ensuring that we manage access costs efficiently.

We need these business support systems to expand and adapt to our continued growth. We have generally been successful in moving customers to new services, and we therefore face a continuing challenge as business support systems become outdated and expensive to maintain, and the support available to them becomes limited. We have utilized and will continue to utilize the business support systems developed or maintained by our parent and its affiliates. Our parent and its affiliates are developing and upgrading the business support systems globally. We are closely involved in this effort and will benefit from certain of the enhancements in the global business support systems in our business in the UK. We can not assure you, however, that the development and upgrade of the global business support systems will be successful, will be timely completed, or will satisfy the specific needs of our business. This could have a material and adverse effect on our business, operations and financial condition.

Our parent company can influence us because it indirectly owns all of our common stock

Our parent company indirectly owns 100% of our share capital. Because our parent’s interests may differ from ours, actions our parent takes as a stockholder with respect to us may not be favorable to us or to holders of our Notes. Although we put into place upon the closing of the offering of the Initial Notes operational agreements to address the relationship between us and our parent, we remain somewhat dependent on our parent’s decisions regarding corporate strategies, its financial performance and other factors which may affect our parent as our sole stockholder. Also, the interests of our parent’s controlling stockholder, STT, may differ from ours. STT might impose certain strategic and other decisions on us through their control of our parent. We can offer no assurance that the interests of our parent or STT will not conflict with the interests of the holders of our exchange notes regarding these matters.

In addition to our operational agreements, our parent company can influence what we do with available cash flow. For example, during 2003 and 2004, we periodically upstreamed a portion of our cash on hand and operating cash flow to our parent company and its affiliates to repay loans. Although we did not upstream any cash in 2005, in 2006 we upstreamed $80.8 million via intercompany loans, $30.4 million of which were repaid in 2006. On May 2, 2007 we upstreamed a further $5.0 million via intercompany loans, which was repaid in full in June 2007. It is possible that our parent company may use us as a source of funding, subject to the terms of the Indenture and applicable restrictions under English law, and that we will continue to upstream available cash to fund our parent’s and its subsidiaries’ operations. The terms of the Indenture permit certain upstream payments including, subject to certain restrictions, upstreaming at least 50% of our designated cash flow, as defined in the Indenture.

Certain of our directors and officers may have conflicts of interest because of their ownership of, or options to purchase or other rights to receive, our parent’s stock

Some of our directors and officers own or have options to purchase or other rights to receive, our parent’s common stock and participate in our parent company’s incentive compensation programs. This could create, or appear to create, potential conflicts of interest when our directors and officers are faced with decisions that could have different implications for our parent than they do for us. Such directors and officers may not be liable to us or our stockholders for a breach of any fiduciary duty as one of our directors and officers by reason of the fact that our parent or any of its affiliates pursues or acquires a corporate opportunity for itself, directs a corporate opportunity to another person or such director or officer does not communicate information regarding such corporate opportunity to us, each of which could eventuality could have a material and adverse effect on our business, operations and financial condition.

Our business may be disrupted due to the sharing of corporate and operational services with our parent, and these and other arrangements with our parent may not be sustained on the same terms.

We are a wholly owned, indirect subsidiary of our parent and have received, and will receive in the future, corporate and operational services from our parent and its affiliates. In connection with the offering of the Initial Notes, we entered into a series of agreements formalizing the agreements under which we receive these services. See “Major Shareholders and Related Party Transactions—Related Party Transactions—Inter-company Agreements.” We rely, and will continue to rely, on our parent and its affiliates to maintain the integrity of these services. Under certain circumstances, the pricing formulas may change for these services and, in other instances, our parent may cease to provide these services, including by terminating the agreements on one year’s prior notice. In the event our parent discontinues providing these services, there can be no assurance that we could obtain them on the same terms. Moreover, deterioration in the financial situation of our parent may adversely affect our ability to operate due to our reliance on our parent and its affiliates in some of these areas. This could have a material and adverse affect on our business, operations and financial condition.

If any transfers of assets to us by our parent or its other subsidiaries are deemed to be fraudulent conveyances, we may be required to return such assets to our parent or its other subsidiaries.

If any transfers of assets to us by our parent or its other subsidiaries are found to be fraudulent conveyances, we may be required to return such assets to our parent or its other subsidiaries or may be held liable to our parent or its other subsidiaries or their creditors for damages alleged to have resulted from the conveyances. A court could hold a transfer to be a fraudulent conveyance if our parent or its other subsidiaries received less than reasonably equivalent value and our parent or its other subsidiaries were insolvent at the time of the transfer, were rendered insolvent by the transfer or were left with unreasonably small capital to engage in its business. A transfer may also be held to be a fraudulent conveyance if it was made to hinder, delay or defraud creditors. US courts have held that liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. This could make it very difficult to know whether a transferor is solvent at the time of transfer and would increase the risk that a transfer may be found to be a fraudulent conveyance in the future.

Terrorist attacks or other acts of violence or war may adversely affect the financial markets and our business.

Significant terrorist attacks against the UK, the United States or other countries in which we or group companies operate are possible. It is possible that our physical facilities or network control systems could be the target of such attacks, or that such attacks could impact other telecommunications companies or infrastructure or the internet in a manner that disrupts our operations. Terrorist attacks (or threats of attack) could also lead to volatility or illiquidity in world financial markets and could cause consumer confidence and spending to decrease or otherwise adversely affect the economy. These events could adversely affect our business and our ability to obtain financing on favorable terms. In addition, it is becoming increasingly difficult to obtain adequate insurance for losses incurred as a result of terrorist attacks at reasonable rates; in some cases, such insurance may not be available. Uninsured losses as a result of terrorist attacks could have a material adverse effect on our business, results of operations and financial condition.

Our real estate restructuring provision represents a material liability the calculation of which involves significant estimation.

We have engaged in restructuring activities, which require us to make significant judgments and estimates in determining restructuring charges, including, but not limited to, sublease income or disposal costs, length of time on market for abandoned rented facilities, and contractual termination costs. Such estimates are inherently judgmental and changes in such estimates, especially as they relate to contractual lease commitments and related anticipated third-party sublease payments, could have a material effect on the onerous lease liabilities and consolidated income statement. We continue to review our anticipated costs and third party sublease payments on a quarterly basis and record adjustments for changes in these estimates in the period such changes become known.

The calculation of our onerous lease provision involves the estimation of receipts from subleases to third parties, including projections of material receipts from subleases to be entered into in the future. Although we believe these estimates to be reasonable, actual sublease receipts could turn out to be materially different than we have estimated.

Risk Related to the Notes and the Structure

Our ability to generate cash depends on many factors beyond our control.

The ability to make payments on our indebtedness, including the Notes, and to fund planned operating and capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, including other factors discussed above under “—Risks Related to Our Business and Industry”, that are beyond our control. Similarly, many telecommunications companies, including our old parent company, have defaulted on debt securities and bank loans in recent years and had their equity positions eliminated in bankruptcy reorganizations. This history has led to limited access to the capital markets by companies in our industry. Our access to the capital markets may also be limited in the future if our parent were to become financially distressed.

If our future cash flow from operations and other capital expenditures are insufficient to pay our debt obligations or to fund other liquidity needs, we may be forced to sell assets or attempt to restructure or refinance our existing indebtedness. We may also be required to raise additional debt or equity financing in amounts that could be substantial. We cannot assure our holders of the Notes that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including principal, interest and other amounts due in respect of the Notes. Nor can we assure holders of our Notes that we will generate sufficient cash flow to fund our other liquidity needs. We may need to refinance all or a portion of its debt, including the Notes, on or before maturity. We cannot assure holders of the Notes that we will be able to refinance any of our debt, including the Notes, on commercially reasonable terms if at all.

The holders of the Notes should not rely upon funds from our parent company or its affiliates to service obligations under the Notes.

We have historically served, and in the future may serve, as a source of funding for our parent company and its affiliates. Prior to 2003, we incurred substantial amounts of intercompany indebtedness owed to our parent company and its affiliates. Since the second quarter of 2003, we have periodically made repayments on this indebtedness from our positive cash flow. Moreover, we upstreamed substantially all of the net proceeds of the offering of the Initial Notes on December 20, 2004, through repayment of debt or otherwise, to our parent company and its subsidiaries with the result that as at December 31, 2004 we had a zero intercompany debt balance. The intercompany debt balance remained zero as of December 31, 2005. As of December 31, 2006 and March 31, 2007 there were loans due from affiliates of £29.3 million, comprising a $50.4 million loan (equivalent to approximately £25.7 million as at December 31, 2006 and March 31, 2007) due from Global Crossing Europe Limited and a £3.6 million loan due from Fibernet Holdings Limited. The £3.6 million loan was repaid to Fibernet, in full, in June 2007. See “Note 27. Related Parties” to the consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

We expect that our parent company may continue to use us as a source of funding, subject to the terms of the Indenture and applicable English law, and that we may, accordingly, continue to upstream available cash to fund our parent’s operations. This may happen in the form of loans or dividends or other distributions. However, it will not be possible for us to pay dividends to our shareholder, an indirect subsidiary of our parent, until such time as our accumulated realized profits exceed our accumulated realized losses. It is anticipated, therefore, that we will not be in a position to pay dividends for some time, and any funds to be upstreamed to our parent would be made by us by way of an intercompany loan. To the extent that these amounts take the form of loans, we are subject to the risk that our parent company and its affiliates will be unable to repay these amounts. The ability of our parent to repay these amounts is predicated upon, among other things, its financial condition and solvency. In addition, under the terms of the indenture governing our parent’s mandatory convertible notes and under the terms of the GCL Term Loan Facility, loans that we make to our parent or its subsidiaries are required to be subordinated to the payment of their obligations to the holders of the mandatory convertible notes in the event of a default and the payment obligations under the GCL Term Loan Facility. Such subordination would restrict our ability to recover amounts under such intercompany loans during periods in which our parent would be experiencing financial difficulties. To the extent that these amounts take the form of dividends or other corporate distributions, there will be no obligation at all on the part of our parent company or its affiliates to repay these amounts. Although the terms of the Indenture restrict our ability to upstream amounts to our parent company and its affiliates in the future, these restrictions are subject to a number of important qualifications and exceptions that are described in the Indenture. The terms of the Indenture permit certain upstream payments including, subject to certain restrictions, upstreaming at least 50% of our designated cash flow, as defined in the Indenture.

Accordingly, we cannot assure holders of our Notes that we will have any access to funds from our parent company or its affiliates and the holders of the Notes, therefore, should not rely upon funds from them to service obligations under the Notes.

The restrictive covenants in the Indenture or future debt instruments may limit our operating flexibility. Our failure to comply with these covenants could result in defaults under the Indenture and any future debt instruments even though we may be able to meet our debt service obligations.

The Indenture imposes significant operating and financial restrictions on us. These restrictions significantly limit, among other things, our ability to:

•	incur or guarantee additional indebtedness and issue certain preferred stock;

•	engage in layering of debt;

•

make certain payments, including dividends or other distributions, with respect to our shares or our restricted subsidiaries’ shares (save for dividends or other distributions by a restricted subsidiary to us or another restricted subsidiary);

•	prepay or redeem subordinated debt or equity;

•	make certain investments;

•

create encumbrances or restrictions on the payment of dividends or other distributions, loans or advances to us by our restricted subsidiaries or on the transfer of assets to us by any of our restricted subsidiaries;

•	sell, lease or transfer certain assets, including stock of restricted subsidiaries;

•	engage in certain transactions with affiliates;

•	enter into unrelated businesses; and

•	consolidate or merge with other entities.

All these limitations are subject to significant exceptions and qualifications. See “Operating and Financial Review and Prospects—Liquidity and Capital Resources—Indebtedness”. These covenants could limit our ability to finance our future operations and capital needs and our ability to pursue business opportunities and activities that may in our interest.

Any future debt instruments may also contain similar or more restrictive provisions that may affect our ability to engage in certain transactions in the future. Although the indenture governing the mandatory convertible notes of our parent does not restrict us from engaging in transactions that are not restricted by the Indenture governing the Notes, the indenture for the mandatory convertible notes may be amended without the consent of the holders of our Notes. It is possible that amendments to the indenture governing the mandatory convertible notes could restrict our operating flexibility or conflict with the provisions or covenants in the Indenture governing the Notes, which in each case could be in ways that are adverse to the holders of the Notes.

The restrictions in the Indenture governing the Notes and such other restrictions could limit our ability to obtain future financing, incur capital expenditures, withstand a future downturn in our business or the economy in general or otherwise take advantage of business opportunities that may arise. If we fail to comply with these restrictions, the holders of our Notes, or lenders under any future debt instrument, could declare a default under the terms of the relevant debt, even though we are able to meet debt service obligations and this could cause certain of our debt to become immediately due and payable. If our parent company or the guarantors of the mandatory convertible notes or the term loan facility fail to comply with the terms of those notes or facility, respectively, then the holders of those debt instruments could declare a default. A declaration of default under the mandatory convertible notes or term loan facility would have a material adverse effect on our parent, and consequently, would be likely to have a material adverse effect on us.

If a creditor accelerated any debt, we cannot assure holders of our Notes that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay the debt. Even if we could obtain additional financing, we cannot assure holders of our Notes that the terms would be favorable to us. If we default on any secured debt, the secured creditors could foreclose on their liens. As a result, any event of default could have a material adverse effect on our business and financial condition and could prevent us from paying amounts due under the Notes.

Holders of the mandatory convertible notes currently have certain rights relating to and affecting the Notes.

A security arrangement agreement governs certain rights and obligations between holders of the mandatory convertible notes and the holders of the Notes. See “Major Shareholders and Related Party Transactions—Related Party Transactions—The Security Arrangement Agreement.” An affiliate of STT is the current holder of all of the mandatory convertible notes. In particular, this agreement provides that the security documents for the Notes are subject to certain restrictions on the disposition of the Issuer’s or our assets pursuant to an enforcement action, including the requirement that all assets must be sold in any such action.

These provisions may significantly limit the ability of a holder of our Notes to realize value from a sale of the collateral.

The Indenture governing the Notes provides that if there is a payment default on or an acceleration of the Notes, or in the case of certain enforcement events, then on giving not less than 10 business days’ notice, STT (or one of its affiliates) for so long as it, together with its affiliates, holds not less than 50% of the then outstanding aggregate amount of the mandatory convertible notes may, but is not required to, purchase the Notes from the holders of the Notes at a price equal to 100% of principal amount of the Notes plus accrued and unpaid interest.

The mandatory convertible notes are expected to be converted into shares (and warrants convertible into shares) of common stock of GCL by September 6, 2007. Upon such conversion, the above rights of holders of the mandatory convertible notes will expire.

The Issuer is a subsidiary that was initially formed for the purpose of facilitating the issuance of the Initial Notes and has limited assets and revenue generating operations. The Issuer will be dependent upon GCUK to provide it with funds sufficient to meet its obligations under the Notes.

The Issuer was formed as a wholly owned subsidiary of GCUK for the purpose of facilitating the issuance of the Initial Notes. The Issuer has no operations and does not serve as a holding company for any operating subsidiaries. The intercompany loans funded with the proceeds from the Initial Notes and with the proceeds of the Additional Notes are the Issuer’s only significant assets. As such, the Issuer will be wholly dependent upon us to make payments on the inter-company loan or to make other funding arrangements in order for it to pay amounts due on the Notes.

A significant portion of our assets will not be pledged for the benefit of the holders of the Notes. The collateral securing the Notes, and the Guarantees may be diluted under certain circumstances. The value of the collateral securing the Notes and the Guarantees may not be sufficient to satisfy our obligations with regards to the holders of our Notes.

The Notes will be secured by certain of our assets and the assets of the Issuer, including the capital stock of GCUK’s subsidiaries, the Issuer and Fibernet. However, a significant portion of our assets will not serve as collateral for the Notes. In particular, we will not pledge:

•

certain parts of the network leased by us, including any telecommunications cables and other equipment under a finance lease with Network Rail under which we lease approximately 20% of our lit fiber (calculated by fiber kilometers);

•

any rights, title, interest or obligations under certain specified excluded contracts, including (i) any contract in which our counterparty is a UK governmental entity and (ii) any contract in which our counterparty is a contractor or subcontractor to a UK governmental entity (these excluded contracts include those with the FCO, OGCbuying.solutions and other important customers);

•

any equipment or assets owned by us located on the premises of the parties to excluded contracts and any equipment or assets used exclusively by us in connection with the provision of services and the performance of obligations under such contracts;

•	property that we have pledged to Camelot in connection to our relationship with them; or

•

any contract or agreement (or rights or interests thereunder) which, if charged, would constitute a breach or default or result in the invalidation or unenforceability of any rights, title or interest of the chargor under such contract or agreement.

Because these exceptions to the pledge mean that security will not be given over all or substantially all of our assets, the collateral agent will not be able to appoint either an administrative receiver or an administrator via an out of court procedure as a holder of a qualifying floating charge. The option to appoint an administrator by this route would likely otherwise have been available under applicable English insolvency law. The option to appoint an administrative receiver would also likely otherwise have been available under applicable English insolvency law for “Capital Market Arrangement” transactions as defined in the Insolvency Act 1986.

Moreover, the collateral that secures the Notes and the Guarantees may also secure additional debt to the extent permitted by the terms of the Indenture governing the Notes, including any further additional notes governed by the Indenture. The rights of the holders of the Notes to the collateral would be diluted by any increase in the debt secured by the collateral, including debt represented by additional notes issued under the Indenture.

Concurrent with the issue of the Initial Notes we entered into a five-year cross-currency interest rate swap transaction with an affiliate of Goldman, Sachs & Co. to minimize exposure to any dollar/sterling currency fluctuations related to interest payments on the dollar-denominated ($200 million) Initial Notes. The swap transaction converts the US dollar currency rate on interest payments to a specified pound sterling rate. At March 31, 2007 there was a liability of £2.6 million and an unrealized loss of £2.3 million on the swap. In connection with the swap transaction, the affiliate of Goldman, Sachs & Co. was granted a security interest in the collateral securing the Notes ranking equally with the security interest of the holders of the Notes. The security interest secures all obligations owed to the affiliate of Goldman, Sachs & Co. if a default occurs on the swap transaction or if the swap transaction is terminated. Depending on prevailing currency exchange rates, these obligations may be substantial. Any proceeds resulting from the exercise of security interests in the collateral will be shared pro rata among it and the holders of the Notes.

The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors including, among others:

•	the condition of the collateral;

•	the ability to sell the collateral in an orderly sale;

•	factors then affecting the telecommunications industry;

•	the condition of the economy;

•	the availability of buyers;

•	the time at which the collateral is sold; and

•	the market price for assets that are similar to the collateral.

By their nature, portions of the collateral, including pledged capital stock of GCUK’s subsidiaries and real property and real property rights, may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral consists of assets that may only be usable, and thus retain value, as part of our existing operating business. For example, although the collateral includes the portion of our fiber optic cable network that we own and that we are not prohibited by contract to pledge, it does not include the portion of our fiber optic cable network that is subject to the lease from Network Rail. Furthermore, although the collateral includes certain of our premises and other equipment that we are not prohibited by contract to pledge, it does not include such equipment that is subject to a right to purchase by certain of our government agency end-users. Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value. To the extent that holders of other secured debt or third parties enjoy liens (including statutory liens), whether or not permitted by the Indenture, such holders or third parties may have rights and remedies with respect to the collateral securing the Notes and the Guarantees that, if exercised, could reduce proceeds available to satisfy the obligations under the Notes and the Guarantees.

The ability of the collateral agent to foreclose on the secured property may be limited.

Bankruptcy law could prevent the collateral agent on behalf of the holders of the Notes from repossessing and disposing of the collateral upon the occurrence of an event of default; if the Issuer, the Guarantors or their respective creditors commence a bankruptcy proceeding before the collateral agent repossesses and disposes of the collateral. Under bankruptcy laws in certain jurisdictions, including the United States, secured creditors such as the holders of the Notes are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. It is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, and to what extent such payments would be made, and whether or when the collateral agent could repossess or dispose of the collateral or whether or to what extent a holder of the Notes would be compensated for any delay in payment or loss of value of the collateral.

We may not have the ability to raise the funds necessary to finance a change of control offer upon the occurrence of certain events constituting a change of control as required by the Indenture.

Upon the occurrence of a “change of control”, as defined in the Indenture, the Issuer will be required to make an offer to purchase all outstanding Notes at a price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of repurchase. Events involving a change of control may result in an event of default under any other debt that may be incurred in the future. This could result in an acceleration of the payment of that debt as well. We cannot assure holders of our Notes that the Issuer would have sufficient resources to repurchase the Notes or pay its obligations under the Notes or that we would have sufficient resources to do so if the debt under any other future debt were accelerated upon the occurrence of a change of control. If a change of control occurs at a time when we or the Issuer are prohibited from purchasing the Notes under any other debt agreements, we or the Issuer could seek the consent of any lenders to purchase the Notes or could attempt to refinance the borrowings that prohibit our repurchase of the Notes. If we or the Issuer do not obtain that consent or repay the borrowings, the prohibition from purchasing the Notes would remain. In addition, we expect that we would require third-party financing to make an offer to repurchase the Notes upon a change of control. We cannot assure you that we would be able to obtain such financing. Any failure by the Issuer to repurchase any of the tendered Notes would constitute an event of default under the Indenture, which would likely cause a default under any other indebtedness.

The change of control provision contained in the Indenture may not necessarily afford you protection in the event of certain important corporate events, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect you, because such corporate events may not involve a shift in voting power or beneficial ownership or, even if they do, may not constitute a “change of control” as defined in the Indenture. Except for the exceptions and qualifications that are described in the Indenture governing the Notes, the Indenture does not contain provisions that require us to offer to repurchase or redeem the Notes in the event of a reorganization, restructuring, merger, recapitalization or similar transaction.

The definition of “change of control” contained in the Indenture includes a disposition of all or substantially all of the assets of GCUK and its restricted subsidiaries taken as a whole to any person. Although there is limited body of US case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable US law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of GCUK and its restricted subsidiaries taken as a whole. As a result, it may be unclear as to whether a change of control has occurred and whether the Issuer is required to make an offer to repurchase the Notes.

We could be substantively consolidated into a bankruptcy proceeding with our parent company or its subsidiaries if it were to seek protection from its creditors in bankruptcy.

Substantive consolidation is a doctrine used by courts in the United States to treat the assets and liabilities of different, but related, entities as though a single merged entity held those assets and liabilities in order to ensure the equitable treatment of all creditors. Under existing case law, application of the doctrine of substantive consolidation does not affect the interests of secured creditors in the collateral securing their claims. The case law applying the doctrine generally states that courts should use it sparingly because of the inequities that could result from its application, including the harm its invocation could cause to creditors who relied on the separate legal existence of any of the entities being consolidated in extending credit to that entity.

Different courts purport to follow different tests in the application of the doctrine, but in the majority of jurisdictions, the application of the doctrine is fact intensive and requires the consideration of factors, among others, such as whether creditors relied on the separate legal existence of one of the entities sought to be consolidated in extending credit and the manner in which the entities conducted themselves, both as a legal matter (for example, whether corporate formalities were followed) and as a business matter (for example, whether the entities held themselves out as separate and distinct entities instead of a single, integrated business entity). Some jurisdictions also consider, among other things, whether the benefits of consolidation to the combined creditor pool outweigh the harm that consolidation may cause.

If our parent company were the subject of a voluntary or involuntary bankruptcy proceedings in the United States, it or its other subsidiaries or their creditors could seek to have a US court substantively consolidate our assets and liabilities with those of our parent company or its other subsidiaries. Based on existing facts, we believe that any effort to substantively consolidate us with our parent company or its other subsidiaries would be without merit. However, as the application of the doctrine is fact-intensive, such applications may take into account both facts existing as of the date of this prospectus and subsequent facts (such as the manner in which the legal affairs of our parent and its subsidiaries are conducted). If a US court were to substantively consolidate us with our parent company or its other subsidiaries and, in the event that:

•	the claims of the holders of the Notes were under secured; or

•

the court held that the substantive consolidation would not give effect to the security interests and liens in favor of the Notes to the same extent (or at least not to a lesser extent) as such security interests and liens would have been enforced without consolidation, then there could be a material adverse effect on our ability to make payments on the Notes.

Holders of the Notes may have difficulty enforcing their rights across multiple jurisdictions.

The Issuer and each Guarantor is incorporated in England. Our parent company is incorporated under the laws of Bermuda and has substantial ties to the United States and its other subsidiaries are incorporated in various jurisdictions. In the event that any one of the Issuer, any Guarantor, our parent company or any of its subsidiaries experiences financial difficulty, it is not possible to predict with certainty the jurisdiction or jurisdictions in which insolvency or similar proceedings would be commenced or the outcome of such proceedings.

If a bankruptcy, insolvency or similar event occurs, there could be proceedings involving our parent company or its subsidiaries in England, Bermuda, the United States or elsewhere and it is possible that we could be made a part of these proceedings. Multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of the holders of the Notes rights. The rights of the holders of the Notes under the Notes and the Guarantees could be subject to the insolvency and administrative laws of several jurisdictions, and therefore we cannot assure holders of the Notes that they will be able to effectively enforce their rights in such complex multiple bankruptcy, insolvency or similar proceedings.

In addition, the bankruptcy, insolvency, administrative and other laws of these various jurisdictions may be materially different from, or be in conflict with, one another and those with which holders of the Notes may be familiar, including in the areas of the rights of creditors, the priority of governmental and other creditors, the ability to obtain post-petition interest and the duration of the proceedings. These laws may also not be as favorable to the interests of the holders of the Notes as the laws with which they may be familiar. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply and could adversely affect the ability of the holders of the Notes to enforce their rights under the Notes and the Guarantees in the relevant jurisdictions or limit any amounts that they may receive.

US federal and state statues could allow courts, under specific circumstances, to void the Guarantees and require holders of Notes to return payments received from the Guarantors, or the Guarantees may be otherwise limited by applicable laws or subject to certain procedures that could limit or prevent the Guarantors from making payments under the Guarantees.

Each Guarantee provides the holders of Notes with a direct claim against the relevant Guarantor. However, a Guarantor (other than GCUK) may be released from its Guarantee at any time upon certain transfers by GCUK or its restricted subsidiaries, of all capital stock of such Guarantor in accordance with the provisions of the Indenture. In addition, in some other circumstances, a Guarantor may be released from its subsidiary Guarantee in connection with our designation of such Guarantor as an unrestricted subsidiary.

In addition, the enforcement of such Guarantee against each of the Guarantors would be subject to certain defenses generally available in connection with guarantees. These laws and defenses include those that relate to fraudulent conveyance or transfer, bankruptcy claw-back, corporate purpose, conflicts of interest, or similar laws, regulations or defenses affecting the rights of creditors generally.

Under the US federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; or

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each Guarantor, after giving effect to its Guarantee of these Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. In the event that any Guarantee obligation is clawed-back or deemed to be invalid or unenforceable, you would cease to have any claim against the relevant Guarantor and would be a creditor solely of the Issuer, or would have a reduced claim against such Guarantor.

English insolvency laws may limit the ability of holders of the Notes to recover amounts due on the Notes and the Guarantees.

Because the Issuer and each of the Guarantors are UK-registered corporations and our respective centers of main interest (as referred to in the EC Regulations on Insolvency Proceedings 2000, or European Insolvency Regulations) are in England, any insolvency proceedings by or directed against us are likely to be pursuant to English laws (although, as mentioned in “—Holders of the Notes may have difficulty enforcing their rights across multiple jurisdictions” we cannot exclude the possibility that, given our parent company’s ties to the United States, the US bankruptcy code might apply). Due to the nature of English insolvency laws, the claims of the holders of the Notes against the Issuer and, under each Guarantee, each Guarantor, and their ability to protect their interests will be affected in a different manner and by different factors than they would be under US bankruptcy law. Although both systems have as a basic principle the fair distribution of a company’s assets among its creditors, there are differences between the two systems. Creditors who benefit from a fixed charge may be able to realize the relevant asset by the appointment of a receiver. The charge securing the Notes is a fixed charge over certain assets and a floating charge over certain of the other assets.

Under English law, certain claims receive priority over claims secured by way of a floating charge, including contributions to occupational pension plans, salaries owed to employees, and administration and liquidation expenses. Obligations owed to the HM Revenue & Customs (“HMRC”) (into which Her Majesty’s Customs and Excise and the Inland Revenue merged), rank alongside all other unsecured creditors of an insolvent company.

Where the property of a company is subject to a floating charge and the company enters into a formal insolvency process, the insolvency practitioner is obligated to “ring-fence” a proportion of assets covered by that floating charge for distribution to the company’s unsecured creditors. Such proportion will not be available for distribution to holders of a floating charge over those assets except to the extent that the amount exceeds the amount required to satisfy unsecured debts. The proportion which will be set aside is 50% of the first £10,000 and 20% of property exceeding £10,000, to a maximum ring-fenced amount of £600,000.

Under the relevant English insolvency statute, the English courts may, on an application by the company, the directors of the company or one or more creditors, make an administration order in respect of an English company if the court is satisfied that the company is or is likely to become unable to pay its debts and that one of the statutory objectives specified in the legislation may be met by the making of the order. These are: (i) an administrator must perform his functions with the objective of rescuing the company as a going concern; or (ii) achieving a better result for the company’s creditors as a whole than would be likely if the company were wound up (without first being in administration); or (iii) realizing property in order to make a distribution to one or more secured or preferential creditors. The administrator must perform his functions in the interests of the creditors, as a whole. During the administration, no proceedings or other legal process may be commenced or continued against the debtor, except with the leave of the court or the consent of the administrator. If either we or the Issuer were to commence administration proceedings, the Notes and the Guarantees could not be enforced while in administration without having obtained such permission.

The holder of a floating charge relating to the whole or substantially the whole of the company’s property, or the company itself or its directors may place a company into administration using an out-of-court procedure. The trustee will not hold such a charge, will not be entitled to commence an administration out of court and will not be given prior notice of the making of, or an intention to make, an administration order.

A liquidator or an administrator has the power to challenge transactions of the company if the company is insolvent at the “relevant time” (as set out below) or becomes insolvent as the result of the transaction in question.

A company enters into a transaction with a person at an undervalue if, at a time in the period of two years ending with the onset of the insolvency of the company:

•	the company makes a gift to that person;

•	the company enters into a transaction with that person on terms that provide for the company to receive no consideration; or

•

the company enters into a transaction with that person for a consideration the value of which, in money or money’s worth, is significantly less than the value in money or money’s worth of the consideration provided by the company.

An administrator or liquidator of the company may apply to the court where there is shown to have been a transaction at an undervalue, and the court may make an order to restore the position to what it would have been if the company had not entered into the transaction (unless the court is satisfied that the company that entered into the transaction did so in good faith and for the purpose of carrying on its business, and that, at the time it did so, there were reasonable grounds for believing that the transaction would benefit the company).

If there has been a transaction at an undervalue and it can be shown that the transaction was undertaken in order to put the company’s assets beyond the reach of a potential creditor (otherwise known as a transaction defrauding creditors), it is also possible for an administrator or liquidator, or any other person who has been prejudiced by the transaction (which includes creditors of the company), to make an application to the court. There is no time limit for such an application. In such circumstances, the court may make such order as to restore the position to that which it would have been and to protect the interests of creditors who would be prejudiced.

If the liquidator or administrator can show that the company has given a “preference” to any person at a time in the period of six months ending with the onset of liquidation or administration (or at a time in the period of two years ending with the onset of the insolvency of the company if the preference is to a person with specified affiliations with the company) and, at the time of the preference, the company was technically insolvent or became so as a result of the preferential transaction, a court has the power, among other things, to void the preferential transaction.

For these purposes, a company gives preference to a person if that person is one of the company’s creditors (or a surety or guarantor for any of the company’s debts or liabilities) and the company takes an action that has the effect of putting that person into a position which, in the event of the company going into insolvent liquidation, will be better than the position that person would have been in if that action had not been taken. The court may not make an order avoiding a preferential transaction unless it is satisfied that the company was influenced by a desire to put that person in a better position. If a court were to find that payments on the Notes or the Guarantees are preferences, this provision of English law may lead to an adjustment of our and the Issuer’s obligations in relation to the Notes.

Where a floating charge is created in favor of any person at a time in the period of twelve months ending with the onset of that company’s insolvency (or at a time in the period of two years ending with the onset of that company’s insolvency if the charge is given in favor of a person with specified affiliations with the company), that floating charge is invalid except to the extent that it has received valuable consideration in return for creating the charge. However, the collateral agent could not appoint an administrator out of court but instead would have to apply to the court to have an administrator appointed. This is because the exceptions to the pledge mean that security will not be given over the whole or substantially the whole of our assets. For the same reason, the collateral agent could not appoint an administrative receiver under the capital markets exception to the prohibition of appointment of an administrative receiver in the UK Insolvency Act 1986. The security documents therefore do not contain provisions dealing with the appointment of an administrator out of court or an administrative receiver.

Under English insolvency law, any debt payable in a currency other than pounds sterling (such as US dollars, in the case of certain of the Notes and the Guarantees) must be converted into pounds sterling at the “official exchange rate” prevailing on the date when the debtor went into liquidation or administration. The “official exchange rate” for these purposes is the middle market exchange rate on the London Foreign Exchange Market at the close of business, as published for the date in question or, if no such rate is published, such rate as the court determines. Accordingly, if we or the Issuer are insolvent, holders of the US dollar-denominated Notes may be subject to exchange rate risk between the date that the Issuer or we went into liquidation and receipt of any amounts to which such holders of Notes may become entitled.

You may be unable to sell your unregistered notes if a trading market does not develop for the Notes.

The Additional Notes constitute a single class of securities with the Initial Notes under the Indenture. However, the Additional Notes offered and sold pursuant to Rule 144A will not become freely transferable and fully fungible with the sterling-denominated Initial Notes except pursuant to an exchange for registered sterling-denominated exchange notes pursuant to this exchange offer. See “The Exchange Offer”. Accordingly, there can be no assurances as to the development or liquidity of any market for the Additional Notes during this time period. In addition, the liquidity of the trading market in the Additional Notes, and the market price for the Additional Notes, may be adversely affected by changes in the overall market for similar yield securities, interest rates and our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market for the Additional Notes may not develop or be maintained.

The Additional Notes are initially held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

The Additional Notes were initially issued in global certificated form and held through Euroclear and Clearstream. Interests in the global notes trade in book-entry form only, and Additional Notes in definitive registered form, or definitive registered Additional Notes, will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of Additional Notes. The common depositary, or its nominee, for Euroclear and Clearstream is the sole registered holder of the global notes representing the Additional Notes. Payments of principal, interest and other amounts owing on or in respect of the global notes representing the Additional Notes are made to the principal paying agent, which makes payments to Euroclear and Clearstream. Thereafter, these payments are credited to participants’ accounts that hold book-entry interests in the global notes representing the Additional Notes and credited by such participants to indirect participants. After payment to the common depositary for Euroclear and Clearstream, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of Euroclear and Clearstream, and if you are not a participant in Euroclear and Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of Additional Notes under the Indenture.

Unlike the holders of the Additional Notes themselves, owners of book-entry interests will not have the direct right to act upon the Issuer’s solicitations for consents, requests for waivers or other actions from holders of the Additional Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on a timely basis.

Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive registered Notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the Notes. See “Book-entry settlement and clearance.”

THE EXCHANGE OFFER

Purpose and Effect

The exchange offer is designed to provide holders of the unregistered notes issued on December 28, 2006 with an opportunity to acquire exchange notes. The exchange notes will have been issued in an offering registered under the Securities Act. In this prospectus, the term “initial purchaser” refers to the initial purchaser of the unregistered notes. If you hold interest in an unregistered note purchased pursuant to Regulation S under the Securities Act, after 40 days from the date of issuance your unregistered notes would have become transferable pursuant to the exemption to the registration requirements of the Securities Act provided by Regulation S under the Securities Act.

General

We and the initial purchaser entered into a registration rights agreement on December 28, 2006 relating to the unregistered notes issued on the same date. Pursuant to the registration rights agreement, we agreed, at our cost for the benefits of the holders of the notes, to:

•

no later than 210 days after the issue date of the unregistered notes, submit confidentially or file a registration statement with the SEC with respect to a registered offer to exchange the notes for new notes of the Issuer having terms substantially identical in all material respects to the notes (except that the exchange notes will not contain legends with respect to transfer restrictions or the payment of additional interest); and

•

use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 270 days after the issue date of the unregistered notes.

Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the surrender of the unregistered notes. We will keep the registered exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders. For each note surrendered to the Issuer pursuant to the registered exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the unregistered note surrendered in the exchange offer. Following the completion of the exchange offer, except as set forth in the paragraph immediately below, any unregistered notes that a holder does not tender will not have any further registration rights. Accordingly, the liquidity of the market for the unregistered notes could be adversely affected upon consummation of the exchange offer, unless there is an applicable exemption from the registration requirements of the Securities Act, such as the exemption to the registration requirements of the Securities Act provided by Regulation S under the Securities Act.

In the event that:

•	applicable interpretations of the staff of the SEC do not permit the Issuer and the Company to effect such a registered exchange offer; or

•	the registered exchange offer is not completed by October 24, 2007; or

•	prior to the 20th day following consummation of the registered exchange offer:

—	the initial purchaser so requests with respect to the unregistered notes not eligible to be exchanged for exchange notes in the registered exchange offer;

—	any holder of unregistered notes notifies the Issuer that it is not eligible to participate in the registered exchange offer; or

—	the initial purchaser notifies the Issuer that they will not receive freely tradable exchange notes in exchange for unregistered notes constituting any portion of an unsold allotment,

we, in lieu of (or in the case of the third bullet point above, in addition to) conducting the exchange offer, will, subject to certain conditions, at their cost:

•	within 30 days after the time such obligation arises, submit a shelf registration statement covering resales of the unregistered notes or the exchange notes, as the case may be;

•	use our respective reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act not later than 120 days after such submission; and

•

keep the shelf registration statement effective until the earliest of (1) the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (2) two years from the effective date of the shelf registration statement (or until one year from the effective date of the shelf registration statement if the shelf registration statement is filed at the request of the initial purchaser) and (3) the date on which all notes registered thereunder are disposed of in accordance therewith.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which forms a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes covered by the exchange offer registration statement. A holder selling notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

In the event that:

•	neither the exchange offer registration statement nor the shelf registration statement has been submitted to the SEC by July 26, 2007;

•	the exchange offer registration statement has not been declared effective by September 24, 2007;

•	neither the registered exchange offer has been consummated nor the shelf registration statement has been declared effective by October 24, 2007; or

•

after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the notes covered thereunder in accordance with and during the periods specified in the registration rights agreement (each such event a “registration default”), additional interest will accrue on such notes (in addition to the stated interest on such notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default, at a per annum rate of 0.50% for the second 90-day period immediately following the occurrence of any registration default, at a per annum rate of 0.75% for the third 90-day period immediately following the occurrence of any registration default, at a per annum rate of 1.00% for the fourth 90-day period immediately following the occurrence of any registration default and at a per annum rate of 1.50% thereafter for the remaining portion of the registration default period.

Application will be made to have the exchange notes admitted to listing on the Official List of the Irish Stock Exchange and for trading on its regulated market.

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. For further information on the Securities and Exchange Commission’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as, among other conditions:

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you are not participating in, and do not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act;

•	you are not a broker-dealer who is engaged in or intends to engage in, the distribution of the exchange notes;

•

you are not an “affiliate” of ours, with the meaning of Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	are not acting on behalf of any person or entity who could not truthfully make these statements.

However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes or is a broker-dealer, such holder cannot rely on the position of the staff of the SEC enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives exchange notes for its own account in exchange for unregistered notes, where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired by such broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, the Issuer is required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement, as it may be amended or supplemented from time to time, in connection with the resale of such exchange notes for 180 days following the effective date of such exchange offer registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectuses).

By tendering the unregistered notes in exchange for exchange notes you will be required to represent to us that each of the above bullet points applies to you. If you are a broker-dealer that receives the exchange notes for your own account in exchange for unregistered notes, where such unregistered notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes. If you are a broker-dealer who acquired unregistered notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell your exchange notes. If you are participating in or intend to participate in, a distribution of the exchange notes, or have any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

We will inform the Irish Stock Exchange and publish a notice in an Irish newspaper in the event of any accrual of additional interest or any other change in the rate of interest payable on the notes, no later than the commencement of such accrual or change. Prior to the commencement of this registered exchange offer:

•

we will give notice to the Irish Stock Exchange and will publish in an Irish newspaper the announcement of the beginning of the registered exchange offer and, following completion of the offer, the results of the offer;

•	we will appoint an Irish exchange agent through which all relevant documents with respect to this registered exchange offer will be made available; and

•

the registered Irish exchange agent shall perform all agency functions to be performed by any exchange agent, including providing a letter of transmittal and other relevant documents to holders, accepting such documents on the Issuer’s behalf, accepting definitive notes for exchange, and delivering exchange notes to holders entitled thereto.

Consequences of Failure to Exchange

Following completion of this exchange offer, except as set forth in the third paragraph under “—General” above, any unregistered notes you do not tender will not have any further registration rights and your unregistered notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for your unregistered notes could be adversely affected upon completion of this exchange offer if you do not participate in the exchange offer, unless they are offered or sold under an exemption from the Securities Act and applicable securities laws. If you hold an interest in an unregistered note purchased pursuant to Regulation S under the Securities Act, after 40 days from the date of issuance your unregistered notes would have become transferable pursuant to the exemption to the registration requirements of the Securities Act provided by Regulation S under the Securities Act.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all unregistered notes that you validly tender and do not withdraw prior to 5.00 p.m., London time, on [•], 2007, or such date and time to which we extend the offer. We will issue to you the sterling-denominated exchange notes in minimum denominations of £50,000 and £1,000 integral multiples thereof in exchange for like principal amount outstanding of your sterling-denominated unregistered notes that we accept in the exchange offer. You may tender some or all of your unregistered notes in connection with the exchange offer. However, you may only tender your unregistered notes in minimum denominations of £50,000 and £1,000 integral multiples in excess thereof.

The form and terms of the exchange notes are substantially the same as the form and terms of the unregistered notes except that the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the unregistered notes and will be issued in connection with, and entitled to the benefits of, the Indenture pursuant to which your unregistered notes were issued.

As of the date of this prospectus, £52,000,000 aggregate principal amount of the sterling-denominated unregistered notes issued on December 28, 2006 are outstanding. The sterling-denominated unregistered notes are held by a common depositary for Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream. This prospectus, together with the letter of transmittal, is being sent to the common depositary for Euroclear and Clearstream and to certain persons believed to have beneficial interests in the unregistered notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the rules and regulations of the SEC under the Securities Act.

We shall be deemed to have accepted validly tendered unregistered notes when, as and if we have given oral or written notice of our acceptance to the Exchange Agent. The Exchange Agent will act as agent for you for the purpose of receiving your exchange notes from us and the Issuer. If your tendered unregistered notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any of your unaccepted unregistered notes will be returned to you, without expense, as promptly as practicable after [•], 2007, unless we extend the exchange offer.

If you participate in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of your unregistered notes in connection with the exchange offer. We will pay all charges and expenses, other than particular applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date shall be 5:00 p.m., London time, on [•], 2007, unless we, in our discretion, extend this exchange offer, in which case the expiration date shall mean the latest date and time to which this exchange offer is extended (the “expiration date”). In order to extend this exchange offer, we will notify the Exchange Agent by written notice and each registered holder of any extension by written notice or by means of a press release or other public announcement on or prior to 9:00 a.m., London time, on the next business day after the previously scheduled expiration date. We reserve the right, in our discretion, to:

•

delay accepting any unregistered notes, to extend this exchange offer or, if any of the conditions set forth under “—Conditions to the Exchange Offer” shall not have been satisfied, waive any such condition or terminate the exchange offer, by giving written notice of such delay, extension or termination to the Exchange Agent; or

•	amend the terms of the exchange offer in any manner.

In the event that we make a material or fundamental change to the terms of this exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering

Letter of Transmittal or Agent’s Message

Your tender to us of unregistered notes as set forth below and our acceptance thereof will constitute a binding agreement between you and us upon the terms and subject to the conditions of this exchange offer. Except as set forth below, a holder (which term, for purposes of the exchange offer, includes any participant in the relevant book-entry transfer facility (as discussed below) system whose name appears on a security position listing as the holder of such unregistered notes) who wishes to tender unregistered notes for exchange pursuant to the exchange offer must do so via one of two methods, depending on whether such holder holds certificated notes or holds book-entry interests in a global note (as described under Description of Book-Entry System).

Tender procedure for certificated notes: A holder of a certificated note must transmit a letter of transmittal, properly completed and signed, including all other documents required by such letter of transmittal to The Bank of New York, as the exchange agent, at its London address or BNY Financial Services Public Limited Company, as the Irish exchange agent, at its Dublin address set forth below under “—Exchange Agent” on or prior to the expiration date.

In addition, either (i) certificates for those unregistered notes must be received by either Exchange Agent along with the letter of transmittal prior to the expiration date, or (ii) the holder must comply with the guaranteed delivery procedures described below.

If less than all the unregistered notes held by a holder of unregistered certificated notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the applicable Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Tender procedure for book-entry interests in global notes: A holder of a book-entry interest in a global note must tender via book-entry transfer through transmission of an agent’s message in place of the letter of transmittal to either Exchange Agent, on or prior to the expiration date.

In addition, a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of those unregistered notes into the appropriate Exchange Agent’s account at Euroclear or Clearstream, as the case may be (the “book-entry transfer facilities”), pursuant to the applicable procedure of book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date along with the agent’s message unless the procedures of guaranteed delivery described below have been complied with. The term “agent’s message” means a message, transmitted by the appropriate book-entry transfer facility (through the appropriate program for Euroclear or Clearstream) to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the book-entry transfer facility has received an acknowledgement or deemed acknowledgement from the tendering participant, which acknowledgement or deemed acknowledgment indicates that participant has received and, pursuant to the applicable procedure, agrees to be bound by, and has been deemed to make the representations and warranties contained in, the letter of transmittal and that we may enforce that letter of transmittal against that participant, all in accordance with the applicable procedures of the relevant clearing system. We have been advised by each of Euroclear and Clearstream that under their current procedures, a holder of an unregistered note will be deemed to have affirmatively acknowledged their wish to participate in an exchange offer for registered notes unless such holder has sent the relevant clearing system a corporate action instruction indicating that such holder does not wish to participate in the exchange offer.

If less than all the unregistered book-entry interests in a global note held by a participant in the relevant clearing system are tendered, the participant should indicate in its corporate action instruction to the relevant clearing system the amount of book-entry interests not being tendered in the agent’s message. The entire amount of book-entry interests delivered to the applicable Exchange Agent will be deemed to have been tendered unless otherwise indicated in the corporate action instruction given to the relevant clearing system.

No letter of transmittal, to the extent relevant, should be sent to the company but must instead be delivered to the Exchange Agent. Delivery of documents to Euroclear or Clearstream in accordance with their respective procedures will not constitute delivery to the Exchange Agent.

If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes either:

•	make appropriate arrangements to register ownership of the unregistered notes in your name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

EXCHANGE VIA AN AGENT’S MESSAGE, THE METHOD OF DELIVERY OF UNREGISTERED NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK AS A HOLDER OF UNREGISTERED NOTES. WE HAVE BEEN ADVISED BY EACH OF EUROCLEAR AND CLEARSTREAM THAT FAILURE BY A BENEFICIAL OWNER OF BOOK-ENTRY INTEREST IN AN UNREGISTERED GLOBAL NOTE TO PROVIDE THE RELEVANT CLEARING SYSTEM WITH A CORPORATE ACTION INSTRUCTION MAY UNDER THE CURRENT PROCEDURES OF EACH OF EUROCLEAR AND CLEARSTREAM WILL RESULT IN YOU HAVING GIVEN INSTRUCTION TO PARTICIPATE IN THE EXCHANGE OFFER. IF THAT DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND LETTERS OF TRANSMITTAL OR UNREGISTERED NOTES TO US.

Signature Guarantees

If tendering certificated notes, you must arrange for an eligible institution (as described below) to guarantee the signatures on a letter of transmittal or a notice of withdrawal, as the case may be, unless the unregistered notes surrendered for exchange are tendered (i) by a holder of the unregistered notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of an eligible institution. An “eligible institution” includes any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or any other eligible institution within the meaning of Rule 17Ad-15 of the Exchange Act. If unregistered notes are registered in the name of a person other than a signer of the letter of transmittal, the unregistered notes surrendered for exchange must be endorsed by the holder, or be accompanied by a written instrument or instruments of transfer, or exchange, in satisfactory form as determined by us in our sole discretion, signed by the registered holder with the signature thereon guaranteed by an eligible institution.

If a letter of transmittal or any unregistered notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless we waive the requirement, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Questions of Validity; Company’s Absolute Right of Rejection

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of unregistered notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular unregistered note not properly tendered or to not accept any particular unregistered note which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of this exchange offer as to any particular unregistered note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender unregistered notes in this exchange offer). The interpretation of the terms and conditions of this exchange offer as to any particular unregistered note either before or after the expiration date (including the appropriate letter of transmittal and the instructions thereto) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we nor the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of unregistered notes for exchange, nor shall any of us incur any liability for failure to give such notification.

In addition, to the extent permitted by law, we reserve the right in our sole discretion to purchase or make offers for any unregistered notes that remain outstanding after the expiration date in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers, if any, could differ from the terms of the exchange offer.

Your Representations

By tendering, you as a holder will represent to us, among other things; that:

•	you are the purchaser of, or transferee or assignee of, the Issuer’s unregistered 11.75% sterling-denominated Senior Secured Notes due 2014 that were issued on December 28, 2006;

•	the exchange notes to be acquired by you are being acquired by you in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you satisfy specific requirements of your country’s or state’s securities regulations;

•

if you are a broker-dealer or are participating in the exchange offer for the purposes of distributing the exchange notes, you will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes acquired by you and cannot rely on the position of the staff of the SEC set forth in no-action letters issued to third parties;

•

if you are a broker-dealer, you cannot rely on the applicable interpretations of the staff of the SEC and understand that a secondary resale transaction described in clause above and any resales of exchange notes obtained by you in exchange for unregistered notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 and Item 508, as applicable, of Regulation S-K under the Securities Act;

•

you are not our affiliate as defined in Rule 405 under the Securities Act, or you are an affiliate, you cannot rely on the applicable interpretations of the staff of the SEC and will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	you are not acting on behalf of any person or entity who can not truthfully make these representations.

If you are a broker/dealer who holds unregistered notes acquired for your own account as a result of market-making activities or other trading activities and you receive exchange notes in exchange for those unregistered notes pursuant to this exchange offer, you may be an “underwriter” within the meaning of the Securities Act and must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker/dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Book-Entry Transfer of Book-Entry Interests in Global Notes

Each Exchange Agent will make requests to establish accounts at the book-entry transfer facilities for purposes of the exchange offer within two business days after the date of this prospectus. If you are a financial institution that is a participant in the book-entry transfer systems, you must make book-entry delivery of your unregistered notes being tendered by causing the book-entry transfer facilities to transfer your unregistered notes into the Exchange Agent’s account at the book-entry transfer facilities by following the appropriate procedures for transfer. The exchange for tendered unregistered notes will only be made after a timely confirmation of a book-entry transfer of such notes into the appropriate Exchange Agent’s account and timely receipt by the appropriate Exchange Agent of an agent’s message and after receipt of SWIFT instructions confirming the blocking of such notes.

Guaranteed Delivery Procedures of Certificated Notes

If you are the registered holder of certificated unregistered notes and your unregistered certificated notes are not immediately available or time will not permit your unregistered notes or other required documents to reach either Exchange Agent before the expiration date, you may tender your unregistered notes if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the Exchange Agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, in the form provided by us and the Issuer; and

•

the letter of transmittal and certificates for all physically tendered unregistered notes, in proper form for transfer and all other documents required by the letter of transmittal are received by the Exchange Agent within three New York business days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery shall state your name and address and the amount of unregistered notes tendered, that the tender is being made thereby and guaranteeing that within three New York business days after signing the notice of guaranteed delivery, the letter of transmittal and certificates for all physically tendered unregistered notes, in proper form for transfer and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the Exchange Agent.

Withdrawal Rights

You may withdraw your tender of your unregistered notes or corporate action instructions at any time prior to 5:00 p.m., London time, on the expiration date.

For your withdrawal to be effective, a written notice of withdrawal of certificated notes or, for book-entry interests, a notice of withdrawal that complies with respective procedures of Euroclear or Clearstream, must be received by the Exchange Agent at its address set forth in this prospectus prior to 5:00 p.m., London time, on [•], 2007. If the notes were held in book-entry form, any notice of withdrawal must comply with the relevant procedures of Euroclear or Clearstream.

Your notice of withdrawal of certificated notes must:

•	specify your name;

•	identify your unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of your unregistered notes;

•

be signed by you in the same manner as the original signature on the letter of transmittal by which your unregistered notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of your unregistered notes register the transfer of your unregistered notes into your name; and

•	specify the name in which any such unregistered notes are to be registered, if you do not want your unregistered notes registered in your name.

We will determine all questions as to the validity, form and eligibility of your notice and such determination shall be final and binding on you. Any unregistered notes you withdraw will not be considered to have been validly tendered. We will return your unregistered notes which have been tendered but not exchanged without cost to you as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. You may re-tender your properly withdrawn unregistered notes by following one of the above procedures before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of this exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any of your unregistered notes and may terminate or amend this exchange offer if at any time before the acceptance of your unregistered notes for exchange or the exchange of the exchange notes for such unregistered notes:

•

the exchange offer, or the making of any exchange by a holder of an unregistered note, violates applicable law or any applicable interpretation of the staff of the SEC or any other securities regulators;

•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings have been initiated or, to our knowledge, threatened for that purpose; or

•	a material adverse change has occurred in our financial condition, results of operations or business which, in our reasonable judgment, would impair our ability to proceed with the offer.

The foregoing conditions are for our and the Issuer’s benefit only and we may assert them regardless of the circumstances giving rise to the conditions. We have the sole right to waive these conditions in whole or in part at any time and from time to time. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any of your unregistered notes tendered, and no exchange notes will be issued in exchange for any of your unregistered notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We nevertheless are required to use our reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

The Bank of New York and BNY Financial Services Public Limited Company have been appointed as exchange agent and Irish exchange agent, respectively, for the exchange offer (each of which, the “Exchange Agent”). All executed letters of transmittal should be directed to either Exchange Agent. Questions and requests for assistance or for additional copies of this prospectus or of the letter of transmittal should be directed to either Exchange Agent addressed as follows:

By Mail, Hand, Overnight Delivery or Courier:

The Bank of New York

One Canada Square

London

E14 5AL

Attention: Corporate Trust

Fax: +44 20 7964 6399

For confirmation by Telephone: +44 20 7570 1784

or

BNY Financial Services Public Limited Company

70 Sir John Rogerson’s Quay

Dublin 2

Attention: Corporate Trust Administration

Fax: +44 20 7964 6399

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

We will pay estimated cash expenses in the aggregate of £0.3 million incurred in connection with this exchange offer. These expenses include fees and expenses of both Exchange Agents and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with this exchange offer, unless you request that we register exchange notes in the name of, or request that unregistered notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which case you will be responsible for the payment of any applicable transfer tax on the notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, including with respect to the interest rate and maturity. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and total capitalization as of March 31, 2007. You should read this table in conjunction with our unaudited financial statements for the three months ended March 31, 2007 and related notes thereto included elsewhere in this prospectus.

March, 31, 2007,
(in thousands)
Cash	£37,961

Senior secured Notes(1)(2)	£249,916
Obligations under finance leases	32,566
Other debt obligations	1,196

Total debt	283,678
Total shareholders’ deficit	(194,066)

Total capitalization	£89,612

(1)	The USD denominated notes were converted into pounds sterling at a rate of £1.00 equals $1.9625, which represents the exchange rate at March 31, 2007.

(2)	Senior secured notes are stated after the deduction of debt issuance costs and unamortized discount premium.

SELECTED FINANCIAL DATA

You should read the following selected financial data together with the information under the heading “Operating and Financial Review and Prospects” and our financial statements and the accompanying notes thereto included elsewhere in this prospectus.

The selected financial data at December 31, 2002 and 2003 and for the years then ended were derived from our financial statements which are not included elsewhere in this prospectus. The selected financial data at December 31, 2004, 2005 and 2006 and for each of the years then ended have been derived from our consolidated financial statements for the year ended December 31, 2006 and related notes thereto included elsewhere in this prospectus. The selected financial data as of March 31, 2006 and 2007 and for the three months ended March 31, 2006 and 2007 has been derived from, and is qualified in its entirety by reference to, our unaudited consolidated financial statements for the three months ended March 31, 2007 and related notes thereto included elsewhere in this prospectus.

The unaudited condensed consolidated financial statements for the three months ended March 31, 2007 contained in this prospectus have been prepared using the same accounting principles and on the same basis as the audited year-end consolidated financial statements and include all adjustments, consisting of normal recurring adjustments that management considers necessary for a fair representation of interim results. These interim results are not necessarily indicative of results to be expected for the full year.

Unless otherwise indicated, the historical financial data have been prepared in accordance with IFRS. IFRS differs in certain significant respects from US GAAP. For a discussion of the differences between IFRS and US GAAP as they apply to us, see note 30 to our consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

As permitted by Instruction G of Form 20-F as incorporated by Instruction 2 of Item 3 of Form F-4, we have presented selected financial data in accordance with IFRS for the years ended December 31, 2004, 2005 and 2006 and for the three months ended March 31, 2006 and 2007 and in accordance with US GAAP for the years ended December 31, 2002, 2003, 2004, 2005 and 2006 and the three months ended March 31, 2006 and 2007.

In reading the selected historical financial data, please note the following:

•

On December 28, 2006, we announced that our subsidiary, GC Finance, had completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of the Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture pursuant to which GC Finance issued the Initial Notes.

•

On December 28, 2006, proceeds from the offering were used to acquire Fibernet from GC Acquisitions, and to pay fees and expenses incurred in connection with the acquisition of Fibernet by GCUK and the offering of the Additional Notes. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to GCI, by way of a transfer of Fibernet Holdings Limited, and its wholly owned subsidiary Fibernet GmbH, to GCI, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet. The £3.6 million debt was repaid to Fibernet, in full, in June 2007. See note 4 to our consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

•	Fibernet results from December 28, 2006 only are included within the following income statement data.

•	Fibernet’s positions as of December 31, 2006 and March 31, 2007 are included within the following balance sheet data.

Beginning with our annual report for the fiscal year ended December 31, 2005, we have prepared our financial statements in accordance with applicable IFRS, including the consolidated financial statements for the years ended December 31, 2005 and 2006 and the unaudited condensed consolidated financial statements for the three months ended March, 2006 and 2007. The comparative data for the year ended December 31, 2004 in these consolidated financial statements have been converted and presented in accordance with IFRS. IFRS differs in certain material respects from US GAAP. For a discussion of the differences between IFRS and US GAAP as they apply to the Company, see note 30 in our consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus. Unless otherwise indicated, financial information in this prospectus related to GCUK has been prepared in accordance with IFRS.

	Year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands)
Income Statement Data:
Revenue	(1)	(1)	£271,096	£239,498	£240,612	£58,604	£75,090
Cost of sales	(1)	(1)	(156,735)	(136,317)	(147,481)	(34,695)	(46,307)

Gross Profit	(1)	(1)	114,361	103,181	93,131	23,909	28,783
Distribution costs	(1)	(1)	(10,504)	(10,009)	(10,385)	(2,772)	(3,721)
Administrative expenses	(1)	(1)	(40,258)	(47,738)	(53,683)	(13,217)	(16,853)
Net gain arising from acquisition of Fibernet	(1)	(1)	—	—	8,453	—	—

Operating profit	(1)	(1)	63,599	45,434	37,516	7,920	8,209
Finance costs, net	(1)	(1)	(613)	(39,919)	(14,688)	(5,383)	(7,429)

Profit before tax	(1)	(1)	62,986	5,515	22,828	2,537	780
Tax benefit/(charge)	(1)	(1)	11,364	2,477	(9,377)	2,100	(260)

Profit	(1)	(1)	£74,350	£7,992	£13,451	£4,637	£520

	At December 31,					At March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	(1)	(1)	£21,193	£44,847	£40,309	£48,771	£37,961
Trade and other receivables, net(2)	(1)	(1)	64,633	59,954	59,182	50,935	60,992
Working capital/(deficit)(3)	(1)	(1)	6,897	(8,532)	(18,798)	(10,279)	(15,526)
Property, plant and equipment, net	(1)	(1)	135,593	129,005	182,556	125,890	183,581
Total assets	(1)	(1)	241,092	255,382	336,877	248,266	336,949
Total debt(4)	(1)	(1)	234,950	239,436	282,453	237,828	283,678
Total shareholders’ deficit	(1)	(1)	(219,105)	(204,718)	(195,574)	(200,297)	(194,066)

	Year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(audited)					(unaudited)
	(in thousands)
Other Data:
Capital expenditures	(1)	(1)	£7,811	£9,452	£20,435	£4,570	£8,439
Depreciation and amortization	(1)	(1)	21,193	20,104	24,551	5,883	9,565
US GAAP Data(5)
Income Statement Data(6):
Revenue	£265,663	£290,922	£263,776	£233,888	£234,964	£57,190	£73,681
Operating (loss)/profit	(43,512)	23,633	54,326	39,048	20,802	5,949	6,658
(Loss)/income from continuing activities(7)	(17,271)	330,062	40,546	(2,246)	5,805	1,398	(598)
Net (loss)/income	(18,607)	330,062	40,546	(2,246)	5,805	1,398	(598)
Balance Sheet Data (at period end):
Cash and cash equivalents	41,565	50,403	21,193	44,847	40,309	48,771	37,961
Fixed assets, net	202,602	112,404	132,104	125,543	190,119	122,416	191,416
Total assets	385,134	293,823	244,241	256,981	340,184	251,576	341,820
Total shareholders’ deficit	(477,790)	(307,289)	(146,972)	(134,303)	(135,871)	(130,778)	(135,477)

(1)	IFRS information is not required to be presented for these periods.

(2)

Trade and other receivables, net, include operating and non-operating receivables from other group companies. Excluding the receivables from other group companies, trade and other receivables, net, are £60.8 million, £55.4 million and £53.3 million at December 31, 2004, 2005 and 2006, respectively, and £40.7 million and £50.6 million at March 31, 2006 and 2007, respectively.

(3)

Working capital/(deficit) consists of the current portion of trade and other receivables, less trade and other payables. Working capital/(deficit) includes operating and non-operating receivables and payables from other group companies. Excluding all receivables and payables from other group companies from other group companies, working capital deficit is £8.8 million, £(6.4) million and £(18.0) million at December 31, 2004, 2005 and 2006, respectively, and £(12.6) million and £(16.6) million at March 31, 2006 and 2007, respectively.

(4)	Total debt represents obligations under finance leases and hire purchase contracts and third-party indebtedness.

(5)

Upon emergence from bankruptcy on December 9, 2003, our parent company implemented “fresh start” accounting and reporting in accordance with AICPA SOP 90-7. Fresh start accounting required our parent to allocate the reorganization value of its assets and liabilities based upon their estimated fair values. Although GCUK itself was not part of the bankruptcy proceedings, under US GAAP, fresh start accounting is pushed down to the entity level.

(6)

Our results for the years ended December 31, 2002 include our cellular business, which was discontinued in 2001. This includes a net operating loss of £1.3 million for the year ended December 31, 2002.

(7)	(Loss)/income from continuing activities represents profit adjusted to exclude discontinued items.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR GLOBAL CROSSING TELECOMMUNICATIONS (UK) LIMITED

Presented below is the unaudited pro forma condensed combined income statement of GCUK for the year ended December 31, 2006. The unaudited pro forma condensed combined financial information has been prepared based upon the unaudited financial information of GCUK and Fibernet, which have been prepared in accordance with IFRS and reconciled to US GAAP, as adjusted for the following events:

•	the German Transfer (See Note 1);

•	the Fibernet Acquisition (see Note 2); and

•	the issuance of the Additional Notes in this Offering and the application of the proceeds therefrom (see Note 3).

GCUK’s unaudited pro forma condensed combined income statement for the year ended December 31, 2006 has been prepared as though the events set forth above had occurred as of January 1, 2006. Non-recurring charges and credits directly attributable to the Fibernet Acquisition have not been included in the unaudited proforma condensed combined income statement. For a discussion of these items see foot notes 1, 2 and 3 in Note 2 ‘Fibernet acquisition’.

IFRS differs in certain material respects from US GAAP. See note 5 for a reconciliation between IFRS and US GAAP as they apply to GCUK and Fibernet.

Commercial transactions between GCUK and Fibernet have been eliminated in the unaudited pro forma condensed combined income statements.

The unaudited pro forma tax charge may not represent the amounts that would have resulted had GCUK and Fibernet filed consolidated income tax returns during the period presented.

Prior to the issuance of the Additional Notes, GC Acquisitions acquired all of the outstanding ordinary shares of Fibernet which gave rise to a change in control for IFRS accounting purposes, and which was accounted for using the purchase method of accounting. Under IFRS purchase accounting, assets and liabilities are recorded at their fair values on the date of purchase, and the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the purchase date. The acquisition of Fibernet by GCUK from GC Acquisitions represents a business combination involving entities under common control. Under IFRS, these types of business combinations are not included in scope of IFRS 3 “Business Combinations.” Under IFRS, in absence of a standard or interpretation that specifically applies to a transaction, guidance issued by other standard setting bodies or an IFRS standard or interpretation that relates to a similar issue may be referred to. Therefore, under IFRS an entity may choose to account for business combinations among entities under common control using the purchase or pooling of interest method. Since the Fibernet acquisition by GCUK has commercial substance, as a result of the transaction being conducted at fair value, for cash, GCUK accounted for the business combination using the purchase method of accounting. Fibernet acquisition adjustments (see Note 2) contained within the unaudited pro forma condensed combined income statements are based on an initial purchase price allocated based on estimated fair values of assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what our actual unaudited condensed combined income statement would have been if the German Transfer, the Fibernet Acquisition and the issuance of the Additional Notes had occurred on the date assumed, nor does it purport to project our results of operations for any future periods or our financial condition at any future date and, because of their nature, may not present fairly, in all material respects, our financial position and the results of our operations. Our future operating results may differ materially from the pro forma amounts reflected below due to various factors, including changes in operating results. Investors are cautioned not to place undue reliance on the unaudited pro forma condensed combined financial information.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. The unaudited pro forma condensed combined financial information does not reflect any additional future costs or charges or any expected future cost savings. The unaudited pro forma condensed combined financial information should be read in conjunction with the information contained in “Selected Financial Data”, GCUK’s consolidated financial statements for the year ended December 31, 2006 and accompanying notes and Fibernet’s consolidated financial statements for the year ended August 31, 2006 and accompanying notes, in each case appearing elsewhere in this prospectus.

Global Crossing (UK) Telecommunications Limited

Unaudited Pro Forma Condensed Combined

Income Statements for the year ended December 31, 2006

			Pro Forma adjustments
	GCUK Historical	Fibernet Historical (note 1)	German Spin-off (note 1)	Fibernet Acquisition (note 2)		Additional Notes (note 3)	Inter Company Elimin- ations (note 4)	Pro Forma Combined GCUK and Fibernet
	(in thousands)
Amounts in accordance with IFRS:
Revenue	£240,081	£48,255	£—	£(2,355	)A	£—	£(4,883)	£281,098
Cost of sales	(147,269)	(36,854)	—	5,076	B,C,D	—	4,883	(174,164)

Gross profit	92,812	11,401	—	2,721		—	—	106,934

Distribution & administrative costs	(63,775)	(16,733)	—	1,297	B,C,D	—	—	(79,211)

Operating profit / (loss)	29,037	(5,332)	—	4,018		—	—	27,723

Finance (costs) / revenue, net	(13,040)	(16)	351	—		(5,938)	—	(18,643)

Profit / (loss) before tax	15,997	(5,348)	351	4,018		(5,938)	—	9,080

Tax	(9,377)	—	—	—		—	—	(9,377)

Profit / (loss) for the year	£6,620	£(5,348)	£351	£4,018		£(5,938)	£—	£(297)

1. German Transfer

Concurrently with the Fibernet Acquisition, Fibernet cancelled certain outstanding indebtedness owed by its wholly-owned subsidiary Fibernet Holdings Limited such that only £3.6 million remains outstanding on such indebtedness. In addition, Fibernet transferred its German business operations to GCI by way of a transfer of Fibernet Holdings Limited and its wholly-owned subsidiary Fibernet GmbH to GCI for a consideration of £1. The £3.6 million that remained outstanding was subject to interest at a fixed rate of 9.75% per annum. The £3.6 million was repaid to Fibernet, in full, in June 2007.

An adjustment has been made to reflect finance revenue on the intercompany loan as if the sale had occurred on January 1, 2006.

“Fibernet Historical” excludes Fibernet Holdings Limited and Fibernet GmbH.

2. Fibernet Acquisition

Purchase Price Allocation

Prior to the completion of the offering, GC Acquisitions acquired all of the outstanding ordinary shares of Fibernet which gives rise to a change in control for IFRS accounting purposes, which has been accounted for using the purchase method of accounting. Under IFRS purchase accounting, assets and liabilities are recorded at their fair values on the date of purchase, and the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the purchase date. The acquisition of Fibernet by GCUK from GC Acquisitions represents a business combination involving entities under common control. Under IFRS, these types of business combinations are not included in scope of IFRS 3 “Business Combinations”. Under IFRS, in absence of a standard or interpretation that specifically applies to a transaction, guidance issued by other standard setting bodies or an IFRS standard or interpretation that relates to a similar issue may be referred to. Therefore, under IFRS an entity may choose to account for business combinations among entities under common control using the purchase or pooling of interest method. Since the Fibernet acquisition by GCUK has commercial substance, as a result of the transaction being conducted at fair value, for cash, GCUK will account for the business combination using the purchase method of accounting.

Purchase Price for Fibernet

The following table, in thousands, summarizes the allocation of the purchase cost, including direct costs of acquisition, to the assets and liabilities assumed at the date of acquisition, based on their estimated fair values:

At December 28, 2006,
(in thousands)
Cash and cash equivalents	£8,060
Trade and other receivables—current portion	17,628
Inventory	1,112
Property, plant and equipment, net	54,960
Intangible assets	12,535
Trade and other receivables—long term	5,196

Total assets acquired	99,491

Trade and other payables	(7,680)
Obligations under finance leases	(3,646)
Deferred income	(28,010)

Total liabilities acquired	(39,336)

Net assets acquired at fair value	£60,155

Total consideration(1)	£51,952
Less: Net assets acquired at fair value	(60,155)

Excess of net assets acquired over total consideration	(8,203)
Settlement of contracts due to Fibernet acquisition(2)	6,508

Negative goodwill(3)	£(1,695)

(1)

GCUK also incurred an additional £1.7 million of fees and expenses that are not capitalizable as part of the purchase price. These non-recurring items are not included in the pro forma condensed combined income statement.

(2)

In the year ended to December 31, 2006, in connection with the Fibernet acquisition, GCUK recorded a non-cash, non-taxable gain, as well as the release of certain deferred revenue balances, from the deemed settlement of existing IRU and telecom service agreements with Fibernet. Under these agreements, GCUK earned fees that, based on current market rates at the acquisition date, were favorable to GCUK. GCUK recognized a £8.4 million gain within distribution and administrative costs representing the present value of the favorable portion of the distribution fee over the remaining life of the agreements. This non-recurring item is not included in the unaudited pro forma condensed combined income statement. In addition, GCUK released £1.9 million existing deferred revenue balances, related to IRU and telecom service agreements with Fibernet, to goodwill.

(3)

Negative goodwill is recognized within distribution and administrative costs immediately following the acquisition. GCUK recorded a £1.8 million gain in the year ended December 31, 2006 in recognition of negative goodwill acquired. This non-recurring item is not included in the unaudited pro forma condensed combined income statement.

In the year ended December 31, 2006, Fibernet recorded a £1.7 million charge within distribution and administrative costs representing the provision for future costs associated with a restructuring plan adopted as a result of the Fibernet acquisition. This non-recurring item is not included in the unaudited pro forma condensed combined income statement.

Pro Forma adjustments

(A) Represents adjustments to amortization of certain Fibernet third party deferred revenue balances related to sales contracts for which no future obligation or associated future cash flows existed at the acquisition date.

(B) Represents adjustment to amortization of intangible assets, based on a third party valuation at the acquisition date.

(C) Represents adjustment to depreciation of tangible fixed assets, based on a third party valuation at the acquisition date.

(D) Represents adjustment to amortization of certain deferred installation and commission balances for which no future economic benefit or associated future cash flows existed at the acquisition date.

3. Additional Notes

To record interest expense and amortization of debt issuance costs associated with the Additional Notes offering, calculated as follows:

Year ended December 31, 2006,
(unaudited) (in thousands)
Interest expense(1)	£(6,110)
Amortization of deferred finance fees(2)	(429)
Amortization of Additional Notes premium(3)	601

Net finance charge	£(5,938)

(1)	Interest expense has been calculated based on the issuance of £52 million aggregate principal amounts of Additional Notes.

(2)	The amortization of debt issuance costs (estimated at £3.4 million) using the effective interest rate method over the term of the Additional Notes (assuming no early retirement of notes).

(3)	The amortization of premium (estimated at £4.8 million) using the effective interest rate method over the term of the Additional Notes (assuming no early retirement of notes).

4. Intercompany Eliminations

Adjustment has been made in the unaudited pro forma condensed combined income statement to eliminate commercial transactions between GCUK and Fibernet. The commercial transactions consist primarily of GCUK’s provision of IRU and structured capacity services to Fibernet.

5. Reconciliation to United States Generally Accepted Accounting Principles

GCUK’s unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS, which differs in certain material respects from US GAAP. The principal differences between IFRS and US GAAP applicable to GCUK and Fibernet are quantified and described in note 30 to our consolidated financial statements for the year ended December 31, 2006. See note 10 to our consolidated financial statements for the three months ended March 31, 2007 for a description of any new material variations between IFRS and US GAAP applicable to GCUK subsequent to this.

Unaudited pro forma condensed combined (loss)/profit

The effects of the application of US GAAP on the unaudited pro forma condensed combined (loss) /profit are set out below:

Year ended December 31, 2006,
(in thousands)
Loss reported under IFRS	£(297)
Push down of fresh start accounting:
—Deferred income	(4,556)
Long term IRU agreements	(348)
Restructuring costs	(201)
Pensions	12
Dilapidation provisions	61
Share-based compensation	(136)
Income taxes	(2,436)

Loss reported under US GAAP	£(7,901)

Unaudited pro forma condensed combined statements of comprehensive income

The following presents unaudited pro forma condensed combined statements of comprehensive income prepared in accordance with US GAAP:

Year ended December 31, 2006,
(in thousands)
Loss reported under US GAAP	£(7,901)
Other comprehensive income:
—Impact of adoption of FAS 158	(5,916)
—Unrealized loss on derivative financial instrument	(4,524)

Comprehensive loss reported under US GAAP	£(18,341)

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Overview

You should read the following discussion together with the consolidated financial statements for the year ended December 31, 2006 and the related notes to those consolidated financial statements contained elsewhere in this prospectus. We have prepared the consolidated financial statements in accordance with IFRS as adopted in the European Union. IFRS differs in certain significant respects from US GAAP. For a discussion of the differences between IFRS and US GAAP as they apply to us, see note 30 and note 10 to our consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively, included elsewhere in this prospectus.

Executive summary

Overview

We continue to be one of the leading UK providers of managed network communications services. We provide our managed data, IP and voice services to a range of government and public sector organizations, participants in the rail industry, major corporations and other communications companies. We are an indirect, wholly owned subsidiary, and the principal UK business, of GCL.

On December 28, 2006, we acquired Fibernet from GC Acquisitions, an affiliated acquisition vehicle. See “2006 highlights” below.

Industry

The competitive landscape in the telecommunications industry is changing rapidly, and we believe we are well positioned to take advantage of these changes. We actively monitor events in this area, and look forward to the opportunities that this trend towards consolidation within the UK telecoms market will provide us.

Principal trends

We face significant competition in the marketplace, leading to a continuing downward pressure on prices. In addition, technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets could further increase the competition we face and put additional downward pressure on prices.

Our business is generally not seasonal in nature.

First Quarter 2007 Highlights

Revenues for the first quarter of 2007 increased by £16.5 million or 28% to £75.1 million compared with £58.6 million in the first quarter of 2006. This increase was primarily due to: (i) the net effect of Fibernet on our consolidated revenues during the first quarter of 2007 (£12.1 million); (ii) additional equipment sales in the first quarter of 2007 compared with the same period in 2006 (£2.5 million); (iii) settlement with a certain customer (£2.2 million); and (iv) increased carrier voice sales volume from new and existing customers, including contract novations from an affiliate, Global Crossing Europe Limited (“GCE”) (£0.8m). This was partially offset by the continuing run off of the previously disclosed contract losses.

During the first quarter of 2007, our profit decreased by £4.1 million from a profit of £4.6 million in the first quarter of 2006. This decrease is primarily due to: (i) an increase in finance charges as a result of interest payable on the Additional Notes in the first quarter of 2007 (£1.5 million) and a favorable exchange rate movement on the Senior Secured Notes in the first quarter of 2006 (£1.5 million) and; (ii) recognition of an additional deferred tax asset in the first quarter of 2006 (£2.1 million).

2006 Highlights

Our consolidated revenue increased in 2006, compared to 2005. Increases in carrier voice were partially offset by decreases in enterprise and carrier data. Carrier voice revenues increased primarily due to increased sales volumes from new and existing customers, including contract novations from GCE. Enterprise revenue decreased primarily due to (i) the continuing run off of previously notified contract losses with Her Majesty Revenue and Customs (“HMRC”) and the Department for Work and Pensions (“DWP”), (ii) the previously disclosed cessation of the contract with Royal Bank of Scotland, and (iii) pricing reductions for certain telecommunications services, partially offset by additional revenues from the British Council and MTS contracts, from other recently signed contracts such as the Crown Prosecution Service and from equipment sales in the fourth quarter. The decrease in carrier data relates primarily to the cessation of third-party revenue recognition related to contracts with Fibernet since the acquisition date.

During 2006, we posted an operating profit of £37.5 million. We generated £34.9 million of operating cash flow, after interest payments of £26.5 million.

The Fibernet Acquisition

Fibernet Group was founded in 1986 and is based in Basingstoke, England. Historically a competitor as well as one of our largest carrier customers, Fibernet is a provider of specialist telecommunications services in the United Kingdom. Fibernet’s customers are typically organizations in the retail, financial services and manufacturing sectors. Fibernet also provides network services to its carrier customers.

On August 25, 2006, our affiliate, GC Acquisitions, announced a recommended cash offer to acquire the entire issued and outstanding ordinary share capital of Fibernet Group plc. On October 11, 2006 GC Acquisitions announced it had received acceptances of its offer for Fibernet Group plc in respect of approximately 91% of the then existing ordinary share capital and declared the offer for Fibernet Group plc unconditional in all respects.

On October 26, 2006, the members of the then current board of directors of Fibernet Group plc resigned and were replaced by Global Crossing executives. On October 27, 2006, an application was made to the Financial Services Authority for the cancellation of the listing of Fibernet Group plc shares on the London Stock Exchange and for the cancellation of the admission to trading of Fibernet Group plc shares. On November 27, 2006, the Fibernet Group plc shares were de-listed from the London Stock Exchange and are no longer admitted to trading on any public trading market.

On December 7, 2006, our Board of Directors approved the acquisition of Fibernet from GC Acquisitions. On December 12, 2006, GC Acquisitions acquired the remaining outstanding Fibernet Group plc shares through the exercise of its right to acquire the minority shareholdings on a compulsory basis under applicable English law. The aggregate offer consideration for Fibernet Group was approximately £49.8 million. In addition, £2.1 million of costs attributable to the acquisition were incurred, resulting in a total purchase price of £51.9 million.

On December 28, 2006, the Issuer completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of the Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture, pursuant to which the Issuer previously issued the Initial Notes.

On December 28, 2006, proceeds from the offering of the Additional Notes were used to acquire Fibernet from GC Acquisitions, and to pay related fees and expenses. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group Limited transferred its German business operations to GCI, by way of a transfer of Fibernet Holdings Limited, and its wholly owned subsidiary Fibernet GmbH, to GCI, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet. The £3.6 million debt was repaid to Fibernet, in full, in June 2007.

Relationship with Our Parent Company and its Affiliates

Operational Relationships

We have a number of operating and financial relationships with our parent company and its affiliates, or the parent company group. For example, we have historically assisted our parent company group in terminating voice traffic within the United Kingdom while our parent company group assists us with terminating international voice traffic. We benefit from a broad range of corporate functions conducted by our parent company group, including senior management activities, human resources, corporate development and other functions and services. In addition, we share certain portions of our network with our parent company group as well as certain personnel, who may have functional responsibilities for both our business as well as our parent’s European and global businesses. Lastly, we may share tax losses accrued by us and some of our affiliates with other UK affiliates of our parent company.

The costs of these functions and services have been historically allocated on a basis that we believe is a reasonable reflection of the utilization of each service provided to or the benefit received by our parent and subsidiaries of our parent. The allocated costs, while reasonable, may not necessarily be indicative of the costs that would have been incurred by us if we had performed these functions or received these services as a stand- alone entity. Contemporaneous with the offering of the Initial Notes, we entered into a series of inter-company agreements in order to document more clearly the way in which we govern these relationships. Under the terms of these agreements, each of which was effective as of October 1, 2004, all services that the parent company had in the past provided to us continue to be available to us on a non-exclusive basis, and the pricing for each of these services is based on a formula that allocates costs based on actual use, market prices or on our percentage of the overall group revenue or assets, as applicable. Payments under the agreements are subject to an annual limitation, although any amounts exceeding that limitation will be permitted to be paid if the amounts are permitted under the Indenture. In some cases, the costs of these services are borne solely by our parent company. We also entered into other inter-company agreements with our parent company, including those for allocating costs of shared resources and voice termination.

The pricing formulas in the agreement may be changed from time to time, so long as they remain within the Transfer Pricing Guidelines for Multinational Enterprises and Tax Administration of the Organization for Economic Co-operation and Development, or OECD, guidelines. See “Major shareholders’ and Related Party Transactions—Related Party Transactions—Inter-company Agreements.”

We do not expect these agreements to have a material impact on our cost structure as; (i) amounts of actual costs charged to us are subject to actual usage; (ii) we have the ability to change the method of allocation in accordance with OECD guidelines; and (iii) the amounts of actual costs charged to us are subject to the application of the limitations provided for in the corporate services agreement, one of the inter-company agreements.

We have historically included an annual worldwide allocation management fee in our financial statements under “Administrative Expenses” for any administrative service that our parent company or its affiliates provided to us (such as legal or Information Systems services). This continued throughout 2006 and the first quarter of 2007 and we will continue to account for the net financial effect of these services in that line item.

Following the acquisition of certain property assets on December 9, 2004 from Bidco, these assets continue to be used by other group companies who are charged a rental based on the depreciation expense on the assets used.

Financial Relationships

We expect that we may, from time to time, upstream cash to our parent and other group companies, subject to the restrictions in the covenants in the Indenture and as permitted by English law.

On May 30, 2006, GCL completed concurrent public offerings of 12,000,000 shares of common stock and $144 million aggregate principal amount of 5% mandatory convertible notes for total gross proceeds of $384 million. The net proceeds from the public offerings were approximately $371 million, after deducting underwriters’

discounts and payment of other direct fees. The remaining net proceeds will be used for general corporate purposes, which may include the acquisition of assets or businesses that are complementary to our existing business.

Under the terms of the indenture governing the GCL mandatory convertible notes, loans from the Company made to GCL or another group company must be subordinated to the payment of obligations under the GCL mandatory convertible notes. GCL recently initiated a recapitalization plan in which it borrowed $250 million on May 9, 2007 and an additional $100 million on June 2, 2007 under the GCL Term Loan Facility. Substantially all group companies other than GCUK and its subsidiaries and GCL subsidiaries doing business in Latin America are required to guarantee GCL’s obligations under the GCL Term Loan Facility. In connection with the recapitalization plan, the subsidiary of Singapore Technologies Telemedia Pte. Ltd., GCL’s majority shareholder, that holds 100% of the GCL mandatory convertible notes agreed to convert such notes into shares (and warrants convertible into shares) of GCL’s common stock on or before September 6, 2007. Pursuant to the GCL Term Loan Facility, any future loans from the Company to GCL or any other group company that guarantees GCL’s obligations under the GCL Term Loan Facility must be subordinated to the payment obligations under that facility.

There were no loans due to or from group companies at December 31, 2005. On April 12, 2006, the Company entered into an intercompany credit agreement (the “intercompany credit agreement”) with GCE. As at December 31, 2006 and March 31, 2007, there were loans of US$50.4 million (equivalent to £25.7 million as at December 31, 2006 and March 31, 2007) due from GCE under the intercompany credit agreement. As required by the affiliate subordination agreement described below, we have agreed to the subordination of the indebtedness due from group companies under the intercompany credit agreement to the prior payment in full in cash of all their obligations with respect to indebtedness under the mandatory convertible notes. The terms of the intercompany credit agreement include a parent guarantee from GCL, which is likewise subordinated to GCL’s obligations in respect of the mandatory convertible notes. The loan balances currently outstanding relate to loans made using (i) 50% of the Designated Cash Flow, as permitted by and defined in the Indenture as the Company’s consolidated net income plus non-cash charges minus capital expenditure and (ii) GCUK’s Eligible Excess Cash, defined in the Indenture as excess cash remaining after the consummation of the Annual Repurchase Offer (as defined in “Operating and Financial Review – Liquidity and Capital Resources”), and have an effective interest rate of 13.5%, payable quarterly in arrears. The full principal amount of indebtedness under the intercompany credit agreement is due and payable on the earlier of (1) five business days prior to December 15, 2014, which is the date of maturity of our Notes and (2) upon notice to GCE by us in the event of an early repayment of the Notes attributable to an event of default under the Indenture. GCUK also made loans to other group companies of US$30.4 million in April 2006 which were repaid in May 2006. In the year ended December 31, 2006, total finance revenue of £0.4 million (being interest income of £2.4 million, less a foreign exchange loss of £2.0 million) has been recognized in the consolidated income statement in respect of these loans. In the three months ended March 31, 2006 and 2007, total finance revenue of £nil and £0.9 million, respectively, has been recognized in the consolidated income statements in respect of this loan.

Pursuant to a recapitalization agreement, dated May 9, 2007 (as amended by Amendment No. 1 to the recapitalization agreement dated June 1, 2007), STT Crossing Ltd has agreed to convert the mandatory convertible notes into shares (and warrants convertible into shares) of common stock of GCL no later than September 6, 2007.

Upon such conversion, intercompany loans due from group companies described above will no longer be subordinated obligations. However, any future loans by GCUK and its subsidiaries to other group companies will be subordinated to the group companies’ obligations under the GCL Term Loan Facilities.

Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to GCI, a wholly owned subsidiary of GCL, for consideration of £1 and the assumption of £3.6 million of debt outstanding to Fibernet. This intercompany loan has similar terms as the loan described above except the interest rate is 9.75%. The £3.6 million debt was repaid to Fibernet, in full in June 2007.

There were no loan balances due to other companies in the GC Group as at December 31, 2006 and March 31, 2007.

On April 11, 2007, the Company approved a US$15.0 million to commitment to GCE in accordance with the Indenture and under the same terms and conditions set forth in the intercompany credit agreement. On May 2, 2007 the Company made a loan to GCE, pursuant to this commitment, in the amount of US$5.0 million. This loan was repaid in full in June 2007.

Results of Operations

Revenue. Revenue, which excludes discounts, value added tax and similar sales taxes, represents the amount receivable in respect of telecommunications services, including network and other services, long-term IRU agreements, and installation services, and is accounted for on an accruals basis to match revenue with provision of service.

Network and Other Services. Network services comprise the sale of transmission of voice, data, IP traffic and short-term network capacity. Revenue from network services is recognized in the period the services are utilized by the customer. Other services comprise design and deployment of customer premises equipment, maintenance and network management for enterprise customers. Revenue from the provision of other services that are contracted to be performed continuously over the contract term is recognized evenly over the period of each contract. For services invoiced in advance, amounts are deferred until provision of the service. We assess whether revenue should be recorded gross as principal or net as agent based on the features of the relevant arrangements, including whether we hold ourselves out as an agent, establish the price, provide customer remedies, perform part of the service and assume the credit risk.

Long-Term IRU Agreements. Revenues from the lease of network capacity and dark fiber to third parties pursuant to long term IRU agreements are recognized on a straight line basis over the life of the contract. Non-refundable payments received from customers, before relevant criteria are satisfied for revenue recognition, are included in deferred revenue in the accompanying consolidated balance sheets, as contained in the consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007.

Installation Service. We amortize revenue related to installation services on a straight line basis, over the average contract customer relationship (typically 24 months). In situations where the contracted period is significantly longer than the average, the actual contract term is used.

Cost of Sales. Our cost of sales consists of four primary components, including:

•	cost of access (including for rights-of-way and wayleaves);

•	customer-specific costs for operating leases and cost-plus arrangements;

•	depreciation, and amortization of installation costs; and

•	third-party maintenance costs.

Cost of access is the cost associated with transporting traffic to and from our customers’ premises from and to the closest point of entry on our network or between PoPs on our network where we require additional capacity or service protection. These costs are the largest component of our cost structure, accounting for approximately 50% of our cost of sales in the financial periods discussed in this section.

We purchase access services in several forms, including:

•	fixed-cost leases to secure dedicated connections to our network for managed service customers, including “local loop” and partial private circuits (“PPCs”);

•	fees for the minute-of-use (“MOU”) charges for international voice services;

•	MOU charges for domestic local service providers to terminate both local and long-distance calls that originate on our network; and

•	leased facilities, both domestic and international, to supplement and strengthen our network or improve our network reach.

In the case of fixed cost leases, local loop suppliers (predominantly, although not solely, BT Group) charge initial connection fees when we take on new ISDN/PSTN circuits from them and we treat these fees as prepaid costs and amortize them as expenses on a straight-line basis over the average contracted lifetime of the customer contract (typically twenty four months). If the contracted period is significantly longer than the average, the actual contract term is used. We accrue and recognize our other costs of sales in line with recognition of the related revenue.

We also include expenses in respect of rights-of-way and wayleaves in our cost of access. These expenses arise both as a result of our existing network and when we add additional capacity.

Customer-specific costs relate primarily to the cost of leasing customer-specific equipment for enterprise customers who are purchasing our services under long-term contracts. This includes voice equipment for certain of our managed voice customers. Other costs included in this category are cost-plus arrangements.

The depreciation and amortization expense that we include in cost of sales relate to the depreciation of technical property and equipment, principally telecommunications equipment like switches, IP routers, add-drop multiplexers, transmission equipment and customer premises equipment, as well as computer equipment, terrestrial cable and fiber, and leasehold improvements. Amortization expenses consists of amortization of installation costs, computer software costs, and acquired intangible assets.

Third-party maintenance costs are costs we pay to unaffiliated companies to provide maintenance services for the portion of our network which we either own or have acquired under a long-term right of use. The majority of these expenses are the cost of maintaining customer-specific equipment for managed service enterprise customers. We also contract for the maintenance of our network including that portion of our network which lies along railway routes.

Distribution Costs

Our distribution costs consist of the fixed and variable compensation we pay to our sales force and the overhead associated with our sales offices and marketing efforts. This overhead includes selling and distribution expenses arising from advertising and marketing, professional services and office expenses and facilities costs.

Administrative Expenses

Administrative expenses include the salaries we pay to our employees, excluding salaries for our sales force which is recorded under distribution costs, and the overhead costs associated with our headquarters and back-office activities. This overhead includes administrative expenses arising from professional services, advertising and marketing, office expenses, facilities costs, depreciation and amortization. A portion of these costs result from the worldwide allocation management fee referred to under “—Relationship with our Parent Company and its Affiliates—Operational Relationships” above.

Finance Charges and Finance Revenue

Our finance charges consists primarily of the interest we pay on our third-party debt, together with the associated foreign exchange income / expense, and capital leases. Our finance revenue consists of the interest we earn on our bank deposits and late receipts and loans with affiliated companies.

Tax

We have generated a profit in the past three years but have been able to eliminate all of our tax liability for these years by using a portion of the unrecognized losses carried forward from prior years with the exception of interest arising on certain inter-company loans which is sheltered by relief available under the UK to UK transfer pricing rules. We do not believe that there is any restriction under current law or regulations that will limit our ability to continue carrying these net operating losses forward or to apply them to offset future taxable income.

Results of operations for the three months ended March 31, 2007 compared to the results of operations for the three months ended March 31, 2006

The following table summarizes our profit and loss accounts for the three months ended March 31, 2006 and 2007.

	Three Months Ended March 31,
	2006	2007	Change	% Change
	(in thousands)
Revenue	£58,604	£75,090	£16,486	28%
Cost of sales	(34,695)	(46,307)	(11,612)	(33)%

Gross profit	23,909	28,783	4,874	20%

Operating expenses:
Distribution costs	(2,772)	(3,721)	(949)	(34)%
Administrative expenses	(13,217)	(16,853)	(3,636)	(28)%

	(15,989)	(20,574)	(4,585)	(29)%

Operating profit	7,920	8,209	289	4%

Finance charges, net	(5,383)	(7,429)	(2,046)	(38)%
Tax benefit/(charge)	2,100	(260)	(2,360)	NM

Profit for the period	£4,637	£520	£(4,117)	(89)%

NM – zero balances and comparisons from positive to negative numbers are not meaningful

Discussion of all significant variances

Revenue

	Three Months Ended March 31,		Change	% Change
	2006	2007
	(in thousands)
Enterprise	£53,752	£63,501	£9,749	18%
Carrier data	4,112	10,096	5,984	146%

	57,864	73,597	15,733	27%
Carrier voice	615	1,368	753	122%

Revenue from third party customers	58,479	74,965	16,486	28%
Revenue from other group companies	125	125	—	NM

Revenue from customers	£58,604	£75,090	£16,486	28%

NM – zero balances and comparisons from positive to negative numbers are not meaningful

Enterprise revenue increased due to: (i) the net effect of Fibernet on our enterprise revenue during the first quarter of 2007 (£6.5 million); (ii) additional equipment sales in the first quarter of 2007 compared with the same period in 2006 (£2.5 million); and (iii) settlement with a certain customer (£2.2 million). This was partially offset by the continuing run off of the previously disclosed contract losses.

Carrier data revenue increased primarily due to the net effect of Fibernet on our carrier data revenue during the first quarter of 2007 (£5.6 million).

Carrier voice revenue increased primarily due to increased sales volume from new and existing customers, including contract novations from an affiliate, GCE.

Cost of Sales

	Three Months Ended March 31,
	2006	2007	Change	% Change
	(in thousands)
Cost of access	£18,030	£23,048	£5,018	28%
Customer-specific costs(1)	6,649	10,128	3,479	52%
Depreciation and amortization	5,551	8,455	2,904	52%
Third-party maintenance	4,465	4,676	211	5%

	£34,695	£46,307	£11,612	33%

(¹)	For operating leases and cost-plus arrangements only.

Cost of access increased due to: (i) inclusion of Fibernet’s results in our results since December 28, 2006; and (ii) additional costs associated with increases in enterprise and carrier voice sales volume.

The increase in customer-specific costs is primarily the result of additional equipment sales in the first quarter of 2007.

The increase in depreciation and amortization is primarily due to the inclusion of Fibernet in our operations since December 28, 2006.

Distribution Costs

The increase in our distribution costs in the first quarter of 2007 compared with the first quarter of 2006 was primarily due to the inclusion of Fibernet’s results in our results since December 28, 2006.

Administrative Expenses

The increase in administrative expenses in the first quarter of 2007 compared with the first quarter of 2006 was primarily due to: (i) the inclusion of Fibernet’s results in our results since December 28, 2006 (£3.0 million); (ii) an increase in our intercompany management fee (comprising costs charged under the corporate services and shared service agreement) in the first quarter of 2007 (£1.1 million); and (iii) a £0.4 million gain resulting from favorable exchange rate movement on foreign denominated trading balances in the first quarter of 2006. These increases were partially offset by: (i) a restructuring credit in the first quarter of 2007 resulting from the Company’s decision to reoccupy a building previously restructured which was partially offset by changes made to our assumptions relating to other restructured properties (£0.8 million); and (ii) a reduction in utility costs as a result of a favorable settlement of prior year charges with a vendor (£0.9 million).

Finance Charges, net

The increase in finance charges, net, in the first quarter of 2007 compared with the first quarter of 2006 was primarily due to: (i) interest payable on the Additional Notes in the first quarter of 2007 (£1.5 million); and (ii) a favorable exchange rate movement on the Senior Secured Notes resulting in an unrealized gain on foreign exchange in the first quarter of 2006 (£1.5 million). These increases were partially offset by £0.8 million and £0.1 million finance revenue in the first quarter of 2007 on intercompany loans with GCE and Fibernet Holdings Limited, respectively (see “Relationship with our Parent Company and its Affiliates—Loans to Group Companies” for more information).

Taxation

During the first quarter of 2006, we recognized a £2.1 million increase in our deferred tax asset as we considered it more likely that not that there will be suitable future profits against which to use the deferred tax asset. A current year tax charge of £0.3 million has been recorded, which reflects an amount payable under the tax sharing agreement for tax relief claimed from other UK entities of the GC Group.

Results of operations for the year ended December 31, 2006 compared to the results of operations for the year ended December 31, 2005

The following table summarizes our consolidated income statements for the years ended December 31 2005 and 2006.

	Year ended December 31,
	2005	2006	Change	% Change
	(in thousands)
Revenue	£239,498	£240,612	£1,114	0.5%
Cost of sales	(136,317)	(147,481)	(11,164)	(8.2)%

Gross profit	103,181	93,131	(10,050)	(9.7)%
Distribution costs	(10,009)	(10,385)	(376)	(3.8)%
Administrative expenses	(47,738)	(53,683)	(5,945)	(12.5)%
Net gain arising from acquisition of Fibernet	—	8,453	8,453	NM

	(57,747)	(55,615)	2,132	3.7%

Operating profit	45,434	37,516	(7,918)	(17.4)%
Finance revenue	2,206	1,503	(703)	(31.9)%
Finance charges	(42,125)	(16,191)	25,934	60.3%
Tax benefit/(charge)	2,477	(9,377)	(11,854)	NM

Profit for the year	£7,992	£13,451	£5,459	68.3%

NM – zero balances and comparisons from positive to negative numbers are not meaningful

Revenue

	Year ended December 31,
	2005	2006	Change	% Change
	(in thousands)
Enterprise	£220,909	£219,658	£(1,251)	(0.6)%
Carrier data	16,644	16,035	(609)	(3.7)%
Carrier voice	1,445	4,394	2,949	204.1%
Intercompany	500	525	25	5.0%

	£239,498	£240,612	£1,114	0.5%

Our consolidated revenue increased in 2006, compared to 2005. Increases in carrier voice were partially offset by decreases in enterprise and carrier data. Carrier voice revenues increased primarily due to increased sales volumes from new and existing customers, including contract novations from an affiliate, GCE. Enterprise revenue decreased primarily due to (i) the continuing run off of previously notified contract losses with Her Majesty Revenue and Customs (“HMRC”) and the Department for Work and Pensions (“DWP”), (ii) the previously disclosed cessation of the contract with Royal Bank of Scotland, and (iii) pricing reductions for certain telecommunications services, partially offset by additional revenues from the British Council and MTS contracts, from other recently signed contracts such as the Crown Prosecution Service and from equipment sales in the fourth quarter. The decrease in carrier data relates primarily to the cessation of third-party revenue recognition related to contracts with Fibernet since the acquisition date.

Cost of Sales

	Year ended December 31,
	2005	2006	Change	% Change
	(in thousands)
Cost of access	£71,969	£76,975	£5,006	7.0%
Customer specific costs(1)	28,586	31,117	2,531	8.9%
Depreciation and amortization	18,134	22,757	4,623	25.5%
Third party maintenance	17,628	16,632	(996)	(5.7)%

	£136,317	£147,481	£11,164	8.2%

(1)	For operating leases and cost-plus arrangements only.

Cost of sales increased year on year primarily due to increases in cost of access, customer specific costs and depreciation and amortization. The increase in cost of access is the result of (i) the inclusion of certain one-time benefits in 2005 relating to lower pricing for access circuits and the resolution of a dispute relating to mobile phone charges, and (ii) additional costs associated with the increase in carrier sales volume. The increase in customer specific costs is primarily the result of equipment sales in the fourth quarter of 2006. The increase in depreciation and amortization was primarily due to property, plant and equipment additions and a one time reduction in depreciation in the second quarter of 2005 following the return of assets previously held under a finance lease to Network Rail. These increases in cost of sales are partially offset by a reduction in third party maintenance, primarily due to negotiated contractual reductions.

Administrative Expenses

The increase in our administrative expense in the year ended December 31, 2006 compared to the same period in 2005 was primarily due to (i) a one time £4.1 million gain in 2005 resulting from the release of a finance lease obligation related to assets returned to Network Rail, (ii) a £3.0 million credit relating to the intercompany management fee (comprising costs charged under the corporate services and shared service agreement) received in 2005 and (iii) higher property tax rebates in 2005 including an English rates rebate of £4.9 million (net of interest received). These increases were partially offset by decreases totaling £6.4 million in (i) staff costs as a result of recording no annual bonus program accrual for 2006 and accruing other performance based compensation plans at a significantly lower rate than in 2005 as a result of not achieving 2006 financial targets; (ii) professional fees primarily due to the inclusion in 2005 of costs relating to our increased reporting requirements and the completion of the registered exchange offer, some of which were one-time in nature, and (iii) favorable exchange rate movements on foreign denominated balances (excluding the Notes and loans to group companies) in the year ended December 31, 2006 as compared to the previous year.

Net Gain Arising from Acquisition of Fibernet

In 2006 the Company recognized an £8.4 million non-cash, non-taxable gain, resulting from the deemed settlement of pre-existing relationships with Fibernet and a £1.7 million gain resulting from negative goodwill arising on the acquisition of Fibernet (see note 4 “Business Combinations” within the accompanying consolidated financial statements for the year ended December 31, 2006). These gains were partially offset by the recognition of a £1.7 million restructuring charge relating to the termination of redundant Fibernet employees and the termination or restructuring of certain Fibernet facility lease agreements (see note 17 “Provisions” within the accompanying consolidated financial statements for the year ended December 31, 2006).

Finance Revenue

The decrease in finance revenue, in the year ended December 31, 2006 compared with the same period in 2005 was primarily due to interest received on higher average cash balances held on deposit throughout 2005 and unfavorable foreign exchange rate movement on loans due from GCE (see “Relationship with our Parent Company and its Affiliates—Loans to Group Companies” for more information), partially offset by interest charged on these loans.

Finance Charges

The decrease in finance charges in the year ended December 31, 2006 compared with the same period in 2005 was primarily due to a favorable exchange rate movement on the Notes resulting in an unrealized £14.1 million gain on foreign exchange in the year ended December 31, 2006 against an unrealized £12.2 million loss in the year ended December 31, 2005.

Tax

During the year ended December 31, 2006, we reduced our deferred tax asset by £8.6 million due to a change in our estimate of the future realization of our deferred tax assets, which had been created by prior years tax losses. At December 31, 2006 we had net unutilized operating losses carried forward of £309 million. At December 31, 2006 a £5.3 million deferred tax asset is reflected within our consolidated balance sheet due to the Company considering that it is more likely than not that sufficient profits will be available against which to offset the deferred tax asset.

A current year tax charge of £0.8 million has also been recorded, which reflects an amount payable under the tax sharing agreement for tax relief claimed from other UK entities of the GC Group.

Results of operations for the year ended December 31, 2005 compared to the results of operations for the year ended December 31, 2004

The following table summarizes our consolidated income statements for the years ended December 31 2004 and 2005.

	Year ended December 31,
	2004	2005	Change	% Change
	(in thousands)
Revenue	£271,096	£239,498	£(31,598)	(11.7)%
Cost of sales	(156,735)	(136,317)	20,418	13.0%

Gross profit	114,361	103,181	(11,180)	(9.8)%
Distribution costs	(10,504)	(10,009)	495	4.7%
Administrative expenses	(40,258)	(47,738)	(7,480)	(18.6)%

	(50,762)	(57,747)	(6,985)	(13.8)%

Operating profit	63,599	45,434	(18,165)	(28.6)%
Finance revenue	1,324	2,206	882	66.6%
Finance charges	(1,937)	(42,125)	(40,188)	NM
Tax benefit	11,364	2,477	(8,887)	(78.2)%

Profit for the year	£74,350	£7,992	£(66,358)	(89.3)%

NM—zero balances and comparisons from positive to negative numbers are not meaningful

Revenue

	Year ended December 31,
	2004	2005	Change	% Change
	(in thousands)
Enterprise	£236,508	£220,909	£(15,599)	(6.6)%
Carrier data	20,708	16,644	(4,064)	(19.6)%
Carrier voice	13,276	1,445	(11,831)	(89.1)%
Intercompany	604	500	(104)	(17.2)%

	£271,096	£239,498	£(31,598)	(11.7)%

The decline in enterprise revenues results primarily from the losses of the Royal Bank of Scotland contract and BT Global Solutions contract of which we were notified in the first quarter of 2005, as well as the contract losses with HMRC and the DWP notified in 2004. Partially counterbalancing this are initial revenues from a new contract with the British Council and Taylor Woodrow Management Limited. In addition we experienced growth in revenues from MTS as new government departments start to use the MTS service, from Fujitsu due to additional services provided, and from other existing customers.

The decrease in carrier data revenue was primarily due to lower IRU revenue in 2005.

The decrease in carrier voice revenue was a result of the downsizing of our carrier voice business through pricing actions designed to maintain gross margins as part of strategic initiatives adopted by us and our parent company.

Cost of Sales

	Year ended December 31,
	2004	2005	Change	% Change
	(in thousands)
Cost of access	£87,749	£71,969	£(15,780)	(18.0)%
Customer specific costs(1)	28,716	28,586	(130)	(0.5)%
Depreciation and amortization	19,854	18,134	(1,720)	(8.7)%
Third party maintenance	20,416	17,628	(2,788)	(13.7)%

	£156,735	£136,317	£(20,418)	(13.0)%

(1)	For operating leases and cost-plus arrangements only.

The decrease in our cost of sales is primarily attributable to lower cost of access charges mostly due to lower carrier voice sales volumes and implementing cost of access initiatives to optimize our network and effectively lower cost of access unit charges. We have also seen savings due to reduced BT line rentals as a result of the wholesale pricing change effected by the move to PPCs, including retrospectively applied PPC reclassifications, the resolution of a dispute related to mobile termination charges and lower mobile termination rates as a result of the decision by Ofcom to order mobile phone companies to reduce their charges. Third party maintenance costs were lower in 2005 due to the replacement of certain contracts that expired in 2004 and 2005 with lower cost equivalents. There was a decrease in amortization expense due to a write off of excess customer connection costs in the fourth quarter of 2004 of £1.7 million.

Distribution Costs

The reduction in our distribution costs was due to reduced staffing levels, partially offset by higher agency commission fees paid to third parties for the introduction of customers.

Administrative Expenses

The most significant change is an increase in foreign exchange expenses due to unfavorable movements in foreign exchange rates. Favorable movements in foreign exchange rates in 2004 led to a foreign exchange gain on certain inter-company balances in that year. We also incurred additional professional services costs, primarily audit, accounting consultancy and legal fees, many of which were one-time in nature, due to our preparation for our increased external reporting requirements. There was a decrease in the overall credits related to restructuring due to changes made to our restructuring assumptions. These increases are partially offset by a decrease in management fees, facilities costs and by release of certain capital lease obligations. Our management fee (comprising costs charged under the corporate services and shared services agreement) decreased when compared with 2004, due to overhead cost cutting at the corporate level. Our office and facilities costs decreased because of higher property tax rebates in 2005 as compared with 2004, partially offset by increase in rents as a result of rent reviews on several of our properties and higher utilities in 2005. In the second quarter of 2005 certain copper assets previously held under the finance lease with Network Rail were returned to Network Rail. At that time we recognized a gain on release of this capital lease obligation.

Finance Revenue

The increase in finance revenue, in the year ended December 31, 2005 compared with the same period in 2004 was primarily due to interest received on higher average cash balances held on deposit throughout 2005.

Finance Charges

The increase in finance charges, in the year ended December 31, 2005 compared with the same period in 2004 was primarily due to interest payable on the Notes issued in December 2004, partially offset by the interest charged in 2004 on the STT bridge facility. The foreign exchange cost associated with these transactions has also contributed to this variance.

Tax

During the years ended December 31, 2004 and 2005, we recognized increases in our deferred tax asset due to there being sufficient positive evidence of the future realization of our tax asset which had been created by prior years’ losses. At December 31, 2005, we had net unutilized operating losses carried forward of £264 million.

Recently Issued IFRS Accounting Pronouncements

See Note 2 to the accompanying consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007 for a full description of recently issued IFRS accounting pronouncements including the expected date of adoption.

Critical Accounting Policies and Estimates

The review of our results of operations is based upon our consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007, which have been prepared in accordance with IFRS.

The preparation of these consolidated financial statements, in conformity with IFRS requires our management to make judgments, estimates and assumptions that affect the reported assets and liabilities at the date of the consolidated financial statements and revenue and expenses during the period. Critical accounting policies are those that are the most important to the portrayal of our balance sheet, profit and loss and cash flows and require management to make difficult, subjective or complex judgments and estimates about matters that are inherently uncertain. Our management bases its estimates on historical experience and other assumptions that it believes are reasonable. We also prepare a reconciliation of our net profit and equity shareholder’s deficit to US GAAP. Our critical accounting policies are discussed below and should be read in conjunction with our disclosure of significant accounting policies provided in note 2 to the consolidated financial statements for the year ended December 31, 2006. The Company has determined that critical accounting policies of the Company are the same under IFRS and US GAAP. For specific differences relating to these policies, see note 30 and note 10 to our consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively.

Provisions for Credit Notes

During each reporting period, we must make estimates for potential future sales credits to be issued in respect of current revenues, related to billing errors, service interruptions and customer disputes. We analyze historical credit activity and changes in customer demands related to current billing and service interruptions when evaluating our credit note provision requirements. We reserve for known billing errors and service interruptions as incurred. We review customer disputes and reserve against those we believe to be valid claims. We also estimate a general sales credit reserve related to unknown billing errors and disputes based on such historical credit activity. The determination of the sales credit and customer dispute credit reserve requirements involves significant estimation and assumption. The actual credit notes issued may deviate from this estimate due to changes in the underlying data. We review the estimates every period and may be required to adjust the estimate in a subsequent period. There have been no material adjustments in any of the periods presented. The provision for credit notes was £3.7 million, £2.8 million, £4.1 million and £5.1 million at December 31, 2004, 2005 and 2006 and at March 31, 2007, respectively. The expense recorded in the year ended December 31, 2004 was £3.8 million, and the credit recorded in the year ended December 31, 2005 was £0.9 million. The expense recorded in the year ended December 31, 2006 and the three months ended March 31, 2007 was £1.3 million and £0.9 million, respectively.

Cost of Access Accruals

Cost of access, our single largest expense amounting to approximately £87.7 million, £72.0 million, £77.0 million and £23.0 million, or 32.4%, 30.0%, 32.0% and 30.7% of revenue for the years ended December 31, 2004, 2005 and 2006 and for the three months ended March 31, 2007, respectively, is expensed as incurred. The recognition of these costs involves the use of various management estimates and assumptions and requires us to rely on non-financial systems. Consistent with other costs recorded in each reporting period, we incur a significant amount of services for which suppliers have not yet billed us during that period. We therefore need to make significant estimates for our access costs, specifically regarding traffic resulting in usage-based access costs. Our cost of access is primarily comprised of usage-based voice charges paid to other carriers to originate and/or terminate switched voice traffic, and charges for leased lines for dedicated facilities. The usage-based voice accruals are a direct result of the traffic volume in the particular month for which we do not have invoices at the time of the close of our monthly reporting period. We utilize the minute volumes reports from our switched network that feed into an internal access reporting system, which also maintains our access supplier contract and tariff rates on a rate table to assist in estimating our usage-based access costs. Dedicated facility access costs are also estimated based on the number of circuits and the average circuit costs, based on our internal records, adjusted for contracted rate changes. Management continuously monitors the accuracy of our systems to measure network volumes and track circuits, and our rate tables are updated frequently to maintain the accuracy of the rate structure we have with our access providers and per the current regulated tariff rates. After payment of invoices from access providers (which can take 90 days to receive following the close of the monthly reporting period), we evaluate whether we require an aggregate adjustment to the total accrual. In certain instances, we engage in a reconciliation process with the access providers in order to arrive at a mutual understanding of the appropriate level of charges. We typically maintain an accrual for the amount subject to dispute and generally withhold payment until the dispute is settled. Due to the complexity of the combination of changing regulations, pricing fluctuations, measuring traffic volumes and new supplier agreements, the estimates are subject to change. Changing regulations regarding access rules and related charges also create uncertainty regarding how the changes may impact the rate tables that we maintain internally. In spite of the difficulties involved in the estimation process, we believe we have established adequate access cost accruals due to our overall approach.

Valuation of Fixed Assets

We assess fixed assets that have finite useful economic lives for potential impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable or otherwise as required by accounting standards. Factors that would indicate potential impairment include the following:

•	significant under-performance relative to expected historical or projected future operating results;

•	significant changes in the use of our assets or a change in our business strategy;

•	significant changes in technology and the regulatory environment; and

•	significant negative industry or economic trends.

Recoverability of assets is measured under IFRS by a comparison of the carrying amount of an asset to its recoverable amount, calculated as the higher of the net selling price or the discounted future net cash flows expected to result from the use of the asset and its eventual disposition. Recoverability of assets is measured under US GAAP by a comparison of the carrying amount of an asset to the sum of the undiscounted identifiable cash flows expected to result from the use of the asset and its eventual disposition.

If the assets are considered to be impaired, the impairment recognized is measured under both IFRS and US GAAP as the amount by which the carrying amount of the assets exceeds the net realizable value of the assets and is recorded as a charge to operating income. The most significant estimates made in determining discounted future net cash flows include the selection of the appropriate discount rates, residual asset values, our estimated long-term growth rates and the number of years on which to base the cash flow projections. While we believe that our assumptions are appropriate, such estimated amounts could differ materially from what will actually occur in the future.

Based on our assessment of recoverability, we have no such impairments during the years ended December 31, 2004, 2005 and 2006 or the three months ended March 31, 2007.

Pension Benefits

Our employees participate in two occupational pension schemes: the Railways Pension Scheme, which is a defined benefit scheme; and the Global Crossing Pension Scheme, which has a defined contribution section and a defined benefit section. The Company accounts for retirement benefits in accordance with, IAS 19 “Employee benefits” (“IAS 19”). Under US GAAP, pensions are accounted for in accordance with SFAS 158 “Accounting for Defined Benefits Pension and Other Postretirement Plans” (“SFAS 158”). See note 30 in the accompanying consolidated financial statements for the year ended December 31, 2006 for more information.

The pension assets, liabilities and expense recorded are based on a number of actuarial assumptions. These assumptions include discount rate, the expected long-term rate of return on plan assets and inflation rates. The assumptions are based on current market conditions, historical information and consultation with and input from our actuaries. These assumptions are reviewed annually. While we believe that the assumptions we use are appropriate based on available information, these assumptions may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter lives of participants. These differences may result in a significant impact on the amount of our future pension expense and resulting asset or liability.

Restructuring

We have engaged in restructuring activities, which require us to make significant judgments and estimates in determining restructuring charges, including, but not limited to, sublease income or disposal costs, length of time on market for abandoned rented facilities, and contractual termination costs. Such estimates are inherently judgmental and changes in such estimates, especially as they relate to contractual lease commitments and related anticipated third-party sublease payments, could have a material effect on the onerous lease liabilities and consolidated income statement. This restructuring provision is composed of continuing building lease obligations and broker commissions for the restructured sites (aggregating £32.7 million as of March 31, 2007), offset by the discounted anticipated receipts from existing and future third-party subleases. As of March 31, 2007, anticipated third-party sublease receipts were £26.9 million, representing £21.2 million from subleases already entered into and £5.7 million for subleases projected to be entered into in the future. We continually review the anticipated costs and third-party sublease payments on a quarterly basis and record adjustments for changes in these estimates in the period such changes become known. For further information related to our restructuring activities see note 17 “Provisions,” and note 6 “Restructuring” to the accompanying consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively. For information related to differences between IFRS and US GAAP, see note 30 and note 10 to the accompanying consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively.

Income Taxes

We have significant deferred tax assets related primarily to net operating losses (“NOLs”). The realization of these assets is not assured and depends on sufficient taxable income being generated in the future. Management has exercised judgment in determining the extent of the realization of these losses based upon estimates of future taxable income. Where there is an expectation that, on the balance of probabilities, there will not be sufficient taxable profits to use these NOLs, the asset has not been recorded. If actual events differ from our management’s estimates, or to the extent that these estimates are adjusted in the future, any changes to the realizability of these estimates could materially impact our financial position and results of operations. At March 31, 2007, we had a total deferred tax asset of £95.7 million. Of this amount, £5.3 million of deferred tax asset was recognized due to sufficient positive evidence of the realization of the assets in the foreseeable future.

Liquidity and Capital Resources

At March 31, 2007 our available liquidity consisted of £38.0 million of cash and cash equivalents. Our liquidity requirements arise primarily from capital expenditure, finance charges, and to a lesser extent, working capital requirements. Since the second quarter of 2003, our cash flows from operations have been sufficient to meet our liquidity needs. We may, from time to time, upstream cash to our parent and other group companies. It will not be possible for us to pay dividends to our shareholder, an indirect subsidiary of our parent, until such time as our accumulated realized profits exceed our accumulated realized losses. It is anticipated, therefore, that we will not be in a position to pay dividends for some time, and any funds to be upstreamed to our parent will be by way of intercompany loans. The terms of any intercompany loan made by us to our parent or its subsidiaries will reflect our ongoing liquidity requirements, the restrictions contained in the covenants in the Indenture, the GCL $350 million term loan agreement and the requirements of English law.

Within 120 days after the period beginning December 23, 2004 and ending December 31, 2005 and for each 12-month period thereafter, the Company must offer to purchase a portion of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, with 50% of the Designated Cash Flow (as defined in the Indenture) from that period (the “Annual Repurchase Offer”). Designated Cash Flow means the Company’s consolidated net income plus non-cash charges minus capital expenditures, calculated in accordance with the terms of the Indenture. We did not make an Annual Repurchase Offer in respect of the 12-month period ended December 31, 2006 as a result of not meeting the stipulated cash flow requirement to trigger the making of such an offer.

Future Sources and Uses of Liquidity

In 2005, we signed an agreement for a £10.0 million finance lease facility, of which £6.2 million had been drawn down as at March 31, 2007. The facility is used to finance the rollout of IP enabled switches to Network Rail and certain other train operating companies.

During the three months ended March 31, 2007, the Company entered into a $5.0 million loan agreement (the “Loan Agreement”) to provide a loan facility for partial financing of certain purchases of equipment. The Loan Agreement is available for a period of one year. The Loan Agreement is subject to an annual interest rate of London Inter-bank Offered Rate (“LIBOR”) plus 6.58%, with a minimum rate of 11.9%. All borrowings are to be repaid by March 28, 2010. At March 31, 2007 the Company had $1.6 million (equivalent to £0.8 million as at March 31, 2007) outstanding related to the Loan Agreement.

Our parent company may continue to use us as a source of funding for itself and its affiliates, subject to the covenants in the Notes and restrictions under English law, and we may continue to periodically to upstream our excess cash flow through loans, if possible, or dividends. The restrictions in the Indenture and under English law will limit the amount and terms relating to funds sent to our parent and its affiliates. See “Indebtedness—Notes” for further information on this.

During 2006 we made net loans to GCE of US$50.4 million (equivalent to £25.7 million as at December 31, 2006) during this twelve month period. See “Major shareholders and Related Party Transactions”

On April 11, 2007, the Company approved a US$15.0 million commitment to GCE in accordance with the Indenture and under the same terms and conditions set forth in the intercompany credit agreement. On May 2, 2007 the Company made a loan to GCE, pursuant to this commitment, in the amount of US$5.0 million (see “Major Shareholders and Related Party Transactions”). This loan was repaid in full in June 2007.

We expect that operating cash flow will be sufficient to meet our anticipated liquidity requirements including those related to capital expenditures (inclusive of finance leases) and servicing interest payable on the Notes.

Cash-Generating Business

In each of the two years ended December 31, 2005 and 2006 and the three months ended March 31, 2007, we were a cash-generating business. We generated cash from operations (before interest payments) of £64.6 million, £61.4 million and £7.3 million, and made interest payments of £26.9 million, £26.5 million and £1.0 million, for the years ended December 31, 2005 and 2006 and the three months ended March 31, 2007, respectively.

We maintain daily reporting of our cash position and measure our performance against our expected cash flows weekly. The expected impact on short-term and long-term cash performance is a critical topic in each significant business decision, including when we negotiate new contracts and renegotiate existing contracts with customers.

Cash Flow Activity

Net cash inflow from operations consists of five major ongoing components: profit adjusted for net finance charges, income tax, depreciation and amortization, and certain other significant non-cash items; changes in working capital; changes in provisions; changes in other assets and liabilities; and interest paid. Within working capital, the major items are increases and decreases in creditors and debtors. We include inter-company trade payables and receivables in those categories, as well as certain inter-company financial obligations that do not qualify as debt.

Net cash flow from investing activities includes interest received on bank deposits, interest received on intercompany loans receivables and payments to acquire property, plant and equipment and intangible assets and subsidiaries, net of cash acquired.

Net cash flow from financing activities includes the issuance of the Notes, loans provided by and repaid to group companies and repayments of capital lease obligations.

The table below shows our net cash flow for the three months ended March 31, 2006 and 2007.

	Three Months Ended March 31,
	2006	2007	Change	% Change
	(in thousands)
Net cash provided by operating activities	£8,150	£6,281	£(1,869)	(23)%
Net cash used in investing activities	(3,513)	(7,271)	(3,758)	(107)%
Net cash used in financing activities	(713)	(1,358)	(645)	(90)%

Net increase/(decrease) in cash and cash equivalents	£3,924	£(2,348)	£(6,272)	NM

NM – zero balances and comparisons from positive to negative numbers are not meaningful

Net Cash Flow from operating activities

During the three months ended March 31, 2007, net cash provided by operating activities decreased by £1.9 million to £6.3 million when compared to the same period in 2006. The decrease is primarily due to a reduction in operating working capital partially offset by a change in profits after deducting certain non-cash items. During the three months ended March 31, 2007, net cash used by working capital increased by £7.9 million to £10.2 million when compared to the same period in 2006. We incur interest expenditure on our finance leases and senior secured notes. Interest expenditure fluctuates from period to period as additional assets are covered by our finance leases and as the current portion of finance leases expire.

Net Cash Flow from investing activities

During the three months ended March 31, 2007, capital expenditure increased by £3.9 million to £8.4 million when compared to the same period in 2006. The increase is primarily due to capital expenditure incurred by Fibernet, and capital expenditure associated with the delivery of the Vodafone contract, during the first quarter of 2007. This is partially offset by capital expenditure during the first quarter of 2006 associated with the security accreditation of our Customer Network Operations Centre, the fit out of our London head office and the installation of SAP.

During the three months ended March 31, 2007, interest received increased by £0.1 million when compared to the same period in 2006, primarily due the receipt of £0.9 million interest during the first quarter of 2007 on loans made to GCE in the second quarter of 2006. This was partially offset by the receipt of £0.6 million interest relating to a one-off rates rebate during the first quarter of 2006. See “Major Shareholders and Related party Transactions”.

Net cash flow from financing activities

During the three months ended March 31, 2007, repayments under finance leases increased by £1.0 million when compared to the same period in 2006, primarily due to new finance leases taken out in the latter part of 2006 and additional finance lease repayments by Fibernet during the first quarter of 2007.

During the three months ended March 31, 2007, the Company received $1.6 million (equivalent to £0.8 million as at March 31, 2007) under the Loan Agreement.

The table below shows our net cash flow for the years ended December 31, 2005 and 2006.

	Year ended December 31,
	2005	2006	Change	% Change
	(in thousands)
Net cash provided by operating activities	£37,638	£34,910	£(2,728)	(7.2)%
Net cash used in investing activities	(7,963)	(61,700)	(53,737)	(674.8)%
Net cash (used in)/provided by financing activities	(6,021)	22,252	28,273	NM

Net increase/(decrease) in cash and cash equivalents	£23,654	£(4,538)	£(28,192)	NM

NM – zero balances and comparisons from positive to negative numbers are not meaningful

Net Cash Flow from Operations

Net cash provided by operating activities was £37.6 million and £34.9 million for the years ended December 31, 2005 and 2006, respectively. The decrease was primarily the result of the change in profits after deducting certain non-cash items partially offset by a favorable movement in working capital. Cash provided by changes in working capital were £1.4 million and £9.2 million for the years ended December 31, 2005 and 2006, respectively. We incur interest expenditure on our finance leases and Notes. Interest expenditure fluctuates from period to period as additional assets are covered by our finance leases and as the current portion of finance leases expire.

Net Cash Flow from Investing Activities

We increased our level of capital expenditure, when compared to the previous year, by £11.0 million to £20.4 million for the year ended December 31, 2006 primarily due to requirements under the security accreditation of our Customer Network Operations Centre, the fit-out of our London head office, the installation of SAP, the upgrade of our operator services platform and the capital expenditure associated with the delivery of the Vodafone contract.

In the next few years we expect to continue to pursue a focused and disciplined capital expenditure program. We plan to maintain and enhance our existing network in order to improve our services and to meet customer requirements. We anticipate that our capital expenditures for the medium term will consist almost exclusively of product development-related expenditures tied to revenue growth (for example, investments in customer premises equipment) and maintenance expenses. However, we may have to increase our expenditures as a result of regulatory requirements or to keep up with technological innovations implemented by our competitors.

Net cash outflow in connection with the acquisition of Fibernet comprised £53.1 million paid to GC Acquisitions offset by £8.1 million net cash acquired.

Interest received increased, when compared to the previous year, by £2.3 million to £3.7 million for the year ended December 31, 2006 primarily due to interest received on net loans made to GCE. See “Major Shareholders and Related party Transactions”.

Net Cash Flow from Financing Activities

Net cash inflow from issuance of the Additional Notes comprised £56.8 million gross proceeds less £1.4 million capitalizable financing fees.

The Company made net loans to GCE of US$50.4 million (equivalent to £25.7 million as at December 31, 2006) during this twelve month period. See “Major Shareholders and Related Party Transactions”.

Indebtedness

At March 31, 2007, we had £251.1 million of outstanding indebtedness, primarily consisting of £249.9 million of Notes and £0.8 million relating to the Loan Agreement. We are, and always have been, in compliance with all covenants in the Indenture governing the Notes.

At March 31, 2007, a total of £32.6 million was outstanding in respect of finance lease obligations.

As at March 31, 2007, our interest bearing debt was largely subject to fixed rates of interest. See note 18 within our consolidated financial statements for the year ended December 31, 2006 for further information.

Treasury Management

Details on our policies over treasury, interest rate management and foreign exchange management are contained within note 18 to our consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

For a discussion on the impact of foreign currency fluctuations on the Company, see “Quantitative and Qualitative disclosures about market risk—foreign exchange risk”.

Notes

On December 23, 2004, the Issuer issued the Initial Notes comprising $200.0 million in aggregate principal amount of 10.75% US dollar-denominated senior secured notes and £105.0 million in aggregate principal amount of 11.75% pound sterling-denominated senior secured notes. The Initial Notes were issued at a discount of approximately £3.0 million. The Initial Notes mature on the tenth anniversary of their issuance.

On December 28, 2006, the Issuer completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of Additional Notes was priced at 109.25% of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture pursuant to which GC Finance previously issued the Initial Notes. The proceeds from the Additional Notes were used to finance the Fibernet acquisition.

Interest is payable in cash semi-annually on June 15 and December 15. The discount, premium and fees associated with the issuance of the Notes are amortized over the term of the Notes using the effective interest method.

The Notes are senior obligations of the Issuer and rank equal in right of payment with all of its future debt. The Guarantors have guaranteed the Notes as a senior obligation ranking in equal right of payment with all of their existing and future debt. The Notes are secured by certain assets of the Guarantors, including the capital stock of the Issuer and Fibernet, but certain material assets of the Guarantors do not serve as collateral for the Notes.

The Issuer may redeem the Notes in whole or in part, at any time on or after December 15, 2009, at redemption prices decreasing from 105.375% (for the US dollar-denominated Notes) or 105.875% (for the pound sterling-denominated Notes) in 2009 to 100% of their principal amount in 2012 and thereafter, plus any accrual and unpaid interest. At any time before December 15, 2009, the Issuer may redeem either or both series of Notes, in whole or in part, by paying a “make-whole” premium, calculated in accordance with the Indenture. The Issuer may also redeem up to 35% of the principal amount of either series of Notes before December 15, 2007 using the proceeds of certain equity offerings. The Issuer may also redeem either or both series of Notes, in whole or in part at a price equal to their principal amount plus accrued and unpaid interest, upon certain changes in tax laws and regulations that cannot reasonably be avoided.

If we undergo specific kinds of changes in control, we or the Issuer must offer to repurchase the Notes at a redemption price equal to 101% of the principal amount. The Notes may also be called at par by STT Communications Ltd (or one of its affiliates), for so long as it together with its affiliates holds not less than 50% of the then outstanding principal amount of our parent’s mandatory convertible notes at any time, in the event of certain payment events of default or post acceleration and in the case of certain enforcement events. Pursuant to a recapitalization agreement, dated May 9, 2007 (as amended by Amendment No. 1 to the recapitalization agreement dated June 1, 2007), STT Crossing Ltd has agreed to convert the mandatory convertible notes into shares (and warrants convertible into shares) of common stock of GCL no later than September 6, 2007.

The Notes were issued under the Indenture, which includes covenants and events of default that are customary for high-yield senior note issuances. The Indenture limits the Company and its restricted subsidiaries’ ability to, among other things: (i) incur or guarantee additional indebtedness, (ii) pay dividends or make other distributions to repurchase or redeem its stock, (iii) make investments or other restricted payments, (iv) create liens, (v) enter into certain transactions with affiliates, (vi) enter into agreements that restrict the ability of its material subsidiaries to pay dividends, and (vii) consolidate, merge or sell all or substantially all of its assets.

Within 120 days after the end of the period beginning December 23, 2004 and ending December 31, 2005 and for each 12-month period thereafter, the Company must offer to purchase a portion of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, with 50% of Designated Cash Flow (as defined in the Indenture) (“Designated Cash Flow”) from that period (the “Annual Repurchase Offer”). Designated Cash Flow means the Company’s consolidated net income plus non-cash charges minus capital expenditures, calculated in accordance with the terms of the Indenture. We did not make an Annual Repurchase Offer in respect of the 12-month period ended December 31, 2006 as a result of our not meeting the stipulated cash flow requirement to trigger making of such offer.

A loan or dividend by the Company to GCL and its affiliates is a restricted payment under the Indenture. Under the Indenture such a payment (i) may be made only if the Company is not then in default under the Indenture and would be permitted at that time to incur additional indebtedness under the applicable debt incurrence test; (ii) may generally be made only within ten business days of consummation of each Annual Repurchase Offer; and (iii) would generally be limited to 50% of the Company’s Designated Cash Flow plus the portion, if any, of the applicable Annual Repurchase Offer that the holders of the Notes decline to accept. In addition, so long as the Company is not then in default under the Indenture, it may make up to £10.0 million in the aggregate in restricted payments in excess of 50% of Designated Cash Flow for a given period; provided that any such excess payments shall reduce the amount of restricted payments permitted to be paid out of future Designated Excess Cash Flow. Under our parent’s mandatory convertible notes indenture and the term loan facility, loans from the Company to GCL or GCL’s other subsidiaries must be subordinated to the payment of obligations under our parent’s mandatory convertible notes and the payment obligations under the term loan facility. The terms of any inter-company loan by the Company to GCL or GCL’s other subsidiaries are required by the Indenture to be at arm’s length and, if for a sum in excess of £5 million, must be approved by a majority of the disinterested members of the Company’s Board of Directors, including its independent members. In the exercise of their fiduciary duties, the Company’s directors will require the Company to maintain a minimum cash balance in an amount they deem prudent.

In August 2005, we filed a registration statement with the SEC in relation to an offer to exchange the Initial Notes for publicly tradable notes that have identical terms (except for terms concerning registration rights and the related provisions for increased interest if we default under the registration rights agreement and transfer restrictions). The exchange offer was completed in September 2005. The exchange notes together with the unregistered Notes that remain outstanding after the completion of the exchange offer are treated as a single class of debt securities under the Indenture. The US dollar-denominated exchange notes are eligible for trading in the Private Offerings, Resales, and Trading through Automatic Linkages Market, commonly referred to as the Portal Market. As of September 27, 2005 when the exchange offer closed, the exchange offer was taken up by 99.93% of the holders of the $200 million 10.75% senior secured notes and 100% of the holders of the £105 million 11.75% senior secured notes.

The Additional Notes were sold only to qualified institutional buyers in the United States under Rule 144A and to qualified investors outside the United States that are non-U.S. Persons under Regulation S and have not been and will not be registered under the U.S. Securities Act of 1933, as amended, or any other applicable securities laws. The Additional Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Our Lease Obligations

We have capitalized commitments for property, plant and equipment and computer software that qualify as obligations under finance leases. Our lease with Network Rail, the largest of our finance leases, includes fiber and equipment on the rail network. At March 31, 2007, the total liability under the Network Rail lease was £19.4 million, a decrease in our liability of £0.7 million during the three months ended March 31, 2007. Our other finance leases have a total liability of £13.2 million outstanding and include leases of voice equipment supporting various customers. Obligations under finance leases are recognized in current and non current liabilities in the consolidated financial statements.

Our operating leases cover both leases of real property and leases of equipment. As at December 31, 2006 the real property leases require us to make payments aggregating about £111.3 million. During the three months ended March 31, 2007 we did not enter into any material contractual cash commitments.

Research and development, patents and licenses

The company does not spend significant resources on internal research and development activities.

Trend information

We believe that the most important factor affecting our future results will be our ability to retain our existing customers, particularly our large enterprise customers. We have long-term contracts with many of our enterprise customers, and our ability to renew those contracts at acceptable margins will be key to our financial success. Growing our relationships with our existing and new customers and migrating them to IP based platforms are other important success factors.

Two of our principal customer relationships (see “Business—Customers—Enterprise Customers”) are with OGCbuying.solutions, with whom we have a framework contract for the provision of a managed telecom service, and with Camelot, the current holder of the license to operate the UK National Lottery. The managed telecom service contract was for an initial term of 10 years; this term was initially extended until the end of December 2008 and in June 2007 was further extended until the end of December 2011. Camelot’s license to operate the National Lottery expires in January 2009. Camelot is currently engaged in the bidding process for the award of the license to operate the National Lottery for a 10 year period from February 2009. A decision by the National Lottery Commission on who will be awarded the license is expected in August 2007. Even if Camelot is awarded the license to operate the National Lottery from February 2009, we do not expect to retain the same level of services or revenue from our contract with Camelot.

We are experiencing pricing pressure in both the carrier sector and the enterprise sector. Our strategy for addressing this pressure is an important factor for our financial success. We are taking mitigating measures by focusing our strategy on selling higher margin products and services to our customers with the aim of retaining revenue and margins, including with existing customers and on contract renewals.

We believe that a key success factor in acquiring new customers will be our ability to build cooperative relationships with system integrators (“SIs”). SIs have assisted us in pursuing new customers and have allowed us to bundle our services with the equipment or applications that they provide. We currently serve several very large customers through SI relationships and we plan to continue improving our ability to partner with successful SIs in order to win customers.

Off-Balance Sheet Arrangements

Off balance sheet arrangements are defined as being any transaction, agreement or other contractual arrangement to which an entity unconsolidated by the Company, is a party, under which the Company has (i) any obligation under a guarantee contract, (ii) a retained or contingent interest in assets transferred, (iii) an obligation under a derivative instrument, or (iv) any obligation, including a contingent obligation, arising out of a variable interest.

We are not party to any off-balance sheet arrangements.

Contractual Obligations

Tabular Presentation of Cash Commitments at December 31, 2006:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Debt obligations(1)	£497,222	£30,427	£60,854	£58,808	£347,133
Finance lease and hire purchase obligations	41,942	11,998	15,488	5,803	8,653
Operating lease obligations	111,330	18,131	27,751	18,026	47,422
Purchase obligations(2)	133,082	60,570	42,923	12,763	16,826
Pension obligations	14,145	1,194	2,517	2,728	7,706

Total	£797,721	£122,320	£149,533	£98,128	£427,740

(1)

The amounts presented include both principal and interest. The principal repayment of the Notes of approximately £258.9 million included within the “More than 5 years” section of the table. As the Designated Cash Flow will vary from period to period we have not predicted early purchases of the Notes. The $200.0 million principal has been translated for all periods at the December 31, 2006 year-end rate of 1.9623 US dollars to one pound sterling. The US dollar interest included in the period up to five years has been calculated using the swap rate of 1.945 US dollars for one pound sterling. The US dollar interest included in periods of more than five years has been calculated using the bond rate of 10.75% and has been translated at a rate of 1.9623 US dollars to one pound sterling. The pound sterling interest has been calculated using the bond rate of 11.75%.

(2)

Amounts represent contractual commitments to third parties to purchase network access services (£57.5 million), the undiscounted value of rental payments for restructured properties (£33.3 million), maintenance services for portions of our network (£24.2 million) and other purchase commitments (£18.1 million, which includes £13.0 million in respect of committed capital expenditure). These amounts are expected to incurred within 12 months of the year end.

During the three months ended March 31, 2007 we did not enter into any material contractual cash commitments.

INDUSTRY

Developments within the Telecommunications Industry

Historically, the majority of telecommunications networks supported voice calls and were built with copper wires used for point-to-point voice connectivity, interconnected with basic switching systems. These networks were designed to carry voice calls in their native analogue form and had limited capability. In more recent times, as technology evolved, the voice signals were digitized and multiplexed together for higher speed, and more efficient, transmission over optical fibers. The process of multiplexing was basic, allocating a fixed amount of the available network resource to each signal, but it still increased flexibility by allowing low-speed digital signals to be combined with the digitized voice signals for transmission over optical fibers.

The development of complex digital applications—for example, the exchange of information over the internet, business transactions using e-commerce, and video streaming services, together with the increased connectivity opportunities as more and more users subscribe to internet-based services—has driven modern network operators to develop much higher speeds of connectivity and advanced protocols for managing the interconnection of individual applications, utilizing greatly increased computing power which is more readily available and affordable.

Competitors in the industry now seek to increase efficiency and flexibility, using the principle of “convergence” for all switching and transmission applications based on the “packet” principle. Complex digital applications use the packet principle to divide up information into manageable packets, then combine the packets from several applications together for high-speed and ultra high-speed transmission. This packet principle can be applied to all digital applications and extended to digitized voice signals, thereby “converging” in a common packet-based switching and transmission network. The protocol used to manage the interconnection of these packets is IP, which has become accepted as the industry standard.

This principle of convergence is a common development across the core of most operators’ networks. Access to these networks from customers is achieved through a number of different methods and technologies. Copper networks are still used with advanced modulating techniques, generically known as broadband, to support high-speed digital access. The incumbent operators generally have control over the copper networks. Because it is cost prohibitive for the newer operators to develop copper networks, various regulatory rulings are used to enable wider access to the copper network. Alternatively, wireless is becoming an increasingly attractive method for network access, for mobile access, for example at Wi-Fi “hot spots”, and fixed, high-speed access.

Key Industry Sectors

The telecommunications market generally consists of four basic sectors:

•	long distance services;

•	local exchange services;

•	wireless services; and

•	data/managed network services.

Telecommunications providers will offer one or more of these services to business or consumer segments.

Several telecommunications carriers focus on providing traditional voice and data services to business and residential customers. Long distance carriers, on the other hand, primarily provide only the connection between two local networks, transferring voice transmissions over a larger, interconnected regional or national network.

Local exchange services carriers may provide traditional voice services that connect end-user customers within a designated local area, and these carriers often provide the local portion of most long distance calls or the broadband connections. Many telecommunications providers provide both local and long distance services. Wireless carriers transmit voice and data transmissions made through a wireless network to a mobile phone or other mobile device, such as a laptop computer enabled with Wi-Fi.

Some telecommunications providers, including Global Crossing, have built and operate networks to efficiently support the developing trend in demand for increasingly complex digital applications, and to continue to provide voice services, through solutions employing the principles of converged networks. The efficiency and inherent flexibility of a converged network means that network services can be grouped and managed to provide a customer-specific solution. Customers of managed services typically include multinational corporations, government agencies or other large organizations.

Network Technology for Managed Services

Managed services have been available for some time, including managed data wide area or local area networks, or data WAN or LAN, or managed voice networks, including private branch exchanges (“PBXs”). The technology traditionally used for these early managed services was ATM and frame relay, for data networks, and Time Division Multiplexing (“TDM”) for voice networks and these networks still predominate in the industry.

ATM and frame relay networks use packet-switching technology to transmit both data and voice. Packet switching divides information such as voice, video or data into bits of data that are packaged into data cells. Cells are routed between local networks using ATM technology, which organizes the cells and transmits them over a common network to another end-point based on specifications coded onto the cells. TDM networks are principally capable of handling only voice traffic in a circuit switching environment.

Most telecommunications carriers with this type of network deploy multi-platform switches for both frame relay and ATM. These multi-platform switches can convert any type of data to a cell or packet and transmit them through different types of data networks. Transmission of data in this manner requires a data protocol, which permits computers to transmit and exchange packets of information using a common software language. Protocols are the critical technology in data networking because they dictate the speed, flexibility, security and integrity with which data can be exchanged between computers.

IP has become the protocol used for the management of wide area connectivity for most digital applications and digital voice, such as VoIP, applications. Within an operator’s network, ATM and frame relay may still be used to manage the IP connections across the network, but increasingly for converged networks the IP connections are managed by another technology known as multi-protocol label switching (“MPLS”).

MPLS is a set of protocols for provisioning and managing multiple protocol networks. MPLS uses a technique known as label switching to forward data through a network and it facilitates very high-speed data connections. MPLS overlays a packet-switched IP network to help better manage traffic flow and provides virtual links or tunnels through the network to improve the efficiency of connections. In this environment, the convergence of carrying voice and data over one network infrastructure is fully supportable.

Telecommunications Services Management

Management of telecommunications services has become an integral part of many companies’ strategies to gain competitive advantages or achieve operating efficiencies and hence the Company’s focus on providing managed services to our customers. The IP and MPLS developments allow voice and data networks to converge and to offer increased security on public networks, and through this technology operators are able to allocate and manage network resources on a customer-by-customer basis, creating customer-specific IP VPNs within their network IP VPNs.

The growing availability of services benefiting from converged networks, and the complexities of managing these services internally, are encouraging companies to outsource larger portions of their telecommunications functions to specialized providers of IP VPNs, thereby creating cost savings and allowing them to focus on their core businesses. The market growth in IP VPNs is providing operators with the economies of scale to develop new and innovative communications services, which further benefit customers and ultimately reduce customers’ telecommunications costs, including total cost of ownership, whilst providing for greater flexibility in providing for increasing bandwidth needs.

Furthermore, the provision of services utilizing IP VPNs to manage all aspects of communications requirements within a customer enterprise is becoming increasingly attractive to a broader range of customers, particularly as this enables them to benefit from this technology without having to make subscale investments.

BUSINESS

Corporate Information

GCUK was incorporated on April 25, 1990 as a limited company under the laws of England and Wales. GC Finance, our wholly owned finance subsidiary, was incorporated on October 22, 2004 as a limited company under the laws of England and Wales. Our wholly owned subsidiaries Fibernet Group Limited (formerly Fibernet Group plc), Fibernet UK Limited and Fibernet Limited were incorporated under the laws of England and Wales on January 26, 1996, June 17, 1994 and February 24, 1986, respectively.

The address of our registered office, together with that of our wholly owned subsidiary undertakings, is 1 London Bridge, London SE1 9BG, England and our telephone number is +44 845 000 1000.

Corporate History

We originated as the network services arm of Racal. Racal began operations in fixed line communications in 1988 when the UK government awarded it the contract to establish and maintain the Government Data Network. Through this contract, Racal’s network services business provided managed voice and data services and other communications offerings to numerous UK government departments.

As the volume of this business increased, it made commercial sense for Racal to own its own network infrastructure and assets, allowing it to lower its cost base and provide a platform to offer more advanced services at improved margins. In December 1995, Racal acquired BR Telecommunications, one of the companies that emerged out of the UK railway privatization process. BR Telecommunications owned the rights and assets that Racal considered necessary to create a viable telecommunications company based on the fiber network originally created for the UK national railway, together with associated contracts.

Acquiring BR Telecommunications provided Racal with the opportunity to manage a substantial communications network infrastructure. It also allowed Racal to extend this infrastructure on a cost-effective basis through its long-term wayleave rights over the land of the British Railways Board as well as Network Rail, then called Railtrack, that was the new operator of the national railway infrastructure (although not the trains themselves). In addition, BR Telecommunications brought to Racal a series of medium- and long-term contracts for services provided to the newly privatized national railway infrastructure, as well as to the train operating companies, or TOCs. The addition of these customer contracts significantly increased Racal’s telecommunications customer base.

Leveraging its network assets, Racal was able to market and deliver advanced managed network services to a growing range of customers, while retaining its core focus on the government and rail sectors. Meanwhile, our old parent company was building the world’s largest integrated IP network, based on fiber-optic technology. As part of its overall strategy, our old parent acquired us in November 1999. In addition, as part of our old parent’s acquisition of Frontier Communications in September 1999, we acquired Frontier’s UK businesses, including the termination of national and international voice services, which now constitutes part of our business.

The Fibernet Acquisition

Fibernet Group was founded in 1986 and is based in Basingstoke, England. Historically a competitor as well as one of our largest carrier customers, Fibernet is a provider of specialist telecommunications services in the United Kingdom. Fibernet’s customers are typically organizations in the retail, financial services and manufacturing sectors. Fibernet also provides services to its service provider customers.

Historically, Fibernet Group classified its customer base into enterprise customers, service provider customers and customers it reaches via its systems partners. Since being acquired by GC Acquisitions, Fibernet Group has reclassified its customer base into enterprise customers and carrier customers, designating its original enterprise customers and its enterprise customers reached via its systems partners as its enterprise customers and designating its original service provider customers and the service provider customers reached via its systems partners as its carrier customers. This new classification aligns Fibernet with GCUK’s classification of its enterprise customers and carrier customers. Where we refer to Fibernet’s customers in this prospectus, unless the context requires otherwise, we are referring to these new classifications. After the reclassification, Fibernet Group’s enterprise customers represented 48% of its revenue for the fiscal year ended August 31, 2006.

On August 25, 2006, our affiliate, GC Acquisitions, announced a recommended cash offer to acquire the entire issued and outstanding ordinary share capital of Fibernet Group plc. On October 11, 2006 GC Acquisitions announced it had received acceptances of its offer for Fibernet Group plc in respect of approximately 91% of the then existing ordinary share capital and declared the offer for Fibernet Group plc unconditional in all respects.

On October 26, 2006, the members of the then current board of directors of Fibernet Group plc resigned and were replaced by Global Crossing executives. On October 27, 2006, an application was made to the Financial Services Authority for the cancellation of the listing of Fibernet Group plc shares on the London Stock Exchange and for the cancellation of the admission to trading of Fibernet Group plc shares. On November 27, 2006, the Fibernet Group plc shares were de-listed from the London Stock Exchange and are no longer admitted to trading on any public trading market.

On December 7, 2006, our Board of Directors approved the acquisition of Fibernet from GC Acquisitions. On December 12, 2006, GC Acquisitions acquired the remaining outstanding Fibernet Group plc shares through the exercise of its right to acquire the minority shareholdings on a compulsory basis under applicable English law. The aggregate offer consideration for Fibernet Group was approximately £49.8 million. In addition, £2.1 million of costs attributable to the acquisition were incurred, resulting in a total purchase price of £51.9 million.

On December 28, 2006, we announced that the Issuer had completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture pursuant to which the Issuer previously issued its Initial Notes.

On December 28, 2006, proceeds from the offering were used to acquire Fibernet from GC Acquisitions and to pay fees and expenses incurred in connection with the acquisition. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group Limited transferred its German business operations to GCI, by way of a transfer of Fibernet Holdings Limited, and its wholly owned subsidiary Fibernet GmbH, to GCI, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet. The £3.6 million debt was repaid to Fibernet, in full, in June 2007.

Fibernet Group’s financial results for the fiscal year ended August 31, 2006 included revenue of £48.9 million and an operating loss of £1.4 million.

We are near to completing the integration of Fibernet into our business. We believe the acquisition and integration of Fibernet by GCUK will provide us with the following potential benefits: (i) an enhanced competitive position in the UK market as a result of our increased scale and market presence, which we believe will allow us to compete more effectively on the basis of service, price and coverage, (ii) additional cross-selling opportunities to our expanded enterprise and carrier customer bases, (iii) an increased network capacity within the United Kingdom, (iv) reduced dependency on BT for local access, (v) an enhanced service offering, especially a broader portfolio of IP based solutions and (vi) diversification of our expanded customer base resulting in a reduction in the concentration of our revenues.

We have developed a plan for the Fibernet integration that we believe will maximize our potential synergies. In particular, we intend to reduce (i) operating costs by reducing head office costs through eliminating duplication of personnel and other overhead costs and maximizing the use of centralized services across the group and (ii) capital expenditures by (a) leveraging the combined infrastructure of the two companies, (b) redeploying or reducing resources currently dedicated to development programs that are duplicative in the combined entity, (c) introducing more efficient resource deployment policies for Fibernet’s enterprise service solutions, and (d) applying GCUK’s more stringent business case parameters to new contract proposals for Fibernet enterprise customers.

Services Offered

We are one of the leading UK providers of managed network communications services. We are an indirect, wholly owned subsidiary of, and the principal UK telecommunications business of, Global Crossing. We have a strong and established enterprise customer base, including over 100 UK government departments, information technology systems integrators, rail sector customers and major corporate clients, to whom we provide tailored services. These enterprise customers represented 91.3% and 84.6% of our revenue for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively. We also provide services to our carrier customers, who are typically national and international communications service providers, including mobile network operator customers.

We operate the most extensive fiber optic network in the UK after BT and Cable & Wireless. Because of our network’s reach and capacity, we believe that we are well positioned to take advantage of new business opportunities with modest incremental capital expenditure.

Despite the highly competitive nature of the telecommunications industry we operate in, we have been able to maintain a significant recurring revenue stream and stable margins through a strong product and service suite and strong customer relationships. Our financial results for the year ended December 31, 2006 included revenue of £240.6 million, operating profit of £37.5 million and net cash provided from operating activities after interest payments of £34.9 million. Our financial results for the three months ended March 31, 2007 included revenue of £75.1 million, operating profit of £8.2 million and net cash provided from operating activities after interest payments of £6.3 million.

We provide a wide range of telecommunications services, including data, Internet protocol (“IP”) and voice services, to government and other public sector organizations, major corporations and other communications companies.

Enterprise Services

In general, we provide enterprise customers with a range of managed services that typically are complex in character. These services are predominantly managed data and IP services tailored to address our customers’ specific requirements. We also supply managed voice services, including national and international direct dial, teleconferencing and non-geographic number services (for example, toll-free services) and voice over internet protocol (“VoIP”). We frequently bundle our voice services with data services and supply them on a competitive basis with customized tariff structures.

We provide both managed data and traditional voice services and IP based services. The components of our traditional voice and data communications services include the following products:

•

Managed services. We provide managed data and voice services, offering all of the benefits of a private corporate telecommunications network, with full management of the network infrastructure, including technology refreshes, security and maintenance. Our managed data and voice services offer 24 hour network monitoring, fault reporting and competitive service level agreements (“SLA”). Following the acquisition of Fibernet, we provide additional managed services that include, among others, data center connectivity, low cost connectivity for organizations with bandwidth demands and real time transaction replications.

•

Data connectivity through access to our national ATM, Frame relay and IP networks. While ATM and Frame relay services have often been bundled with our other products and customers have been able to purchase these direct, we are driving towards a converged IP based services platform. We have built and are maintaining a high speed multi service MPLS/IP core network with full end to end support for Class of Service (“CoS”) and Quality of Service (“QoS”). This is enabling us to offer IP based services such as IP based virtual private networks (“IP VPN”), VoIP and IP Video delivered over a single access loop (i.e. a converged service) to our customers, whether in isolation or bundled with an end to end managed solution. Our implementation of a high speed MPLS core along with IP CoS/QoS and associated SLAs, provide a high level of performance, making it ideal for customers such as government, financial, media and entertainment organizations.

•

Leased lines and international private leased lines. We provide both domestic private leased lines and international private leased lines. Our private leased lines provide point-to-point capacity on a cost-effective basis with security and 24-hour availability. Our international private leased lines, supplied by means of trading agreements with our parent, provide uncompromised security and 24-hour availability. Both our domestic private leased lines and our international private leased lines are suitable for voice, video and data transmission.

•

Direct dial voice services. We provide direct dial voice calling to fixed geographic and non-geographic numbers in the UK and international locations. We provide routing and delivery of calls over our own voice transmission network and out to the PSTN networks of other operators via a collection of both domestic and international carrier interconnections.

•

Ethernet connectivity. Following the acquisition of Fibernet we provide additional point-to-point and point-to-multi-point (VPN) Ethernet services within the UK. These can be standalone services or used as access to IP VPN or Converged Service offerings.

The components of our IP based services include IP-VPN and certain prospective services, including VoIP and IP Video:

•

IP VPN. IP VPN is the corner stone of our converged service offering. It provides customers with a secure connection between their offices, business partners and customers within a virtual private IP network consisting of intranets and extranets running over our backbone. This allows customers to send traditional data as well as VoIP and IP Video, and any other IP based service between sites and/or the public telephony network. This is possible through our implementation of CoS/QoS, to ensure that the VoIP, video and data traffic is correctly handled within the customer’s network. Through our flexible billing capabilities we can provide efficient charging schemes such that customers only pay for the traffic they send rather than the fixed bandwidth required in traditional implementations of data, voice and video networking.

•

VoIP. VoIP enables cost effective transport of voice over our IP network. Currently customers using our IP VPN products have the benefit of transferring voice as data over their IP VPNs. With our suite of VoIP services, a customer is able to receive inbound calls from the PSTN, send calls to the PSTN or to manage a short-code dial plan for calls between sites.

•	IP Video. We offer IP Video point-to-point connectivity over our IP network, enabling such applications as video conferencing from the desktop.

The acquisition of Fibernet also brings with it the capability to build managed optical networking solutions, for example, to link data centers.

Carrier Services

Our Carrier Services consist of sales to other network operators and communications providers of IP transit, structured capacity, wavelengths and private lines. We also sell wholesale voice services that include carrier voice service, “One Rate” service, carrier pre-select and non-geographic numbering. We currently provide capacity, dark fiber and empty fiber ducts to third parties pursuant to lease agreements and IRU agreements.

Our Carrier data services include:

•	Structured capacity. Structured capacity service offerings encompass point-to-point connectivity and maintenance services for which we charge annual service fees.

•	Wavelengths. Wavelengths (usually 2.5 Gbit/s or 10 Gbit/s) have recently become a popular product for carriers looking to acquire large quantities of capacity.

•

Private Line. “Global Crossing Private Line” is a basic connectivity, structured capacity service allowing customers to build private networks and carry a full range of their business-critical applications.

•

Capacity, dark fiber and empty duct IRUs. We sell the right to use capacity on our network which can take the form of structured capacity, dark fiber or space in empty fiber ducts on our terrestrial networks.

•	IP Transit. Our “IP Transit Service” offers international carriers and internet service providers (“ISPs”) wholesale internet connectivity to all worldwide domains.

In addition to our carrier data services, we provide the following carrier voice services:

•

Carrier Voice Service. Carrier voice service is a service that offers wholesale voice call completion to most destinations throughout the world (whether on a fixed or mobile network). We will be adding a hosted VoIP service to carriers and expect this offering to be introduced by the end of 2007.

•

One Rate. Our “One Rate” service is a special pricing and billing option allowing customers to terminate very significant volumes of voice traffic to pre-determined UK fixed destinations for a single monthly charge.

•

Carrier Pre-Select. Carrier pre-selection enables carrier customers to automatically pre-select us as a carrier of choice for voice traffic without the need to create their own network infrastructure or links into our network. We provide these services through a web-based interface.

•

Non-geographic Numbering. Our non-geographic number service provides our customers with the ability to offer toll-free local or national rate access for most western European nations, such as 0800 or freephone services.

With the acquisition of Fibernet, we will also provide Ethernet, optical networking and services on the London carrier ring. The London carrier ring provides connectivity among carriers wishing to exchange data or voice traffic, regardless of whether the carriers are on a time division multiplexing platform or an IP platform.

Collaboration Services

We offer a full range of collaboration services, including the audio, video and Web conferencing services described below.

Videoconferencing Services: These services provide video over IP and ISDN platforms, using multipoint bridging to connect multiple sites. Our iVideoconferencingSM offering sends ISDN calls onto our IP network, minimizing dependence on international ISDN lines for superior quality, reliability and cost savings. Enhanced options available with our videoconferencing services include scheduling, recording and hybrid meetings that combine our audio and video services.

Audio Conferencing: Ready-Access® is our on-demand/reservationless audio conferencing service with toll-free access in key business markets worldwide. Event Call provides highly reliable, operator assisted, full-service conference calls. Participants can access this service by dialing in on either a toll or a toll-free number, or by being dialed out to by an operator. This service is suitable for as few as three or up to thousands of participants. Enhanced service options include PostView® conference playback, taping/transcription service, translation services and on-line participant lists.

Web Conferencing: Ready-Access Web Meeting is fully integrated with Ready-Access audio conferencing for on-demand collaboration, allowing customers to manage their calls on-line, change account options, share presentations with participants, and record entire meetings, including visuals. eMeeting is a full-featured Web conferencing application that allows customers to collaborate and share documents, presentations, applications, data and feedback with polling and instant messaging features.

Customers

We have an established enterprise customer base of over 500 customers, including more than 100 UK government departments, information technology systems integrators, rail transport agencies and large corporate clients. We also have carrier customers. Revenue from our enterprise customers and carrier customers represented 91.3% and 8.5%, respectively, for the year ended December 31, 2006 and 84.6% and 15.3% for the three months ended March 31, 2007. We typically enter into multi-year service contracts with our enterprise customers and provide them with a range of services tailored to their specific requirements, We recently signed an extension to the MTS Agreement to December 2011.

Fibernet Group has a customer base of over 250 customers, including direct customers and the customers Fibernet reaches through its systems partners. Fibernet Group provides customized network services to its enterprise customers, who are typically large organizations in the retail, financial services and manufacturing sectors. Fibernet Group also provides network services to its carrier customers. Revenue from Fibernet Group’s enterprise customers and carrier customers represented 48% and 52%, respectively, of its total revenue for the fiscal year ended August 31, 2006. Fibernet Group’s customer base is well diversified, with the top 20 and top 50 customers accounting for 50.3% and 68.7%, respectively, of Fibernet Group’s revenue during the fiscal year ended August 31, 2006.

The acquisition of Fibernet has expanded and diversified our customer base. We have already started offering certain of our enterprise and carrier services to certain of Fibernet’s customers.

Details on our revenue split by category of activity is contained within the consolidated financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007. Substantially all revenue arises from customers within the UK.

Enterprise Customers

Since November 1999, we have derived the majority of our revenue from UK government departments and rail transport agencies. Over time, we have experienced growth through sources including the expansion of existing government relationships, such as the provision of services for our government customers during their technology refreshes and capacity upgrades, and the development of new customer relationships. During 2006, we entered into 709 new contracts with existing enterprise customers and added 45 new enterprise customers. During the three months ended March 31, 2007, we entered into 63 new contracts with existing enterprise customers and added 15 new enterprise customers Our enterprise revenue was £236.5 million, £220.9 million, £219.7 million and £63.5 million for the years ended December 31, 2004, 2005 and 2006, and the three months ended March 31, 2007, respectively. Our enterprise customers are typically large organizations with significant annual telecommunications budgets, which, along with the long-term nature of the contracts, have historically provided us with significant recurring revenue. Certain of our principal customer relationships include: British Council; Camelot (National Lottery); EDS (Her Majesty’s Prisons); Foreign & Commonwealth Office; Fujitsu (Her Majesty’s Revenue and Customs (into which Her Majesty’s Customs and Excise merged)); Lockheed Martin; Network Rail; and OGCbuying.solutions (Managed Telecom Service).

The table below sets forth information regarding our enterprise revenue concentration. These amounts represent revenue for the periods indicated.

	Year ended December 31,			Three months ended March 31,
	2004	2005	2006	2007
	(in millions)
Enterprise revenue from Top 20 Customers(1)	£187.7	£178.2	£183.8	£50.2
Other Enterprise Revenue(1)	48.8	42.7	35.9	13.3

Total Enterprise Revenue(1)	£236.5	£220.9	£219.7	£63.5

(1)	Revenue in this table is based on historical information and does not necessarily indicate future revenue-generating capability.

Fibernet Group has built an enterprise customer base consisting of large organizations with high bandwidth and complex data networking requirements in the financial services, retail and manufacturing sectors. During the fiscal year ended August 31, 2006, Fibernet Group entered into 395 new contracts with existing enterprise customers and added 25 new enterprise customers. Its revenue from enterprise customers was £23.6 million for the fiscal year ended August 31, 2006.

The table below sets forth information regarding Fibernet Group’s enterprise revenue concentration. These amounts represent revenue for the periods indicated.

	Year ended August 31,
	2005	2006
	(in millions)
Enterprise revenue from Top 20 Customers(1)	£19.7	£17.9
Other Enterprise Revenue(1)	4.9	5.7

Total Enterprise Revenue(1)	£24.6	£23.6

(1)	Revenue in this table is based on historical information and does not necessarily indicate future revenue-generating capability.

Carrier Customers

We provide carrier services to a range of leading mobile and fixed line operators. Our carrier customers include Vodafone, AT&T, BT, Cable & Wireless, Thus, Afiniti (previously Kingston), Virgin Media (formerly NTL and Telewest) and COLT. The services that these operators require vary according to the current reach and capacity and planned build of their assets in the United Kingdom and include for example, usage-based interconnection services and prepaid leases.

Our carrier customers accounted for 8.5% of our revenue in the year ended December 31, 2006. For this period, Fibernet was our top carrier customer by revenue, accounting for 2% of total revenue. Our carrier customers accounted for 15.3% of our revenue in the three months ended March 31, 2007.

Fibernet Group’s carrier customers accounted for 52% of its revenue for the fiscal year ended August 31, 2006. Fibernet’s carrier customer base is well diversified, with the top 15 carrier customers accounting for less than 50% of its carrier revenue in 2006, and with no one customer accounting for 15% or more of its carrier revenue.

Our Network

We operate a high capacity and resilient optical transport network which consists of approximately 15,900 route kilometers (9,880 route miles) of national fiber optic cable, approximately 47% of which is owned by us. The remainder is leased by us. Approximately 53% of this fiber runs in troughs along the UK rail network. Our core fiber network interconnects to local network providers at 224 points of presence (“PoPs”) – excluding sites where we extend into our customer premises and telehousing facilities—and 33 main switching units. This number of interconnections provides us with extensive customer reach at an advantageous cost of access.

Our entire nationwide fiber optic network footprint currently contains lit fiber (optical fiber that has been connected to transmission equipment and is in use) and significant dark fiber (optical fiber that is not connected to transmission equipment and is not in use). We own approximately 70% of the currently lit fiber and, wherever possible, when usage increases require us to light additional capacity, we light our owned fiber rather than leased fiber. We believe that our existing network reach and capacity are sufficient to support a substantially increased revenue stream and customer base with modest incremental capital expenditure.

Business Strategy

Our strategy is to capitalize on the expected growth in demand for complex, converged IP, managed telecommunications services and capacity while maintaining our recurring revenue stream and stable margins:

•

Focus on managed services and solutions to enterprise customers. Our primary focus is on further developing our managed service business by maintaining and growing revenue from our existing enterprise customer base and adding new customers, which we believe will allow us to preserve a recurring revenue stream with stable margins. The delivery of complex and tailored managed services and solutions under long-term contracts allows us to become an integrated and embedded component of our customers’ telecommunications requirements.

•

Leverage embedded infrastructure and existing customer relationships. We benefit from a large existing customer base, which provides us with a potential market for additional revenue streams. We intend to increase our revenue from existing customers (including those acquired with Fibernet) both by selling increased volumes of the services we currently offer (for example, by growing the number of end-users at customer sites and increasing the network capacity at those customer sites) and by introducing new services in the future, including IP based services and services historically provided by Fibernet. For a number of our customers, we have invested in developing customer-specific services and solutions and we have also upgraded customer premises equipment, including routers, switches and handsets. We believe this investment and the depth of our involvement in our customers’ businesses reduces churn and provides the basis to offer additional services to our existing customers at lower incremental costs and resulting in improved margins. By purchasing these additional services from us, our customers are able to avoid the disruption risks associated with adding a new telecommunications provider.

•

Migrate technology to IP based services. Current technology allows us to provide integrated voice and data services over a single IP based platform. Wherever appropriate to customers needs, we are migrating services from traditional voice and data services to IP based services. These IP services, including IP VPN and VoIP will allow us to provide converged voice and data services. Fibernet’s enterprise customers will now have access to our IP based services and our global IP network. We anticipate that these initiatives will increase our total revenue and enable us to realize network operating efficiencies for these newly delivered services and networks by allowing us to introduce new data and voice services, and provide those services to our customers at lower unit costs than they currently pay for legacy services.

•

Further build cooperative sales efforts with systems integrators and others. We deliver new products and enhance our sales penetration through cooperative approaches with systems integrators, network suppliers, equipment manufacturers and other third parties. We believe we are an attractive partner for such business partners due to our network reach, our experience in the provisioning of managed services and solutions and our IP capabilities. These business partners assist us in securing new customers and allow us to bundle our services with their equipment or applications. We currently cooperate with a number of companies, including Siemens, Ericsson, Fujitsu, Lockheed Martin and Steria.

•

Continue to manage cost of access. We continually manage our cost of access through supplier management, optimization of the existing circuit base, detailed invoice analysis and implementation of regulatory driven improvements. We work closely with our largest supplier (BT) to provide last mile connectivity to our customer base by interconnecting our networks at a physical level to obtain products at a wholesale cost level and reduce the cost of purchase of retail products through appropriate discount schemes. Models developed by our specialists allow us routinely validate invoiced circuits against tariffs and to identify circuits which are sub-optimally routed. Past participation in regulatory driven product enhancements (wholesale circuits) have resulted in considerable savings and we continue to implement other recently introduced products, such as wholesale line rental and wholesale ethernet services.

Market and Competitive Position

The general telecommunications business in the United Kingdom, as well as globally, continues to be very competitive with a significant amount of competition resulting from liberalizations and de-regulation.

We currently compete with different divisions of BT, COLT, Thus, Afiniti (previously Kingston), Vanco and Cable & Wireless. COLT, Thus and Afinti have a less extensive national footprint than we do and are not geographically present in large portions of the United Kingdom. BT and Cable & Wireless can claim genuine national presence and have significant network assets.

Given our relative size we believe that we can compete effectively in the United Kingdom market place and that the current consolidation that is occurring in our industry is supportive to us.

Key Partnerships and Relationships

There are a number of partnerships and commercial relationships which are key to the current and continued success of our business.

BT is a significant supplier of ours and provides most of our access needs in the UK.

Network Rail is a key supplier due to our both owning and leasing cable located across the rail network. Siemens and Ericsson (which now also includes Marconi) are also key suppliers, and work with us for product innovation and introductions to improve our overall service offering. CIT Group plc is providing finance for the Railnet Switch Upgrade and Renewal Program.

Inter-company Agreements for UK Trading

Our business operation is dependent on a number of our parent’s and its affiliates’ global corporate functions and access to its network and services elsewhere in the world. In turn, our business provides services to our affiliates in Europe and termination facilities for international circuits in the United Kingdom.

The interactions are as follows:

•	We provide GC Pan European Crossing (UK) Limited (“GC PEC”), co-location space at Slough for facilities that form part of its network.

•	GC PEC provides us with co-location space at its Docklands premises for facilities that form part of our UK network.

•	We provide a dark fiber cable route to GC PEC for the route from Whitesands in Cornwall to London.

•	Our parent’s Global Network Operations Centers provide network management for our customers’ networks globally, including our customers in the United Kingdom.

•

Our parent company provides finance, legal, product management, marketing, engineering, IT, and corporate support to us in varying degrees. These are embodied in an allocation of our parent’s corporate overhead, which is charged to us.

•	We provide private line termination for UK based customers of other entities in Global Crossing.

•	We provide termination for inbound voice minutes from the US and the rest of the world.

•	Our parent provides termination of outbound minutes that originate in the UK.

For details of specific agreements, see “Related Party Transactions”.

Network Rail and British Railways Board

British Rail originally developed a significant portion of our network in the 1980s and early 1990s. During that time, British Rail was a state-owned enterprise which owned and operated the national railway system in the United Kingdom. British Rail used its extensive network of railway property and rights of way to install fiber-optic and copper telecommunications network across the United Kingdom. As part of the privatization of British Rail in 1994, portions of these network assets and associated liabilities were transferred to a newly created company. Other portions of these network assets and customer contracts for the provision of telecommunications services over the network were assigned to BR Telecommunications, which was eventually acquired by our predecessor company in 1995.

At the time of their formation, BR Telecommunications and Network Rail entered into a number of agreements. The principal agreements include:

•

The BR Telecommunications lease of Network Rail facilities. BR Telecommunications leased certain fiber cables, distribution facilities, and transmission and switching equipment from Network Rail. The lease also covered certain copper cables and PABX equipment, which we use to deliver managed voice services to TOCs. We refer to these latter items of the lease as the copper assets. In connection with its plans to modernize the signaling system on the UK railways, Network Rail issued a notice to terminate our entitlement to use the copper assets, which termination became effective on March 31, 2005. In November 2004, we entered into a capacity purchase agreement with Network Rail that provides us with the right to use capacity over these copper assets until March 2010.

•

The Network Rail lease of BR Telecommunications capacity. Network Rail retained the right to a specified amount of capacity to be carried over the assets originally leased to BR Telecommunications, in exchange for annual payments. We refer to this agreement as the grant of use. This grant of use was supplanted by a telecommunications service agreement effective in March 2005.

•

The deed of grant. We are party to a deed of grant with Network Rail giving us easement rights to retain existing equipment and to install new equipment on Network Rail lands and property. Under the deed of grant, we own long-term wayleave rights until at least 2046 over Network Rail’s land, permitting us to maintain existing leased and owned fiber and network equipment, and providing our right to lay new fiber and install new equipment on Network Rail property, subject to the payment of specified wayleave payments to Network Rail. We have a management agreement with Network Rail that regulates any new network layout. This is a very cost effective and easy way for us to extend our network in the UK. This mechanism has been used extensively and profitably during the period of the operation of this agreement.

Legal Proceedings

UK Office of Fair Trading (“OFT”) Investigation

In 2002, an investigation was commenced by the UK OFT regarding an allegation that various subsea cable operator entities, including the Company, had engaged in an illegal agreement to collectively boycott a company located in the UK that was holding itself out as providing a means for the landing of subsea telecommunications cables at a location in the UK. The Company responded to that investigation in 2002 denying the allegation.

In August 2003, the OFT extended its investigation to include allegations of price fixing and information sharing on the level of fees that the subsea entities would pay landowners for permission to land submarine telecommunication cables on their land in the UK. The Company responded to that investigation denying illegality on October 10, 2003. The Company cooperated fully with the investigation and has supplied additional factual materials including a number of formal witness statements. By a letter dated January 24, 2006, the OFT notified the Company that it had provisionally decided to close both investigations. In a letter dated June 23, 2006, the OFT formally notified the Company that it was terminating its investigation with no finding of liability adverse to the Company.

On July 20, 2006, two private companies served on the Company proceedings issued in the High Court of Justice against the Company and nine other defendants claiming violations identical to those investigated by the OFT. The same private companies subsequently initiated an appeal to the Competition Appeals Tribunal (“CAT”) in respect of the termination of the OFT investigation. On April 3, 2007, the CAT rejected the appeal. The Company does not believe the private claims against it are meritorious and will be defending these claims vigorously in so far as they relate to the Company.

Employees

We share certain employees with our parent. In certain instances, people have functions within our Company but are not employed by us. These employees are employed by our parent or one of our parent’s subsidiaries. Similarly, there certain people are employed by us but devote some amount of their time to either our parent or one of our parent’s other subsidiaries.

The number of employees as at December 31, 2004, 2005 and 2006 was 561, 567 and 752, respectively.

The following table provides information about our employees as at June 26, 2007. In addition to the responsibilities that certain of these employees have within our business, they will devote a proportion of their time to supporting the other legal entities within their respective functional areas in Europe.

Function group	Full time	Part time	Total
Carrier Sales	17	1	18
Carrier Sales Support	5	0	5
Carrier Voice Sales	1	0	1
Conferencing	5	0	5
EST Client Support & Engineering	47	0	47
Field Operations	362	8	370
Finance	43	4	47
Global Access Management	11	0	11
Global Operations	51	2	53
Global Service Operations	3	0	3
Global Voice Operations	16	0	16
Human Resources	6	0	6
Indirect Channel-Global Partner Program	2	0	2
Information Systems	37	3	40
IT Applications	2	0	2
IT Operations	1	0	1
Legal	4	0	4
Marketing	20	0	20
Procurement	4	0	4
Real Estate	10	0	10
Sales	43	1	44
Service Platform Engineering	5	1	6
Strategic Development	1	0	1
Transport & Infrastructure Eng	14	0	14

Total	710	20	730

We believe employee relations are excellent, with no significant time lost to industrial action in recent years.

We have a recognition and procedural agreement with the Transport and Salaried Staff’s Association and the National Union of Rail, Maritime and Transport Workers unions for various of our 48 staff on former railway terms and conditions. The agreement provides procedural arrangements for dealing with any collective issues relating to all contractual conditions of employment, including pay and benefits, working hours, holiday entitlements and principles of grading structures.

On May 10, 2007, GCL announced a restructuring plan which includes organizational realignment and functional consolidations, resulting in employee work force reductions. It is expected that 39 employee positions, primarily within operations and engineering, of GCUK will be eliminated under this plan resulting in restructuring charges of approximately £1 million. It is expected that all initiatives will be substantially completed by the end of the third quarter of 2007.

Property

We operate from approximately 212 properties (comprising 9 freeholds and 203 leaseholds) in the United Kingdom. The majority of our leasehold properties are held on standard commercial terms prevailing in the market at the time the leases were entered into. We occupy the following main premises:

Town	Floor areas sqf	Ownership	Use
Basingstoke	10,045	Leasehold	Network/office
Basingstoke	42,744	Leasehold	Network/office
Basingstoke	19,345	Leasehold	Office
Basingstoke	25,240	Leasehold	Office
Crewe	19,421	Leasehold	Network/office
Slough	26,749	Leasehold	Network/office
London	23,605	Leasehold	Office
London	7,086	Leasehold	Network
London	6,374	Leasehold	Technical
Leigh	6,834	Leasehold	Network
Leeds	4,360	Leasehold	Office
Liverpool	6,040	Leasehold	Network
York	5,000	Leasehold	Network/office

IT Systems

During 2005, we migrated our financial IT systems from Oracle to SAP. We went live with SAP on January 1, 2006. Our human resources systems are based on a corporate SAP service and our payroll system is outsourced to ADP. Our billing system is largely run on Expresscom.

We operate Metasolv as the core of our service management system, performing the following key functions:

•	Provisioning workflow engine. Providing a disciplined framework for the provision cycle and ensuring that service configuration and network inventory data are captured at the time of provision.

•	Service configuration database. Housing a structured information set that will provide master records in accordance with robust data structures for all service instances.

•	Network inventory database. On a service basis, Metasolv is being populated with inventory data or provided with links to other platforms where these are more appropriate to master inventory data.

Fibernet currently uses an “off the shelf” financial system. Fibernet migrated Fibernet onto SAP on July 1, 2007.

Insurance

Our parent company generally maintains property, business interruption, general liability and related insurance coverage for the GCL group of companies for which we are named insureds.

REGULATION

Introduction

As one of the national markets that was liberalized earlier than most other comparable countries, the UK is generally accepted as having a reasonably mature regulatory structure. This maturity, together with a consistent policy in favor of network-based competition, has helped to create an environment that continues to support multiple network operators and is relatively positive in relation to our business activities.

Regulatory Framework

On July 25, 2003, the United Kingdom implemented four EU Communications Directives, or the directives,

including:

•	the Framework Directive (Directive 2002/21/EC);

•	the Access Directive (Directive 2002/19/EC);

•	the Authorization Directive (Directive 2002/20/EC); and

•	the Universal Services Directive (Directive 2002/22/EC).

The directives establish a new regime for the regulation of electronic communications networks, or EC networks, and electronic communications services, or EC services, and this regime is codified by the Communications Act 2003, or the 2003 Act.

As a result of the 2003 Act, we no longer need to hold a license to run our network or to supply services, as had previously been the case under the old regime set out in the Telecommunications Act 1984. Instead, general authorizations allow us to build and operate networks and provide our services, subject only to general conditions which are applicable to all operators in the UK. Among other things, the general conditions relate to the handling of complaints, information about service standards and remedies and appropriate use of telephone numbering as set out from time to time in the National Telephone Numbering Plan.

EU Review of Regulatory Framework

The current EU regulations anticipate a regular review to ensure continuing compatibility with technological and market developments. During 2006, the European Commission, commenced such a review of the legal instruments that make up the existing regulatory framework. This review comprises a thorough examination of the framework’s principles and implementation, primarily to remove any bottlenecks that are prejudicial to the continued evolution of markets and services. While the European Commission has concluded that the fundamentals of the existing framework are sound, it has proposed four main areas where changes are considered necessary:

•	regulating less but more effectively, by phasing out ex-ante regulation on at least 6 of the 18 sectoral markets regulated today;

•	streamlining the market review procedure, to make it faster, less burdensome and better focused on real bottlenecks;

•	consolidating the single market, by ensuring that EU rules and remedies are applied consistently across all EU Member States; and

•	implementing an effective market-oriented strategy for spectrum management in Europe’s internal market.

At this time, the Company anticipates that the European Commission’s detailed proposals will be published during Autumn 2007 for subsequent agreement by the European Parliament and Council.

Ofcom Strategic Review

Under the 2003 Act, Ofcom, the UK regulator, has a duty to ensure, among other things, that there is a wide range of EC services available throughout the UK. In performing this duty, Ofcom must consider the desirability of promoting competition, effective forms of self-regulation, innovation and investment. Accordingly, and with a view to fulfilling this duty, Ofcom periodically undertakes sector-focused consultations in which interested parties, including EC network operators, are invited to take part.

In September 2005, Ofcom published the conclusions of its Telecommunications Strategic Review, or TSR, which had commenced in early 2004. At the same time, the Ofcom Board announced that it had formally accepted legally-binding undertakings (which had been subject to consultation over the summer of 2005) from BT Group plc, or BT.

The TSR addresses issues that are significant to our business: namely, the manner in which effective and sustainable competition can be achieved in the UK telecom market; whether there is scope for a significant reduction in regulation; the incentivization of efficient and timely investment in next-generation networks; and whether there remains a case for the structural or operational separation of BT. Accordingly, both BT’s compliance with its undertakings and any development of regulatory policy arising from this strategic review will be important to our business.

In more than 230 separate undertakings, which are set out in detail on the Ofcom website, BT has agreed to substantive structural, product and governance changes, affecting both its current and future networks. These undertakings create a new regulatory approach to the access infrastructure operated by BT in the UK.

Ofcom has stated their belief that the undertakings will:

1.	allow all communications providers to gain real equality of access to critical BT infrastructure on fair and equal terms, encouraging investment in infrastructure and enabling innovations through multiple services and the increasing deployment of next-generation technology;

2.	lead to lower prices and greater choice of products and services for consumers and businesses; and

3.	help to underpin the UK’s industrial and economic competitiveness in the future.

BT undertook to establish a separate division of the BT group, referred to in the TSR as the ‘Access Services Division’. BT has complied with this obligation by creating its Openreach division which controls and operates the physical network assets making up BT’s local access network and backhaul network. It includes all staff and management tiers necessary for managing these assets.

BT Equivalence of Inputs

BT undertook to supply a range of products in the wholesale markets identified to all communications providers (including its own downstream operations) on the same timescales, terms and conditions (including price) and by the same systems and processes. BT will provide to all providers the same information about these products and their associated services, systems and processes. This set of rules has been termed equivalence of inputs (“EoI”) between BT’s downstream divisions and its downstream competitors.

Such equivalence of inputs is being implemented across a range of wholesale products on a specified timetable including: wholesale line rental; local loop unbundling; wholesale extension service; IPStream; backhaul extension services and various other products when they are provided in future. BT has also offered a public, but not legal, commitment to deliver equivalence of input for certain wholesale line rental products at earlier dates than those set out in the undertakings.

BT undertook to physically separate the Openreach Operational Support Systems from the rest of BT by June 30, 2010 and to design all new Openreach systems to be separate from the rest of BT. In the interim, until full physical separation is achieved, BT will deliver a logically separate Operational Support System capability for certain product groups according to binding milestones and regularly review with Ofcom a roadmap for achieving physical separation by June 30, 2010. In June 2007, Ofcom published a Statement setting out in detail the specific milestones that BT is required to meet in order to achieve this overall objective.

BT Confidentiality Structure

In addition to the undertakings related to Openreach, several of BT’s undertakings are intended to guard against inappropriate information flows and influence passing between different parts of its organization, and to monitor its compliance with these undertakings. These include provisions for an organizational separation between BT’s upstream operations (such as BT Wholesale) and its downstream operations (such as BT Retail), including a confidentiality structure between the two, and more specific protections to ensure that BT Wholesale acts in an independent and non-discriminatory fashion.

Ofcom Implementation Report

In February 2007, Ofcom issued a report on the implementation of BT’s undertakings which raised concerns that BT had missed or was going to miss certain deadlines related to the delivery of EoI systems which gives rise to concerns both in terms of the delay in the moving to equivalence and the impact on future milestones. Ofcom also reported that BT had yet to announce a product/pricing strategy across the wholesale Ethernet portfolio that would make this portfolio viable. BT has since undertaken a pricing review and is understood to be considering further pricing changes to wholesale Ethernet options. Ofcom also reported that BT had sought further exemptions to the list of undertakings originally agreed in September 2005. Ofcom has not yet published its decision on this matter. The Company is unable to fully assess the impact on its results or operations at this time but will continue to review the situation.

Next Generation Networks

Next Generation Networks, or NGNs, development is a significant technological change which requires substantial investment and detailed planning. In March 2006, after a public consultation exercise that commenced in June 2005, Ofcom set out its approach to facilitating effective cross-industry coordination and to providing greater clarity to operators and investors about the regulatory framework for NGN development.

Ofcom’s approach includes the establishment of a new industry body, NGN UK, This body is tasked to focus on the technical and commercial arrangements for NGN development. Its initial priority is to help companies develop an effective technical and commercial framework for interconnection between NGNs. Ofcom has committed to monitor NGN development and the work of NGN UK closely, to ensure that regulation is informed by the industry’s commercial priorities. At the date of this prospectus, a draft policy paper on future charging principles has been prepared and is being considered to adoption by the NGN UK executive.

Other significant UK regulatory activity

In January 2007, Ofcom issued a determination in relation to a dispute between BT and Thus plc in relation to payment terms for certain wholesale services. The consequence of the determination was to require BT to amend, with effect from January 1, 2008, the rental terms for the named products in such a way that services are charged monthly in advance rather than quarterly in advance. With immediate effect, until the monthly billing cycle is introduced, the contractual payment terms for the named services have been extended to 60 days from 30 days.

In March 2007, Ofcom issued a statement in relation to wholesale mobile voice call termination. As a consequence, a 4-year period of charge control has been introduced which will cap the average charges which all five UK mobile network operators may levy to terminate traffic originated on fixed networks. The Company is unable to fully assess the impact on its results or operations at this time but will continue to review the situation.

PRINCIPAL SHAREHOLDERS

GCUK, the Issuer and each of the Guarantors are wholly owned indirect subsidiaries of GCL. As of June 22, 2007, the following shareholders were the beneficial owners of 3% or more of each class of GCL’s voting securities: STT Crossing Ltd. beneficially owned 12,783,145 common shares and all 18,000,000 senior preferred shares of GCL; FMR Corp. beneficially owned 5,423,070 common shares; Du Pont Pension Trust beneficially owned 2,006,433 common shares; Du Pont Capital Management beneficially owned 1,764,627 common shares; the Slim family beneficially owned 2,200,000 common shares and Richard Rainwater beneficially owned 1,735,000 common shares.

As of June 22, 2007, there were 36,975,170 shares of common stock and 18,000,000 senior preferred shares issued and outstanding. The senior preferred shares are convertible pursuant to a certificate of designations into GCL common stock on a one-for-one basis (subject to dilution adjustment).

As such, the combination of common stock and senior preferred shares held by STT Crossing Ltd. and any of its subsidiaries that are shareholders of GCL from time to time constitute 66.2% of GCL’s aggregate outstanding voting stock. To our knowledge, STT Crossing Ltd. has sole voting and investment power with respect to these shares. In addition, STT Crossing Ltd. owns $250.0 million aggregate principal amount of senior mandatory convertible notes, convertible into shares of GCL under a prescribed formula. Pursuant to a recapitalization agreement, dated May 9, 2007 (as amended by Amendment No. 1 to the recapitalization agreement dated June 1, 2007), STT Crossing Ltd. has agreed to convert the mandatory convertible notes it holds into shares (and warrants convertible into shares) of common stock of GCL by no later than September 6, 2007 and will receive common stock and warrants totaling 16,579,286 shares on such conversion.

Based on information provided in Form 4 filed by such entities on March 31, 2007, STT Crossing Ltd. is an indirect subsidiary of Temasek Holdings (Private) Limited (“Temasek”) and is located at 10 Frere Felix De Valois Street, Port Louis, Mauritius. Temasek, through its indirect ownership of STT Crossing, may be deemed to have voting and dispositive power over the shares; however, pursuant to Rule 13d-4 under the Exchange Act, Temasek expressly disclaims beneficial ownership of such shares.

MANAGEMENT

Directors and Senior Management

The Issuer’s board of directors consists of the same Board of Directors as the Company’s. The business address of each director of the Issuer and the Company is 1 London Bridge, London SE1 9BG, England. Certain of our senior managers have responsibilities for their respective functions in Europe in addition to their responsibility for the management of our Company. In most instances, our and our parent’s senior management is not employed by us, but by one of our affiliates.

Our directors, executive management and senior management, and their ages and positions, as at July 11, 2007 are as follows:

Name	Age	Position
John McShane(1)(3)	45	Chairman; Executive Vice President and General Counsel, Global Crossing Limited

Anthony D Christie(2)(4)	46	Managing Director, UK and Europe

Niall Anderson(1)(2)	41	Managing Director, Enterprise

Bernard Keogh(1)	39	Regional General Counsel, Europe

Richard Atkins(1)	55	Non-Executive

John Hughes(1)	55	Non-Executive

Peter Chubb(2)	50	Vice President, Operations, UK and Europe

Peter Cladingbowl(2)	42	Vice President, Information Systems, UK and Europe

Benjamin Ellis(2)	37	Vice President, Marketing, UK and Europe

Isabel Gibb(2)	51	Vice President, Human Resources, UK and Europe

Derek M Lister(2)	45	Vice President of Carrier Sales, UK

Raymond Moulton(2)	43	Director for Financial Planning and Analysis

Dougald Robinson	51	Vice President, European Regulatory Affairs

Robert Turnbull(2)	55	Vice President, Access Management

Shaun Tweed(2)	41	UK Finance Director

(1)	Member of the GCUK Board of Directors

(2)	Member of the Company’s executive management.

(3)	José Antonio Ríos resigned from the Board of Directors in July 2007 to take up chairmanship of Global Crossing Latin America. Mr. McShane has been elected as Chairman in his place.

(4)	Anthony Christie will be appointed a director of the Company in August 2007.

The Company has recruited George McDevitt as Chief Financial Officer. Mr. McDevitt will join the Company from Oracle, where he has held a board level position for many years, in September 2007. Mr. McDevitt has a strong sales focus, strategic financial management skills, experience of realigning Oracle’s business and experience of integrating more than nine acquisitions.

John McShane was named executive vice president and general counsel of Global Crossing in March 2002. Mr. McShane joined the Board of GCUK in June 2005 and was appointed Chairman of the Board in July 2007. Mr. McShane oversees and manages all of our parent’s legal matters. Mr. McShane joined Global Crossing in February 1999 as our European assistant general counsel where he oversaw and managed legal affairs for the

European region, including the buildout of the PEC network. As assistant general counsel he also had responsibility for the oversight of worldwide sales and telecommunications network outsourcing transactions for Global Crossing’s Solutions business unit and major vendor supply agreements. Prior to joining Global Crossing, Mr. McShane spent twelve years at several international law firms, including positions as an associate at Simpson Thacher & Bartlett from 1987 through 1996 and as senior counsel at Shearman and Sterling, Cadwalader, Wickersham & Taft, and Brown & Wood, where his main focus was on representing major commercial banks, financial institutions and corporations in connection with a broad range of their corporate, commercial and financing activities.

Anthony D. Christie became Managing Director in March 2007. Mr. Christie was named executive vice president and chief marketing officer of Global Crossing in November 2003. From February 2002 through November 2003, Mr. Christie served as senior vice president, global product management, having previously served as senior vice president, business integration and strategic planning from November 2001. Mr. Christie is accountable for global product strategy development, deployment, marketing, and profit and loss for all wholesale and retail products for GCL. Prior to joining Global Crossing, Mr. Christie was vice president, business development and strategic planning for Asia Global Crossing from March 2000 through October 2001. In this position, Mr. Christie was accountable for all business and corporate development, joint venture and mergers and acquisitions activities, as well as overall strategic planning for the company. Prior to joining Asia Global Crossing, Mr. Christie was general manager and network vice president at AT&T Solutions in New York City from November 1999 through March 2000, having also held the position of Global Sales and Operations vice president in AT&T’s outsourcing division from June 1998 through November 1999. From June 1997 through June 1998, Mr. Christie was a Sloan Fellow at MIT. Prior thereto, Mr. Christie held positions in AT&T’s International Operations Division that included an assignment as the regional managing director for the Consumer Markets Division in Asia.

Niall Anderson was appointed regional vice president of enterprise sales in April 2006 and was named as Managing Director Enterprise and appointed to the Board of GCUK in February 2007. In his capacity as Managing Director Enterprise, Mr. Anderson has strengthened Global Crossing’s significant presence in the government, rail transportation and corporate sectors, leading the transformation of the sales strategy to develop new business outside GCUK’s core segments, creating a commercial business unit structured around closely targeted vertical markets and incorporating new capabilities in the financial services sector as a result of the Fibernet acquisition.

Mr Anderson has more than 15 years’ experience in the telecommunications and IT industries. Before joining Global Crossing, he held a number of successful sales positions at Equant, including head of sales for UK and Ireland. At Equant, he restructured the sales organization, creating a demand-led strategy and developed a highly successful integration business. Prior to this, Mr. Anderson was involved in developing the service provider strategy at Sun Microsystems and has held a variety of sales positions including regional sales manager, UK sales manager and vice president of UK sales at Axinter Communications & Integration, which later became Comparex Networks.

Bernard Keogh became a Director of GCUK in July 2004 and was appointed Regional General Counsel— Europe in January 2004. Prior to this, he held various roles within Global Crossing affiliates, which he joined in April 2000. From January 1999 to March 2000, he was the Chief Legal Adviser at the Commission for Communications Regulation, the telecommunications regulatory body in Ireland. From 1990 to 1999, he practiced law with William Fry, a leading corporate and commercial law firm in Dublin, Ireland.

Richard Atkins joined the Board of GCUK in June 2005. From 2002 to 2005, he was the General Manager of IBM Global Services North Region, where he was responsible for end-to-end strategy, sales and profit and loss management. From 1997 to 2002, he held various other positions at IBM, including the positions of General Manager at different divisions of IBM Global Services from 2000 to 2002 and Vice President of IBM Global Services, Service Delivery, EMEA Geoplex from 1999 to 2000. From 1991 to 1996, Mr. Atkins was the finance director of Data Sciences. Mr. Atkins was also a member of the IBM Senior Leadership Team.

John Hughes joined the Board of GCUK in June 2005. Since March 2005, Mr. Hughes has been the Chairman of Intec Telecom Systems plc. In July 2007, he also became the Deputy Chairman of Parity Group plc. He also holds directorships with Spectris plc, Barco n.v., and Nice Systems Limited. From 2000 to 2004, he was the Chief Executive Officer of IT and Services Business Area of the Thales Group and the Chairman of Thales Venture Capital. Between 2002 and 2004, he also served as Executive Vice President and Chief Operating Officer of the Thales Group and assumed the role of Chief Executive Officer of Aerospace in addition to IT and Services Business Area. Mr. Hughes served as President, GSM/UMTS Wireless Networks of Lucent Technologies from 1997 to 2000 and held various positions at Hewlett Packard from 1991 to 1997.

Peter Chubb serves as vice president of engineering and operations for UK and Continental European operations. Mr. Chubb has more than 30 years’ experience in the telecommunications and IT industries, with a career spanning engineering, operations, IT, major project management and direct sales. Prior to joining us in April 2007, he was a senior consultant in charge of the technical design and implementation of a national next-generation network in Saudi Arabia supporting both IP voice and wireless data services.

Before that, Mr. Chubb was director of operations at T-Mobile UK with responsibility for the network, service operations and IT and information systems. Whilst at T-Mobile UK, he led a number of successful network, technology and systems improvement programs that resulted in driving up Network and IT service quality as well as significant operational efficiencies and financial savings.

Prior to T-Mobile, Mr. Chubb held management positions at World Access Communications, Viatel, Nortel Networks and BT. While at Viatel, he led major network build projects, including the roll out of a pan-European network. At BT, he rose through the ranks to become a group manager, undertaking key roles in the development of operational support systems and introducing improved processes for circuit provision and maintenance.

Peter Cladingbowl serves as Vice President, European and UK Information Systems. Previously, he was part of the Global Network Operations team where he held the position of Director Business Operations and was responsible for operational support systems and global network performance management. During this time, network availability rose to 99.99% and he put in place a strategy for intelligent network systems with the objective of both improving the overall customer experience and operational productivity by creating a “self aware” network. Mr. Cladingbowl joined Global Crossing from Racal Telecom where, as product planning and process manager, he developed and implemented an on-line product catalogue and order management system. In his early career with Global Crossing, he led the program to integrate business and network management systems. Mr. Cladingbowl has substantial experience in manufacturing and started his career as a geophysical engineer in the off-shore oil industry. He holds a BSC (Mech.) Eng from the University of Cape Town, South Africa.

Benjamin Ellis joined Global Crossing in April 2007 as Vice President of Marketing for the UK and Europe. Mr. Ellis is responsible for a multi-disciplinary team that covers product development and management, the regional implementation of global services, segment marketing and marketing communications.

Mr. Ellis has over 15 years’ experience in Internet and IP based technologies across Europe and the US and specializes in exploiting the business potential of new and challenging technologies.

Mr. Ellis has a record of accomplishment in engineering, marketing and management acquired during his tenure at Cisco Systems, Juniper Networks and Continuum Europe, an IT services company that focused on the financial sector before being acquired by systems integrator CSC. He has experience of working in a global environment and the fast pace of technology start-up companies such as Virtual Access and Psytechnics.

In his most recent role, Mr. Ellis was vice-president of global marketing and product management at Psytechnics, a BT spin-off backed by 3i. As part of the senior management team, he was responsible for strategy, marketing and product management, taking the lead for the development of a new, high-value strategic direction.

Mr. Ellis joined Juniper Networks at a time of rapid growth, taking on leadership roles for product marketing and rising to the position of director of strategic marketing and communications. During this time, he led the product and solutions marketing teams, guiding global product marketing strategy and messaging. Latterly, he assumed responsibility for all external communications and strategic planning.

At Cisco Systems, Mr. Ellis provided advocacy on Internet technology across the organization and was instrumental for the launch and marketing of Cisco’s top-selling firewall and advanced IP product set. He developed Cisco’s Internet business unit from initiation to a rapidly growing multi-million dollar business.

Mr. Ellis holds a BSc in electronic engineering from the University of Kent, Canterbury and a post-graduate Certificate of Education from Christ Church College, Canterbury. Earlier in his career, he was a lecturer in Computer Science and IT at Sixth Form College, Farnborough.

Isabel Gibb serves as Vice President of Human Resources for Global Crossing in the UK and Europe. Ms. Gibb has more than 25 years’ experience as an HR professional with extensive experience at senior management and board level. Her career spans multiple industries including telecommunications, financial services, modern manufacturing, and publishing.

Ms. Gibb has extensive experience of implementing HR strategies to support organizational change and restructuring, employee relations and the management of growth through acquisition. Before joining Global Crossing in April 2007, she was HR Director for Fibernet with responsibility for formulating and delivering its HR strategy for the UK and Europe. Prior to Fibernet, Ms. Gibb held senior HR positions at Barclays Bank, where she was head of organizational change and introduced leadership and cultural change management programs, Rolls Royce and HarperCollins Publishers and has worked as a consultant on HR to the National Health Service and the telecommunications sector.

Derek Lister joined GCUK in December 2006 following the acquisition of Fibernet where he served as director for all sales functions in the UK and Germany and was a member of the executive team. Mr Lister was appointed as our Vice President of Carrier Sales, UK in February 2007 and serves on the Company’s senior management team.

Mr. Lister is responsible for the integration of the GCUK and Fibernet UK carrier sales functions into a single unit. Under his leadership, the new organization has been structured around three teams, strategic accounts (focused on developing new business with existing major customers), carrier and ISP (tasked with generating growth through new relationships with tier-2 operators) and indirect channels (whose focus is on building co-operative relationships with partners who operate the virtual network model for their customers).

Mr. Lister has more than 22 years’ experience in the telecommunications and IT industries. Before joining GCUK, he spent six years with Fibernet and prior to this was business development director for ntl Broadcast, where he was heavily involved in bringing new and emerging technologies to market, including broadcast, mobile data and digital TV. Whilst at ntl, he created a new sales team selling to corporates and SMEs, which grew to be a $100 million business. He also served as chairman of the IPTV Forum in Europe between 1999 and 2000.

Prior to ntl, Mr. Lister spent 11 years with CTE, Scotland’s largest telecoms reseller. His roles included new business development and account management of corporate clients.

Raymond Moulton became Director for Financial Planning and Analysis in March 2006. Since joining Global Crossing in August 2003 he has held the role of Director Carrier Finance EMEA, a position he will retain.

Prior to joining Global Crossing, Mr. Moulton was Director of Finance and Operations for Sorrento Networks Europe. From 1994 Mr. Moulton held various roles with BT and joint ventures of BT, including

Business Development Finance Manager, Financial Controller of Viag Interkom in Germany and as European Finance and Administration Director of BT Excite.

Dougald Robinson became Vice President, European Regulatory Affairs in February 2003. From January 1999 to February 2003, he held the position of Director of Regulatory Affairs, Europe. He was previously employed by BT, where he held various positions from June 1979 to October 1991 and at BRT, a telecommunications subsidiary of the UK rail company, from October 1991 to November 1995, where he was responsible for regulatory affairs, and at Racal from November 1995 to December 1999, where he was responsible for regulatory affairs. Mr. Robinson is a director of the UK Competitive Telecommunications Association, a trade organization that assists in developing UK telecoms policy, and has served as the Chairman of its Board since February 2005. Mr. Robinson was a director of GCUK between July 2004 and June 2005, and a director of the Issuer between November 2004 and June 2005.

Robert Turnbull became Vice President, Access Management in May 2001. From January 1998 to January 2001, he was Director Carrier Relations for Axxon Telecom, a switched reseller operating in Europe. Mr. Turnbull was previously employed by T-Mobile, Germany as Director, International Business Development where he was responsible for acquisition of mobile licenses in Taiwan and Italy. Prior to T-Mobile, Mr. Turnbull worked for Cable & Wireless from 1973 to 1996 and held a number of technical, operational and management positions globally, including in the United States, Japan, Sweden and the United Kingdom.

Shaun Tweed became finance director of GCUK in March 2006. He previously served in various other roles at Global Crossing affiliates, including Director of International Decision and Support from August 2004 to March 2006, Director of Finance Global Capital from January 2004 to July 2004, Director of Finance Global Service Delivery from January 2002 to December 2003, European Operations Controller from November 2000 to December 2001, and UK Finance Controller–Operations from August 1999 to October 2000. Prior to joining in 1999, he was employed as a finance manager at Alcatel from August 1993 to December 1996 and Reuters from January 1997 to July 1999. Mr. Tweed is a qualified member of the Association of Chartered Certified Accountants. Mr. Tweed was a director of GCUK between July 2004 and April 2005, and a Director of the Issuer between November 2004 and April 2005.

Compensation

Our Director and Executive Compensation

The aggregate remuneration (which consists of salary, bonus and other compensation) paid by us or by a member of the GCL group of companies to all of our directors and executive management (totaling twelve persons(1)) for the 2006 financial year was approximately £1.7 million(2). This does not include the compensation paid to José Antonio Ríos and John McShane as they are not directly involved in the day-to-day management of GCUK. Of this aggregate compensation, approximately £1.0 million was paid in salaries, including bonuses paid in March 2006 under our parent’s annual bonus program for 2005. For 2006, the highest paid director or executive received £0.5 million, including salary, bonuses, benefits-in-kind and pension contributions.

Except for Mr. Atkins and Mr. Hughes, who were paid £90,000 in aggregate, we did not compensate our directors independently for their services in their capacity as members of the Board of Directors.

(1)	This number includes the directors and executive management that served throughout 2006 together with those members of the Company’s executive management who either left (William Ginn, Keith Cameron and Brad Kneller) or joined (Niall Anderson) the Company during 2006. The remuneration of each of these persons for the 2006 financial year is included in the above aggregate remuneration figure.

(2)	Bernard Keogh’s compensation was translated from euros to pounds sterling at £1.00 = €1.463 the average rate for the year ended December 31, 2006.

Our directors and executive management (excluding those members of the Company’s executive management who left the Company during 2007 and whose stock based awards were exercised or lapsed in 2007) held the following stock based awards (including stock options), as of June 26, 2007:

Name	Number of Securities Underlying Option/ SARs Granted		Exercise or Base Price ($/Sh)	Option expiration Date/RSU Vesting Date
John McShane	50,000		$10.16	December 9, 2013
	15,000		$15.39	December 15, 2014
	4,675	*		March 8, 2009*(1)
	15,000	*		June 14, 2008*
	15,000	*		March 7, 2009*
	17,000	*		December 31, 2008*
	10,000	*		March 13, 2010*
	12,000	*		December 31, 2009*
	19,500	*		March 13, 2008*(2)

158,175

José Antonio Ríos(3)	110,000		$10.16	September 15, 2008
	14,667		$15.39	September 15, 2008

124,667

Anthony D. Christie	41,000		$10.16	December 9, 2013
	15,000		$15.39	December 15, 2014
	4,675	*		March 8, 2009*(1)
	13,000	*		June 14, 2008*
	11,000	*		March 7, 2009*
	13,000	*		December 31, 2008*
	10,000	*		March 13, 2010*
	12,000	*		December 31, 2009*
	18,000	*		March 13, 2008*(2)

137,675

Niall Anderson	3,300	*		March 7,2009*
	3,900	*		December 31, 2008*
	2,200	*		March 13, 2010*
	2,600	*		December 31, 2009*

12,000

Bernard Keogh	667		$15.39	December 15, 2014
	3,500	*		June 14, 2008*
	3,000	*		March 7, 2009*
	3,500	*		December 31, 2008*
	2,400	*		March 13, 2010*
	2,900	*		December 31, 2009*
	3,550	*		September 13, 2007*

19,517

Richard Atkins	Nil		N/A	N/A

John Hughes	Nil		N/A	N/A

Shaun Tweed	1,300	*		March 13, 2010*
	1,500	*		December 31, 2009*
	1,100	*		September 13, 2007*

3,900

*	Restricted stock units

(1)	Vesting occurs in two tranches on March 8, 2008 and March 8, 2009

(2)	Vesting occurs in two tranches on September 13, 2007 and March 13, 2008

(3)	RSUs cancelled as of June 15, 2007

Our Parent’s Director and Executive Compensation

Our Parent’s 2006 Annual Bonus Program

On March 7, 2006, our parent’s board of directors adopted the GCL annual bonus program for 2006 (“2006 Bonus Program”) at the recommendation of our parent company’s compensation committee. Substantially all employees of Global Crossing and its affiliates, including our executive directors and management, participated in the 2006 Bonus Program.

The 2006 Bonus Program provided participants with the opportunity to earn a bonus payable half in cash and half in fully vested shares of our parent’s common stock based on our parent company’s achievement of quantitative financial performance measures for 2006 relating to earnings and/or the net change in cash and cash equivalents.

After reviewing our parent’s financial performance for 2006, GCL’s compensation committee found that our parent made significant strides in improving profitability and cash flows over the past three years. However, the compensation committee determined that none of the performance measures had been met under the 2006 Bonus Program and that, therefore, no payments would be made under the 2006 Bonus Program.

Establishment of Our Parent’s 2007 Bonus Program

On March 13, 2007 our parent company’s board of directors adopted the Global Crossing annual bonus program for 2007 (the “2007 Bonus Program”) at the recommendation of our parent’s compensation committee. Substantially all non-sales employees of Global Crossing and its affiliates participate in the 2007 Bonus Program. The program is intended to retain such employees and to motivate them to help Global Crossing achieve its financial and business goals.

Each participant is provided a target award under the 2007 Bonus Program expressed as a percentage of his or her base salary. Actual awards under the 2007 Bonus Program will be paid only if our parent achieves specified performance goals for 2007 relating to earnings (the “EBITDA Metric”) (representing two-thirds of the overall target opportunity) and/or the net change in cash and cash equivalents (the “Cash Use Metric”) (representing one-third of the overall target opportunity). The payout for each performance opportunity is calculated independently of the other once financial results for 2007 have been determined. Specifically, each participant will earn (i) 40% of his or her target award for a given opportunity if the threshold financial performance goal for that opportunity is achieved, (ii) 100% of his or her target award for a given opportunity if the target financial performance goal for that opportunity is achieved or (iii) 140% of his or her target award for a given opportunity if the maximum financial performance goal for that opportunity is achieved or exceeded. Attainment of these objectives at threshold level is intended to require satisfactory financial performance; target payout is intended to require more than satisfactory performance; and maximum payout is intended to require performance that significantly exceeds our parent company’s expectations. Straight-line interpolation will be used to determine the payout for performance between the threshold and target goals or between the target and maximum goals. No payout will be made for performance below threshold.

Bonus payouts under the 2007 Bonus Program will be made in fully vested common shares issued under the 2003 Global Crossing Limited Stock Incentive Plan; provided that our parent’s compensation committee retains discretion to use cash rather than shares as the committee deems fit.

Our Parent’s Stock Incentive Plan

Certain of our directors, officers and employees benefit from our parent’s 2003 Global Crossing Limited Stock Incentive Plan, as amended through June 2007, (“2003 Plan”). Moreover, certain people with significant operational control over us are not actually employed by us but by our parent or its affiliates and they also benefit from this plan. We do not have any other independent stock incentive plan.

In contrast to bonuses that are paid for prior year accomplishments, equity grants represent incentives tied to future stock price appreciation. They are intended to provide participants with a direct incentive to enhance parent shareholder value. Equity grants are awarded at the discretion of our parent’s compensation committee and are primarily based on an evaluation of competitive market data, an individual’s performance and the anticipated contribution that the individual will make to Global Crossing. Global Crossing makes equity grants under the 2003 Plan.

In 2005 and 2006, executive officers and select key employees received their grants in the form of restricted stock units, (“RSUs”). A RSU entitles the participant to receive a share of unrestricted common stock of our parent company on the vesting date. The 2005 grant provided that approximately half of the RSUs would vest solely based on the continued employment of the executive through June 14, 2008 and approximately half would vest on December 31, 2007 based on corporate financial performance for the combined 2005 and 2006 fiscal years. The 2006 grant provided that approximately half of the RSUs would vest solely based on continued employment of the executive through March 7, 2009 and approximately half would vest on December 31, 2008 based on corporate financial performance for the combined 2006 and 2007 fiscal years.

At the March 13, 2007 meeting, our parent’s compensation committee determined that none of the financial performance measures had been met in respect of the 2005 grant and that there would be no vesting of the half of the RSUs dependant upon the achievement of such financial measures. Our parent company’s compensation committee noted that the vesting of time-based RSUs on June 14, 2008 remains in effect for those participants who remain employed with the Global Crossing group on that date. Our parent company’s compensation committee also established the 2007 targets for the 2006 grants after considering Global Crossing’s financial performance for 2007. The 2007 targets were set at levels such that the attainment of the combined two year objectives at threshold level would require more than satisfactory 2007 performance; target payout would require 2007 financial performance that significantly exceeds expectations; and maximum payout would require extraordinary financial performance in 2007.

At its March 13, 2007 meeting, our parent company’s compensation committee approved the grant of RSUs to our directors and executive management as shown in the table of stock options above. Each RSU will vest on March 13, 2010, subject to the participant’s continued employment through that date and subject to earlier pro-rata vesting in the event of death or long-term disability. See “Our Director and Executive Compensation” for further detail of these grants.

In addition, a target performance share opportunity was established for each participant. Each performance share earned will be paid out in unrestricted shares of common stock of our parent on December 31, 2009, subject to the participant’s continued employment through that date and subject to earlier pro-rata payout in the event of death or long-term disability. See “Our Director and Executive Compensation” for further detail of these grants.

Each participant’s target performance share opportunity comprises three separate award opportunities: One based on a goal related to combined 2007 and 2008 EBITDA Metric performance in an amount equal to 40% of the overall target opportunity; one based on a goal related to combined 2007 and 2008 Cash Use Metric performance in an amount equal to 40% of the overall target opportunity; and one based on a goal for combined 2007 and 2008 revenue minus cost of access expense for our parent’s “Invest and Grow” operating segment (“Invest and Grow Metric”) in an amount equal to 20% of the overall target opportunity. Performance shares with respect to each of the EBITDA Metric opportunity, the Cash Use Metric opportunity and the Invest and Grow Metric opportunity will be earned only if our parent achieves specified financial performance goals relating to that opportunity. Specifically, each grantee will earn (i) 50% of his or her target award for a given opportunity if the threshold financial performance goal for that opportunity is achieved, (ii) 100% of his or her target award for a given opportunity if the target financial performance goal for that opportunity is achieved or (iii) 150% of his or her target award for a given opportunity if the maximum financial performance goal for that opportunity is achieved or exceeded. Attainment of these objectives at threshold level is intended to require satisfactory financial performance; target payout is intended to require more than satisfactory performance; and maximum payout is intended to require performance that significantly exceeds our parent company’s expectations. Straight-line interpolation will be used to determine the payout for performance between the threshold and target goals or between the target and maximum goals. No payout will be made for performance below threshold.

On March 13, 2007, our parent company’s compensation committee also reviewed a number of internal and external factors relating to compensation and to the retention and motivation of key management talent. These factors included:

•

Several measures of our parent’s recovery and success during the three years preceding that date, such as: strong total shareholder return of 63%, doubling the return of the Nasdaq Telecom Index; making significant strides towards profitability and positive cash flow; and demonstrating the ability to make strategic acquisitions and to grow organically and inorganically, all of which demonstrate the importance of retaining the current management team and employee base;

•

The current critical stage of GCL’s development and the need for a significant and well executed effort to successfully integrate acquired businesses while at the same time achieving continued organic growth, identifying and executing on other potential acquisition opportunities and realizing our parent’s strategic vision; and

•	The competitive labor market in telecommunications and other technology businesses, fostering increased demand for experienced leadership.

In light of the above factors, the compensation committee recommended, and our parent’s board of directors approved, the granting of special retention and motivation awards to substantially all non-sales employees of Global Crossing and its subsidiaries consisting principally of share grants with vesting periods of 6 months or 6 months and 12 months. See “Our Director and Executive Compensation” for further detail of these grants.

Employment Agreements

Our affiliates have entered into separate employment agreements with Messrs. Rios, Christie, Keogh, McShane and Tweed. We do not have employment agreements with them. We have entered into contracts for services with Messrs. Atkins and Hughes. In addition, the terms of Messrs. Ríos’s, McShane’s and Christie’s employment have been defined, in part, by the Global Crossing Limited Key Management Protection Plan (“GCLKMPP”).

In connection with our parent company’s emergence from bankruptcy, it adopted the Global Crossing Limited Key Management Protection Plan (“MPP”) on December 9, 2003 to provide enhanced severance benefits for the executive officers and certain other key employees of the Company named in the MPP.

Effective December 10, 2005, the MPP is intended to retain executive officers and other key executives by mitigating their concerns about financial hardship in the event of an involuntary actual or constructive termination without “cause” (as defined in the plan). Specifically, as currently drafted, if a participant’s employment were terminated by our parent (other than for cause or by reason of death or disability), or if he or she were to terminate employment for “good reason” (generally, an unfavorable change in employment status or compensation), the MPP entitles him or her to receive (i) a lump sum payment equal to the “severance multiplier” of “1.75 times” or “1 times” for all plan participants times the sum of his or her annual base salary plus target bonus opportunity (reduced by any cash severance benefit otherwise paid to the participant under any other applicable severance plan or severance arrangement), (ii) a prorated portion of the annual target bonus for the year in which the termination occurred of which minimum target bonus amounts have been established for purposes of calculating severance, (iii) continuation of life and health insurance coverages for a number of years equal to the “severance multiplier” and (iv) payment for outplacement services in an amount not to exceed 30% of his or her base salary.

Global Crossing Services Europe Limited (“GCSEL”) entered into an employment agreement with Mr. Keogh on February 23, 2000, as subsequently amended, providing for his employment as Regional General Counsel—Europe. Either GCSEL or he may terminate the employment agreement with four weeks’ prior written notice. GCSEL may terminate the employment agreement immediately if he is in gross default or willful neglect of his duties or commits any serious breach or non-observance of the terms of the agreement, commits any grave misconduct or gross default or any conduct tending to bring himself or GCSEL into disrepute, is unable to fulfill his duties for medical reasons for any consecutive period of 90 days or for periods aggregating 12 weeks or more in any period of 52 consecutive weeks, is adjudged bankrupt or makes any arrangement with creditors, or is convicted of certain criminal offenses.

Global Crossing Network Center (UK) Limited (“GCNCUKL”) entered into an employment agreement with Mr. Tweed on November 13, 2000, providing for his employment as Financial Controller European Operations. GCNCUKL may terminate the employment agreement at any time with four weeks’ notice, with one additional notice week added on per year of employment after the fourth year of employment subject to a maximum of twelve weeks, or immediately without notice or with pay in lieu of notice in the event of Mr. Tweed’s gross misconduct or gross negligence in the performance of his duties or in the event of a serious breach, or repeated breaches of the terms of the agreement.

Non Executive Directors’ contracts

In 2005, we entered into contracts for service with each of Mr. Atkins and Mr. Hughes whereby each was appointed a director for an initial period of two years. In June 2007 these contracts were extended for a further period of two years. The contract with Mr. Atkins provides that he serve on and chair the Audit Committee of our Board of Directors. The contract with Mr. Hughes provides that he serve on the Audit Committee of our Board of Directors. Each contract may be terminated upon one month’s written notice from either party. We are also entitled immediately to terminate the contract in certain specified circumstances.

Board Practices

Our Board of Directors is currently composed of five, two of whom are independent directors. Each director has one vote. Resolutions are adopted by a majority vote of those present. Under our articles of association, we are required to have a minimum of two directors and at least two directors must be present for a quorum. There is one committee of the Board, namely an audit committee. The audit committee is composed of three directors, two of whom are independent directors. Under its terms of reference, the audit committee will have principal oversight of our financial statements and the appointment of our auditors. Our independent directors will also review and approve any changes to our inter-company agreements. Under our articles of association, directors are not required to retire by rotation.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Inter-company Agreements

In December 2004 we entered into a series of inter-company agreements with GCL and certain of our affiliates that were effective as of October 1, 2004 to formally document the way in which these relationships are governed and formalize the method of payment for the services under these agreements. Fees for these services are generally estimated and paid quarterly, with an annual make-whole payment for any outstanding amounts. The inter-company agreements document terms that are substantially the same as those that informally governed the relationship between our parent company and us prior to the closing of the offering of the Initial Notes, with the exception of the payment terms. Our Board of Directors approved the terms of each inter-company agreement. Each agreement may be terminated (i) at the request of any party to such agreement with one year’s prior written notice or (ii) immediately in the event of a change of control under the Indenture or the maturity, redemption or defeasance of the Notes, in each case pursuant to the terms of the Indenture.

Corporate Services Agreement

We have entered into a corporate services agreement with GCL or Global Crossing Development Corp (“GCDC”), and GCE. The agreement is effective as from October 1, 2004. Both GCDC and GCE are subsidiaries of GCL. Pursuant to the agreement’s terms, the other parties to the agreement will provide, or have third-party agents provide, certain corporate services to us on a non-exclusive basis, including information systems, legal, tax, finance and accounting, mergers and acquisitions, management, human resources, office and facilities, corporate development, network engineering, risk management, and product development. The agreement also provides for the allocation of (i) management bonus, (ii) charitable contributions and (iii) depreciation and amortization of certain shared assets. We are not obligated to use the corporate services provided for in the agreement. If, at any point during the agreement’s term, the parties no longer provide a corporate service to GCL’s other subsidiaries, they are not obligated to provide such service to us.

We will be charged for the corporate services that we choose to obtain based on:

•

our revenue relative to other subsidiaries of GCL for legal, tax, finance and accounting, mergers and acquisitions, management, charitable contributions, office and facilities, corporate development, product development, and risk management services;

•	a pro rata allocation of headcount for information services and human resources; or

•	a pro rata allocation of property, plant and equipment for network engineering.

In addition, we will be charged for cash-based bonuses to management of GCL and its subsidiaries based on our revenue relative to other subsidiaries of GCL, but non-cash-based bonuses will be allocated in full to GCL or, in either case, on such basis as may be reasonably considered to be within the Transfer Pricing Guidelines for Multinational Enterprises and Tax Administration of the Organization for Economic Co-operation and Development (“OECD guidelines”).

Payment of any Restricted Corporate Services Fee (as defined in the Indenture) under the agreement may only be made to the extent permitted under the terms of the Indenture. Under the agreement, “Restricted Corporate Services” means the amount of service fees under the agreement (excluding the amount of any management bonuses) for a fiscal year that exceed the Service Fee Limit for such fiscal year minus any such service fees required to be paid by law, regulation or any competent governmental taxing authority. Under the agreement, “Service Fee Limit” means an amount in pounds sterling, calculated on an annual basis that (i) for the three months ending December 31, 2004 shall equal £2.9 million, (ii) for 2005 shall equal £11.6 million, and

(iii) for each fiscal year thereafter is equal to the product of (x) the service fees paid by us under the agreement (excluding the amount of any management bonus) for the preceding fiscal year and (y) 1.50; provided, however, that the amount determined under clause (iii) may not exceed £23.2 million.

Amounts due pursuant to this agreement will be estimated and paid quarterly, with an annual make-whole payment for any amounts outstanding. The corporate services provided for in the agreement cost us approximately £5.4 million, £8.0 million and £2.7 million for the years ended December 31, 2005 and 2006 and the three months ended March 31, 2007, respectively.

Shared Resources Agreement

We have entered into a shared resources agreement with GCL pursuant to which we will provide to GCL’s other subsidiaries, on a non exclusive basis, the use of certain of our assets and pursuant to which GCL’s other subsidiaries will provide to us the use of certain of their assets, on a non exclusive basis. The agreement was effective as of October 1, 2004.

The assets provided for under the agreement include staffing and administrative assets, fiber, leased circuits, network equipment, racking space, real estate and such other assets as are reasonably deemed necessary for the relevant network’s efficient operation. Neither GCUK nor GCL’s other subsidiaries are obligated to use any assets provided for in the agreement. The parties to the agreement will be charged based on:

•	the market price for fiber, leased circuits, racking space, and network equipment;

•

with respect to staffing and administrative assets, pro rata allocation will be based on either (i) a reasonable estimate of resources committed or (ii) a reasonable estimate of time spent on such services to GCUK, plus a reasonable markup based on the OECD guidelines;

•

real estate will be charged based on their share of lease or carrying costs based on a percentage of square meter use of such real estate by GCUK to use by other GCL subsidiaries (except that the costs of leasing the premises located at Centennium House, 100 Lower Thames Street, London EC3R 6DL, England, will be allocated in full to GCUK); and

•	intellectual property costs will be allocated in full to GCL, or alternatively, in each case, on such basis as may reasonably be considered to be within the OECD guidelines.

Fees due pursuant to this agreement will be estimated and paid quarterly, with an annual make-whole payment for any amounts outstanding. The use of assets similar to the assets provided for in the agreement cost us approximately £0.9 million, £0.6 million and £0.4 million for the years ended December 31, 2005 and 2006, and the three months ended March 31, 2007, respectively.

Voice Termination Agreement

We have entered into a voice termination agreement with GCL and Global Crossing Services Europe Ltd (“GCSEL”), a GCL subsidiary, to allocate the costs of voice and data transport and termination services among the parties. The agreement was effective as of October 1, 2004. To the extent that each of GCL’s subsidiaries and us carry voice or data traffic over our respective networks for third parties, we agreed to also do so for other subsidiaries of GCL to the extent necessary to gain access to a third-party carrier’s network.

Termination fees will be charged based on a formula taking into account GCUK’s international long distance voice revenue, multiplied by the gross margin of international activity for GCL’s subsidiary carriers in Europe after deducting GCUK’s third-party costs for international voice termination, or, alternatively, on such basis as may reasonably be considered to be within the OECD guidelines.

GCUK’s portion of the operating expenses relating to its use of international voice over GCL’s sub-sea network, or applicable sub-sea costs, will be based on our international long distance voice revenue as a percentage of GCL subsidiaries’ consolidated total international revenue multiplied by GCL’s consolidated cost of operating sub-sea cable or, alternatively, on such basis as may reasonably be considered to be within the OECD guidelines. Pursuant to the agreement’s terms, GCSEL will obtain sub-sea voice transport and termination services for us from GCL’s other subsidiaries and voice transport and termination services for GCL’s other subsidiaries from us, administer billings between us and GCL’s other subsidiaries for fees incurred in connection with voice transport and termination services, and provide related administrative tasks and services. Fees due pursuant to this agreement will be estimated and paid quarterly, with an annual make-whole payment for any amounts outstanding. The services provided for in the agreement provided income for us of approximately £4.0 million, £1.6 million and £0.4 million for the years ended December 31, 2005 and 2006, and the three months ended March 31, 2007, respectively.

Tax Agreement

We have entered into a tax agreement with GCL that establishes the basis upon which certain tax matters in the UK, including the surrender of tax losses and the re-allocation of income or gain where permitted by UK tax law, between us and other GCL subsidiaries subject to tax in the UK, will be conducted.

Insurance Proceeds Agreement

Our parent company generally maintains property, business interruption, general liability and related insurance coverage for the GCL group of companies for which we are named insureds. We have entered into an insurance proceeds agreement under which all proceeds from any insurance policy held by GCL or any of its subsidiaries, to the extent such results resulted from an event or occurrence at GCUK or resulted from the property or assets of GCUK, shall be paid to us.

Asset Transfer Agreement

On December 31, 2004, GCL and GCUK entered into an agreement under which GCL agreed to cause its subsidiaries to transfer certain assets to GCUK, on or before January 31, 2005, or take such other action so as to maintain the credit rating of the Notes. Further to that agreement, GCUK entered into an agreement pursuant to which GCUK acquired, effective December 31, 2004, £21.9 million of operating assets in consideration for the issue of one thousand of its ordinary shares to Bidco.

Agreement to Acquire Fibernet from GC Acquisitions

On December 28, 2006 we entered into a share purchase agreement with GC Acquisitions under which we purchased the entire issued share capital of Fibernet Group Limited from GC Acquisitions for a purchase price of approximately £53.1 million. See “Information on the Company—The Fibernet Acquisition”.

Agreement to Sell German Business by Fibernet Group Limited

Concurrently with our acquisition of Fibernet, Fibernet Group Limited entered into a share purchase agreement with GCI. Under this agreement, Fibernet Group Limited transferred its German business operation to GCI by way of the sale of the entire issued share capital of Fibernet Holdings Limited to GCI for a consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet Group Limited from Fibernet Holdings Limited. See “Information on the Company—The Fibernet Acquisition”.

DESCRIPTION OF CERTAIN FINANCING ARRANGEMENTS

Intercompany Loans

On April 12, 2006, the Company entered into an intercompany credit agreement (the “intercompany credit agreement”) with Global Crossing Europe Limited (“GCE”). As at December 31, 2006 and March 31, 2007, there were loans of US$50.4 million (equivalent to £25.7 million as at December 31, 2006 and March 31, 2007) due from GCE under the intercompany credit agreement. As required by the affiliate subordination agreement described below, we have agreed to the subordination of the indebtedness due from group companies under the intercompany credit agreement to the prior payment in full in cash of all their obligations with respect to indebtedness under the mandatory convertible notes. The terms of the intercompany credit agreement include a parent guarantee from GCL, which is likewise subordinated to GCL’s obligations in respect of the mandatory convertible notes. The loan balances currently outstanding under the intercompany credit agreement relate to loans made using (i) 50% of the designated cash flow, as permitted and defined under the Indenture and (ii) GCUK’s Eligible Excess Cash, defined in the Indenture as excess cash remaining after the consummation of the Annual Repurchase Offer, and have an effective interest rate of 13.5% payable quarterly in arrears. The full principal amount of the indebtedness under the intercompany credit agreement is due and payable on the earlier of (1) five business days prior to December 15, 2014, which is the date of maturity of our Notes and (2) upon notice to GCE by us in the event of an early repayment of the Notes attributable to an event of default under the Indenture. GCUK also made loans to other group companies of US$30.4 million in April 2006 which were repaid in May 2006.

On April 11, 2007, the Board of Directors approved a US$15.0 million commitment to GCE in accordance with the Indenture and under the same terms and conditions set forth in the intercompany credit agreement. On May 2, 2007 the Company made a loan to GCE, pursuant to this commitment, in the amount of US$ 5.0 million. This was repaid in full in June 2007.

Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to GCI, a wholly owned subsidiary of GCL, for consideration of £1 and the assumption of £3.6 million of debt outstanding to Fibernet. This intercompany loan has similar terms as the loan described above except the interest rate is 9.75%. The £3.6 million debt was repaid to Fibernet, in full, in June 2007.

Pursuant to a recapitalization agreement, dated May 9, 2007 (as amended by Amendment No. 1 to the recapitalization agreement dated June 1, 2007), STT Crossing Ltd. has agreed to convert the mandatory convertible notes into shares (and warrants convertible into shares) of common stock of GCL no later than September 6, 2007. Upon such conversion, intercompany loans due from group companies described above will no longer be subordinated obligations. However, any future loans by GCUK and its subsidiaries to other group companies will be subordinated to the group companies’ obligations under the GCL $350 million credit agreement described below under “Description of Certain Parent Securities.”

There were no loan balances due to group companies as at December 31, 2006 and March 31, 2007.

The Security Arrangement Agreement

Concurrently with the completion of the offering of the Initial Notes, GCL issued $250.0 million aggregate principal amount of the mandatory convertible notes. STT Crossing Ltd. is the current holder of all the mandatory convertible notes. On December 23, 2004, we entered into a security arrangement agreement that governs the relationship between us, the Issuer, the holders of the Notes and the holders of the mandatory convertible notes.

The security arrangement agreement substantially limits the rights of the trustee, the collateral agent and the noteholders to exercise their remedies under the security documents for the Notes, to amend the Indenture or, subject to certain exceptions, to take, accept or receive the benefit of any guarantee or lien in respect of the notes from our parent company or any of its subsidiaries (other than GCUK and its subsidiaries) until such time as the debt represented by mandatory convertible notes had been completely discharged or STT Communications Ltd. confirms to the trustee of the notes that no STT party or affiliate thereof holds any interest in the debt represented by the mandatory convertible notes. Upon the conversion of the mandatory convertible notes into shares (and warrants convertible into shares) of common stock of GCL by September 6, 2007, the restrictions on the rights of the trustee, the collateral agent and the noteholders contained in the security arrangement agreement shall cease to apply.

Intercreditor Agreement

The Bank of New York, as trustee on behalf of the holders of the Notes, has entered into an intercreditor and collateral agency agreement, or the intercreditor agreement, with an affiliate of Goldman, Sachs & Co., or the interest hedge secured party. As described under the heading “Operating and Financial Review and Prospects—Off Balance Sheet Arrangements,” we have entered into an interest hedge agreement with the interest hedge secured party to minimize our exposure to any dollar/sterling currency fluctuations related to interest payments on the US dollar-denominated Initial Notes. The intercreditor agreement grants the interest hedge secured party a security interest in the collateral securing the Notes that ranks equally with the security interests of the holders of the Notes.

Under the intercreditor agreement, the trustee, acting as collateral agent, will hold the liens and security interests in the collateral granted pursuant to the security documents for the Notes with sole authority to exercise remedies under the security documents. The collateral will secure all obligations owed to (i) the collateral agent under the intercreditor agreement and the security documents, (ii) the trustee and the holders of the Notes under the Indenture and (iii) the interest hedge secured party under the interest hedge contract.

Any proceeds resulting from the exercise of security interests will be shared among the holders of the Notes and the interest hedge secured party on a pro rata basis based on (a) with respect to the holders of the Notes, the principal amount of the Notes then outstanding, plus accrued and unpaid interest and additional amounts, if any, thereon and (b) with respect to the interest hedge secured party, the net value of the interest hedge contract, if positive, determined at the time of the application of proceeds.

Affiliate Subordination Agreement

GCUK, GCL and certain of its affiliates (such affiliates, together with GCUK, the GCL affiliated parties) and the trustee for the mandatory convertible notes entered into an affiliate subordination agreement, dated as of December 23, 2004. Pursuant to that agreement, the GCL affiliated parties agreed to subordinate all inter-company obligations, including inter-company indebtedness and inter-company accounts payable, between or among GCL, any of the GCL affiliated parties and any “restricted subsidiary” under the mandatory convertible notes indenture to the prior payment in full in cash of all obligations with respect to indebtedness and obligations of GCL under the mandatory convertible notes, of the guarantors under the mandatory convertible notes and of the other GCL affiliated parties that are parties to that indenture under the indenture (including post-bankruptcy interest and interest accruing after any similar proceeding or event). However, the GCL affiliated parties (including GCUK) may make or shall be entitled to receive, as the case may be, principal and interest payments on this subordinated debt as long as there is no default under the mandatory convertible notes indenture. For a summary of certain inter-company agreements see “Certain Relationships and Related-Party Transactions—Inter-company Agreements.”

Pursuant to a recapitalization agreement, STT Crossing Ltd. has agreed to convert the mandatory convertible notes into shares (and warrants convertible into shares) of common stock of GCL no later than September 6, 2007. Upon such conversion, the affiliate subordination agreement shall cease to apply. However, any future loans by GCUK and its subsidiaries to other group companies will be subordinated to the group companies’ obligations under the GCL $350 million credit agreement described below under “Description of Certain Parent Securities.”

Network Rail

We lease certain telecommunications cable and related equipment from Network Rail under a finance lease agreement between GCUK (then BR Telecommunications Limited) and Network Rail (then Railtrack plc), dated June 30, 1994. The lease also covered certain copper cable and PABX equipment. In connection with its plan to modernize the signaling system on the UK railways, Network Rail issued a notice to terminate the lease of such copper cable and PABX equipment, which termination became effective March 2005. On November 10, 2004, we entered into a capacity purchase agreement with Network Rail that provides us the right to use capacity over such copper cable and the PABX equipment until March 2010. A deed of grant between GCUK (then BR Telecommunications Limited) and Network Rail (then Railtrack plc), dated February 9, 1994, grants GCUK easement rights to retain its equipment and install new equipment on Network Rail’s property. For a summary of these agreements and our relationship with Network Rail, see “Information on the Company—History and Development of the Company—Network Rail and British Railways Board.”

DESCRIPTION OF CERTAIN PARENT SECURITIES

On May 9, 2007, our parent entered into a $250 million five-year senior secured term credit facility (as amended, the “Credit and Guaranty Agreement”) with certain subsidiaries of GCL, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”) and Credit Suisse Securities (USA) LLC, as syndication agent. The term loan was increased to $350 million pursuant to an amendment to the Credit and Guaranty Agreement executed on June 1, 2007. The aggregate net cash proceeds of $337 million after payment of fees and expenses were used to refinance GCL’s existing $55 million working capital facility with Bank of America (including the provision of cash collateral for letters of credit), to provide additional liquidity necessitated principally by cash used to close the acquisition of Impsat Fiber Networks, Inc. (“Impsat”) by our parent and to reduce days payable with our parent’s key access vendors during the first and second quarters of 2007.

Although we and our subsidiaries are not guarantors of our parent’s obligations under the Credit and Guaranty Agreement, all future intercompany loans from us to any of our parent’s subsidiaries which are party to the Credit and Guaranty Agreement will be subordinated to that subsidiary’s obligations under the Credit and Guaranty Agreement.

The following description is a summary of the principal terms of the Credit and Guaranty Agreement as amended by the Amendment:

Tenor. The $350,000,000 in senior secured term loans amortize in quarterly installments of $875,000, with the balance maturing on May 9, 2012.

Interest Rates and Prepayment Premiums. The term loans bear interest at a rate of LIBOR plus 6.25% per annum. If all or any portion of the term loans is prepaid prior to the third anniversary of June 1, 2007, a prepayment premium will apply in the amount of 3% of the amount prepaid prior to the first anniversary, 2% of the amount prepaid prior to the second anniversary and 1% of the amount prepaid prior to the third anniversary.

Guaranties. The obligations of our parent under the term loan facility are or will be guaranteed by substantially all of our parent’s subsidiaries, other than us and our subsidiaries and our parent’s Latin American subsidiaries (including Impsat).

Security. The term loan facility is or will be secured by substantially all the assets of our parent and its subsidiaries that are or become guarantors, other than such assets as to which the Administrative Agent, in its reasonable discretion, shall have determined that the cost of obtaining such security interest is excessive in relation to the benefit to the Lenders afforded thereby. The assets securing the term loan facility include all of the capital stock of GCUK.

Change of Control. If GCL experiences a change of control, GCL must immediately prepay the entire principal amount of the term loans outstanding at a price equal to 101% of the amount outstanding or, if greater, at the price required due to any applicable prepayment premium referenced above.

Operating Restrictions. The Credit and Guaranty Agreement limits GCL’s and the guarantor subsidiaries’ ability, among other things, to: (1) incur or guarantee additional indebtedness; (2) pay dividends or make other distributions; (3) make certain investments or other restricted payments; (4) enter into arrangements that restrict dividends or other payments to GCL from its guarantor subsidiaries; (5) create liens; (6) sell assets, including capital stock of subsidiaries; (7) engage in transactions with affiliates; and (8) merge or consolidate with other companies or sell substantially all of its assets. All of these limitations are subject to a number of important qualifications and exceptions set forth in the Credit and Guaranty Agreement.

Events of Default. The Credit and Guaranty Agreement contains events of default which include: (1) failure to make payments of principal and interest when due, (2) cross defaults to other indebtedness, (3) breaches of covenants, and (4) bankruptcy and unsatisfied judgments, among other provisions. In addition, it will be an event of default if GCL fails to satisfy certain post closing requirements concerning providing guarantees and granting and perfecting security interests.

Amendments. Subject to certain exceptions, the Credit and Guaranty Agreement may be amended with the consent of the holders of a majority of the aggregate principal amount of the term loans then outstanding.

Mandatory Convertible Notes

GCL issued $250.0 million aggregate principal amount of mandatory convertible notes concurrently with the completion of the offering for the Initial Notes. GCL issued the mandatory convertible notes pursuant to an indenture with Wells Fargo Bank Minnesota, National Association, as trustee. GCUK and the Issuer are parties to the indenture governing the mandatory convertible notes.

The initial holders of all the mandatory convertible notes are affiliates of STT. GCL issued the mandatory convertible notes to those affiliates to refinance debt that GCL and its subsidiaries owed. See “Summary — Our Parent Company’s Recapitalization and the Restructuring Agreement.”

In connection with the establishment of the loan facilities under the Credit and Guaranty Agreement, GCL, the Collateral Agent, STT Crossing Ltd., and Wells Fargo Bank, National Association as Trustee, entered into a Subordination and Intercreditor Agreement, dated May 9, 2007 and amended and restated on June 1, 2007 (the “Amended and Restated Intercreditor Agreement”) under which our parent’s majority shareowner, STT Crossing Ltd., agreed to immediately subordinate GCL’s payment obligations and related security interests under the security of the mandatory convertible notes to GCL’s obligations and secured interests granted under the Credit and Guaranty Agreement. Further, pursuant to a recapitalization agreement, dated May 9, 2007 (as amended by Amendment No. 1 to the recapitalization agreement dated June 1, 2007), STT Crossing Ltd. has agreed to convert the mandatory convertible notes it holds into shares (and warrants convertible into shares) of common stock of GCL no later than September 6, 2007.

The principal non-economic terms of the mandatory convertible notes are similar to those of the Credit and Guaranty Agreement and are otherwise customary for high yield debt securities.

The indenture governing the mandatory convertible notes provides that GCL and its subsidiaries may not amend, supplement or waive any provision of, the Indenture for the unregistered notes and the exchange notes offered in this offering without notice to each of the holders of the mandatory convertible notes and the written consent of the holders of not less than a majority in aggregate principal amount of the mandatory convertible notes then outstanding. Other than the immediately preceding sentence, notwithstanding anything to the contrary in the indenture governing the mandatory convertible notes, it shall not be an event of default under that indenture for us and our subsidiaries to take, and we and our subsidiaries will not be restricted under that indenture from taking, any action that is not a default under, and is not restricted by, the Indenture governing the unregistered notes and the exchange notes offered in this offering.

2.0% Cumulative Senior Convertible Preferred Shares

Pursuant to its plan of reorganization, GCL issued 18,000,000 shares of 2.0% cumulative senior convertible preferred shares to a subsidiary of STT. The preferred shares have a par value of $.10 per share and a liquidation preference of $10.00 per share. The preferred shares may be converted into common shares of GCL on a one-to-one basis, in whole or in part, at the option of the holder at any time.

As the sole holder of all the issued and outstanding preferred shares, STT has consented to the issuance of the notes offered in this offering, the issuance of the mandatory convertible notes and the other transactions contemplated by GCL’s debt recapitalization. STT also has waived its rights to object to the commencement of bankruptcy or other insolvency proceedings by us or by any of our subsidiaries. STT, however, still retains the right under the preferred shares to approve the issuance by us or the Issuer of any indebtedness to repay or refinance in part or in full the notes.

DESCRIPTION OF THE NOTES

The exchange notes will be issued and the unregistered notes were issued under the Indenture dated as of December 23, 2004 by and among the Issuer, GCUK, the other guarantors and The Bank of New York, as trustee (the “Trustee”). The exchange notes together with unregistered notes that remain outstanding after the completion of the exchange offer and the Initial Notes will be treated as a single class of debt securities under the Indenture, including for purposes of determining whether the required percentage of noteholders have given their approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all noteholders. The unregistered notes and the exchange notes are identical in all material respects, except that the exchange notes will be registered under the Securities Act and issued on a different date and that terms concerning registration rights and the related provisions for increased interest if we default under the registration rights agreement do not apply to the exchange notes.

The unregistered notes were originally issued under Regulation S with international securities identification number XS0280514331 and common code 028051433 and after 40 days were transferred to international securities identification number XS0226613452 and common code 022661345 which will be the same international securities identification number and common code used for the exchange notes.

The following summary of the Indenture does not include all of the information included in the Indenture and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company. The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this section, references to the “Company” include only Global Crossing (UK) Telecommunications Limited and not its Subsidiaries.

The exchange notes will be issued in fully registered form only, without coupons, in minimum denominations of £50,000 and £1,000 multiples thereof. Initially, the Trustee will act as paying agent and registrar for the exchange notes. The unregistered notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. The Issuer may change the paying agent and registrar without notice to Holders. The Issuer will pay principal (and premium, if any) on the exchange notes at the Trustee’s corporate office in London, England. The Issuer will also maintain one or more registrars with offices in the City of London and a transfer agent in each of (i) the City of London and (ii) for so long as the Notes are listed on the Irish Stock Exchange, Dublin. For so long as the Notes are listed on the Irish Stock Exchange, the Issuer will maintain a paying agent in Dublin. Interest may be paid at the Trustee’s corporate trust office, by check mailed to the registered address of the Holders or by wire transfer if instructions therefor are furnished by a Holder. Any unregistered Additional Notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

Principal, Maturity and Interest

The Issuer has issued £52 million aggregate principal amount of Additional Notes under the Indenture. Additional notes may be issued from time to time subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.” Any such additional notes subsequently issued under the Indenture will be treated as a single class with the Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Notes will mature on December 15, 2014. Interest on the Additional Notes will accrue at the rate of 11.75% per annum. Interest on the Additional Notes will be payable semi-annually in arrear in cash on each

June 15 and December 15, commencing on June 15, 2007, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Additional Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including December 15, 2006. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will not be entitled to the benefit of any mandatory sinking fund.

Ranking and Guarantees

The Notes are senior obligations of the Issuer, ranking pari passu in right of payment with all other existing and future senior obligations of the Issuer, including obligations under other unsubordinated Indebtedness. The Notes will effectively rank senior in right of payment to all existing and future obligations of the Issuer that are unsecured or secured by Liens junior to those securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral (as defined below) securing the Notes, and will also rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, subordinated in right of payment to the Notes.

The Issuer’s obligations under the Notes, the Indenture and the Security Documents will be unconditionally guaranteed, jointly and severally, by the Company and each of the Company’s future Restricted Subsidiaries (other than the Issuer) that from time to time guarantee or otherwise become liable with respect to any Indebtedness of the Company or any other Guarantor, unless the incurrence of such Guarantee is prohibited by the laws of the jurisdiction of incorporation or formation of such Restricted Subsidiary.

Each Guarantee will be a senior obligation of the respective Guarantor, ranking pari passu in right of payment with all other senior obligations of such Guarantor, including obligations under other unsubordinated Indebtedness. Each Guarantee will effectively rank senior in right of payment to all existing and future obligations of such Guarantor that are unsecured or secured by Liens junior to those securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral held by such Guarantor, and will also rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, subordinated in right of payment to the Notes. Each Guarantee will be effectively subordinated to Indebtedness incurred by such Guarantor to the extent that such Indebtedness is secured by collateral that does not secure such Guarantee. See “—Security.”

The Guarantors will Guarantee the Notes on the terms and conditions set forth in the Indenture.

A Guarantee of a Guarantor that is a Subsidiary of the Company will be unconditionally released and discharged upon any of the following:

•

any Transfer (including, without limitation, by way of consolidation or merger) by the Company or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of the Company of all of the Equity Interests of such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of the Indenture;

•

any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by the Company or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of the Company of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, which Transfer or issuance is made in accordance with the provisions of the Indenture, such that such Guarantor ceases to be a Subsidiary of the Company; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness of the Company and each other Guarantor; or

•

the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture; provided that such Guarantor is also released from all of its obligations in respect of all obligations of such Guarantor in respect of Indebtedness of the Company and each other Guarantor.

No such release or discharge of a Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Guarantee relates until the Company shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under the Indenture. At the request of the Company, the Trustee shall execute and deliver an instrument evidencing such release.

The Security Documents and the Indenture provide that, upon the release of a Guarantee under the Indenture, the security interests in the assets of the applicable Guarantor (including, in the case of a Transfer described in the first bullet point above, the pledge over the Equity Interests of such Guarantor) securing the Notes to which such Guarantee relates will also be released.

Security

Pursuant to the Security Documents, the Notes and the Guarantees thereof and all of the Issuer’s and the Guarantors’ obligations under the Indenture will be secured by a first priority Lien, subject to Permitted Liens, on certain of the assets of the Issuer and the Guarantors (the “Collateral”) which are permitted by law to be pledged. The Bank of New York is the collateral agent under the Security Documents (the “Collateral Agent”). A significant portion of our assets will not be pledged in favor of the Notes and the collateral securing the Notes and the Guarantees may be diluted under certain circumstances. See “Risk Factors—Risks Relating to the Notes and the Structure—A significant portion of our assets will not be pledged for the benefit of the holders of the Notes. The collateral securing the Notes and the Guarantees may be diluted under certain circumstances. The value of the collateral securing the Notes and the Guarantees may not be sufficient to satisfy our obligations with regards to the Notes.” and “Risk Factors—Risks Relating to the Notes and the Structure—English insolvency laws may limit the ability of the holders of the Notes to recover amounts due on the Notes and the Guarantees.” The Collateral will not include:

•

certain parts of the network leased by us, including any telecommunications cables and other equipment under a finance lease with Network Rail under which we lease approximately 20% of its lit fiber (calculated by fiber kilometers);

•

any rights, title, interest or obligations under certain specified excluded contracts, including (i) any contracts in which our counterparty is a UK governmental entity and (ii) any contract in which our counterparty is a contractor or subcontractor to a UK governmental entity;

•

any equipment or assets owned by us located on the premises of the parties to excluded contracts and any equipment or assets used exclusively by us in connection with the provision of services and the performance of obligations under such contracts;

•	property that we have pledged to Camelot in connection to our relationship with them; or

•

any contract or agreement (or rights or interests thereunder) which, if charged, would constitute a breach or default or result in the invalidation or unenforceability of any rights, title or interest of the chargor under such contract or agreement.

The value of the collateral securing the Notes and the Guarantees may not be sufficient to satisfy obligations to you. The Collateral will be shared, on a pro rata basis, with the parties providing the currency hedge related to the interest payment on the Dollar Notes. See “—Intercreditor Agreement” below. The terms of the Security Arrangement Agreement significantly limit the exercise of remedies associated with the Security Documents.

These restrictions limit the ability of the Trustee and the Holders to realize value from the Collateral. See “—Security Arrangement Agreement” and “Risk Factors—Risks Related to the Notes and the Structure—The ability of the Collateral to foreclose on the secured property may be limited.”

Pursuant to the Security Documents certain assets of the Issuer and the Guarantors are being secured by way of fixed charge, assignment and floating charge. A fixed charge is being taken over certain assets of the Issuer and the Guarantors including certain tangible moveable property, intellectual property, goodwill, the shares of the Issuer and real property. An assignment is being taken over the proceeds of the insurance policies held by the Issuer and the Guarantors. A floating charge is being taken over all of the assets of the Issuer and the Guarantors which are not otherwise being charged by way of fixed charge or assignment or otherwise excluded from the Collateral as described above.

Only a floating charge is being taken over bank accounts and monetary claims (which include receivables) of the Issuer and the Guarantors. No fixed charge or assignment is being taken over bank accounts or monetary claims (which include receivables). Prior to an event of default under the Indenture the Issuer and the Guarantors will retain exclusive rights to exercise all rights in respect of its bank accounts and its monetary claims (which include receivables).

There can be no assurance that the proceeds from the sale of the Collateral in whole or in part pursuant to the Indenture and the Security Documents following an Event of Default would be sufficient to satisfy payments due on the Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if saleable. See “—Sufficiency of Collateral.”

To the extent that third parties enjoy Liens permitted by the Security Documents and the Indenture, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Trustee, acting on behalf of the Secured Parties (as defined under “—Intercreditor Agreement” below), to realize or foreclose on the Collateral. In addition, the ability of the Trustee, acting on behalf of the Secured Parties, to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Insolvency Limitations.”

Sufficiency of Collateral

The value of the Collateral may not be sufficient to satisfy the Notes and the Collateral may be reduced or diluted under certain circumstances. The Collateral does not include all of our assets. See “Risk Factors—Risks Relating to the Notes and the Structure—A significant portion of our assets will not be pledged in favor of the Notes and the Collateral receiving the Notes and the Guarantees may be diluted under certain circumstances. The value of the Collateral securing the Notes and the Guarantees may not be sufficient to satisfy obligations to you” and “Risk Factors—Risks Relating to the Notes and the Structure—English insolvency laws may limit the ability of the holders of the Notes to recover amounts due on the Notes and the Guarantees.”

By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. The book value of the Collateral should not be relied on as a measure of realizable value for such assets. A significant portion of the Collateral includes assets that may only be usable, and thus retain value, as part of the Company’s existing operating businesses. In addition, substantially all of the important contracts with the UK government or agencies thereof and many contracts with other clients, including some of those described under “Business—Customer Relations,” are not assignable to third parties and/or may be terminable by the government upon a change of control of the Company or an insolvency of the Company. Accordingly, any such sale of the Collateral separate from the sale of certain operating business may not be feasible or of significant value. To the extent that holders of other secured Indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the Indenture, such holders or third parties may have rights and remedies with respect to the Collateral securing the Notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the Notes. Moreover, the exercise of remedies by the Holders under the Security Documents will be severely limited by the terms of the Security Arrangement Agreement. See “—Security Arrangement Agreement.”

If the Company designates an Unrestricted Subsidiary as permitted by the Indenture, all of the liens on any Collateral owned by the Unrestricted Subsidiary or any of its Subsidiaries and any Guarantees of the Notes by the Unrestricted Subsidiary or any or its Subsidiaries will be released under the Indenture. Designation of an Unrestricted Subsidiary will reduce the aggregate value of the Collateral to the extent that liens on the assets of the Unrestricted Subsidiary and its Subsidiaries are released and the Notes will be structurally subordinated to the debt and other obligations of the Unrestricted Subsidiary and its Subsidiaries. This may materially reduce the Collateral available to secure the Notes.

Security Arrangement Agreement

Concurrently with the completion of the offering of the Initial Notes, GCL issued $250.0 million aggregate principal amount of the mandatory convertible notes. STT Crossing Ltd. is the current holder of all the mandatory convertible notes. On December 23, 2004, we entered into a security arrangement agreement that governs the relationship between us, the Issuer, the holders of the Notes and the holders of the mandatory convertible notes.

The security arrangement agreement substantially limits the rights of the trustee, the collateral agent and the noteholders to exercise their remedies under the security documents for the Notes, to amend the Indenture or, subject to certain exceptions, to take, accept or receive the benefit of any guarantee or lien in respect of the notes from our parent company or any of its subsidiaries (other than GCUK and its subsidiaries) until such time as the debt represented by mandatory convertible notes had been completely discharged or STT Communications Ltd. confirms to the trustee of the notes that no STT party or affiliate thereof holds any interest in the debt represented by the mandatory convertible notes. Upon the conversion of the mandatory convertible notes into shares (and warrants convertible into shares) of common stock of GCL by September 6, 2007, the restrictions on the rights of the trustee, the collateral agent and the noteholders contained in the security arrangement agreement shall cease to apply.

Intercreditor Agreement

The Trustee on behalf of the Holders entered into an Intercreditor and Collateral Agency Agreement (the “Intercreditor Agreement”) with the Interest Hedge Secured Parties, under which the Trustee will act as collateral agent. The following summary of certain provisions of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement.

Pursuant to the terms of the Intercreditor Agreement, the Trustee as collateral agent will hold the liens and security interests in the Collateral granted pursuant to the Security Documents with sole authority to exercise remedies under the Security Documents. The Collateral will secure all obligations owed to (i) the Collateral Agent under the Intercreditor Agreement and the Security Documents, (ii) the Trustee and the Holders under the Indenture and (iii) the Interest Hedge Secured Parties under the Interest Hedge Contracts (the “Secured Parties”).

The Intercreditor Agreement provides that, for so long as any obligations are outstanding under the Notes, Holders will have the exclusive right to instruct the Trustee, as collateral agent, to manage, perform and enforce the terms of the Security Documents relating to the Collateral, subject to the terms of the Security Arrangement Agreement, the Holders will have the exclusive right to direct the Trustee to exercise and enforce all privileges, rights and remedies thereunder according to their direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default of Event of Default under the Notes. All payments received and all amounts held or realized by the Trustee in respect of Collateral under the Intercreditor Agreement will be applied as follows:

(1) first, to the Trustee in its capacity as collateral agent and any receiver, attorney or agent appointed under or pursuant to a Security Document for all compensation, fees, costs, expenses and liabilities, incurred, owed or unpaid, including in connection with the collection or distribution of such amounts held or realized or in connection with expenses incurred in enforcing its remedies under the Security Documents and preserving the Collateral;

(2) second, to the Trustee or any other agent for all compensation, fees, costs, expenses, and liabilities of the Trustee or such agent incurred or owed pursuant to the Indenture and unpaid, including costs of collection;

(3) third, to the Holders and the Interest Hedge Secured Parties on a pro rata basis based on (a) with respect to the Holders, the principal amount of Notes then outstanding, plus accrued and unpaid interest and additional amounts, if any, thereon and (b) with the respect to each Interest Hedge Secured Party, the net value of Interest Hedge Contracts of such Interest Hedge Secured Party, if positive, determined at the time of the application of proceeds; and

(4) fourth, any surplus remaining after such payments shall be paid over to the Company or to whosoever may be lawfully entitled thereto.

The Intercreditor Agreement provides that the Trustee, as collateral agent, will have no liability to any of the other parties thereto as a consequence of its performance or non-performance under the Intercreditor Agreement, except for gross negligence or willful misconduct.

Certain Insolvency Limitations

Under insolvency law in England and Wales, the liquidator or administrator of the Company or any Guarantor may apply to the court to set aside certain types of preliquidation transactions and to rescind a transaction entered into by such company at an undervalue (which is similar to less than fair value), if such company was insolvent at the time of, or in consequence of, the transaction and enters into a liquidation or administration within two years of the completion of the transaction. A transaction might be so challenged if it involved a gift by a company or such company received consideration of significantly less value than the consideration given by such company. A court generally will not intervene, however, if a company entered the transaction in good faith and for the purpose of carrying on its business and there were reasonable grounds for believing the transaction would benefit such company.

In addition, under such insolvency law, the liabilities of the Company and the Guarantors in respect of the Guarantees and the Notes will be paid in the event of an insolvency after certain debts which are entitled to priority under law, such as amounts owed in respect of occupational pension schemes and amounts owed to employees. See “Risk Factors—Risks Related to the Notes and the Structure—English insolvency laws may limit the ability of the holders of the Notes to recover amounts due on the Notes and the Guarantees.”

Additional Amounts

All payments made by the Issuer under or with respect to a Note or by the Guarantors under or with respect to the Guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the government of the United States, the United Kingdom or any other jurisdiction in which the Issuer or the Guarantors are organized or resident for tax purposes, or within or through which payment is made, or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless the Issuer or the Guarantors is or are required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

If the Issuer or the Guarantors are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Note or the Guarantees, the Issuer or the Guarantors, as applicable, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of such Note (including Additional Amounts) after such withholding or deduction of such Taxes will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

(1) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of the execution, delivery, registration or enforcement of such Note);

(2) subject to the last paragraph of this section, any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge;

(3) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant Holder at that time has been notified by the Company, the Guarantors or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(4) a withholding or deduction imposed on a payment to an individual which is required to be made pursuant to the EU Directive on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(5) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6) any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(7) a Note presented for payment by or on behalf of a Holder who or that would have reasonably been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent maintained by the Issuer in a Member State of the European Union; or

(8) any combination of items (1) through (7) above.

The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Issuer or the Guarantors.

The Issuer or the Guarantors will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the Guarantors will furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Issuer or the Guarantors, such other documentation that provides reasonable evidence of such payment by the Issuer or the Guarantors. Copies of such receipts or other documentation will be made available to the Holders or the paying agents, as applicable, upon request.

At least 30 days prior to each date on which any payment under or with respect to any Notes is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if the Issuer or the Guarantors will be obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantors will deliver to the Trustee and the paying agent an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee and paying agent to pay such Additional Amounts to Holders of such Notes on the payment date. Each officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of principal, premium, if any, interest, or of any other amount payable under or with respect to any Note, such mention shall be deemed to include or mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which a paying agent is located, and the Issuer and the Guarantors will agree to indemnify the Holders of the Notes for any such non-excluded taxes paid by such Holders.

Redemption

Optional Redemption. The Notes will be redeemable, at the Issuer’s option, in whole at any time or in part from time to time, on and after December 15, 2009 at the following redemption prices (expressed as percentages of the principal amounts thereof) if redeemed during the twelve-month period commencing on December 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
	Dollar Notes	Sterling Notes
2009	105.375%	105.875%
2010	103.583%	103.917%
2011	101.792%	101.958%
2012 and thereafter	100.000%	100.000%

Option to Call. In addition, prior to December 15, 2009, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any to the redemption date, plus the Make-Whole Premium (a “Make-Whole Redemption”).

“Applicable Rate” for any redemption date, (x) with respect to any Dollar Notes means the yield to maturity at the time of computation of Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to December 15, 2009; provided, however, that if the period from the Make-Whole Redemption Date to December 15, 2009 is not equal to the constant maturity of a Treasury security for which a weekly average yield is given, the Applicable Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Treasury securities for which such yields are given, except that if the period from the Make-Whole Redemption Date to December 15, 2009 is less than one year, the weekly average yield on actually traded Treasury securities adjusted to a constant maturity of one year shall be used; and (y) with respect to any Sterling Notes means yield to maturity of UK government securities with a fixed maturity from information compiled by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to the make whole Redemption Date of such Note most nearly equal to the period from the make-whole Redemption Date to December 15, 2009; provided, however, that if such Financial Statistics are no longer published or do not indicate the relevant yield to maturity at the time of computation, the Issuer shall use any publicly available source of similar market data most nearly equal to the period from such make-whole Redemption Date to December 15, 2009; provided, further however, that if the period from such make-whole Redemption Date to December 15, 2009 is not equal to the fixed maturity of UK government securities for which a yield is given, the Applicable Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of UK government securities for which such yields are given except that if the period from such redemption date to December 15, 2009 is less than one year, the Issuer shall use the weekly average yield on actually traded UK government securities denominated in sterling adjusted to a fixed maturity of one year to make such calculation.

“Make-Whole Premium” means an amount equal to the greater of (i) 1.0% of the principal amount such Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on December 15, 2009 and all remaining interest payments to and including December 15, 2009 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from, 2009 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

Equity Offering. Notwithstanding the foregoing, at any time, or from time to time, prior to December 15, 2007, the Issuer may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem (i) up to 35% of the aggregate principal amount of the Dollar Notes issued at a redemption price equal to 110.750% of the principal amount thereof and (ii) up to 35% of the aggregate principal amount of the Sterling Notes issued at a redemption price equal to 111.750% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Dollar Notes and the Sterling Notes, respectively, originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuer shall consummate such redemption not more than 120 days after the consummation of any such Equity Offering.

As used in the preceding paragraph, “Equity Offering” means any issuance of, or contribution on account of, Qualified Capital Stock of the Company.

Redemption for Changes in Withholding Taxes. The Issuer is entitled to redeem the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at a price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(1) a change in or an amendment to any laws or treaties (including any rulings or regulations promulgated thereunder) of any relevant Taxing Jurisdiction (or any political subdivision or taxing authority thereof or therein); or

(2) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, rulings or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, and the Issuer cannot avoid such obligation by taking reasonable measures available to it, provided that the Issuer shall not be required to take any measures that, in its reasonable determination, would result in the imposition on it of any legal or regulatory burden or the incurrence by it of any additional costs, or would otherwise result in any adverse consequences. The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under “—Certain Covenants—Merger, Consolidation and Sale of Assets” is organized, but (in the case of any jurisdiction other than Ireland) only with respect to events arising after the date of succession to the extent the foregoing did not apply to such events prior to the date of succession.

Before publishing or mailing notice of redemption of the Notes, the Issuer will deliver to the Trustee an officer’s certificate to the effect that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuer will also deliver an opinion of independent legal counsel of recognized standing to the effect that the Issuer would be obligated to pay Additional Amounts as a result of a change or amendment described above.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (as certified to the Trustee by the Issuer) or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that:

•	no Dollar Notes of a principal amount of $75,000 or less or Sterling Notes of a principal amount of £50,000 or less shall be redeemed in part; and

•

if a partial redemption is made with the proceeds of a Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Euroclear and/or Clearstream procedures, as applicable), unless such method is otherwise prohibited.

If and for so long as the Notes are listed on the Irish Stock Exchange and the rules and regulations so required, notice of such redemption shall be sent to the Companies Announcements Office of such exchange.

Notice of an optional redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Purchase at the Option of the Holders of the GCL Convertible Notes

The Indenture provides that, at any time (i) after the occurrence (but during the continuance) of an Event of Default described under clause (1) or (2) of the first paragraph under “—Events of Default” below or (ii) following the taking of any enforcement action by the Trustee (including acceleration) (a “Relevant Event”), STT Communications Ltd. (or one of its affiliates), for so long as it (together with its affiliates) holds not less than 50% of the then outstanding GCL Convertible Notes (the “Optionholder”) will have the right, but not the obligation, to purchase (the “Purchase Option”) all, but not less than all, of the Notes then outstanding at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon, if any, to the date of purchase (the “Purchase Option Payment”). The Optionholder may exercise the Purchase Option by sending, by first class mail, a notice to each Holder with a copy to the Trustee, which notice will state, among other things, that a Relevant Event has occurred and is then continuing and the purchase date which must be no earlier than 10 days nor later than 30 days from the date such notice is mailed (the “Purchase Option Payment Date”). On the Purchase Option Payment Date, the Optionholder will deposit with the paying agent an amount equal to the Purchase Option Payment for all of the Notes then outstanding. The paying agent will promptly mail to each Holder the Purchase Option Payment for all such Holder’s Notes and such Holder’s Notes will automatically, and without any further action on the part of the Holder, be transferred to an account designated by the Optionholder in writing to the Trustee. Thereafter, Holders of the Notes, other than the Optionholder, will have no rights under the Notes or the Indenture.

The Optionholder has no obligation to exercise the Purchase Option and there can be no assurance that in the event of a Relevant Event the Optionholder would elect to exercise the Purchase Option.

Pursuant to a recapitalization agreement, dated May 9, 2007 (as amended by Amendment No. 1 to the recapitalization agreement dated June 1, 2007), STT Crossing Ltd has agreed to convert the GCL Convertible Notes into shares (and warrants convertible into shares) of common stock of GCL no later than September 6, 2007.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that, upon the occurrence of a Change of Control unless the Issuer has unconditionally exercised its right to redeem all the Notes as described under “—Redemption—Optional Redemption,” each Holder will have the right to require that the Issuer purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control occurs unless the Issuer has unconditionally exercised its right to redeem all the Notes as described under “—Redemption —Optional Redemption,” the Issuer must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of

Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Dollar Note will be in a principal amount of $75,000 or an integral multiple of $1,000 above such amount and each new Pound Note will be in a principal amount of £50,000 or an integral multiple of $1,000 above such amount.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is required to be made, there can be no assurance that the Issuer or the Guarantors will have available funds sufficient to pay the Change of Control purchase price for all of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Issuer would be able to obtain such financing.

Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant relating to a Holder’s right to require the purchase of Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require the purchase of the Notes, and there can be no assurance that the Issuer, the Guarantors or the acquiring party will have sufficient financial resources to affect such purchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Issuer and any third party making a Change of Control Offer, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of (x) cash or Cash Equivalents or (y) Replacement Assets and, in each case, is received at the time of such disposition; and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof (a) in the event the Asset Sale does not consist of Collateral, to repay Indebtedness, if any, secured by a Lien on the Property sold in such Asset Sale, (b) in the event the Person consummating the Asset Sale is neither the Issuer nor a Guarantor, to Indebtedness of such Restricted Subsidiary that is not a Guarantor or (c) to acquire Replacement Assets (or to commit to acquire such Replacement Assets within such 365-day period and complete such acquisition within a 180-day period after such 365-day period).

On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding paragraph (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Issuer to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Pari Passu Debt) on a pro rata basis, that principal amount of Notes (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (and, in the case of Pari Passu Debt, the redemption price for such Pari Passu Debt set forth in the related documentation governing such Indebtedness, plus accrued and unpaid interest, if any, thereon to the date of purchase); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. For purposes of calculating the principal amount of any Indebtedness not denominated in US dollars, such Indebtedness shall be calculated by converting such principal amounts into their Dollar Equivalent determined as of a date selected by the Issuer that is within the period of the Net Proceeds Offer.

The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of £20.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of £20.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of £20.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

For the purposes of this covenant, the following are deemed to be cash or Cash Equivalents:

(1) cash or Cash Equivalents;

(2) the assumption or discharge of Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of a Subsidiary Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or Preferred Stock in connection with such Asset Sale;

(3) Indebtedness of any Restricted Subsidiary or Preferred Stock of a Subsidiary Guarantor, in each case that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and its Restricted Subsidiaries following such Asset Sale are released from any guarantee of such Indebtedness or Preferred Stock in connection with such Asset Sale; and

(4) securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that can be converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents actually received in that conversion.

Pending the final application of any Net Cash Proceeds, the Issuer may temporarily invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

If any Net Cash Proceeds remain after consummation of a Net Proceeds Offer, the Issuer may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Certain Covenants— Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Dollar Notes and Sterling Notes in whole or in part in integral multiples of $1,000 and £1,000, respectively, in exchange for cash; provided, however, that any remaining portion of (i) Dollar Notes shall be in minimum denominations of $75,000 and integral multiples of $1,000 above such amount and (ii) Sterling Notes shall be in minimum denominations of £50,000 and integral multiples of £1,000 above such amount. To the extent Holders properly tender Notes and holders of Pari Passu Debt properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Notes and Pari Passu Debt tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Excess Cash Flow Offer

Commencing with the period beginning on the date of the Indenture and ending December 31, 2005, and for each 12-month period ended December 31 thereafter until the maturity of the Notes, the Issuer will make an Excess Cash Flow Offer to all Noteholders to purchase the maximum principal amount of Notes that may be purchased using the Excess Cash for such period at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, thereon to the date of purchase.

Each Excess Cash Flow Offer will be mailed to the record Holders as shown on the register of Holders within 120 days following the end of the applicable period, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Dollar Notes and Sterling Notes in whole or in part in integral multiples of $1,000 and £1,000, respectively, in exchange for cash; provided, however, that any remaining portion of (i) Dollar Notes shall be in minimum denominations of $75,000 and integral multiples of $1,000 above such amount and (ii) Sterling Notes shall be in minimum denominations of £50,000 and integral multiples of £1,000 above such amount. To the extent Holders properly tender Notes in an amount exceeding the Excess Cash associated with such Excess Cash Flow Offer, the tendered Notes will be purchased on a pro rata basis based on aggregate amounts of Notes tendered. An Excess Cash Flow Offer will remain open for a period of 20 Business Days or such longer period as may be required by law. For purposes of calculating the principal amount of any Indebtedness not denominated in US dollars, such Indebtedness will be calculated by converting such principal amounts into their Dollar Equivalent determined as of a date selected by the Issuer that is within the period of the Excess Cash Flow Offer.

If and for so long as the Notes are listed on the Irish Stock Exchange and the rules or the exchange so require, the Issuer will publish notices relating to the Excess Cash Flow Offer in a leading newspaper of general circulation in Ireland.

The Issuer may use any Excess Cash that remains after consummation of an Excess Cash Flow Offer (“Eligible Excess Cash”) for any purpose not otherwise prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow Offer provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Excess Cash Flow provisions of the Indenture by virtue of such conflict.

Certain Covenants

Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Preferred Stock and any Restricted Subsidiary may incur Acquired Indebtedness if on the date of the incurrence of such Indebtedness or the issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Leverage Ratio of the Company would be less than 4.5 to 1.0 if such incurrence is on or prior to December 23, 2006 and 4.0 to 1.0 if such incurrence is after such date.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Preferred Stock, as applicable (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Company of Indebtedness under the Notes issued in this Offering and any Guarantees thereof;

(2) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date after giving effect to the Restructuring;

(3) Interest Swap Obligations of the Company covering Indebtedness of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred otherwise in accordance with the Indenture, to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(4) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding, other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(5) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer of such Indebtedness;

(6) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (A) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(7) Indebtedness arising out of the Intercompany Agreements, to the extent such Indebtedness is incurred in the ordinary course of business;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after incurrence;

(9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, bid, surety or appeal bonds, payment obligations in connection with self-insurance, insurance premiums or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10) Indebtedness represented by Purchase Money Indebtedness and Capitalized Lease Obligations not to exceed £25.0 million at any one time outstanding;

(11) Indebtedness of the Company, the Issuer or any Restricted Subsidiary to the extent that the proceeds thereof are used promptly to purchase or redeem Notes or deposited to defease the Notes as described under “—Legal Defeasance and Covenant Defeasance”;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary, provided that (A) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash consideration) actually received by (or held in escrow for later release to) the Company and its Restricted Subsidiaries in connection with such disposition (without giving effect to any subsequent changes in value) and (B) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary for more than six months, either consecutively or in the aggregate (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (B));

(13) Indebtedness of the Company consisting of Subordinated Shareholder Funding;

(14) Refinancing Indebtedness;

(15) Acquired Indebtedness of a Restricted Subsidiary, provided that, on a pro forma basis after giving effect to the incurrence of such Acquired Indebtedness, the Consolidated Leverage Ratio of the Company would be less than 4.5 to 1.0 if such incurrence is on or prior to December 23, 2006 and 4.0 to 1.0 if such incurrence is after that date; and

(16) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed £25.0 million at any one time outstanding.

For purposes of determining compliance with this “Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” covenant:

(1) in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through (16) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence or, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant;

(2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this covenant;

(3) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies;

(4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(5) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included.

Limitation on Layering. The Company will not, and will not permit the Guarantors to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of the Guarantors, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Guarantees to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or the Guarantors, as the case may be; provided that the foregoing limitation will not apply to distinctions between categories of senior Indebtedness that exist by reason of any liens or guarantees arising or created in respect of some but not all of such senior Indebtedness.

Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any distribution (other than (i) dividends or distributions payable in Qualified Capital Stock of the Company and (ii) in the case of Restricted Subsidiaries, dividends or distributions to the Company or any other Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of the same class of Capital Stock of such Restricted Subsidiary) on or in respect of shares of its Capital Stock to holders of such Capital Stock;

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment (but, for the avoidance of doubt, not any such Indebtedness that is subordinate or junior solely because of any Liens arising or created in respect of such Indebtedness) to the Notes or the Guarantees of the Notes;

(d) make any Investment (other than Permitted Investments); or

(e) make any payments on account of the Intercompany Agreements in respect of Restricted Corporate Services Fees,

(each of the foregoing actions set forth in clauses (a), (b), (c), (d) and (e) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Company is not able to incur at least £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under“—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”; or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

(u) 50% of the Operating Cash Flow of the Company and its Restricted Subsidiaries earned during the period beginning on the Issue Date and ending on the last date of the most recent quarter for which financial statements are available prior to the date such Restricted Payment (the “Reference Date”) (treating such period as a single accounting period); plus

(v) 100% of the net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date (a) as a contribution to the common equity capital of the Company by any holder of the Company’s Capital Stock, or (b) from the issuance and sale of Qualified Capital Stock of the Company or (c) from the issuance and sale of Subordinated Shareholder Funding; plus

(w) without duplication of any amounts included in clause (3)(v) above, 100% of the net cash proceeds received by the Company or any of its Restricted Subsidiaries from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date from Indebtedness or Disqualified Capital Stock that has been converted or exchanged into Qualified Capital Stock of the Company or from the issuance and sale of Subordinated Shareholder Funding; plus

(x) the aggregate amount of all Eligible Excess Cash; plus

(y) without duplication, the sum of:

(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2) the net cash proceeds received by the Company or any of the Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(3) upon Revocation of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary, the Fair Market Value of the Company’s and the Restricted Subsidiaries’ Investment in such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus

(z) following the date on which any payment of any Restricted Corporate Services Fee on the Corporate Services Agreement has been made, in any subsequent year the excess of the Service Fee Limit over the Service Fees actually paid in such subsequent year each determined in accordance with the Corporate Services Agreement in such year, provided, however, that the aggregate amount of this clause (z) shall not exceed the amount of all Restricted Corporate Services Fees since the Issue Date;

provided, in the case of (u), (v), (w), (x), (y) and (z) above, that such Restricted Payment may be made within a period of 10 Business Days commencing the day after the consummation of the Excess Cash Flow Offer in each year.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or Preferred Stock of any Restricted Subsidiary that, in any such case, was issued on or after the Issue Date in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(5) cash payments in lieu of the issuance of fractional shares in connection with share dividends, splits, combinations or business combinations or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of the covenant described under this heading (as determined in good faith by the Board of Directors);

(6) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations upon a Change of Control or an Asset Sale to the extent required by the Indenture or any agreement or instrument pursuant to which such Subordinated Obligations were issued, but only if the Company:

(a) in the case of a Change of Control, has first complied with its obligations under the provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b) in the case of an Asset Sale, has first complied with its obligations under the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(7) payments on account of the Intercompany Agreements (except for Restricted Corporate Services Fees on the Corporate Services Agreement), if applicable, provided for in such Intercompany Agreements; or

(8) so long as no Default has occurred and is continuing or would otherwise result therefrom, any other Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this clause (8), not to exceed £10 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this covenant, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (6) and (8) shall be included in such calculation.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Capital Stock;

(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of:

(1) any agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that the encumbrances and restrictions contained in any such amendments, restatements, renewals, replacements or refinancings are not, taken as a whole, materially more restrictive than the encumbrances or restrictions contained in such agreements on the Issue Date;

(2) the Indenture, the Notes and the Guarantees;

(3) any applicable law, rule, regulation or order;

(4) customary non-assignment provisions of, or any restrictions on each or other deposits or net worth imposed by, any contract, license or lease of any Restricted Subsidiary;

(5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (10) of the second paragraph under the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” that impose limitations of the nature described in this clause (c);

(7) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under the Indenture;

(8) any agreement governing Refinancing Indebtedness; provided, however, that the encumbrances or restrictions contained in any such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than the provisions relating to such encumbrances or restrictions contained in the Indebtedness being refinanced;

(9) any agreement governing the sale or disposition of all or substantially all of the Capital Stock or assets of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition; and

(10) customary encumbrances or restrictions created under any agreements with respect to Indebtedness of a Guarantor permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.”

Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their Property now owned or hereafter acquired.

Merger, Consolidation and Sale of Assets. The Company will not, and will not permit the Issuer to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer or otherwise dispose of (or cause or permit any Restricted Subsidiary to Transfer or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person unless:

(1) either

(A) the Company or the Issuer, as applicable, shall be the surviving or continuing corporation; or

(B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person to which such Transfer or other disposition has been made (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of any Member State of the European Union as of December 31, 2003, Switzerland or the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Company or such Restricted Subsidiary under the Notes, the Guarantees, the Indenture and the Registration Rights Agreement on the part of the Company or the Issuer, as applicable, to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be shall be, able to incur at least £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4) the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, Transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer (other than a lease) in accordance with the foregoing in which the Company or the Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer under the Indenture the Notes and the Guarantee, as applicable, with the same effect as if such surviving entity had been named as such and the predecessor Person shall be released from its obligations under the Indenture and the Notes, including the obligation to pay principal of and interest on the Notes.

The Guarantors that are Restricted Subsidiaries will not, and the Company will not cause or permit such Guarantors to, consolidate with or merge with or into any Person other than the Company unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantors) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the Guarantors under the Indenture, the Guarantees and the Registration Rights Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant; and

(5) the Issuer shall have delivered to the Trustee an officers’ certificate and opinion of counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(x) Affiliate Transactions permitted under paragraph (b) below; and

(y) Affiliate Transactions on terms that are not materially less favorable than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of £5.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such disinterested members of the Board of Directors have determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than £20.0 million or as to which there are no disinterested members of the Board of Directors of the Company, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in clause (a) shall not apply to:

(1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and/or any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(3) any Intercompany Agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) any Permitted Investment and any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” and any transaction specifically excluded from the definition of the term “Restricted Payment”;

(5) loans (and the cancellation of loans) or advances, or guarantees of third-party loans, to employees, officers or directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business and approved by the Board of Directors;

(6) Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date (after giving effect to the Restructuring), including any amendment or other modification thereto (so long as such amendment or other modification is not disadvantageous to the Holders in any material respect);

(7) any transaction with, or for the benefit of any Person (other than the Company or a Subsidiary of the Company); provided, however, that such Person is an Affiliate of the Company or a Restricted Subsidiary solely as a result of the ownership, directly or indirectly, by the Company or a Restricted Subsidiary of the Company of Capital Stock in such Person; and

(8) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company; or

(9) the issuance of any Subordinated Shareholder Funding.

Issuance of Subsidiary Guarantees. If the Company forms or acquires any Restricted Subsidiary, or if any Restricted Subsidiary guarantees any Indebtedness of the Company or the Guarantors (other than Indebtedness owing to the Company or a Restricted Subsidiary), then the Company shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

(2) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of “Ranking and Guarantees” above. The Company may cause any other Restricted Subsidiary of the Company to issue a Guarantee and become a Guarantor.

Limitation on Designation of Unrestricted Subsidiaries. After the Issue Date, the Company may designate any Subsidiary of the Company (other than the Issuer or a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) the Company would be permitted under the Indenture to make a Restricted Payment pursuant to the first paragraph of the covenant described under “—Limitation on Restricted Payments” at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Fair Market Value of the Company’s and the Restricted Subsidiaries’ Investment in such Subsidiary on such date (the “Designated Amount”); and

(3) the Company would be permitted to incur £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “Limitation on Restricted Payments” for all purposes of the Indenture in the Designated Amount.

The Indenture will further provide that the Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

(x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice or lapse of time, or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y) above, to the extent permitted under the covenant described under “—Limitation on Restricted Payments.”

The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

(2) immediately after giving effect to such Revocation, the Company would be permitted to incur £1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “— Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”; and

(3) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

All Designations and Revocations must be evidenced by an officers’ certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

Reports to Holders. The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders:

(1) within 120 days after the end of each fiscal year, the Company’s fiscal year information substantially equivalent to that which would be required to be included in an Annual Report of a Foreign Private Issuer on Form 20-F (as in effect on that Issue Date) by a foreign private Issuer subject to the Exchange Act, including all annual financial information that would be required by Form 20-F if the Company were required to prepare and file such form, including an “Operating and Financial Review and Prospects” section, a presentation of EBITDA and, in relation to the annual financial statements therein only, which will be prepared on the basis of GAAP as in effect on the date of such report or financial statements (or otherwise on the basis of GAAP), a report on the financial statements included in such report by the Company’s independent auditors;

(2) within 75 days after the end of each of the first three fiscal quarters in each fiscal year, unaudited consolidated income statements, balance sheets and cash flow statements of the Company for such interim period and a summary financial review of such period (including a comparison against the prior year’s comparable period), including a discussion of (A) the financial condition and results of operations of the Company on a consolidated basis and material changes between the results of operations of the Company for the period under review (as compared to the same period in the prior year), (B) material developments in the business of the Company and its Restricted Subsidiaries during the period under review and (C) material developments and trends in the industry in which the Company competes; and

(3) in each case, to be provided promptly following the event giving rise to the requirement to provide any such information, the following information that would be required to be filed with the SEC in Current Reports on Form 8-K (as in effect on the Issue Date) if the Company were required to file such reports; all the information set forth in Items (1), (2), (3), (4) and (7) of Form 8-K;

provided, however, that the reports set forth in clauses (1), (2) and (3) above shall not be required to (a) contain any certification required by any such form or the US Sarbanes-Oxley Act, (b) include any exhibit, (c) include separate financial statements for any Subsidiary or Affiliate of the Company or any acquired business, (d) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K, (e) contain any segment data other than as contained in this Prospectus or (f) contain reconciliations to US GAAP.

If, at any time after consummation of this exchange offer, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless (i) furnish the reports specified in the preceding paragraph to the Trustee and (ii) post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

In addition to the foregoing, the Company shall provide the Trustee and Holders, within 10 days after it files with, or furnishes to, the Commission copies of any other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 of 15(d) of the Exchange Act or is required to furnish to the Commission pursuant to the Indenture.

In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay the principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates £10.0 million;

(5) one or more judgments in an aggregate amount in excess of £10.0 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6) certain events of bankruptcy affecting the Issuer, the Company or any Significant Subsidiary; or

(7) a Guarantee of the Company ceases to be in full force and effect or the Guarantee is declared to be null and void and unenforceable or the Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights, or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officers’ certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (provided that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes upon compliance with the conditions set forth herein (“Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture upon compliance with the conditions set forth herein (“Covenant Defeasance”) and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (but not including events involving nonpayment of principal or interests when due or failure of any Guarantee) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders (x), in the case of Dollar Notes cash in US dollars, non-callable US government obligations, or a combination thereof, and (y) in the case of Sterling Notes cash in Pounds, non-callable UK government obligations, or a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the Notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an officer’s certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or the Company or others;

(7) the Issuer shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally in the United States or the United Kingdom, as the case may be; and

(9) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes if:

all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment in the applicable currency, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient to pay principal of, premium, if any, and interest on such outstanding Notes to maturity or redemption, as the case may be, has theretofore been deposited in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it thereunder; or

(a) either (i) pursuant to the redemption and repurchase provisions in the Indenture, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes in accordance with the provisions thereof or (ii) all Notes have otherwise become or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one (1) year;

(b) the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, Additional Amounts, if any, and interest on the Notes to maturity or redemption, as the case may be, together with irrevocable instructions directing the Trustee to apply such funds to the payment thereof;

(c) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it is bound;

(d) the Issuer and/or the Guarantors have paid all other sums payable under the Indenture; and

(e) the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Issuer and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4) make any Notes payable in money other than that stated in the Notes other than to the extent the United Kingdom adopts the euro;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, Additional Amounts, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate (i) a Change of Control Offer after the occurrence of a Change of Control, (ii) a Net Proceeds Offer with respect to any Asset Sale that has been consummated or (iii) an Excess Cash Flow Offer when obligated to do so, or, after such Change of Control has occurred or such Asset Sale has been consummated or such obligation has arisen, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

(8) release the Company from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

(9) release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents otherwise than in accordance with the terms of the Indenture and the Security Documents.

Governing Law

The Indenture provides that it, the Notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture or in the TIA. During the existence of an Event of Default actually known to the Trustee, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Prescription

Claims against the Issuer and the Guarantors for the payment of principal and Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or the Guarantors for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth under “—Certain Covenants—Limitation on Transactions with Affiliates.”

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with the Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary, (b) any Property of the Company or any Restricted Subsidiary which constitutes all or substantially all of the assets of that Person or of any division or line of business of that Person or (c) any other property or assets of the Company or any Restricted Subsidiary; provided, however, that Asset Sales shall not include:

(1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration or which has a Fair Market Value of less than £2.5 million; notwithstanding the foregoing, a Governmental Asset Disposition shall be, regardless of the amount of cash proceeds, an Asset Sale;

(2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

(3) any Restricted Payment made in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(4) the sale or other disposition of cash or Cash Equivalents;

(5) the sale, lease, assignment or transfer of equipment inventory or other Property in the ordinary course of business;

(6) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or Notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for Notes receivable;

(7) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8) a disposition of obsolete, surplus or worn out Property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(9) dispositions in connection with Permitted Liens;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11) a disposition that is made in connection with the establishment of a Permitted Joint Venture which is a Permitted Investment;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other Property, in each case, in the ordinary course of business; or

(13) foreclosure, condemnation or similar action with respect to any Property or other assets.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of

(1) the fair value of the property subject to such arrangement; and

(2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by certain officers of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City and London are authorized or required by law to close.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by (x) the United States Government, (y) Switzerland or (z) a state that was a Member State of the European Union on December 31, 2003, or issued by any agency of either thereof and backed by the full faith and credit of the United States, Switzerland or such Member State of the European Union, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any US branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest 95% of their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) the Company ceases to own 100% of the Capital Stock of the Issuer; provided, however, that there shall be no Change of Control under this clause (1) in the event the Issuer is merged with, or liquidated into, the Company;

(2) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(3) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group (whether or not otherwise in compliance with the provisions of the Indenture), provided that there shall not be a Change of Control under this clause (3) if (a) such Person or Group has no assets or liabilities prior to such transfer and (b) after substituting such Person or Group for the Company under clause (2) above, there is no Change of Control;

(4) the approval by the Holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or

(5) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Change of Control Offer” has the meaning set forth under “—Repurchase at the Option of Holders— Change of Control.”

“Change of Control Payment” has the meaning set forth under “—Repurchase at the Option of Holders— Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “—Repurchase at the Option of Holders—Change of Control.”

“Collateral Agent” means, The Bank of New York, or any other Person designated as collateral agent in the Intercreditor Agreement, or any successor thereto.

“Commission” means the US Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(B) Consolidated Interest Expense; and

(C) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation or duplication,

(A) any amortization of debt discount and amortization or write-off of deferred financing costs,

(B) the net costs under Interest Swap Obligations,

(C) all capitalized interest,

(D) the interest portion of any deferred payment obligation,

(E) dividends and other distributions in respect of all Disqualified Capital Stock of the Company and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company or a Restricted Subsidiary of the Company; and

(2) the interest component of Capitalized Lease Obligations and Attributable Indebtedness paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (x) the outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements of the Company are available; provided, however, that for the purposes of calculating Consolidated EBITDA for such period, if, as of such date of determination:

(1) since the beginning of such period the Company or any Restricted Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such a Sale, Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2) since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3) since the beginning of such period any Person (that became a Restricted Subsidiary or was merged or otherwise combined with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, (a) whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including in respect of anticipated expense and cost reductions and synergies) and approved by a majority of disinterested members of the Board of Directors of the Company and (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness on such date.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(1) net gains (and, to the extent calculated in connection with determining the Consolidated Leverage Ratio, losses) from asset sales or abandonments or reserves relating thereto;

(2) extraordinary or non-recurring gains (and, to the extent calculated in connection with determining the Consolidated Leverage Ratio, extraordinary losses) (determined on an after-tax basis);

(3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) the cumulative effect of a change in accounting principles;

(7) any unrealized foreign currency translation or transactions gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(8) the net income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition;

(9) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(10) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-Cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Director” means, as of any date of determination, any member of Parent’s Board of Directors who:

(1) was a member of the Board of Directors on the Issue Date;

(2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the nomination or election; or

(3) was nominated for election by a Permitted Holder, provided that, at the time of the nomination, the Permitted Holder was an Affiliate of Parent.

“Covenant Defeasance” has the meaning set forth under “—Legal Defeasance and Covenant Defeasance.”

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values (including, without limitation, any Interest Hedge Contract).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

“Designation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than US dollars, at any time of determination thereof by the Issuer, the amount of Dollars obtained by converting such currency other than US dollars involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable currency other than US dollar as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Issuer) on the date of such determination.

“Dollar Notes” means the US dollar-denominated 10.75% senior secured notes due 2014 issued by the Issuer pursuant to the Indenture, including, without limitation, the dollar-denominated Notes issued in exchange for Dollar Notes without a legend and the additional dollar-denominated notes issued under the Indenture, treated as a single class of securities for all purposes under the Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” has the meaning set forth under “—Redemption—Equity Offering.”

“Excess Cash” means for the period beginning on the date of the Indenture and ending on December 31, 2005, and for any 12-month period ending on December 31 thereafter, an amount equal to 50% of the Operating Cash Flow, if positive, accumulated by the Company and its Restricted Subsidiaries during such period.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means the Net Cash Proceeds or marketable securities received by the Company from (i) Subordinated Shareholder Funding and (ii) the sale (other than a sale to (x) a Restricted Subsidiary of the Company or (y) any employee stock ownership plan or trust established by the Company or any of its Restricted Subsidiaries for the benefit of their employees to the extent funded by the Company or any of its Restricted Subsidiaries) of Capital Stock (other than Disqualified Capital Stock) of the Company, in each case designated as Excluded Contributions pursuant to an officer’s certificate on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, that are excluded from the calculation set forth in paragraph (3) of the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments.”

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“GAAP” means generally accepted accounting principles in the United Kingdom (“UK GAAP”) on the Issue Date. At any time after the Issue Date, the Company, if required by applicable law to adopt International Financial Reporting Standards (“IFRS”), may elect to apply, for all purposes of the Indenture, IFRS in lieu of

UK GAAP and, upon any such election, references herein to UK GAAP shall be construed to mean IFRS on the date of such adoption; provided that (1) any such election once made shall be irrevocable, (2) all financial statements and reports required to be provided, after such election, pursuant to the Indenture shall be prepared on the basis of IFRS on the date of such adoption and (3) from and after such election, all ratios, computations and other determinations based on UK GAAP contained in the Indenture shall be computed in conformity with IFRS on the date of such adoption.

“GCL Convertible Notes” means the $250.0 million 4.7% Mandatory Convertible Notes due 2008 issued by Global Crossing Limited.

“GLBC” means Global Crossing Limited, a limited company organized under the laws of Bermuda.

“Government Asset Disposition” shall mean the sale or other disposition of (a) any equipment or assets owned by the Company located on the premises of any agency, department or other body of local, regional or state government of the United Kingdom of Great Britain and Northern Ireland (“Government Agency”) or on the premises of a contractor or subcontractor of a Government Agency or (b) any equipment or assets used exclusively by the Company in connection with the provision of services and the performance of obligations under any agreement between the Company and a Government Agency or a contractor or subcontractor of a Government Agency.

“group” has the meaning set forth in the definition of Change of Control.

“Guarantee” means the guarantee of the Issuer’s obligations under the Indenture and the Notes by the Guarantors in accordance with the terms of the Indenture.

“Guarantor” means (1) the Company and (2) each Restricted Subsidiary that in the future executes a Guarantee pursuant to the covenant described under “—Certain Covenants—Issuance of Subsidiary Guarantees” or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

“Holder” means any registered holder, from time to time, of any Notes.

“incur” has the meaning set forth under “—Certain Covenants—Limitation on Incurrence on Additional Indebtedness and Issuance of Preferred Stock.”

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8) all Obligations under currency agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value of such Disqualified Capital Stock shall be determined reasonably and in good faith by the Board of Directors of the Company.

In addition, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 90 days thereafter.

“Independent Financial Advisor” means a firm:

(1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company; and

(2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Intercompany Agreements” means the Tax Agreement, the Insurance Proceeds Agreement, the Corporate Services Agreement, the Voice Termination Agreement, the Shared Resource Agreement and the Asset Transfer Agreement among the Company, Parent and various of its subsidiaries.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement, dated the Issue Date, among, inter alios, the Trustee, the Collateral Agent and the Interest Hedge Secured Parties.

“Interest Hedge Contract” means any foreign exchange contract, currency swap agreement or other agreement or arrangement between a financial institution on one hand and the Issuer and the Company on the other, designed to protect the Issuer and the Company against fluctuations in the foreign exchange rate between US dollars and pounds sterling in respect of the interest payments on the Dollar Notes; and the “value” thereof at any time shall be the amount (if any) that would be due to such financial institution if such contract were settled with reference to the then-prevailing market rate for currency exchanges between US dollars and pounds sterling, which amount shall be expressed as a negative figure if an amount would be due to the Issuer or the Company from such financial institution, in each case as reasonably calculated by the Trustee.

“Interest Hedge Secured Party” means those financial institutions from time to time party to the Intercreditor Agreement who have entered into Interest Hedge Contracts with the Issuer and the Company.

“Interest Swap Obligations” means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted

Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the “Referent Subsidiary”) such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Issue Date” means December 23, 2004, the date of original issuance of the Notes.

“Legal Defeasance” has the meaning set forth under “—Legal Defeasance and Covenant Defeasance.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” has the meaning set forth in the definition of Cash Equivalents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage commissions, sales commissions and relocation expenses);

(2) taxes paid or payable or required to be accrued as a liability under GAAP after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayments of Indebtedness that are either (a) secured by a Lien permitted by the Indenture on the property or assets subject to such Asset Sale or (b) otherwise required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Proceeds Offer” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Net Proceeds Offer Amount” has the meaning set forth under “—Repurchase at the Option of Holders— Asset Sales.”

“Net Proceeds Offer Payment Date” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Net Proceeds Offer Trigger Date” has the meaning set forth under “—Repurchase at the Option of Holders —Asset Sales.”

“Notes” means the Dollar Notes and the Sterling Notes.

“Obligations” means all obligations for principal, premium, interests, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” has the meaning set forth under “—Principal, Maturity and Interest.”

“Operating Cash Flow” means Consolidated Net Income plus Consolidated Non-Cash Charges minus capital expenditures as determined under GAAP.

“Parent” means GLBC or any entity into which GLBC is merged.

“Parent Company” means Parent and any of its Subsidiaries; provided, however, that in no event shall any Subsidiary of the Company constitute a Parent Company.

“Pari Passu Debt” means any Indebtedness of the Company or Guarantors that ranks pari passu in right of payment with the Note or the Guarantees, as applicable and, in the case of an Asset Sale involving Collateral, is secured by the Lien under the Security Documents.

“payment default” has the meaning set forth under “—Events of Default.”

“Permitted Holder” means (i) Singapore Technologies Telemedia Pte Ltd., a company organized under the laws of Singapore (“STT”), (ii) its Subsidiaries and (iii) any Affiliate of STT which is an Affiliate by virtue of the fact that both it and STT are Subsidiaries of a Person.

“Permitted Indebtedness” has the meaning set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.”

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and the Indenture;

(3) Investments arising out of the Intercompany Agreements, which Investments are made in the ordinary course of business;

(4) Investments in cash and Cash Equivalents;

(5) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of £1.5 million at any one time outstanding;

(6) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with the Indenture;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors’ or customers’ stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date;

(9) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(10) Investments in any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company, or Subordinated Shareholder Funding;

(11) Investments in exchange for the licensing or contribution of intellectual property pursuant to marketing arrangements entered into in the ordinary course of business;

(12) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(13) Investments made with Excluded Contributions; and

(14) additional Investments not to exceed £10.0 million at any one time outstanding.

“Permitted Liens” means:

(1) Liens to secure Obligations under the Notes, the Guarantees and the Security Documents;

(2) Liens to secure the performance of statutory obligations, surety or appeal bonds, insurance premium financings, performance bonds or other obligations of a like nature in each case incurred in the ordinary course of business;

(3) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(4) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, social security, unemployment insurance, employment taxes and other statutory obligations;

(5) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

(7) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary thereof with respect to which the Company or such Restricted Subsidiary is contesting in good faith or prosecuting an appeal or proceeding for review and, in each case, for which the Company or such Restricted Subsidiary, as the case may be, is maintaining adequate reserves in accordance with GAAP;

(8) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(9) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(10) Liens arising from US Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary otherwise in compliance with the Indenture;

(12) contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(13) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority;

(14) Liens incurred in the ordinary course of business (including materialman’s, mechanics’, carriers’, workmans’ and repairmans’ Liens and Liens arising from filings in the ordinary course of business) of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed £5.0 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credits in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(15) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”;

(16) Liens constituting any interest or title of a lessor, a licensor or either’s creditors in the Property subject to any lease (other than a capital lease) or license;

(17) Liens existing on the Issue Date after giving effect to the Restructuring;

(18) Liens in respect of Capital Lease Obligations otherwise permitted under the Indenture;

(19) Liens on Collateral securing Indebtedness or other obligations in favor of an Interest Hedge Secured Party under an Interest Hedge Contract;

(20) Liens securing Indebtedness incurred under clause (15) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”; and

(21) extensions, renewals or replacements of any Lien referred to in clauses (1) through (20) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Property” means any interest in any rights, assets or property of any kind whatsoever (including all cash, Cash Equivalents and Equity Interests), whether real, personal or mixed and whether tangible or intangible, whether now existing or hereafter arising and wherever located.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred in the normal course of business for the purpose of financing all or any part of the purchase price or the cost of the installation, construction or improvement of any property or equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Reference Date” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Referent Subsidiary” has the meaning set forth in the definition of “Investment.”

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” (other than pursuant to clause (1), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (13) of the second paragraph of such covenant), in each case that does not:

(1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (except to the extent of the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated the Issue Date among the Company, the Guarantors and the Initial Purchaser.

“Replacement Assets” means assets and property that will be used or useful in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including, without limitation, the Capital Stock of a Person which becomes a Restricted Subsidiary as a result of such Investment).

“Restricted Corporate Services Fee” means the amount of service fees under the Corporate Services Agreement (excluding the amount of any management bonuses) for a fiscal year that exceed the Service Fee Limit for such fiscal year minus any such service fees required to be paid by law, regulation or any competent governmental taxing authority.

“Restricted Payment” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Revocation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“S&P” has the meaning set forth in the definition of Cash Equivalents.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Security Arrangement Agreement” means the Security Arrangement Agreement, dated as of December 23, 2004, among STT Crossing Ltd, STT Communications Ltd, STT Hungary Liquidity Management Limited Liability Company, the Trustee, the Collateral Agent, the Company, the Issuer and other obligors and hedging parties from time to time named therein.

“Security Documents” means, collectively:

(1) the debenture, to be dated the Issue Date, among the Issuer, the Company and the Trustee;

(2) the Security Arrangement Agreement;

(3) the Intercreditor Agreement; and

(4) all other security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustees and any Holders of the Notes in any or all of the Collateral.

“Service Fee Limit” means an amount in pounds sterling, calculated on an annual basis (except in relation to 2004) that (i) for the three months ending December 31, 2004 shall equal £2.9 million, (ii) for the fiscal year 2005 shall equal £11.6 million, and (iii) for each fiscal year thereafter shall equal the product of (x) the service fees (excluding the amount of any management bonuses) actually paid under the Corporate Services Agreement for the preceding fiscal year of Company and (y) 1.50; provided, however, that the amount determined under clause (iii) may not exceed £23.2 million.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any security or obligation, the date specified in such security or obligation as the fixed date on which the final payment of principal of such security or obligation is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or obligation at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Sterling Notes” means the sterling-denominated 11.75% senior secured notes due 2014 issued by the Issuer pursuant to the Indenture, including, without limitation, the sterling-denominated Notes issued in exchange for Sterling Notes without a legend and the additional sterling-denominated notes issued under the Indenture, treated as a single class of securities for all purposes under the indenture.

“STT” means Singapore Technologies Telemedia Pte Ltd., a company organized under the laws of Singapore.

“Subordinated Shareholder Funding” means any Indebtedness of the Company (and any security into which such Indebtedness is convertible or for which it is exchangeable at the option of the holder) issued to and held by a Parent Company or a Permitted Holder that (a) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Capital Stock) of the Company or such Parent Company or any Indebtedness meeting the requirements of this definition); (b) does not require, prior to the Stated Maturity of the Notes, payment of cash interest; (c) contains no change of control or asset sale provisions and has no right to declare a default or event of default or take any enforcement action prior to the Stated Maturity of the Notes; (d) is unsecured; and (e) is fully subordinated and junior in right of payment to the Notes pursuant to customary subordination terms for similar Indebtedness.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Entity” has the meaning set forth under “—Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries”; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly owned Restricted Subsidiary” of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly owned Restricted Subsidiary.

DESCRIPTION OF BOOK-ENTRY SYSTEM

General

On the closing date, global notes representing the exchange notes will be deposited with, and registered in the name of The Bank of New York Depository (Nominees) Limited as common depositary for the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, which we refer to as the common depositary. Thereafter, these book-entry interests therein will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants. Interests in the exchange notes will be subject to the procedures and requirements of Euroclear or Clearstream, as the case may be.

Book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by that participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of the securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the exchange notes are in global form, holders of book-entry interests will not be considered the owners or “Holders” of new notes for any purpose.

As long as the exchange notes are held in global form the common depositary (or its nominees) will be considered the sole holders of global notes for all purposes under the indenture governing the exchange notes. In addition, participants must rely on the procedures of Euroclear and Clearstream, as the case may be, and indirect participants must rely on the procedures of the participants through which they own book-entry interests to exercise any rights of Holders under the indenture governing the exchange notes.

None of the issuer, the guarantor, the trustee or the registrar will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.

Certificated Notes

Under the terms of the deposit and custody agreements, owners of the book-entry interests will receive certificated notes in registered form through the paying agent if:

•

Euroclear or Clearstream notifies the issuer at any time that it is unwilling or unable to continue as depositary for the depositary interest representing the global exchange notes, and a successor depositary is not appointed within 90 days;

•	the Issuer, at its option, notifies the trustee that it elects to cause the issuance of certificated notes in registered form for all, but not part of, the global notes;

•	certain other events provided in the Indenture occur (including the occurrence and continuation of an event of default under the terms of the indenture); or

•	the relevant book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the relevant issuer within 90 days.

In addition, if there is an event of default under the indenture, each of Euroclear and Clearstream reserves the right to exchange the relevant global notes for legended securities in certificated form and to distribute such certificated securities to its respective participants.

None of the Issuer, the Company or the trustee shall be liable for any delay by Euroclear, Clearstream or any of the respective participants or indirect participants in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from Euroclear or Clearstream, as the case may be, for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

Payments on Global Notes

Payments of any amounts owing in respect of the global exchange notes will be made to the custodian for the relevant book-entry depositary, as the holder thereof, which will receive these payments in each case for and on behalf of such book-entry depositary. These payments will fulfill all of the Issuer’s obligations in respect of these payments and the Issuer will have no further responsibilities or liability in respect of payment. All these amounts will be payable through one or more paying agents appointed under one or more paying agency agreements to the custodian, as the holder of the global exchange notes. Upon receipt of any of these amounts, the relevant custodian or the book-entry depositary, as the case may be, will pay the amount so received to the common depositary or its nominee, as the registered holder of a depositary interest representing the global exchange notes, which will pay the amounts so received to the accounts of participants in Euroclear and Clearstream that hold book-entry interests in the global exchange notes, in accordance with the procedures of Euroclear and Clearstream.

The Issuer, the Company, the trustee and the paying and transfer agents, if any, will have no responsibility or liability for the payment of amounts to owners of book-entry interests, for any aspect of the records relating to or payments made on account of those interests Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in Euroclear or Clearstream to the owners of book-entry interests will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and Euroclear or Clearstream.

Transfers

Transfer of book-entry interests between participants in Euroclear and Clearstream will be effected through Euroclear and Clearstream, as the case may be, pursuant to customary procedures established by Euroclear and Clearstream and their respective participants.

Investors may under some circumstance have the ability to obtain certificated notes in registered form as set out under “—Certificated Notes.”

Transfers of all or any portion of the depositary interests may only be made through the book-entry system maintained by the relevant book-entry depositary, and unless and until book-entry interests are exchanged for certificated notes, the depositary interests held by Euroclear and/or Clearstream (through the nominee of the common depositary) may not be transferred except as a whole by Euroclear and/or Clearstream to a nominee of Euroclear and/or Clearstream or by a nominee of Euroclear and/or Clearstream to Euroclear and/or Clearstream or another nominee of Euroclear and/or Clearstream or by Euroclear and/or Clearstream or any nominee to a successor of Euroclear and/or Clearstream or a nominee of the successor.

Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Although Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global exchange notes among participants in Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the company nor the trustee will have any responsibility for the performance Euroclear or

Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Euroclear and Clearstream

Euroclear and Clearstream each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Clearstream each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Each of Euroclear and Clearstream can settle securities transactions in any of more than 30 currencies, including pounds sterling. Euroclear and Clearstream each also deal with domestic securities markets in several countries through established depositary and custodial relationships. The respective systems of Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other. Account holders in both Euroclear and Clearstream are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder in either system. An account holder’s overall contractual relations with either Euroclear or Clearstream are governed by the respective rules and operating procedures of Euroclear or Clearstream and any applicable laws. Both Euroclear and Clearstream act under those rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with any person who is not a direct account holder.

Investors who hold accounts with Euroclear or Clearstream may acquire, hold and transfer security entitlements with respect to global exchange notes against Euroclear or Clearstream and their respective property by book entry to accounts with Euroclear and Clearstream, each of which has an account with the common depositary and subject at all times to the procedures and requirements of Euroclear and Clearstream, as the case may be. “Security entitlement” means the rights and property interest of an account holder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with Euroclear or Clearstream may acquire, hold and transfer security entitlements with respect to a global exchange note against the securities intermediary and its property with which those investors hold accounts by book entry to accounts with the securities intermediary and its property, which in turn may hold a security entitlement with respect to the relevant global exchange note through Euroclear or Clearstream. Investors electing to acquire security entitlements with respect to a global exchange note through an account with Euroclear or Clearstream or some other securities intermediary must follow the settlement procedures of their securities intermediary with respect to the settlement of new issues of securities.

Security entitlements with respect to the global exchange notes to be acquired through an account with Euroclear or Clearstream will be credited to that account as of the settlement dates against payment in pounds sterling for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to any global exchange note through an account with Euroclear, Clearstream or some other securities intermediary other than in connection with the initial distribution of the notes must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

Except as described below, owners of interests in the global exchange notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of the notes. So long as the common depositary is the registered owner or holder of the global exchange notes, the common depositary will be considered the sole owner or holder of the notes represented by the global exchange notes for all purposes under the indenture and the notes. Accordingly, each person owning a beneficial interest in the global exchange notes must rely on the procedures of Euroclear or

Clearstream, as the case may be, and their account holders to exercise any rights and remedies of a holder of notes under the indenture. Payments of principal and interest on the global exchange notes will be made to the common depositary on behalf of Euroclear or Clearstream, as the case may be, as the registered owners of the global exchange notes.

The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities which they own. Accordingly, the ability to transfer beneficial interests in the global exchange notes to those persons may be limited to that extent. Because Euroclear and Clearstream can act only on behalf of their respective account holders, the ability of a person having beneficial interest in the global exchange notes to pledge those interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

The Issuer understands that under existing industry practices, if either the Issuer or the trustee requests any action of holders, or if an owner of a beneficial interest in the global exchange notes desires to give instructions or take an action that a holder is entitled to give or take under the indenture, Euroclear or Clearstream, as the case may be, would authorize their respective account holders owning the relevant beneficial interest to give instructions to take that action, and those account holders would authorize intermediaries to give instructions or take that action, or would otherwise act on the instructions of the intermediaries.

The Issuer understands that under existing practices of Euroclear and Clearstream, if less than all of the notes are to be redeemed at any time, Euroclear and Clearstream, as the case may be, will credit their account holders’ accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as Euroclear or Clearstream, as the case may be, deems fair and appropriate, provided that no beneficial interest of less than £50,000 may be redeemed in part.

TAX CONSIDERATIONS

UK Tax Considerations

The following summary describes certain UK tax consequences of the ownership of the exchange notes but does not purport to be comprehensive. Except where expressly stated, the summary relates only to the position of those persons who are the absolute beneficial owners of their exchange notes and the interest thereon and may not apply to special situations, such as those of dealers in securities. Furthermore, the discussion below is generally based upon provisions of UK tax law and HM Revenue & Customs practice as of the date hereof. These provisions may be repealed, revoked or modified (possibly with retrospective effect) so as to result in UK tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of the exchange notes should consult their own tax advisers concerning UK tax consequences in the light of their particular situations as well as any consequences arising under the law of any other relevant tax jurisdiction. No representations with respect to the tax consequences to any particular holder of exchange notes are made hereby.

Interest on the exchange notes

The exchange notes will constitute “quoted Eurobonds” within the meaning of sections 882 and 987 of the UK Income Tax Act 2007, or ITA, provided they are admitted to trading and listed on a “recognized stock exchange” within the meaning of section 1005 of ITA. The Irish Stock Exchange is currently recognized for these purposes. Accordingly, once the exchange notes are admitted to trading and listed on the Irish Stock Exchange, payments of interest on the exchange notes may be made without withholding on account of UK income tax.

Interest on the exchange notes constitutes UK source income for UK tax purposes and, as such, may be subject to UK income tax by direct assessment even where paid without withholding except in the hands of a holder who is exempt from UK income tax under the terms of an applicable double taxation treaty or otherwise. However, interest on a UK source received without deduction or withholding on account of UK tax will not be chargeable to UK tax in the hands of a holder of the exchange notes who is not resident for tax purposes in the United Kingdom unless that noteholder carries on a trade, profession or vocation in the United Kingdom through a UK branch, agency or permanent establishment in connection with which the interest is received or to which the exchange notes are attributable. There are exemptions for interest received by certain categories of agents (such as brokers and investment managers).

Accrued Income Scheme—Individual Noteholders

For the purposes of the provisions known as the “Accrued Income Scheme,” a transfer of an exchange note by a holder who is resident or ordinarily resident in the United Kingdom or a holder who carries on a trade in the United Kingdom through a branch, agency or permanent establishment to which the exchange note is attributable, may give rise to a charge to tax on income in respect of an amount as is just and reasonable.

Taxation of Chargeable Gains—Individual Noteholders

For the purposes of UK taxation of chargeable gains, notes which are denominated in pounds sterling are expected to be treated as “qualifying corporate bonds” by HM Revenue & Customs. Accordingly, for UK chargeable gains tax purposes, no chargeable gain or allowable loss should arise on the disposal of exchange notes which are so denominated.

UK Corporation Tax Payers

Holders of the exchange notes within the charge to UK corporation tax will not be subject to the methods of taxation set out in “—Accrued Income Scheme—Individual Noteholders.” Any profits and gains (including interest) and profits or gains arising from currency fluctuations arising from the exchange notes in the hands of those holders will generally be charged to tax as income in each accounting period on a basis reflecting the treatment in the statutory accounts of the holders, calculated in accordance with certain authorized accounting methods.

Stamp Duty and Stamp Duty Reserve Tax

No stamp duty or stamp duty reserve tax should be payable on the issuance or transfer of the exchange notes.

European Savings Income Directive

The EU has adopted a Directive regarding the taxation of savings income. Member States of the European Union are required to provide to the tax authorities of other Member States of the European Union details of payments of interest and other similar income paid by a person to an individual in another Member State of the European Union, except that Austria, Belgium and Luxembourg instead impose a withholding system for a transitional period unless during such period they elect otherwise.

United States Federal Income Tax Considerations

The following discussion is a summary of certain material US federal income tax consequences relating to the exchange of unregistered notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes, in each case by a US holder (defined below), but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the US Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the US federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, US expatriates, insurance companies, dealers in securities or currencies, traders in securities, US holders whose functional currency is not the US dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass through entities, persons liable for alternative minimum tax and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons who purchased the notes for cash at original issue and at their “issue price” (the first price at which a substantial part of the Additional Notes was sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of section 1221 of the Code.

For purposes of this discussion, a “US holder” is a beneficial owner of a note that is, for US federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation or any entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

•	any estate the income of which is subject to US federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a United States person.

If a partnership (including any entity treated as a partnership for US federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

Prospective purchasers of the notes should consult their own tax advisors concerning the tax consequences of holding notes in light of their particular circumstances, including the application of the US federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Notes

Whether a note is treated as debt (and not equity) for US federal income tax purposes is an inherently factual question and no single factor is determinative. The following discussion assumes that the Additional Notes are properly treated as debt for US federal income tax purposes.

The exchange of unregistered notes for exchange notes under the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, a U.S. holder will not recognize taxable gain or loss as a result of exchanging unregistered notes for exchange notes, and the U.S. holder’s holding period and adjusted tax basis for an exchange note will not be affected.

Payments of Interest

Stated Interest. Payments of stated interest on the notes generally will be taxable to a US holder as ordinary income at the time that such payments are received or accrued, in accordance with such US holder’s method of accounting for US federal income tax purposes.

A US holder that uses the cash method of accounting for US federal income tax purposes and that receives a payment of stated interest will be required to include in ordinary income the US dollar value of the sterling interest payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to US dollars. A cash method US holder will not recognize exchange gain or loss with respect to the receipt of such payment, but may have exchange gain or loss attributable to the actual disposition of the sterling so received.

A US holder that uses the accrual method of accounting for US federal income tax purposes will be required to include in income the US dollar value of the amount of interest income in sterling that has accrued with respect to a note during an accrual period. The US dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A US holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a US holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other obligations held by the US holder and may not be changed without the consent of the United States Internal Revenue Service (the “IRS”). A US holder that uses the accrual method of accounting for US federal income tax purposes will recognize exchange gain or loss with respect to accrued interest income on the date such interest is received. The amount of exchange gain or loss recognized will equal the difference, if any, between the US dollar value of the sterling payment received (determined on the date such payment is received) in respect of such accrual period and the US dollar value of interest income that has accrued during such accrual period (as determined above). Such gain or loss will generally constitute ordinary income or loss and be treated as US source income or as an offset to US source income, respectively.

Withholding Taxes. Interest income on a note generally will constitute foreign source income and generally will be considered “passive” income or, in the case of certain US holders, “financial services” income, which are treated separately from other types of income in computing the foreign tax credit allowable to US holders under US federal income tax laws. For taxable years beginning after December 31, 2006, interest income on a note generally will constitute “passive category income” or, in the case of certain US holders, “general category income.”

Should any foreign tax be withheld, the amount withheld and the gross amount of any Additional Amounts paid to a US holder will be included in such holder’s income at the time such amount is received or accrued in accordance with such holder’s method of tax accounting. Foreign withholding tax paid at the rate applicable to a US holder would, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s US federal income tax liability or, at such holder’s election, eligible for deductions in computing taxable income. US holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes. Any Additional Amounts would generally constitute foreign source income and should be translated into the US dollar value in accordance with the rules governing interest as described above.

Additional Amounts. In certain circumstances (see “Description of the Notes—Redemption,” “Description of the Notes—Repurchase at the Option of Holders—Change of Control,” and “Description of the Notes—Additional Amounts”) we may be obligated to make payments on the notes in excess of stated principal and interest. We are taking the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, a US holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such US holder’s method of accounting for US federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, US holders could be required to accrue interest income at a rate higher than the stated interest rate on the note, to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note, and to recognize foreign currency exchange gain or loss with respect to such income. US holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Amortizable Bond Premium

The amount equal to the excess of a US holder’s initial tax basis in a note over the amount payable at maturity on the note will be considered “amortizable bond premium.” A US holder may elect (with respect to the note and all other obligations of such US holder with amortizable bond premium) to amortize such premium using a constant yield method over the remaining term of the note and may offset interest income otherwise required to be included in respect of a note during any taxable year by the amortized amount of such excess for the taxable year. The notes are subject to call provisions at our option at various times, as described in this prospectus under “Description of the Notes—Redemption—Optional Redemption.” A US holder will calculate the amount of amortizable bond premium based on the amount payable at the call date, but only if the call date (in lieu of the maturity date) results in a smaller amortizable bond premium for the period ending on the call date. The amount of amortizable bond premium that will reduce a US holder’s interest income is determined each year in sterling. At the time amortizable bond premium offsets the holder’s interest income, exchange gain or loss (which will be taxable as ordinary income or loss) generally will be realized with respect to such amortizable bond based on the difference between the spot rates of exchange on the date the premium is returned (or recovered) and the date the note was acquired.

Once the election to amortize bond premium is made, it will apply to all debt obligations held or acquired by a US holder on or after the first day of the first taxable year to which the election applies and can only be revoked with the consent of the IRS.

Sale, Exchange, Redemption or other Disposition of Notes

Generally, upon the sale, exchange, redemption or other disposition of a note, a US holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition (less any amount attributable to accrued but unpaid interest, which will be taxable as such) and such US holder’s adjusted tax basis in the note. If a US holder receives foreign currency on such a sale, exchange, redemption or other disposition, the amount realized generally will be based on the US dollar value of the foreign currency on the date of disposition. In the case of a note that is traded on an established securities market, a cash basis US holder and, if it so elects, an accrual basis US holder will determine the US dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale.

A US holder’s adjusted tax basis in a note will generally equal the cost of such note (reduced by any amortized bond premium) to such US holder. If a US holder uses foreign currency to purchase a note, the cost of the note will be the US dollar value of the foreign currency purchase price on the date of purchase. In the case of a note that is traded on an established securities market, a cash basis US holder, and, if it so elects, an accrual basis US holder, will determine the US dollar value of the cost of such note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in taxable gain or loss for a US holder.

The special election available to accrual basis US holders in regard to the purchase and sale of notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Such gain or loss generally will be US source gain or loss and, except as discussed below with respect to foreign currency gain or loss, generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other disposition the note has been held by such US holder for more than one year. Long-term capital gain realized by a non-corporate US holder will generally be subject to taxation at a reduced rate. The deductibility of capital losses is subject to limitation.

Gain or loss realized upon the sale, exchange or redemption of the note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will generally be treated as US source income or as an offset to US source income, respectively. Gain or loss attributable to fluctuations in exchange rates generally will equal the difference between the US dollar value of the sterling principal amount of the note (plus any unamortized bond premium remaining at the time payment is received or the note is disposed of), determined on the date such payment is received or such note is disposed of, and the US dollar value of the sterling principal amount of the note (plus any unamortized bond premium remaining at the time payment is received or the note is disposed of), determined on the date the US holder acquired such note. In addition, upon the sale, exchange, retirement or other disposition of a note, an accrual method US holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed under “—Stated Interest.” However, upon a sale, exchange, retirement or other disposition of a note, a US holder will realize exchange gain or loss with respect to principal and accrued interest only to the extent of the total gain or loss realized on the disposition.

Tax Return Disclosure Requirement

A US holder may be required to report a sale, retirement or other taxable disposition of its notes (and, in the case of an accrual basis US holder, a payment of accrued interest) on IRS Form 8886 (Reportable Transaction Disclosure Statement) if it recognizes a foreign currency loss that exceeds $50,000 in a single taxable year from a single transaction, if such US holder is an individual or trust, or higher amounts for other non-individual US holders. US holders are advised to consult their tax advisors in this regard.

Information Reporting and Backup Withholding

Payments of interest or principal and the proceeds from sales of notes held by a US holder may be required to be reported to the IRS unless the US holder is a corporation or other exempt recipient and when required, demonstrates this fact. In addition, a US holder that is not an exempt recipient may be subject to backup withholding unless it provides a taxpayer identification number and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability and may entitle the holder to a refund, provided that the appropriate information is timely furnished to the IRS.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to various market risks arising from adverse changes in market rates and prices, such as foreign currency rates and interest rates. Our treasury activities, including an assessment of our market risks, are controlled by our treasury function and are based on policies and procedures approved by our Board of Directors. We do not enter into derivatives or other financial instruments for trading or speculative purposes. In December 2004, we entered into a hedging arrangement in respect of the amount of the coupon payments of our US dollar-denominated Notes in order to hedge the effect of dollar/sterling currency fluctuations with respect to the first five years’ interest payments due on those Notes. In May 2006 we designated a loan to an associate company in US Dollars, in order to create a partial economic hedge against principal repayment of the US dollar-denominated Notes. In addition, we may enter into derivative financial instruments in future periods if we believe that it is an appropriate way to manage our market risks.

Foreign Exchange Risk

We operate primarily in the United Kingdom and more than 95% of our invoices are denominated in our functional currency. Approximately a third of our debt is denominated in US dollars. Substantially all of our remaining assets and liabilities, excluding our obligations to other group companies and short-term financing, are denominated in our functional currency.

At March 31, 2007, we had £101.9 million ($200.0 million) of obligations outstanding under the US dollar-denominated Notes. The foreign exchange risk associated with this obligation is partially offset by a £25.7 million ($50.4 million) US dollar loan receivable due from GCE (see “Related Party Transactions—Intercompany loans”). A 10% weakening in sterling, from the balance sheet date, against the US dollar would result in a foreign currency loss of £8.5 million.

We entered into a five year cross-currency interest rate swap transaction with an affiliate of Goldman, Sachs & Co. to minimize exposure to any dollar/sterling currency fluctuations related to interest payments on the US dollar-denominated Notes. The swap transaction converts the US dollar currency rate on interest payments to a specified pound sterling amount. For more details on our hedging arrangements, see note 18 to our consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus.

As of March 31, 2007, we had net payables, excluding indebtedness, of £0.5 million in currencies other than pounds sterling. A 10% weakening in the rate of pounds sterling, from the balance sheet date, against the US dollar and other currencies would result in a foreign currency loss of £0.1 million.

In the three months ended March 31, 2007, we recognized a foreign currency gain of £0.3 million, on our non-functional currency net payables and loans.

PLAN OF DISTRIBUTION

If you are a broker-dealer who holds unregistered notes for your own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for your unregistered notes pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by you in connection with resales of exchange notes received in exchange for your unregistered notes where your unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to you for use in connection with any such resale if you request the document in the letter of transmittal or otherwise.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. If you are a broker-dealer, exchange notes you receive for your own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. You may make resales directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. If you are a broker-dealer that resells exchange notes that were received by you for your own account pursuant to this exchange offer and you participate in a distribution of the exchange notes, you may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by you may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that you will be delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to this exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes will be passed upon by Latham & Watkins, Washington DC. Certain matters related to the laws of England and Wales will be passed upon by Latham & Watkins, London, United Kingdom.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2004, 2005 and 2006 as set forth in their report. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young’s report given on their authority as experts in accounting and auditing.

The financial statements of Fibernet Group Limited (formerly Fibernet Group plc) as of and for the years ended August 31, 2006 and 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

GENERAL INFORMATION

Clearing Information

Upon issuance, each exchange note will be deposited with, and registered in the name of a nominee on behalf of, the Irish Paying Agent as common depositary for Euroclear and Clearstream. Interests in the notes will be subject to the proceeds and requirements of Euroclear or Clearstream, as the case may be.

Legal Information

GCUK, a private limited company incorporated under the laws of England and Wales, was incorporated on April 25, 1990. GCUK’s company number is 02495998. The Issuer, a wholly owned finance subsidiary of GCUK with no independent operating activity and no assets other than its rights under the Proceeds Loans to GCUK, is a private limited company incorporated under the laws of England and Wales, was incorporated on October 22, 2004. The Issuer’s company number is 05267403. The address of GCUK’s and the Issuer’s registered office and our principal executive office is 1 London Bridge, London, SE1 9BG, England, and GCUK’s and the Issuer’s telephone number is + 44 845 000 1000.

Our Articles of Association were amended by a written special resolution of our board of directors, passed on May 17, 2004. The amendment disapplies pre-emption rights conferred on existing members and any other restrictions on transfer of shares, and also forbids our directors from declining to register, or suspending registration of, any transfer of shares, in certain circumstances. The articles are available in physical form and copies may be obtained from the registrar of companies of England and Wales, as well as at our listing agent, The Bank of New York.

As of July 19, 2007, our authorized share capital amounts to £2 million, and the issued share capital is £101,000 represented by 101,000 fully paid shares with a nominal value of £1 each. The issuance of this prospectus was authorized by a resolution of GCUK’s and the Issuer’s board of directors dated July 11, 2007.

Except as disclosed in this prospectus:

•	there has been no material adverse change in our financial or trading position since December 31, 2006; and

•

during the last twelve months, neither GCUK nor the Issuer has been involved in any litigation, administrative or governmental proceeding or arbitration relating to claims or amounts which are material in the context of the issue of the Additional Notes and, to the knowledge of GCUK and the Issuer, no such litigation, administrative proceedings or arbitration is pending or threatened.

Global Crossing (UK) Finance Plc

Offer to Exchange

£52,000,000 principal amount of its unregistered 11.75% sterling-denominated Senior Secured Notes due 2014 for new registered 11.75% sterling-denominated Senior Secured Notes due 2014.

Until the date that is 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Index to Annexes

Annex A : GCUK’s consolidated financial statements for the year ended December 31, 2006	A-1

Annex B: GCUKs 6-K submitted for the three months ended March 31, 2007	B-1

Annex C: Audited consolidated financial statements for Fibernet Group plc as of and for the fiscal years ended August 31, 2005 and 2006	C-1

Annex A

Global Crossing (UK) Telecommunications Limited

Consolidated Financial Statements for the year ended December 31, 2006

Global Crossing (UK) Telecommunications Limited

Contents
Independent auditors’ report to the shareholders’ of Global Crossing (UK) Telecommunications Ltd.	A-3

Consolidated Income Statements	A-4

Consolidated Statements of Changes in Equity	A-5

Consolidated Balance Sheets	A-6

Consolidated Cash Flow Statements	A-7

Notes to the Consolidated Financial Statements	A-8

Global Crossing (UK) Telecommunications Limited

Independent auditors’ report to the shareholders’ of Global Crossing (UK) Telecommunications Ltd.

The Board of Directors and Shareholders of Global Crossing (UK) Telecommunications Ltd

We have audited the accompanying consolidated balance sheets of Global Crossing (UK) Telecommunications Limited as of December 31, 2005 and 2006, and the related consolidated income statements, consolidated statements of changes in equity, and consolidated cash flow statements for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Crossing (UK) Telecommunications Limited at December 31, 2005 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with International Financial Reporting Standards as adopted by the European Union which differ in certain respects from United States generally accepted accounting principles (see note 30 of the notes to the consolidated financial statements).

Ernst & Young LLP

London, England

April 20, 2007

Global Crossing (UK) Telecommunications Limited

Consolidated Income Statements

(in thousands)

	Note	Year ended December 31,
		2004	2005	2006
Revenue	3	£271,096	£239,498	£240,612
Cost of sales		(156,735)	(136,317)	(147,481)

Gross profit		114,361	103,181	93,131
Distribution costs		(10,504)	(10,009)	(10,385)
Administrative expenses		(40,258)	(47,738)	(53,683)
Net gain arising from acquisition of Fibernet	5	—	—	8,453

Operating profit	5	63,599	45,434	37,516
Finance revenue	7	1,324	2,206	1,503
Finance charges	8	(1,937)	(42,125)	(16,191)

Profit before tax		62,986	5,515	22,828
Tax benefit/(charge)	9	11,364	2,477	(9,377)

Profit for the year		£74,350	£7,992	£13,451

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Consolidated Statements of Changes in Equity

(in thousands)

	Note	Share Capital	Capital Reserve	Hedging Reserve	Accumulated Deficit	Total
At January 1, 2004		£100	£21	£—	£(396,220)	£(396,099)
Loss on cash flow hedge taken to equity		—	—	(2,440)	—	(2,440)

Total income and expense recognized directly in equity		—	—	(2,440)	—	(2,440)
Transfers to consolidated income statement on cash flow hedge		—	—	42	—	42
Profit for the year		—	—	—	74,350	74,350

Total income and expense for the period		—	—	(2,398)	74,350	71,952
Issued share capital		1	21,895	—	—	21,896
Share-based payment	24	—	1,146	—	—	1,146
Write off of intercompany loans		—	—	—	82,000	82,000

At December 31, 2004		£101	£23,062	£(2,398)	£(239,870)	£(219,105)
Gain on cash flow hedge taken to equity		—	—	4,100	—	4,100

Total income and expense recognized directly in equity		—	—	4,100	—	4,100
Transfers to consolidated income statement on cash flow hedge		—	—	206	—	206
Profit for the year		—	—	—	7,992	7,992

Total income and expense for the period		—	—	4,306	7,992	12,298
Share-based payment	24	—	2,089	—	—	2,089

At December 31, 2005		£101	£25,151	£1,908	£(231,878)	£(204,718)
Loss on cash flow hedge taken to equity		—	—	(4,343)	—	(4,343)

Total income and expense recognized directly in equity		—	—	(4,343)	—	(4,343)
Transfers to consolidated income statement on cash flow hedge		—	—	(181)	—	(181)
Profit for the year		—	—	—	13,451	13,451

Total income and expense for the period		—	—	(4,524)	13,451	8,927
Share-based payment	24	—	217	—	—	217

At December 31, 2006		£101	£25,368	£(2,616)	£(218,427)	£(195,574)

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Consolidated Balance Sheets

(in thousands)

		December 31,
	Note	2005	2006
Non current assets
Intangible assets, net	11	£1,296	£14,241
Property, plant and equipment, net	12	129,005	182,556
Investment in associate	13	4	163
Retirement benefit asset	25	1,106	922
Derivative financial instrument	18,19	1,245	—
Trade and other receivables (including amounts receivable from related parties of £nil and £29,271, respectively)	14	3,669	33,130
Deferred tax asset	9	8,148	5,262

		144,473	236,274

Current assets
Inventory		—	1,112
Trade and other receivables (including amounts receivable from related parties of £4,526 and £5,888, respectively)	14	59,954	59,182
Deferred tax asset	9	5,693	—
Derivative financial instrument	18,19	415	—
Cash and cash equivalents		44,847	40,309

		110,909	100,603

Total assets		£255,382	£336,877

Current liabilities
Trade and other payables (including amounts payable to related parties of £6,704 and £6,680, respectively)	16	£(68,486)	£(77,980)
Senior secured notes	19	(13,997)	—
Deferred revenue		(30,823)	(48,005)
Provisions	17	(2,980)	(3,266)
Obligations under finance leases	15	(6,681)	(9,214)
Derivative financial instrument	18,19	—	(894)

		(122,967)	(139,359)

Non current liabilities
Trade and other payables	16	—	(647)
Senior secured notes	19	(195,097)	(249,631)
Deferred revenue		(103,850)	(109,765)
Retirement benefit obligation	25	(2,922)	(2,808)
Provisions	17	(11,603)	(5,243)
Obligations under finance leases	15	(23,661)	(23,209)
Derivative financial instrument	18,19	—	(1,789)

		(337,133)	(393,092)

Total liabilities		(460,100)	(532,451)

Net liabilities		£(204,718)	£(195,574)

Capital and reserves
Equity share capital (101,000 shares outstanding at £1 each)	20	£101	£101
Capital reserve		25,151	25,368
Hedging reserve		1,908	(2,616)
Accumulated deficit		(231,878)	(218,427)

Total equity		£(204,718)	£(195,574)

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Consolidated Cash Flow Statements

(in thousands)

	Year ended December 31,
	2004	2005	2006
Operating activities:
Profit for the year	£74,350	£7,992	£13,451
Adjustments for:
Finance costs, net	613	39,919	14,688
Income tax	(11,364)	(2,477)	9,377
Depreciation of property, plant and equipment	14,217	18,334	21,817
Amortization of intangible assets	378	832	1,120
Share based payment expense	1,146	2,089	217
Gain on settlement of contracts due to Fibernet acquisition	—	—	(8,411)
Gain on recognition of negative goodwill	—	—	(1,748)
Loss on disposal of property, plant and equipment	6	715	168
Equity income from associate	—	—	(159)
Change in provisions	(6,688)	1,917	(6,582)
Change in operating working capital	(4,050)	1,447	9,204
Change in other assets and liabilities	(9,696)	(6,206)	8,231

Cash generated from operations	58,912	64,562	61,373
Interest paid	(6,690)	(26,924)	(26,463)

Net cash provided by operating activities	£52,222	£37,638	£34,910

Investing activities:
Interest received	£1,672	£1,479	£3,740
Proceeds from disposal of property, plant and equipment	—	10	8
Purchase of property, plant and equipment and intangible assets	(7,811)	(9,452)	(20,435)
Acquisition of subsidiary, net of cash acquired	—	—	(45,013)

Net cash used in investing activities	£(6,139)	£(7,963)	£(61,700)

Financing activities:
Loans provided to group companies	£160	£—	£(43,835)
Loans repaid by group companies	(334,147)	—	16,114
STT Bridge loan facility	68,570	—	—
Senior secured notes, net	196,095	—	55,394
Repayment of capital elements under finance leases	(5,971)	(6,021)	(5,421)

Net cash (used in)/provided by financing activities	£(75,293)	£(6,021)	£22,252

Net (decrease)/increase in cash and cash equivalents	£(29,210)	£23,654	£(4,538)
Cash and cash equivalents at the beginning of year	50,403	21,193	44,847

Cash and cash equivalents at the end of year	£21,193	£44,847	£40,309

Non cash investing activities:
Capital lease and debt obligations incurred	£8,672	£691	£5,072

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

1. Description of business

Global Crossing (UK) Telecommunications Limited (“GCUK”), formerly Racal Telecommunications Limited (“Racal”) is a company registered in England and Wales at 1 London Bridge, London, SE1 9BG. GCUK is one of the leading providers in the United Kingdom (“UK”) of managed network communications services. The Company provides a wide range of telecommunications services, including data, Internet Protocol (“IP”) and voice services to government and other public sector organizations, major corporations and other communications companies. The Company markets these services through two channels, enterprise services and carrier services. Other enterprise services include pre-sales engineering and customer premise equipment (“CPE”) design, equipment procurement, provisioning and installation, and ongoing end-to-end CPE and network management and maintenance support. GCUK’s carrier customers include leading communications service providers. GCUK also provides to their carrier customers indefeasible rights to use (“IRU”) dark fiber and empty ducts.

GCUK is an indirect, wholly owned subsidiary of, and part of a group of companies (the “Group Companies” or the “GC Group”) owned by Global Crossing Limited (“GCL”), a company organized under the laws of Bermuda. GCUK’s immediate parent company is Global Crossing (Bidco) Limited (“GC Bidco”), a company registered in England and Wales, which is an indirect wholly owned subsidiary of GCL.

On October 22, 2004, Global Crossing (UK) Finance Plc (“GC Finance”) was created as a wholly owned special purpose financing subsidiary of GCUK. This entity was formed for the sole purpose of acting as a financing company for the issuance of debt securities and other financing arrangements and has no separate operations.

On December 28, 2006, we announced that GC Finance had completed its offering of 11.75 percent senior secured notes due 2014 (“Additional Notes”). The £52.0 million aggregate principal amount of Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the indenture, dated as of December 23, 2004 (“Indenture”), pursuant to which GC Finance previously issued $200 million aggregate principal amount of its US dollar-denominated 10.75% senior secured notes due 2014 and £105 million aggregate principal amount of its sterling-denominated 11.75% senior secured notes due 2014 (“Initial Notes”).

The Initial Notes and the Additional Notes are collectively referred to as the “Notes” or the “Senior Secured Notes”.

On December 28, 2006, proceeds from the offering were used to acquire the UK operations (“Fibernet”) of Fibernet Group Ltd and its subsidiaries (“Fibernet Group”) from GC Acquisitions UK Limited (“GC Acquisitions”), an affiliated acquisition vehicle that acquired Fibernet pursuant to an offer that was declared wholly unconditional on October 11, 2006, and to pay related fees and expenses. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to Global Crossing International Ltd (“GCI”), a wholly owned subsidiary of GCL, by way of a transfer of Fibernet Holding Ltd and its wholly owned subsidiary, Fibernet GmbH, to GCI.

GCUK, GC Finance and Fibernet are collectively referred to as the “Company”.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

2. Accounting policies

Basis of preparation

The consolidated financial statements of Global Crossing (UK) Telecommunications Limited for the year ended December 31, 2006, were authorized for issue for the Board of Directors on April 11, 2007.

The consolidated financial statements incorporate the financial statements of GCUK and its wholly owned subsidiaries, made up to December 31, each year, and are prepared in accordance with International Financial Reporting Standards (“IFRSs”), as adopted by the European Union (“EU”). IFRSs as adopted by the EU differ in certain respects from the IFRSs issued by the International Accounting Standards Board (“IASB”). However the consolidated financial statements for the periods presented would be no different had the Company applied IFRSs as issued by the IASB. References to “IFRS” hereafter should be construed as reference to IFRSs as adopted by the EU. The Company adopted IFRS with effect from January 1, 2004 (“date of transition”).

All intra-Company transactions, balances, income and expenses are eliminated on consolidation.

In preparing the consolidated financial statements, the directors have formed a judgment that there is a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. For this reason they continue to adopt the going concern basis in preparing these financial statements.

These consolidated financial statements have been prepared on the historical cost basis, except for (i) certain financial instruments which are recorded at fair value and (ii) tangible fixed assets which have been adjusted to fair value at the date of transition, and thereafter at cost. A summary of the principal accounting policies is set out below, all of which have been applied consistently throughout the year and preceding years as presented.

Reclassifications

Certain amounts in prior year consolidated financial statements and accompanying notes have been reclassified to conform to the current year presentation.

During 2006, the presentation of operating cash flows within the consolidated cash flow statements were revised to disclose separately the impact of changes in current and non-current assets and liabilities, excluding provisions.

Use of estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported revenue and expenses during the year. Actual results could differ from those estimates. The estimates are based on historical factors, current circumstances and experience and judgment of the Company’s management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the evaluation.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in respect of network and other services, long term indefeasible right of use (“IRU”) agreements and installation services, net of discounts, VAT and other sales-related taxes.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Network and other services

Network service revenues are generated from the sale of transmission of voice and data traffic and short term network capacity and are recognized in the period the services are utilized by the customer. Other service revenues are generated from design and deployment of customer premises equipment (“CPE”), maintenance and network management for enterprise customers. Revenue from the provision of other services which are contracted to be performed continuously over the contract term is recognized evenly over the period of each contract. For services invoiced in advance, amounts are deferred until the provision of the service.

Long term IRU agreements

Revenues from the lease of network capacity and dark fiber to third parties pursuant to long term IRU agreements are recognized on a straight line basis over the life of the contract. Non-refundable payments received from customers before relevant criteria are satisfied for revenue recognition are included in deferred revenue in the accompanying consolidated balance sheets.

Installation services

The Company amortizes revenue related to installation services on a straight line basis over the average contracted customer relationship (typically 24 months). In situations where the contracted period is significantly longer than the average, the actual contract term is used.

Gross versus net revenue recognition

In determining its presentation of revenue and cost of sales, the Company assesses whether it acts as a principal in the transaction or as an agent acting on behalf of others. Where the Company is the principal in the transaction and has the risks and rewards of ownership, the transactions are recorded as gross in the consolidated income statements. If the Company does not act as principal in the transaction, the transactions are recorded on a net basis in the consolidated income statements.

Cost of access

Cost of access primarily comprises usage-based voice charges paid to other carriers to originate and / or terminate switched voice traffic and charges for leased lines for dedicated facilities. Access costs are expensed as the services are received from the Company’s access providers and are determined based on volume of access received as measured by the Company’s network, and the access rates determined by the applicable contract or regulatory authority. At the close of each reporting period, the Company records a provision for its best estimate of access costs.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards incidental to ownership to the lessee. All other leases are classified as operating leases.

The Company as lessor

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Where significant, initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying value of the leased asset and recognized on a straight line basis over the term of the lease.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

There are no finance leases to which the company is party as lessor.

The Company as lessee

Assets held under finance leases are recognized as assets of the Company at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability of the Company is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to the consolidated income statement in accordance with the Company’s general policy on borrowing costs (see below).

Rental expenses payable under operating leases are recognized on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also included in the consolidated income statement on a straight line basis over the term of the lease.

The Company has elected to adopt the provisions of International Financial Reporting Interpretations Committee 4 “Determining whether an arrangement contains a lease” (“IFRIC 4”) commencing January 1, 2004, as permitted by the interpretation. This Interpretation has been used to determine whether an arrangement is, or contains, a lease. This determination is based on the substance of the arrangement and requires an assessment of whether fulfillment of the arrangement is dependent on the use of a specific asset or assets and whether the arrangement conveys a right to use a specific asset or assets.

Connection costs

The Company is charged initial connection fees when taking on new Integrated Service Digital Network / Public Switch Telephone Network circuits from local loop suppliers. These circuits are purchased by the Company solely and specifically for the purposes of providing connectivity over the final leg of the connection between customer premises and the Company’s network. Such initial connection costs are treated as deferred costs within other receivables, and are amortized as an expense within cost of sales on a straight-line basis over the average expected customer relationship (typically 24 months).

Foreign currencies

The individual financial statements of GCUK and its subsidiary undertakings are presented in the currency of the primary economic environment in which they operate (their functional currency) which is pounds sterling. This is also the presentation currency for the consolidated financial statements.

In order to hedge its exposure to certain foreign exchange risks, the Company has entered into swap agreements. See “Derivative financial instruments and hedge accounting” below for details of the Company’s accounting policies in respect of such swap agreements.

Goodwill and business combinations

In accordance with the provisions of International Financial Reporting Standard 3, “Business Combinations” (“IFRS 3”), business combinations are recorded using the purchase method. Under this method, upon initial consolidation of an entity over which the Company has acquired exclusive control, the assets acquired and the liabilities and contingent liabilities assumed are recognized at their fair value at acquisition date. At this date, goodwill is initially measured at the excess of the cost of the business combination over the Company’s interest

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

in the net fair value of the identifiable assets, liabilities and contingent liabilities. Excess of the fair value of identifiable net assets acquired over total consideration is recognized directly in the consolidated income statement within administrative expenses.

Intangible assets

Computer software is stated at cost, being purchase price together with any directly attributable costs incurred in preparing the software for its intended use, net of amortization and provisions for impairment.

Costs directly associated with the production of internally developed software, where it is probable that they will generate future economic benefits exceeding costs, are recognized in intangible assets and amortized over their estimated useful lives from the date the software is ready for use. Where internally generated software is not yet complete, associated costs recognized at the balance sheet date are reviewed for impairment.

Acquired intangible assets comprise customer contracts and relationships and internally developed software. Acquired intangible assets with finite lives are amortized over their estimated useful lives.

Amortization is provided on all intangible assets, so as to write off the cost, less estimated residual value, over their estimated lives using the straight line method as follows:

Computer software	3 - 5 years
Acquired intangible assets (see note 11)	1 to 10 years

Property, plant and equipment

Property, plant and equipment, which include assets held under finance lease, are stated at deemed cost, at the date of transition, net of depreciation and any provision for impairment. Assets acquired subsequent to the date of transition are recorded at historical cost, net of depreciation and provision for impairment. Expenditure on enhancements is capitalized whilst expenditure for repairs and maintenance is expensed as incurred.

Costs recorded prior to a network segments’ completion are reflected as construction in progress, which are reclassified to network assets at the date that each segment of the applicable system becomes operational. Construction in process includes direct expenditures for the construction of network systems and is stated at cost. Capitalized costs include costs incurred under the construction contract: advisory, consulting and legal fees, direct internal costs (including labor) and operating costs incurred during the construction phase.

Once it is probable that a network system will be constructed, costs directly identifiable with the cable system under development are capitalized. Costs relating to the evaluation of new projects incurred prior to the date the development of the network system becomes probable are expensed as incurred.

The carrying amount of an item of property, plant and equipment is derecognized on disposal or when no future economic benefits are expected from its use or disposal.

Where the carrying value of an item of property, plant and equipment includes the cost of replacement for part of the item, then the carrying value of the replaced part is derecognized regardless of whether the replacement part had been depreciated separately. Where it is not practicable to determine the carrying amount of the replaced part, the Company may use the cost of the replacement as an indication of what the cost of the replaced part was at the time it was acquired or constructed.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Depreciation is provided on all plant, property and equipment except construction in progress, so as to write off the cost less estimated residual value of each asset, over their estimated useful lives, using the straight-line method, on the following basis:

Buildings	10 to 40 years
Leasehold improvements	Lesser of the lease term or 20 years
Furniture, fixtures and equipment	3 to 7 years
Transmission equipment	3 to 25 years

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in administrative expenses in the consolidated income statement.

Impairment of intangible and tangible assets

At each balance sheet date, the Company reviews the carrying amounts of its intangible and tangible assets, and any assets that have yet to be brought into use, to determine whether there is any indication that those assets have suffered impairment. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows to be generated by the asset are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the consolidated income statement.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in the consolidated income statement.

Investment in associates

Investments in associates are accounted for using the equity method of accounting. An associated undertaking is an entity in which the Company has a participating interest and, in the opinion of directors, can exercise significant influence over its operating and financial policies. Administrative expenses within the consolidated income statement includes the Company’s share of the operating result and the consolidated balance sheet shows the Company’s share of the net assets or liabilities of those entities.

Inventory

Inventory is stated at the lower of cost and net realizable value. Cost comprises direct materials and, where applicable, direct labor costs and those overheads that have been incurred in bringing the inventories to their

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

present location and condition. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution. Inventory balances at the balance sheet date represent equipment held for resale.

Financial instruments

Financial assets and financial liabilities are recognized on the Company’s balance sheet when the Company becomes a party to the contractual provisions of the instrument.

Trade receivables

Trade receivables do not carry any interest and are stated at their nominal value as reduced by any provision for doubtful debts and sales credits.

Provisions for doubtful debts are charged to administrative expenses whilst provisions for sales credits are charged against revenue, both contained within the consolidated income statement. The adequacy of provisions is evaluated periodically by the Company utilizing several factors including the length of time the receivables are past due, changes in the customer’s creditworthiness, the customer’s payment history, the length of the customer’s relationship with the Company, the current economic climate, current industry trends and other relevant factors. Service level requirements are assessed to determine sales credit requirements where necessary.

Changes in these estimates are charged or credited to the consolidated income statement in the period of the change. If circumstances occur, such as changes in the financial viability of significant customers, and economic downturn, or changes in the Company’s ability to meet service level requirements, the estimated of the recoverability of the Company’s receivables could be reduced by a material amount.

Cash and cash equivalents

Cash and cash equivalents include cash held by the Company and short-term bank deposits with an original maturity of three months or less. The carrying amount of these assets approximates their fair value.

For the purposes of consolidated cash flow statements, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Financial liabilities

Financial liabilities issued by the Company are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability.

Trade payables

Trade payables are not interest-bearing and are stated at their nominal value.

Derivative financial instruments and hedge accounting

Derivative financial instruments are recorded at fair value as either assets or liabilities contained within the balance sheet. For the purposes of hedge accounting, hedges are classified as:

•	fair value hedges when hedging the exposure to changes in the fair value of a recognized asset of liability; or

•

cash flow hedges when hedging the exposure to variability in cash flows that is either attributable to a particular risk associated with a recognized asset or liability or a probable forecast transaction.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Hedge accounting is only used where, at the inception of the hedge, there is formal designation and documentation of the hedging relationship and it meets the Company’s risk management objective strategy for undertaking the hedge.

Changes in the fair value of derivative financial instruments that are not designated as hedges and/or ineffective portions of cash flow hedges are required to be recognized in the consolidated income statement in the current period. Changes in the fair value of the effective portions of cash flow hedges are required to be recognized in the hedging reserve in equity and to be recognized in the consolidated income statement when the hedged item is recognized in the consolidated income statement. Changes in the fair value of effective portions of fair value hedges are recognized in the consolidated income statement with the change in value of the hedged item.

Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. At that time, any cumulative gain or loss on the hedging instrument recognized in equity is retained in equity until the forecasted transaction is recorded in the consolidated income statement. If a hedged transaction is no longer expected to occur, the net cumulative gain or loss recognized in equity is transferred to the consolidated income statement for the period.

Retirement benefit costs

The Company’s employees participate in two occupational pension schemes;

•	The Global Crossing Pension Scheme (“the “Global scheme); and

•	The Global Crossing Shared Cost Section of the Railways Pension Scheme (the “Railways scheme”).

The Global scheme is an occupational pension scheme with defined contribution and defined benefit elements. The Railways scheme is a defined benefit scheme.

Costs associated with the defined contribution element of the Company’s retirement benefit schemes are charged to the consolidated income statement as they fall due and represent the amounts payable in the year. Differences between contributions payable in the year and contributions actually paid are treated as either a prepayment or accrual.

Costs associated with the defined benefit element of the Company’s retirement benefit schemes, which are periodically calculated by professionally qualified actuaries, are calculated using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gains and losses that exceed 10% of the greater of the present value of the Company’s defined benefit obligation and the fair value of the plan assets are amortized over the expected average remaining working lives of the participating employees. Past service cost is recognized immediately to extent that the benefits are already vested, and otherwise is amortized on a straight-line basis over the average period until the benefits become vested.

The retirement benefit obligation recognized in the balance sheet represents the present value of the defined benefit obligation as adjusted for actuarial gains and losses and unrecognized past service cost, and as reduced by the fair value of the plan assets out of which obligations are to be settled directly. Any asset resulting from this calculation is limited to unrecognized actuarial losses and past service cost, plus the present value of available refunds and reductions in future contributions to the plan.

Taxation

The tax expense represents the sum of the tax currently payable and deferred tax. The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the consolidated

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be paid or recovered on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax is measured at the rates that are expected to apply in the periods in which timing differences are expected to reverse based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax assets and liabilities are not discounted.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is charged or credited in the consolidated income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current assets against current tax liabilities and when they relate to taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, and it is probable that there will be an outflow of economic benefits. Provisions are measured at the directors’ best estimate of the expenditure required to settle the obligation at the balance sheet date, and are discounted to present value where the effect is material.

Restructuring costs

Provisions for restructuring costs are recognized once the criteria for recognizing a provision, as described above, are met. For severance costs, this is when the Company has demonstrated a constructive obligation to implement a termination and has a detailed formal plan for the terminations that it has started to implement or has announced the main features to those affected by it in a sufficiently specific manner to raise a valid expectation in them that they will carry out the restructuring. For property costs, a constructive obligation is demonstrated when the Company vacates the property. Such amounts are recognized in the consolidated income statement utilizing an appropriate risk free discount rate.

Changes in assumptions, especially as they relate to anticipated third-party sub-lease payments, could have a material effect of the restructuring provision.

Dilapidation provision

At the inception of each lease, the Company records a provision of the estimated costs required to return leased properties to their original state in accordance with the respective third party lease agreements. The provision is based on the estimated present value of the obligation utilizing an appropriate risk free discount rate.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Borrowing costs

Borrowing costs are expensed as incurred.

Share-based payments

The Company has applied the requirements of IFRS 2 “Share-based Payment” (“IFRS 2”). As permitted by the transitional provisions, IFRS 2 has been applied to all grants of equity instruments after November 7, 2002 that had not yet vested as of the adoption of IFRS as of the date of transition.

The Company issues equity-settled share-based payments to certain employees. Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on an accelerated basis over the vesting period, based on the group’s estimate of shares that will eventually vest and adjusted for the effect of non market-based vesting conditions.

The fair value of awards are measured by use of the Black Scholes option pricing model for stock option awards and the current market price for restricted stock unit and performance based awards. In calculating the fair value of stock options, in 2004, as GCL’s equity only had a limited trading history, the volatility assumption represents a mean-average of GCL’s stock volatility and an average of a select group of telecommunications companies. There were no stock options granted in 2005 and 2006.

The movement in cumulative expense since the previous balance sheet date is recognized in administrative expenses within the consolidated income statement, with a corresponding entry in equity.

Recently issued accounting pronouncements and interpretations not applied

During the year, the IASB and the International Financial Reporting Interpretations Committee (“IFRIC”) have issued the following standards and interpretations with an effective date after the date of these financial statements;

International Accounting standards (IAS / IFRS)		Effective date

IFRS 7	Financial instruments : disclosure	1 January 2007

Issued in August 2005, this standard builds on and supersedes the disclosure requirements set out in IAS 32, Financial Instruments: disclosure and presentation. Adoption of IFRS will not affect the results of the Company or its operations but may result in changes to the relevant disclosure.

IAS 1	Amendment—Presentation of Financial Statements : Capital disclosures	1 January 2007

Issued in August 2005, this amendment sets out additional disclosure requirements, both qualitative and quantitative, in respect of capital. Its adoption will not affect the results of the Company or its operations but may result in changes to the relevant disclosure.

IFRS 8	Operating segments	1 January 2009

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Issued in November 2006, this standard supersedes IAS 14, “Segment Reporting”, and requires operating segments to be consistent with that used by management for internally evaluating performance and allocating resources. Additional disclosure requirements are also included. As the Company operates as one reportable business segment, the adoption of IFRS 8 will not affect the results of the Company or its operations but may result in changes to the relevant disclosure.

International Financial Reporting Interpretations Committee interpretations (IFRICss)		Effective date
IFRIC 7	Applying the restatement approach under IAS 29	1 March 2006

IFRIC 7 requires entities to apply IAS 29 “Financial Reporting in Hyper-inflationary Economies” in the reporting period in which an entity first identifies the existence of hyperinflation in the economy of its functional currency as if the economy had always been hyperinflationary. Adoption of IFRIC 7 is not expected to impact the results of the Company or its operations.

IFRIC 8	Scope of IFRS 2	1 May 2006

IFRIC 8 clarifies that IFRS 2 “Share-based Payment” will apply to any arrangement when equity instruments are granted or liabilities (based on a value of an entity’s equity instrument) are incurred by an entity, when the identifiable consideration appears to be less than the fair value of the instrument given. It presumes that such cases are an indication that other consideration (ie unidentifiable goods or services) has been or will be received. The unidentifiable goods or services concerned are to be measured at the grant date as the difference between the fair value of the share-based payment and the fair value of any identifiable goods or services received. Adoption of IFRIC 8 is not expected to impact the results of the Company or its operations.

IFRIC 9	Re-assessment of embedded derivatives	1 June 2006

IFRIC 9 requires requires an entity to assess whether a contract contains an embedded derivative at the date an entity first becomes a party to the contract and prhibits reassessment unless there is a change to the contract that significantly modifies the cash flows. Adoption of IFRIC 9 is not expected to impact the results of the Company or its operations.

IFRIC 10	Interim financial reporting and impairment	1 November 2006

IFRIC 10 addresses an inconsistency between IAS 34 “Interim Financial Reporting” and the impairment requirements relating to goodwill in IAS 36 “Impairment of Assets” and equity instruments classified as available for sale in IAS 39 “Financial Instruments: Recognition and Measurement”. The Interpretation states that the specific requirements of IAS 36 and IAS 39 take precedence over the general requirements of IAS 34 and, therefore, any impairment loss recognised for these assets in an interim period may not be reversed in subsequent interim periods. Adoption of IFRIC 10 is not expected to impact the results of the Company or its operations.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

IFRIC 11	Group and treasury share transaction	1 March 2007

IFRIC 11 requires arrangements whereby an employee is granted rights to an entity’s equity instruments to be accounted for as an equity-settled scheme. The interpretation also extends to the way in which subsidiaries, in their separate financial statements, account for schemes when their emplyees receive rights to equity instruments of th parent. Adoption of IFRIC 11 is not expected to impact the results of the Company or its operations.

3. Revenue

Substantially all revenue arises from sales to customers in the United Kingdom.

An analysis by type of the Company’s revenue for the year is as follows:

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Provision of telecommunication services	£263,938	£234,633	£235,112
Long term IRU agreements	7,158	4,865	5,500

Revenue from customers	271,096	239,498	240,612
Finance revenue (see note 7)	1,324	2,206	1,503

Total revenue	£272,420	£241,704	£242,115

The Company operates as one reportable business segment with revenue derived from two types of third party customers; enterprise and carrier customers located in the UK, and from fellow Group Companies. Enterprise customers include public sector clients, participants in the rail industry and other commercial organizations. Carrier customers are mobile and fixed line operators with capacity requirements in the UK. The Company services these customers with assets and personnel located predominantly in the UK.

The following represents a summary of revenue by type of customer:

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Enterprise	£236,508	£220,909	£219,658
Carrier data	20,208	16,644	16,035

	256,716	237,553	235,693
Carrier voice	13,276	1,445	4,394

Revenue from third party customers	269,992	238,998	240,087
Revenue from Group Companies	1,104	500	525

Revenue from customers	£271,096	£239,498	£240,612

In the consolidated financial statements for the years ended December 31, 2004 and 2005, and the related notes included within, revenue from Group Companies, amounting to £0.5 million and £0.5 million, respectively, was included within carrier data revenue and not separately identified.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

4. Business combinations

On October 11, 2006, pursuant to an offer declared wholly unconditional, GC Acquisitions, an affiliated acquisition vehicle, acquired all of the outstanding ordinary shares of Fibernet Group plc for an aggregate purchase price of £49.8 million. In addition, £2.1 million of costs directly attributable to the acquisition were incurred, resulting in a total purchase price of £51.9 million. Fibernet is a provider of specialist telecommunications services to large enterprises and other telecommunications and internet service companies primarily located in the United Kingdom.

On December 28, 2006, we announced that our subsidiary, GC Finance, had completed its offering of the Additional Notes under the Indenture. The £52.0 million aggregate principal amount of the Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds.

On December 28, 2006, proceeds from the offering were used to acquire Fibernet from GC Acquisitions, and to pay fees and expenses incurred in connection with the acquisition. Upon completion of the acquisition by GCUK, Fibernet guaranteed the Additional Notes and all other obligations under the Indenture. Prior to the acquisition by GCUK, Fibernet Group Limited transferred its German business operations to GCI by way of a transfer of Fibernet Holdings Limited, and its wholly owned subsidiary Fibernet GmbH, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet (see note 14).

The acquisition of Fibernet Group by GC Acquisition gave rise to a change in control for IFRS accounting purposes. This was accounted for using the purchase method of accounting, including the settlement of existing agreements between GCUK and Fibernet. Under IFRS purchase accounting, assets and liabilities are recorded at their fair values on the date of purchase, and the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the purchase date. The acquisition of Fibernet by GCUK from GC Acquisitions represents a business combination involving entities under common control. Under IFRS, these types of business combinations are not included in scope of IFRS 3. Under IFRS, in absence of a standard or interpretation that specifically applies to a transaction, guidance issued by other standard setting bodies or an IFRS standard or interpretation that relates to a similar issue may be referred to. Therefore, under IFRS an entity may choose to account for business combinations among entities under common control using the purchase or pooling of interest method. Since the Fibernet acquisition by GCUK has commercial substance, as a result of the transaction being conducted at fair value, for cash, GCUK has accounted for the business combination using the purchase method of accounting, including the recognition of a non-cash, non-taxable gain from the deemed settlement termination of existing IRU and telecom service agreements with Fibernet.

An initial purchase price has been allocated based on the estimated fair values of assets acquired and liabilities assumed, resulting in the recognition of a £1.7 million gain within administrative expenses representing the excess of the fair value of identifiable net assets acquired over total consideration.

This allocation and calculation is subject to revision on completion of a final assessment of the fair value of the assets acquired and when other information is received.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The fair value of the identifiable assets and liabilities of Fibernet as at the date of acquisition, and the corresponding carrying amounts immediately before acquisition were:

	At December 28, 2006
	Carrying value	Fair value recorded on acquisition
	(in thousands)
Intangible assets	£31	£12,535
Property, plant and equipment	61,751	54,960
Trade and other receivables—long term	8,092	5,196
Inventory	1,112	1,112
Trade and other receivables—current portion	17,703	17,628
Cash and cash equivalents	8,060	8,060

Total assets acquired	£96,749	£99,491

Trade and other payables	(6,409)	(7,680)
Obligations under finance leases	(3,646)	(3,646)
Deferred income	(40,790)	(28,010

Total liabilities acquired	£(50,845)	£(39,336)

Net assets acquired at fair value		£60,155

Total consideration		£51,899
Less: Net assets acquired at fair value		(60,155)

Excess of net assets acquired over total consideration		(8,256)
Settlement of contracts due to Fibernet acquisition (1)		6,508

Negative goodwill (2)		£(1,748)

(1)

In connection with the Fibernet acquisition, GCUK recorded a non-cash, non-taxable gain from the deemed settlement termination of existing IRU and telecom service agreements with Fibernet. Under these agreements, GCUK earned revenues that, based on current market rates at the acquisition date, were favorable to GCUK. GCUK recognized a £8.4 million gain (£6.5 million recorded to goodwill and £1.9 million as a reduction in pre-acquisition deferred revenue) within administrative expenses, representing the present value of the favorable portion of the distribution fee over the remaining life of the agreements.

(2)	Negative goodwill is recognized within operating profit immediately following the acquisition, representing the excess of the fair value of identifiable net assets acquired over total consideration.

As a result of the above fair value assessment, a deferred tax liability of £4.1 million arises. Prior to acquisition, the Fibernet Group had unrecognized deferred tax assets of £10.0 million, of which £4.1 million are recognized to offset this deferred tax liability. Accordingly, there is no net effect on the Company’s consolidated balance sheet at December 31, 2006.

The total consideration of the combination was £51.9 million and was made up as follows:

Total consideration
(in thousands)
Purchase of shares	£49,829
Estimated acquisition costs (1)	2,070

Total consideration	£51,899

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The cash out flow on acquisition was:

Cash out flow on acquisition
(in thousands)
Cash paid to GC Acquisitions (1)	£53,073
Net cash acquired with subsidiary	(8,060)

Net cash out flow on acquisition	£45,013

(1)

GCUK also incurred £1.7 million fees and expenses that are not capitalizable as part of the purchase price. At December 31, 2006, £0.5 million of this was unpaid and included within trade and other payables on the consolidated balance sheet.

From December 28, 2006, Fibernet has contributed £0.5 million of revenue and £1.7 million of loss for the year to GCUKs results, including a one off restructuring charge of £1.7 million (see note 17).

The following unaudited pro forma combined revenue and (loss)/profit for the years ended December 31, 2005 and 2006 have been prepared as if the acquisition of Fibernet had occurred at January 1, 2005 and 2006, respectively.

	Year ended December 31,
	2005	2006
	(in thousands)
Revenue	£276,925	£281,098
(Loss)/profit for the year	(3,917)	6,622

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

5. Operating profit

Operating profit has been arrived at after charging/(crediting):

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Depreciation and amortization
—Depreciation of property, plant and equipment (owned)	£12,253	£15,213	£18,461
—Income from lease of property, plant and equipment (owned) to related parties (see note 27)	—	(2,890)	(2,776)
—Depreciation of property, plant and equipment (leased)	1,964	3,121	3,356
—Amortization of intangible assets (owned)	107	289	576
—Amortization of intangible assets (leased)	271	543	544
—Amortization of connection costs	6,598	3,828	4,390

	£21,193	£20,104	£24,551

Net gain arising from acquisition of Fibernet
Gain on settlement of contracts due to Fibernet acquisition (see note 4)	—	—	(£8,411)
Gain on recognition of negative goodwill (see note 4)	—	—	(1,748)
Restructuring charges (see note 17)	—	—	1,706

Net gain arising from acquisition of Fibernet	—	—	£(8,453)

Payments under operating lease
—Hire of plant and machinery	£22,878	£22,851	£16,764
—Other operating leases	8,425	7,998	8,728
Receipts under operating lease sublets	(826)	(2,073)	(3,504)
Loss on disposal of property, plant and equipment	6	715	168
Exceptional cost—redundancy costs	737	—	—
Exceptional gain—release of restructuring provision	(4,824)	—	—
Exceptional gain—rates rebate arising from reduction in agreed rateable value	(2,114)	(4,879)	—
Share of results in associated undertaking accounted for using the equity method	—	—	159
Auditors remuneration for audit services (see below)	162	992	709
(Gain)/loss on foreign exchange	(2,072)	1,165	(564)

Amounts payable to Ernst & Young LLP by the Company and its subsidiary undertakings in respect of non-audit services were £nil (2005: £nil, 2004: £nil).

In addition to the amounts shown above, Deloitte & Touche LLP received fees of £26,000 (2005: £25,000, 2004: £12,000) for the audit of the group pension scheme.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

6. Employee costs and remuneration of key management

Employee costs

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Wages and salaries	£29,627	£30,411	£27,004
Social security costs	3,068	3,522	3,050
Other pension costs	1,295	1,678	2,186

	£33,990	£35,611	£32,240

Included in wages and salaries is a total expense of share-based payments of £0.2 million (2005: £2.1 million, 2004: £1.1 million), all of which arises from transactions accounted for as equity-settled share -based payment transactions.

Remuneration of key management

The remuneration of key management and personnel (including directors) of the Company is set out below:

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Fees and other emoluments	£107	£335	£396
Termination costs	—	—	120
Share based payments	—	30	47
Company contributions to money purchase pension schemes	11	22	10
Short term employee benefits	—	11	—

	£118	£398	£573

In addition, 4 directors (2005: 5) received total remuneration in respect of services to Group Companies of £2.1 million (2005: £1.1 million) but it is not practicable to allocate this between Group Companies.

7. Finance revenue

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Interest on bank deposits	£1,210	£1,604	£1,069
Interest receivable from other Group Companies	—	—	2,420
Foreign exchange loss on loans to other Group Companies	—	—	(2,049)
Other interest receivable	114	602	63

Total finance revenue	£1,324	£2,206	£1,503

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

8. Finance charges

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Interest payable on Senior Secured Notes	£598	£24,472	£24,182
Amortization of deferred finance charges	26	1,024	1,028
Interest on obligations under finance lease	1,391	3,409	2,432
Interest on STT bridge loan facility	3,023	—	—
Foreign exchange gain on STT bridge loan facility	(3,193)	—	—
Interest payable to other Group Companies	—	—	1,039
Other interest payable	28	184	894

Total borrowing costs using the effective interest rate method	1,873	29,089	29,575
Unwind of discount on provisions and other long term liabilities	824	550	419
Foreign exchange (gain)/loss on Senior Secured Notes	(760)	12,180	(14,101)
Unwind of discount on Senior Secured Notes	—	306	298

Total finance charges	£1,937	£42,125	£16,191

9. Taxation

The major components of income tax expense for the years ended December 31, 2004, 2005 and 2006 are:

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Consolidated income statement
Current income tax:
Current income tax charge	£—	£—	£(801)
Deferred income tax:
Relating to origination and reversal of temporary differences	11,364	2,477	(8,576)

Income tax credit/(charge) reported in the consolidated income statement	£11,364	£2,477	£(9,377)

No deferred tax movements have been recognized in equity in the current or prior years.

A reconciliation between the tax expense and accounting profit multiplied by the applicable tax rate for the years ended December 31, 2004, 2005 and 2006 is as follows:

	Year ended December 31,
	2004	2005	2006
	(in thousands)
Accounting profit before tax	£62,986	£5,515	£22,828

Tax at the UK corporation tax rate of 30% (2005: 30%, 2004: 30%)	£18,896	£1,655	£6,848
Factors affecting the tax charge for the year:
—Expenses not deductible for tax purposes	685	418	200
—Recognition of tax losses and other temporary differences available in the foreseeable future	(11,364)	(4,550)	2,329
—Utilization of unrecognized tax losses and other temporary differences in the year	(19,581)	—	—

Income tax (credit)/charge reported in the consolidated income statement	£(11,364)	£(2,477)	£9,377

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

During the years ended December 31, 2004 and 2005 there was no current tax charge. In the year ended December 31, 2004, the Company recognized a deferred tax asset of £11.4 million due to the Company considering that it is more likely than not that sufficient profits will be available against which to offset the deferred tax asset. A further net asset of £2.5 million was recognized in the year ended December 31, 2005. In the year ended December 31, 2006, the Company reduced the deferred tax asset by £8.6 million to reflect the amount considered more likely than not to be realized in the foreseeable future. The current tax charge of £0.8 million relates to an amount payable to other group companies for the surrender of tax relief to offset against the Company’s taxable income in the period.

A deferred tax liability of £4.1m arose on the acquisition of the Fibernet. Prior to the acquisition, Fibernet had unrecognized deferred tax assets of £10.0 million, of which £4.1 million are recognized to offset this deferred tax liability. The remaining unrecognized deferred tax asset of £5.9 million is included within other temporary differences in the table below. Accordingly, there is no net effect on the Company’s consolidated balance sheet at December 31, 2006.

The following is the analysis of the deferred tax asset for financial reporting purposes:

	Year ended December 31,
	2005	2006
	(in thousands)
Accelerated capital allowances	£9,420	£3,966
Other temporary differences	7,229	(824)
Tax losses available	78,878	92,605

Total deferred tax asset	95,527	95,747
Less: deferred tax asset not recognized	(81,686)	(90,485)

Net deferred tax asset	£13,841	£5,262

Due in less than one year	£5,693	£—
Due in greater than one year	8,148	5,262

Net deferred tax asset	£13,841	£5,262

At the balance sheet date, the Company has unused gross tax losses of £309 million (2005: £264 million) available for offset against future profits. A deferred tax asset has been recognized in respect of £5.3 million (2005: £13.8 million) of these losses and other temporary differences due to the Company considering that it is more likely than not that sufficient profits will be available against which to offset the deferred tax asset. The Company may carry forward its tax losses indefinitely.

The UK Government recently proposed a reduction in the UK corporation tax rate from 30% to 28% with effect from April 1, 2008. If such a reduction in tax rate is enacted then the effect will be to reduce the future value of the company’s recognised and unrecognised deferred tax assets. This proposal is in the early stages of the Parliamentary process and as such the above figures are prepared on the basis of the existing 30% tax rate.

10. Dividends

The Directors do not recommend the payment of a dividend (2005: £nil).

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

11. Intangible Assets

	Computer software	Customer contracts	Customer relationships	Internally developed software	Total
	(in thousands)
Cost
At January 1, 2005	£2,018	£—	£—	£—	£2,018
Reclassifications	(6)	—	—	—	(6)
Additions	500	—	—	—	500

At December 31, 2005	2,512	—	—	—	2,512
Additions	1,597	—			1,597
Acquisition of Fibernet	—	901	11,055	579	12,535
Disposals	(68)	—	—	—	(68)

At December 31, 2006	£4,041	£901	£11,055	£579	£16,576

Amortization
At January 1, 2005	£(384)	£—	£—	£—	£(384)
Charge for year	(832)	—	—	—	(832)

At December 31, 2005	(1,216)	—	—	—	(1,216)
Charge for year	(1,104)	(2)	(8)	(6)	(1,120)
Eliminated on disposal	1	—	—	—	1

At December 31, 2006	£(2,319)	£(2)	£(8)	£(6)	£(2,335)

Carrying amount
At December 31, 2005	£1,296	£—	£—	£—	£1,296

At December 31, 2006	£1,722	£899	£11,047	£573	£14,241

Included within intangible assets are assets under finance lease and construction in progress. As at December 31, 2005 and 2006, the carrying amount of assets held under finance lease was £0.8 million and £0.3 million respectively. The cost and net book value of software in the course of development (which is not amortized) at December 31, 2005 and 2006 was £nil and £22,000, respectively.

Included within the cost of computer software as of December 31, 2005 and 2006, is £nil and £269,000, respectively, of labor related to internally developed computer software. Amortization charged in the years ended December 31, 2005 and 2006 amounted to £nil and £2,000, respectively, giving a carrying amount of £nil and £267,000, respectively.

Customer contracts (4-year weighted average useful life), customer relationships (10-year weighted average useful life), and internally developed software (2-year weighted average useful life) represent intangible assets acquired in connection with the Fibernet acquisition (see note 4). The combined weighted average useful life for acquired intangible assets is 9 years.

The estimated amortization expense relating to acquired intangible assets for the years ending December 31, 2007, 2008, 2009, 2010, and 2011 is £1.8 million, £1.5 million, £1.4 million, £1.3 million, and £1.1 million, respectively.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

12. Property, plant and equipment

	Land and buildings	Leasehold improvments	Fixtures, fittings, tools and equipment	Network assets	Total
	(in thousands)
Cost
At January 1, 2005	£—	£2,162	£1,758	£148,905	£152,825
Reclassifications	—	(16)	16	6	6
Additions	—	318	3,390	8,757	12,465
Disposals	—	(78)	(22)	(825)	(925)

At December 31, 2005	—	2,386	5,142	156,843	164,371
Reclassifications	—	—	(984)	984	—
Additions	—	1,078	364	23,947	25,389
Change in dilapidations provision (see note 17)	—	—	—	(4,727)	(4,727)
Acquistion of Fibernet	496	2,200	1,026	51,238	54,960
Disposals	—	—	(5)	(317)	(322)

At December 31, 2006	£496	£5,664	£5,543	£227,968	£239,671

Accumulated depreciation
At January 1, 2005	£—	£(148)	£(190)	£(16,894)	£(17,232)
Charge for year	—	(182)	(592)	(17,560)	(18,334)
Eliminated on disposal	—	17	20	163	200

At December 31, 2005	—	(313)	(762)	(34,291)	(35,366)
Charge for year	—	(365)	(1,217)	(20,235)	(21,817)
Eliminated on disposal	—	—	5	63	68

At December 31, 2006	£—	£(678)	£(1,974)	£(54,463)	£(57,115)

Carrying amount
At December 31, 2005	£—	£2,073	£4,380	£122,552	£129,005

At December 31, 2006	£496	£4,986	£3,569	£173,505	£182,556

Included within network assets are assets under finance lease, and construction in progress. As at December 31, 2005 and 2006, the carrying amount of assets held under finance lease were £9.3 million and £11.6 million respectively. The cost of assets held to lease out under operating leases at December 31, 2005 and 2006 were £21.7 and £23.5 million, respectively. The net book values of these assets were £19.1 million and £18.2 million respectively. The cost and net book value of construction in progress (which is not depreciated) at December 31, 2005 and 2006 was £5.2 million and £6.6 million respectively.

13. Investment in associate

Associates
(in thousands)
Cost
At January 1, 2004 and December 31, 2005	£4
Share of retained results	159

At December 31, 2006	£163

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Details of significant investments (holdings greater than 20%), including the name, country of incorporation, proportion of ownership interest is given below:

Name of company	Country of incorporation	Proportion of voting rights and share held	Nature of business
Associated undertaking
Dublin London Network Limited	Republic of Ireland	45%, ordinary shares	Telecommunications services

14. Other financial assets

Trade and other receivables

Trade and other receivables consist of:

	Year ended December 31,
	2005	2006
	(in thousands)
Amounts due within one year
Trade receivables (billed)	£29,352	£36,612
Less: provision for doubtful debts	—	(1,446)

Trade receivables (net)	29,352	35,166
Amounts owed by Group Companies	4,526	5,888
Other receivables	6,079	281
Prepayments	14,606	11,955
Accrued income	5,391	5,892

Trade and other receivables due within one year	£59,954	£59,182

Amounts due after more than one year
Trade receivables (net)	£490	£—
Amounts owed by Group Companies	—	29,271
Prepayments	3,179	3,859

Trade and other receivables due after more than one year	£3,669	£33,130

Total amounts due	£63,623	£92,312

No interest is charged on trade receivables.

Included within other receivables as at December 31, 2005, is an overpayment of rates in previous years. Following an assessment of the rateable value of properties, notification was received of a rates rebate of £5.5 million, including interest of £0.6 million, which was received in February 2006.

Amounts owed by Group Companies, due after more than one year, includes the £25.7 million pound sterling equivalent of a $50.4 million, USD denominated, loan made to Global Crossing Europe Limited (“GCE”) in May 2006 (see note 27) and a £3.6 million loan due from Fibernet Holdings Limited as part of the Fibernet acquisition (see notes 4 and 27).

Cash and cash equivalents

Cash and cash equivalents comprises cash held by the Company. The carrying amount of these assets approximates their fair value.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Concentration of risk

A significant portion of the Company’s revenue comes from a limited number of customers. For the years ended December 31, 2004, 2005 and 2006, 58.5%, 64.1% and 64.9%, respectively, of revenue was derived from the top ten enterprise customers, respectively. These customers are made up of public and rail sector clients and commercial organizations. These represented £18.1 million (61.6%) and £13.7 million (38.9%) of debtors at December 31, 2005 and 2006 respectively.

During the year ended December 31, 2006, three customers were each responsible for revenue that exceeded 10% of total revenue, accounting for £35.3 million or 14.7%, £31.8 million or 13.2% and £25.5 million or 10.6% respectively. The trade debtor balances for these three customers comprised £10.4 million, or 29.5% of the consolidated trade debtors balance at December 31, 2006. During the year ended December 31, 2005, three customers were each responsible for revenue that exceeded 10% of total revenue, accounting for £33.2 million or 13.8%, £29.7 million or 12.4% and £25.2 million or 10.5% respectively. The trade debtor balances for these three customers comprised £10.1 million, or 34.3% of the consolidated trade debtors balance at December 31, 2005. During the year ended December 31, 2004, two customers were each responsible for revenue that exceeded 10% of total revenue, accounting for £31.3 million or 11.6% and £29.1 million or 10.8%, respectively.

The Company relies on a limited number of third parties for the timely supply of equipment and services relating to its network infrastructure. If these suppliers experience interruptions or other problems delivering these network components on a timely basis, operating results could suffer. In certain circumstances, the Company relies on a single supplier that has proprietary technology which has become core to the Company’s infrastructure and business. If it becomes necessary to seek alternative suppliers, the Company may be unable to obtain satisfactory replacement suppliers on economically attractive terms, on a timely basis or at all.

Credit risk

The Company’s principal financial assets are bank balances and cash, and trade and other receivables which represent the maximum exposure to credit risk in relation to financial assets.

15. Obligations under finance leases

	Minimum lease payments		Present value of minimum lease payments
	December 31,		December 31,
	2005	2006	2005	2006
	(in thousands)
Amounts payable under finance leases:
Within one year	£9,276	£11,948	£6,681	£9,214
In the second to fifth year inclusive	20,626	21,089	15,258	16,666
After five years	10,651	8,198	8,403	6,543

	40,553	41,235	30,342	32,423
Less: future finance charges	(10,211)	(8,812)	n/a	n/a

Present value of minimum lease payments	£30,342	£32,423	£30,342	£32,423

Less: Amount due for settlement within 12 months (shown within current liabilities)			(6,681)	(9,214)

Amount due for settlement after 12 months			£23,661	£23,209

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Obligations under finance leases and hire purchase contracts are secured against hybrid transmitter networks and bear finance charges at rates ranging from 8.4% to 11.9% per annum. Lease terms range between 1 and 25 years. Interest rates are fixed at inception of the lease. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.

All lease obligations are denominated in pounds sterling.

The fair value of the Company’s lease obligations approximates their carrying amount.

The Company’s obligations under finance leases are secured by the lessors’ charges over the leased assets.

16. Other financial liabilities

Trade and other payables

	Year ended December 31,
	2005	2006
	(in thousands)
Amounts due within one year
Trade payables	£40,378	£43,467
Amounts owed to Group Companies	6,704	6,680
Other creditors	4,579	3,307
Other taxes and social security	2,011	3,403
Accruals	14,814	21,123

Trade and other payables due within one year	£68,486	£77,980

Amounts due in more than one year
Other creditors	£—	£647

Total amounts due	£68,486	£78,627

The amounts owed to Group Companies are non interest bearing.

17. Provisions

	Dilapidations	Restructuring	Total
	(in thousands)
At January 1, 2005	£4,946	£11,411	£16,357
Charged to the income statement	196	578	774
Adjustments for unwind of discount	130	359	489
Utilized in year	—	(3,037)	(3,037)

At December 31, 2005	5,272	9,311	14,583
Charged to the income statement	159	1,945	2,104
Adjustments for unwind of discount	99	320	419
Change in estimated liability	(4,727)	—	(4,727)
Utilized in year	—	(3,870)	(3,870)

At December 31, 2006	£803	£7,706	£8,509

Due in less than one year	—	3,266	3,266
Due in more than one year	803	4,440	5,243

	£803	£7,706	£8,509

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Dilapidations

The dilapidations provision is the estimated costs required to return leased properties to their original state in accordance with the respective third party lease agreements based on the estimated present value of the obligation utilizing an appropriate discount rate. The Company has entered into various property leases that primarily expire between 1 and 112 years from the balance sheet date.

During the year ended December 31, 2006, the Company revised its estimated costs to return the leased properties to their original state. The change in estimated liability was £4.7 million and recorded as a reduction of the dilapidations provision and property, plant and equipment, net.

Restructuring

The restructuring provision comprises the following:

	Restructuring	Facility closings	Total restructuring
	(in thousands)
At January 1, 2005	£—	£11,411	£11,411
Charged to the income statement	—	578	578
Adjustments for unwind of discount	—	359	359
Utilized in year	—	(3,037)	(3,037)

At December 31, 2005	—	9,311	9,311
Charged to the income statement	1,558	387	1,945
Adjustments for unwind of discount	—	320	320
Utilized in year	(1,162)	(2,708)	(3,870)

At December 31, 2006	£396	£7,310	£7,706

In 2006, the Company adopted a restructuring plan as a result of the Fibernet acquisition which terminates redundant Fibernet employees and terminates or restructures certain Fibernet facility lease agreements. The Company recognized £1.6 million and £0.1 million restructuring charges within administrative expenses relating to Fibernet redundancies and facility closings, respectively. It is anticipated that payment in respect of employee separations and facilities consolidation will continue through 2007.

In 2002, as a result of the slowdown in the telecommunications industry, the Company’s Board of Directors approved restructuring plans which resulted in a significant consolidation of offices and other real estate facilities. As a result of these initiatives, the Company vacated approximately 129,000 and 11,000 square feet of space during the years ended December 31, 2002 and 2003 and recorded provisions for continuing building lease obligations and estimated broker commissions, offset by anticipated third party sublease payments. Also, during 2003 the Company reassessed the adequacy of the restructuring provision and determined the restructuring provision had to be increased due to the weak market for subletting space. However, in the fourth quarter of 2004, the market for subleasing space had improved leading to a reduction in the restructuring provision. During the years ended December 31, 2005 and 2006, the Company increased its restructuring provision for facility closings by £0.6 million and £0.4 million, respectively, due to changes in estimated sublease income and operating expenses related to restructured facilities. Payments due for facility closings are expected to be made over the life of the associated lease agreements, which terminate between the years 2009 and 2021.

This discounted facilities closures provision is composed of continuing building lease obligations and broker commissions for the restructured sites (an aggregate of £36.7 million as of December 31, 2006), offset by

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

the discounted anticipated receipts from existing and future third-party subleases. As of December 31, 2006, anticipated third-party sublease receipts were £29.4 million, representing £21.7 million from subleases already entered into and £7.7 million for subleases projected to be entered into in the future. The Company continues to review the anticipated costs and third-party sublease payments on a quarterly basis and records adjustments for changes in these estimates in the period such changes become known.

18. Derivatives and other financial instruments

Treasury policy and risk management

The Company’s treasury management is conducted primarily by GCL on behalf of Group Companies. GCL is responsible for raising finance for operations, together with associated liquidity management, and the management of foreign exchange and interest rate risk. Treasury operations are conducted within a framework of policies and guidelines authorized and reviewed by the GCL Audit Committee, which receives regular updates of treasury activity. Financial instruments are entered into for risk management purposes only. It is the GC Group’s policy that all hedging is to cover known risks and that no trading in financial instruments is undertaken.

Interest rate management

The Company has financial exposures to interest rates, arising primarily from finance leases and the Senior Secured Notes. These exposures are primarily managed by borrowing at fixed rates of interest. At December 31, 2005 and 2006, the Company’s borrowings, excluding finance leases, are at fixed rates of interest. During the year ended December 31, 2004, the Company entered into a cross currency interest rate swap (described below) which has swapped the 10.75% US dollar interest rate to a 11.65% pound sterling rate at an exchange rate of £1 to $1.945 for interest payments due between June 2005 and June 2010 on the US dollar-denominated Senior Secured Notes. The majority of the swap was set to generally match the non-call period of the Notes.

The Company’s finance leases incur interest based on the rates inherent in the finance lease agreement.

Foreign exchange management

The Company operates primarily in the UK, more than 95% of its revenue and 90% of its operating costs are denominated in pounds sterling. In addition, substantially all of the Company’s assets and liabilities, excluding obligations to other Group companies and third party financing, are denominated in pounds sterling. At December 31, 2005 and 2006, the split of aggregate borrowings, including finance leases, into their core currencies was US dollar 47% and 34% respectively and pounds sterling 53% and 66% respectively.

The Company assesses its currency exchange exposure and enters into financial instruments, as it believes necessary, to manage risk. At December 31, 2005 and 2006, the Company had US dollar denominated debt of $200 million (or £116.0 million) and $200 million (or £101.9 million), respectively, on which it must pay interest on a semi annual basis. In 2004, the Company entered a five year cross currency interest rate swap to minimize exposure of any US dollars to pounds sterling currency conversion for the interest payments due on the US dollar-denominated Senior Secured Notes. This cross currency interest rate swap converts the US dollars to pounds sterling at a rate of £1 to $1.945 and swaps the interest rate on the associated payments from 10.75% to 11.65%. The notional value of the cross currency swap is equal to the US Dollar principal.

On April 12, 2006, the Company entered into an intercompany credit agreement (the “credit agreement”). As at December 31, 2006, there were loans of US$50.4 million (equivalent to £25.7 million as at December 31, 2006) due from Group Companies (see note 27).

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The Company has not entered into any currency swap agreements for the balance of the principal amount of the US dollar denominated debt.

In the year ended December 31, 2005, the Company recognized a foreign currency loss of £13.3 million and, in the year ended December 31, 2006, a foreign currency gain of £12.6 million, on liabilities denominated in other currencies.

Interest rate risks

The interest rate profile of the Company’s long term debt, including finance leases is as follows:

	December 31, 2005
	Within 1 year	1-2 years	2-3 years	3-4 years	4-5 years	Greater than 5 years	Total	Weighted average interest rate
	(in thousands)
10.75% US dollar senior secured notes	£7,361	£—	£—	£—	£—	£102,697	£110,058	11.20%
11.75% Pounds sterling senior secured notes	6,636	—	—	—	—	92,400	99,036	11.75%
Obligation under hire purchase and finance lease contracts	6,681	4,968	4,450	3,340	2,500	8,403	30,342	9.24%

	£20,678	£4,968	£4,450	£3,340	£2,500	£203,500	£239,436

	December 31, 2006
	Within 1 year	1-2 years	2-3 years	3-4 years	4-5 years	Greater than 5 years	Total	Weighted average interest rate
	(in thousands)
10.75% US dollar senior secured notes	£—	£—	£—	£—	£—	£96,601	£96,601	11.10%
11.75% Pounds sterling senior secured notes	—	—	—	—	—	153,030	153,030	11.75%
Obligation under hire purchase and finance lease contracts	9,214	7,431	5,066	1,686	2,483	6,543	32,423	9.20%

	£9,214	£7,431	£5,066	£1,686	£2,483	£256,174	£282,054

Further details of the interest rates on long term borrowings are given in note 19.

The Company’s finance leases incur interest at an average floating rate of 9.2% which is inherent in the finance lease agreements (see note 15).

Currency risks

The Company’s currency exposures, after hedging, give rise to the net currency gains and losses recognized in the consolidated profit and loss accounts. Such exposures comprise the net monetary assets and liabilities of the Company that are not denominated in the functional currency of the entity involved and principally consist of the US dollar-denominated Senior Secured Notes. The following table presents the exposure of net foreign currency monetary assets / (liabilities).

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

	December 31, 2005			December 31, 2006
	US Dollars	Euros	Total	US Dollars	Euros	Total
	(in thousands)			(in thousands)
Functional currency of the company Pounds sterling	£(129,504)	£499	£(129,005)	£(76,737)	£(270)	£(77,007)

The Company uses a cross currency interest rate swap to manage its exposure to interest rate movements on its bank borrowings.

The fair value of the swap entered into is estimated to be a liability of £2.7 million at December 31, 2006 (2005: an asset of £1.7 million). These amounts are based on market values of equivalent instruments at the balance sheet date.

The cross currency interest rate swap is designated as an effective cash flow hedge. Therefore, a portion of the movement in the fair value of the swap has been deferred in equity.

	December 31, 2005		December 31, 2006
	Assets	Liabilities	Assets	Liabilities
	(in thousands)		(in thousands)
Cross currency interest rate swap	£1,660	£—	£—	£(2,683)

	£1,660	£—	£—	£(2,683)

Analyzed as:
Non current	£1,245	£—	£—	£(1,789)
Current	415	—	—	(894)

	£1,660	£—	£—	£(2,683)

Fair values

Set out below is a comparison by category of carrying amounts and fair values of all the Company’s financial instruments, that are carried in the financial statements.

	Carrying amount		Fair value
	2005	2006	2005	2006
	(in thousands)
Financial assets
Trade and other receivables due in greater than one year	£3,669	£33,130	£3,537	£33,130
Trade and other receivables due in less than one year	59,954	59,182	59,954	59,182
Cash and cash equivalents	44,847	40,309	44,847	40,309

Financial liabilities
Interest bearing loans and borrowings
—Senior Secured Notes	(209,094)	(249,631)	(205,441)	(279,890)
—Obligations under finance leases and hire purchase contracts (due in less than one year)	(6,681)	(9,214)	(6,681)	(9,214)

Obligations under finance leases and hire purchase contracts (due in greater than one year)	(23,661)	(23,209)	(23,661)	(23,209)

Cross currency interest rate swap	1,660	(2,683)	1,660	(2,683)
Trade and other payables due in greater than one year	—	(647)	—	(601)
Trade and other payables due in less than one year	(68,486)	(77,980)	(68,486)	(77,980)

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The fair values of trade and other receivables due in greater than one year and trade and other payables due in greater than one year have been obtained by discounting the asset at the risk adjusted discount rate.

Market values have been used to determine the fair value of the Senior Secured Notes.

The fair value of obligations under finance leases and hire purchase contracts has been obtained by discounting the expected future cash flows at the prevailing interest rates. This approach was also taken in determining the fair value of the cross currency interest rate swap.

Given the short term duration of trade and other receivables due in less than one year, cash and cash equivalents, and trade and other payables due in less than one year, the fair value approximates the carrying value in each instance.

19. Financial assets and liabilities

Financial assets and liabilities, as of the balance sheet dates, were made up as follows:

	Year ended December 31,
	2005	2006
	(in thousands)
Financial assets
Cross currency interest rate swap:
Due in less than one year	£415	£—
Due in greater than one year	1,245	—
Trade and other receivables:
Due in less than one year	59,954	59,182
Due in greater than one year	3,669	33,130
Cash and cash equivalents	44,847	40,309

	110,130	132,621

Financial liabilities
10.75% US Dollar senior secured notes, due 2014, net of unamortized discount of £1.2 million and deferred financing costs of £4.1 million (2005: £1.4 million and £4.6 million respectively)	£(102,697)	£(96,601)
11.75% Pound Sterling senior secured notes, due 2014, net of unamortized discount of £1.2 million, unamortized premium of £4.8 million and deferred financing costs of £7.6 million (2005: £1.3 million and £4.6 million respectively)	(92,400)	(153,030)

	(195,097)	(249,631)
Cross currency interest rate swap	—	(1,789)
Trade and other payables due in greater than one year	—	(647)

Due in greater than one year	£(195,097)	£(252,067)

10.75% US Dollar senior secured notes	(7,361)	—
11.75% Pound Sterling senior secured notes	(6,636)	—
Cross currency interest rate swap	—	(894)
Trade and other payables due in greater than one year	(68,486)	(77,980)

Due in less than one year	£(82,483)	£(78,874)

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Senior Secured Notes

On December 23, 2004, GC Finance issued $200.0 million in aggregate principal amount of 10.75% US dollar-denominated senior secured notes (“US dollar Senior Secured Notes”) and £105.0 million in aggregate principal amount of 11.75% pound sterling-denominated senior secured notes (collectively, “Initial Notes”). The Initial Notes were issued at a discount of approximately £3.0 million. The Initial Notes mature on the tenth anniversary of their issuance.

On December 28, 2006, GC Finance completed its offering of the Additional Notes. The £52.0 million aggregate principal amount of Additional Notes was priced at 109.25 percent of par value and the issue raised £56.8 million in gross proceeds. The Additional Notes were issued under the Indenture, dated as of December 23, 2004, pursuant to which GC Finance previously issued the Initial Notes. The proceeds from the Additional Notes were used to refinance the Fibernet acquisition (see note 4).

Interest is payable in cash semi-annually on June 15 and December 15. The discount, premium and fees associated with the issuance of the Notes are amortized over the term of the Notes using the effective interest method.

The Notes are senior obligations of GC Finance and rank equal in right of payment with all of its future debt. GCUK and Fibernet (“Guarantor”) have guaranteed the Notes as a senior obligation ranking in equal right of payment with all of their existing and future debt. The Notes are secured by certain assets of the Guarantors, including the capital stock of GC Finance.

GC Finance may redeem the Notes in whole or in part, at any time on or after December 15, 2009, at redemption prices decreasing from 105.375% (for the US dollar-denominated Notes) or 105.875% (for the pound sterling-denominated Notes) in 2009 to 100% of their principal amount in 2012 and thereafter. At any time before December 15, 2009, GC Finance may redeem either or both series of Notes, in whole or in part, by paying a “make-whole” premium, calculated in accordance with the Indenture. GC Finance may also redeem up to 35% of the principal amount of either series of Notes before December 15, 2007 using the proceeds of certain equity offerings. GC Finance may also redeem either or both series of Notes, in whole or in part, upon certain changes in tax laws and regulations.

The Notes were issued under an Indenture, which includes covenants and events of default that are customary for high-yield senior note issuances. The Indenture limits the Company and its restricted subsidiaries’ ability to, among other things: (i) incur or guarantee additional indebtedness, (ii) pay dividends or make other distributions to repurchase or redeem its stock, (iii) make investments of other restricted payments, (iv) create liens, (v) enter into certain transactions with affiliates, (vi) enter into agreements that restrict the ability of its material subsidiaries to pay dividends, and (vii) consolidate, merge or sell all or substantially all of its assets.

Within 120 days after the period beginning December 23, 2004 and ending December 31, 2005 and for each 12-month period thereafter, GCUK must offer to purchase a portion of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, with 50% of Designated Cash Flow (as defined in the Indenture) from that period (“Annual Repurchase Offer”). Designated Cash Flow means the Company’s consolidated net income plus non-cash charges minus capital expenditures, calculated in accordance with the terms of the Indenture. On April 18, 2006, the Company commenced its Annual Repurchase Offer for the period December 23, 2004 to December 31, 2005 and offered to repurchase approximately £14 million of the Notes. In respect of the 2006 Annual Repurchase Offer, we will not offer to purchase any of the Notes as a result of not meeting the stipulated cash flow requirement.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

A loan or dividend by the Company to GCL and its affiliates is a restricted payment under the Indenture. Under the Indenture such a payment (i) may be made only if the Company is not then in default under the Indenture and would be permitted at that time to incur additional indebtedness under the applicable debt incurrence test; (ii) may generally be made only within ten business days of consummation of each Annual Repurchase Offer; and (iii) would generally be limited to 50% of the Company’s Designated Cash Flow plus the portion, if any, of the applicable Annual Repurchase Offer that the holders of the Notes decline to accept. In addition so long as the Company is not then in default under the Indenture, it may make up to £10.0 million in the aggregate in restricted payments in excess of 50% of Designated Cash Flow for a given period; provided that any such excess payments shall reduce the amount of restricted payments permitted to be paid out of future Designated Excess Cash Flow. Under our parent’s convertible notes indenture, loans from the Company to GCL or GCL’s other subsidiaries must be subordinated to the payment of obligations under our parent’s convertible notes. The terms of any inter-company loan by the Company to GCL or GCL’s other subsidiaries are required by the Indenture to be at arm’s length and must be agreed to by the Company’s Board of Directors, including its independent members. In the exercise of their fiduciary duties, the Company’s directors will require the Company to maintain a minimum cash balance in an amount they deem prudent.

The Issuer may also redeem either or both series of Notes, in whole, but not in part, at a price equal to their principal amount plus accrued and unpaid interest and certain additional amounts, if any. If we undergo specific kinds of changes in control, we or the Issuer must offer to repurchase the Notes at a redemption price equal to 101% of the principal amount. The Notes may also be called at par by STT Communications Ltd (or one of its affiliates) for so long as it together with its affiliates holds not less than 50% of the then outstanding principal amount of our parent’s mandatory convertible notes at any time in the event of certain payment events of default or post acceleration and in the case of certain enforcement events.

Under the Indenture we are required to complete an exchange offer within 300 days following the issuance of the Additional Notes:

In the event that:

•

within 210 days after the issue date of the Additional Notes offered hereby, neither an exchange offer registration statement nor a shelf registration statement has been submitted to the Securities and Exchange Commission (“SEC”);

•	within 270 days after the issue date of the Additional Notes offered hereby, the exchange offer registration statement has not been declared effective;

•

within 300 days after the issue date of the Additional Notes offered hereby, neither the registered exchange offer has been consummated nor the shelf registration statement has been declared effective; or

•

after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Additional Notes or exchange notes in accordance with and during the periods specified in the registration rights agreement (each such event a “registration default”) additional interest will accrue on the Notes and the exchange notes (in addition to the stated interest on the Additional Notes and the exchange notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.50% per annum in the aggregate regardless of the number of registration defaults.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Management of the Company expects to complete the registration and exchange offer on or before the dates specified above. However, in the event of registration default, the maximum possible interest payable in the period from July 27, 2007 to December 15, 2014 (the maturity date of the Additional Notes), would be £5.4 million.

20. Equity share capital

	December 31,
	2005	2006
	(in thousands)
Authorized:
2,000,000 ordinary shares of £1 each	£2,000	£2,000

Called up,allotted and fully paid:
101,000 ordinary shares of £1 each	£101	£101

The Company has one class of ordinary shares which carry no right to fixed income.

21. Notes to the cash flow statement

Supplemental cash flow statement information

	At January 1, 2005	Cash flows	Other changes	At December 31, 2005
	(in thousands)
Cash and cash equivalents	£21,193	£23,654	£—	£44,847
Finance leases	(39,615)	6,130	3,143	(30,342)
Senior Secured Notes	(195,335)	—	(13,759)	(209,094)

	At January 1, 2006	Cash flows	Other changes	At December 31, 2006
	(in thousands)
Cash and cash equivalents	£44,847	£(4,538)	£—	£40,309
Loans to group companies, net	—	27,721	1,550	29,271
Finance leases	(30,342)	5,421	(7,502)	(32,423)
Senior Secured Notes	(209,094)	(55,394)	14,857	(249,631)

22. Operating lease commitments

The Company as lessor

At the balance sheet date, the Company had contracted with tenants for the following future minimum lease payments:

December 31, 2006
(in thousands)
Within 1 year	£3,199
In the second to fifth years inclusive	10,874
After 5 years	6,521

£20,594

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Included within property rental income earned during the year ended December 31, 2006 was £2.8 million (2005: £2.9 million) from Group Companies (see Note 27). All of the properties have committed tenants for the next one to fifteen years.

The Company as lessee

The Company has entered into commercial leases on certain property, motor vehicles and equipment. These leases have an average life of between 1 and 113 years, with renewal options contained within some contracts.

The Company incurs lease costs on a property in London, although GC Pan European Crossing Networks B.V (“GC PEC Networks”) and GC Pan European Crossing UK Ltd. (“GC PEC UK”) are contractually liable for these. The directors confirm that, as the buildings beneficiary, it is the Company’s intention to continue to meet all contractual costs on this property on behalf of GC PEC UK and GC PEC Networks and, accordingly, the commitment has been treated in these accounts as if it was the Company’s lease. Any lease income associated with this property is treated as income by GCUK.

The following table presents a schedule of future minimum commitments under non-cancellable operating leases as of December 31, 2006.

December 31, 2006
(in thousands)
Within 1 year	£18,131
Between 1 to 2 years	15,979
Between 2 to 3 years	11,772
Between 3 to 4 years	9,900
Between 4 and 5 years	8,126
Greater than 5 years	47,422

Total minimum lease payments	£111,330

23. Purchase commitments

The Company has purchase commitments with third party access vendors that require it to make payments to purchase network services and capacity through 2008. Some of these access commitments require the Company to maintain minimum monthly and/or annual billings, in certain cases based on usage. In addition, the Company has purchase commitments with third parties that require it to make payments for operations, administration and maintenance services for certain portions of its network through 2027. Further, the Company has purchase commitments with other vendors, including £13.0 million of committed, future capital expenditure which are expected to be fulfilled within one year.

	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years	Total
	(in thousands)
Cost of access service	£23,036	£26,443	£6,316	£1,743	£57,538
Third-party maintenance services	14,229	7,971	422	1,624	24,246
Other purchase commitments	18,507	—	—	—	18,507

Total	£55,772	£34,414	£6,738	£3,367	£100,291

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

24. Share based payments

The Company recognized total expenses of £1.1 million, £2.1 million and £0.2 million related to equity-settled share-based payment transactions in 2004, 2005 and 2006, respectively. Equity-settled share-based payment transactions relate to share-based awards granted under the Global Crossing Limited 2003 Stock Incentive Plan (the “Plan”) and reflect awards outstanding during such period, including awards granted both prior to and during such period. Under the Plan, GCL is authorized to issue up to 8,378,261 common shares of GCL, shared amongst any employee, director or consultant who is selected to participate in the plan. Certain employees of the Company are eligible to receive share-based payments under the Plan.

Equity-settled share option plan

Stock options issued under the Plan are exercisable over a ten year period, vest over a three year period and have an exercise price of between $10.16 and $15.39 per share.

Information regarding options granted in the current and previous years is summarized below.

	Year ended December 31,
	2005		2006
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding at beginning of period	54,000	$11.32	50,666	$11.40
Granted during the period	—	—	—	—
Exercised during the period	(3,334)	10.16	(19,999)	10.68
Cancelled during the period	—	—	(22,000)	11.27
Forfeited during the period	—	—	—	—

Outstanding at the end of the period	50,666	$11.40	8,667	$13.38

Exercisable at end of period	28,667		6,666

The options outstanding at December 31, 2006 had a weighted average remaining contractual life of 7.6 years.

There were no stock options granted in either 2005 or 2006, therefore there are no associated inputs in the Black-Scholes model.

Restricted stock units

During the year ended December 31, 2005, the Company awarded 17,500 restricted stock units to employees, officers and members of the Board of Directors under the 2003 Global Crossing Stock Incentive Plan. The restricted stock units vest and convert into common shares of GCL over a period between one and five years, with higher seniority employees having five year vesting periods. Granted but unvested units are forfeited upon termination of employment.

During the year ended December 31, 2006, the Company’s employees were awarded 12,100 restricted stock units under the Plan. The restricted stock units vest and convert into common shares of GCL on June 14, 2008, and are subject to continued employment through the vesting date and subject to earlier pro-rata payout in the event of death or long-term disability.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The following table summarizes restricted stock units granted, forfeited and cancelled for the years ended December 31, 2005 and 2006:

	Number of restricted stock units	Weighted average issue price
Balance at January 1, 2005	95,000	—
Granted	17,500	$16.02
Vested	(43,170)	—
Cancelled / forfeited	(4,900)	—

Balance at December 31, 2005	64,430	—
Granted	12,100	$17.23
Vested	(43,394)	—
Cancelled / forfeited	(13,336)	—

Balance at December 31, 2006	19,800	—

Performance share awards

During the year ended December 31, 2006, the Company’s employees were awarded 14,500 performance share opportunities under the Plan. The performance share opportunities vest and convert into common shares of GCL on December 31, 2008, and are subject to continued employment through the vesting date and subject to earlier pro-rata payout in the event of death or long-term disability. Each performance share grantee will earn (i) 50% of his or her target award for a given opportunity if the threshold financial performance goal for that opportunity is achieved, (ii) 100% of his or her target award for a given opportunity if the target financial performance goal for that opportunity is achieved and (iii) 150% of his or her target award for a given opportunity if the maximum financial performance goal for that opportunity is achieved or exceeded. No payout will be made for performance below threshold. The total performance share opportunity of each participant in this program comprises three separate award opportunities based on measures of combined 2006 and 2007 earnings, cash use, and gross margin attributable to GCL’s enterprise, carrier data, and indirect channel segment. As of December 31, 2006, there were 22,272 performance shares to be awarded, assuming the financial performance goals are met.

During the year ended December 31, 2005, the Company’s employees were awarded 20,700 performance share opportunities under the Plan. The total performance share opportunity of each participant in this program is comprised of three separate award opportunities based on measures of combined 2005 and 2006 earnings, cash use, and gross margin attributable to GCL’s enterprise, carrier data, and indirect channel segment. No shares were awarded under the plan as none of the financial performance goals were met.

Senior Leadership Performance Program

On November 19, 2004, the Board of Directors of GCL adopted the Senior Leadership Performance Program (the “Program”) at the recommendation of the Compensation Committee of the Board of Directors. The Program is a long-term incentive program intended to retain key executives and to motivate them to help the Company achieve its financial goals. The participants in the Program include all executive officers of the Company and a limited number of additional key executives (collectively, the ‘Participants’).

The Program creates for each participant an aggregate potential award under the Program (the “Maximum Award”), an amount equivalent to the Participants regular annual cash bonus target opportunity as of the date on

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

which the Program was approved. The awards were to be granted if the Company achieved specified performance goals relating to earnings (the “EBITDA goal”) and / or cash flow (the “cash flow goal”). Specifically, each participant was entitled to receive (i) a bonus in the amount equal to 50% of such participant’s maximum award if the EBITDA goal is achieved by December 31, 2006 and / or (ii) a bonus in an amount equal to 50% of such participant’s maximum award if the cash flow goal is achieved by December 31, 2006. No shares were awarded under this program as none of the financial target thresholds were met.

Annual Bonus Program

During the year ended December 31, 2006, the Board of Directors of GCL adopted the 2006 Annual Bonus Program (the “2006 Bonus Program”). The 2006 Bonus Program is an annual bonus applicable to substantially all employees of GCL, which is intended to retain such employees and to motivate them to help GCL achieve its financial goals. Each participant is provided a target award under the 2006 Bonus Program expressed as a percentage of base salary. Actual awards under the 2006 Bonus Program will be paid only if GCL achieves specified earnings and cash flow goals. Bonus payouts under the 2006 Bonus Program will be made half in cash and half in fully vested shares of common stock of GCL; provided that the Compensation Committee of the Board of Directors retains discretion to use cash rather than shares as the Company sees fit. To the extent that commons shares are used for the payment of bonus awards, such shares shall be valued based on the closing price of the NASDAQ National Market on the date the financial results are certified by the Compensation Committee. At December 31, 2006, the Company’s annual bonus program accrual was £nil, as none of the financial target thresholds were met.

Under the 2005 Annual Bonus Program, there were 141,559 RSUs granted, of which 140,375 vested and 1,184 were cancelled for payment of tax.

25. Retirement benefit schemes

The Company’s employees participate in two occupational pension schemes;

•	the Global Crossing Pension scheme (the “Global Scheme”); and

•	the Global Crossing Shared Cost Section of the Railways Pension Scheme (the “Railways Scheme”)

The assets of these schemes are held separately from the Company in independently administered trusts. Contributions to the schemes in respect of the Company’s defined benefit obligations are charged to the consolidated income statements so as to spread the cost of the pensions over employees’ working lives with the Company. Pension costs for the years ended December 31, 2005 and 2006 were £1.9 million and £2.2 million, respectively.

The Global Scheme

The Global Scheme is an occupational pension scheme with two sections. The defined contribution section is used to provide ongoing pension benefits for its employees. The defined benefit section provides for each employee who was a member of a Racal pension scheme at May 24, 2000, a benefit that represents the additional pension arising from pay increases over and above the statutory revaluation that is applied to benefits earned in the relevant Racal scheme prior to that date. No further defined benefit entitlements are being accrued.

The Company’s pension obligations are assessed by a qualified actuary on the basis of triennial valuations, with annual interim updates. The most recent formal valuation of the Global Scheme at March 31, 2004 was completed using the projected unit credit funding method. Calculations have been carried out by a qualified

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

actuary for the purposes of estimating the Company’s pension charge for the year and the Global Schemes liabilities as of December 31, 2006.

The employer made annual contributions to the defined benefit section of the Global Scheme of £0.3 million and £0.7 million for the years ended December 31, 2005 and 2006 respectively.

The Global scheme also provides defined contribution benefits and the cost of the years ended December 31, 2005 and 2006 were £1.3 million and £1.1 million, respectively.

The Railways Scheme

The Company’s pension obligations are assessed by a qualified actuary on the basis of triennial valuations, with annual interim updates. The last full valuation of the Railways Scheme was carried out at December 31, 2004 using the projected unit method. This has been updated to December 31, 2006.

The costs of the scheme are paid 60% by the Company and 40% by the employees. The sharing of the cost in this manner has been recognized when determining the net pension asset (that is, a surplus attributable to employees has been identified) and the employer’s current service cost, the expected return on plan assets and interest on pension liabilities (these items are derived by taking 60% of the full charge).

The employer made annual contributions to the defined benefit section of £0.1 million and £0.2 million for the years ended December 31, 2005 and 2006, respectively.

Recognition of gains and losses

The following disclosures are prepared on the basis that gains and losses are amortized over the expected future working life of employees.

The key assumptions used in assessing the Company’s pension plans are as follows:

	Railways Scheme		Global Scheme
	2005	2006	2005	2006
Rates and assumptions used to calculate
Defined Benefit Obligations (DBO)
Weighted average discount rate (year end)	4.75%	5.00%	4.75%	5.00%
Rate of salary increase (year end)	3.75%	3.75%	3.75%	3.75%
Mortality assumptions:
Current male/female pensioners at 65 (year end)	18/20 years	19/21 years	19/22 years	22/25 years
Future male/female pensioners at 65 (year end)	18/20 years	19/21 years	20/23 years	23/26 years *
Rates and assumptions used to calculate Net Benefit Cost (NBC)
Weighted average discount rate (start of year)	5.25%	4.75%	5.25%	4.75%
Rate of salary increase (start of year)	3.75%	3.75%	3.75%	3.75%
Expected return on plan assets (start of year)	7.50%	6.80%	6.00%	4.10%
Mortality assumptions:
Current male/female pensioners at 65 (start of year)	17/19 years	18/20 years	19/22 years	19/22 years
Future male/female pensioners at 65 (start of year)	17/20 years	18/20 years	20/23 years	20/23 years

*	For members aged 50 at the year end

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The expected long-term rate of return on plan assets reflects the average earnings expected on the funds invested or to be invested to provide for the benefits included in the projected benefit obligation.

The following tables summarizes the components of net benefit expense recognized in the consolidated income statement within administrative expenses and the funded status and amounts recognized in the consolidated balance sheets for the respective plans.

Net benefit (credit)/expense recognized in the consolidated income statement

	Railways Scheme		Global Scheme		Total
	2005	2006	2005	2006	2005	2006
	(in thousands)		(in thousands)		(in thousands)
Service cost	£275	£501	£374	£386	£649	£887
Interest cost on benefit obligation	820	1,033	347	360	1,167	1,393
Expected return on plan assets	(1,149)	(1,241)	(206)	(164)	(1,355)	(1,405)
Net amortisation and deferral	—	65	—	—	—	65

Net benefit (credit)/expense	£(54)	£358	£515	£582	£461	£940

Benefit asset/(liability)

	Railways Scheme		Global Scheme		Total
	2005	2006	2005	2006	2005	2006
	(in thousands)		(in thousands)		(in thousands)
Funded status	£(4,991)	£(5,114)	£(3,525)	£(4,734)	£(8,516)	£(9,848)
Funded status attributable to employees	1,996	2,046	—	—	1,996	2,046

Net funded status attributable to employer	(2,995)	(3,068)	(3,525)	(4,734)	(6,520)	(7,802)
Unrecognized net loss	4,101	3,990	603	1,926	4,704	5,916

Prepaid/(accrued) net benefit cost	£1,106	£922	£(2,922)	£(2,808)	£(1,816)	£(1,886)

Changes in the present value of the defined benefit obligation are as follows:

	Railways Scheme		Global Scheme		Total
	2005	2006	2005	2006	2005	2006
	(in thousands)		(in thousands)		(in thousands)
Benefit obligation at beginning of year	£25,822	£35,761	£6,311	£7,265	£32,133	£43,026
Service cost	275	501	374	386	649	887
Interest cost	820	1,033	347	360	1,167	1,393
Employee contributions	88	124	—	—	88	124
Actuarial loss	8,906	2,559	384	1,272	9,290	3,831
Benefits paid	(697)	(958)	(151)	(165)	(848)	(1,123)
Interest cost attributable to employees	547	689	—	—	547	689

Benefit obligation at end of year	£35,761	£39,709	£7,265	£9,118	£43,026	£48,827

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Changes in the fair value of plan assets are as follows:

	Railways Scheme		Global Scheme		Total
	2005	2006	2005	2006	2005	2006
	(in thousands)		(in thousands)		(in thousands)
Fair value of plan assets at start of year	£25,784	£30,770	£3,325	£3,740	£29,109	£34,510
Actual return on plan assets	5,485	4,485	207	113	5,692	4,598
Employer contributions	110	174	359	696	469	870
Employee contributions	88	124	—	—	88	124
Benefits paid	(697)	(958)	(151)	(165)	(848)	(1,123)

Fair value of plan assets at end of year	£30,770	£34,595	£3,740	£4,384	£34,510	£38,979

The Company expects to contribute £0.6 million to its defined benefit pension schemes in 2007.

The major categories of plan assets as a percentage of the fair value of the total plan assets are as follows:

	Railways Scheme		Global Scheme
	2005	2006	2005	2006
	(%)		(%)
Fixed interest bonds	16	15	25	100
Equities	70	67	63	—
Property	10	10	9	—
Other	4	8	3	—

	100	100	100	100

The overall expected rate of return on assets is determined based on market prices prevailing on that date, applicable to the period over which the obligation is to be settled.

The Railways Scheme represents approximately 89% of the total assets of the combined plans. The current planned asset allocation strategy was determined with regard to actuarial characteristics of each scheme. It is based on the assumption that equities will outperform bonds over the long term and is consistent with the overall objective of long-term capital growth. The expected long-term rate of return on plan assets was calculated by the plan actuary and is based on historic returns of each asset class held by the plan at the beginning of the year.

The following table summarizes expected benefit payments from the Company’s pension plans through 2016. Actual benefit payments may differ from expected benefit payments:

(in thousands)
2007	£1,194
2008	1,237
2009	1,280
2010	1,339
2011	1,389
2012-2016	7,706

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The amount included in the balance sheet arising from the Company’s obligations in respect of its defined benefit retirement benefit schemes is as follows:

		December 31,
		2005	2006
		(in thousands)
Fair value of scheme assets		£34,510	£38,979
Present value of defined benefit obligations		(43,026)	(48,827)

Deficit in scheme		(8,516)	(9,848)
Funded status attributable to employees		1,996	2,046

Net deficit attributable to employer		(6,520)	(7,802)
Unrecognized net losses		4,704	5,916

Net liability recognized in the balance sheet		£(1,816)	£(1,886)

This amount is presented in the balance sheet as follows:
Non—current assets		£1,106	£922
Non—current liabilities		(2,922)	(2,808)

		£(1,816)	£(1,886)

	2004	2005	2006
	(in thousands)
Present value of defined benefit obligations	£32,133	£43,026	£48,827

Fair value of plan assets	29,109	34,510	38,979

Deficit in the scheme	£(3,024)	£(8,516)	£(9,848)

Experience losses on scheme liabilities	£(850)	£(5,100)	£—

26. Ultimate parent and controlling party

At December 31, 2006, the Company’s directors regarded Temasek Holdings (Private) Limited (“Temasek”), a company incorporated in the Republic of Singapore, as the ultimate parent company and ultimate controlling party. The largest group, which includes the Company and for which financial results are prepared is that headed by Temasek, whose registered office is 60B Orchard Road, #06-18, Tower 2, Singapore 238891.

The Company’s immediate parent is GC Bidco, a company registered in England and Wales. The consolidated financial statements of GC Bidco include the results of the Company and are available to the public from Companies House.

27. Related party transactions

Transactions between GCUK and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Transactions with Group Companies

The following presents a summary of the total (income for)/cost of services included in cost of sales and administrative expenses in the consolidated income statements for the periods indicated.

	Year ended December 31,
	2005	2006
	(in thousands)
Recognition of deferred revenue	£(500)	£(525)
Corporate services	5,358	8,024
Shared resources	909	587
Voice termination services	(4,016)	(1,613)
Leased asset income	(2,890)	(2,776)
Other transactions	5	199

	£(1,134)	£3,896

The Company has a number of operating and financial relationships with GCL and other Group Companies. For example, the Company benefits from a broad range of corporate functions conducted by the GC Group, including senior management activities, human resources, corporate development and other functions and services. In addition, the Company has historically assisted the GC Group in terminating voice traffic within the UK while the GC Group assists the Company with terminating international voice traffic. In addition, the Company shares certain portions of its network with the GC Group, as well as certain personnel who may have functional responsibilities for both its business and GC Group’s European and global businesses. These functions and services are performed by various members of the GC Group and the costs are allocated using various methods.

The costs of these functions and services have historically been allocated on a basis that the GC Group believes is a reasonable reflection of the utilization of each service provided to, or the benefit received by, each of the Group Companies. The allocated costs, while reasonable, may not necessarily be indicative of the costs that would have been incurred by the Company if it had performed these functions or received these services as a stand-alone entity.

In connection with its recapitalization during 2004, the Company entered into a series of intercompany agreements with the GC Group that were effective as of October 1, 2004 to formally document the way in which these relationships are governed and formalize the method of payment for the services under these agreements. Fees for these services are generally estimated and paid quarterly, with an annual make-whole payment for any outstanding amounts. The intercompany agreements are substantially the same as those that have informally governed the relationship between the GC Group and the Company, with the exception of the payment terms. The Company’s Board of Directors approved the terms of each of the intercompany agreements. The intercompany agreements may be terminated (i) at the request of any party to such agreement with one year’s prior written notice or (ii) immediately in the event of a change of control under the Indenture or the maturity, redemption or defeasance of the Senior Secured Notes, in each case pursuant to the terms of the Indenture governing the Notes.

Recognition of deferred revenues

Under a signed Inland Service agreement dated April 8, 1998 the Company is obligated to provide UK backhaul telecommunication services to International Optics Network Limited (“ION”), a wholly owned

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

subsidiary of GCL. The Company received upfront payment for these services. All of the revenue associated with the agreement have been deferred and are recognized over the life of the contract.

Corporate services

Corporate services include costs associated with operating expenses and administrative costs. The total costs of these functions and services are allotted to the Group Companies based on a worldwide allocation. The worldwide allocation is based on a pro rata allocation of revenue, net tangible assets, headcount, or a combination thereof, which varies for the type of costs being allocated. The factor applied to each type of cost is based on the factor(s) most closely aligned with that cost.

Operating expenses include office and facilities costs, depreciation and amortization of certain shared assets, and network engineering all of which are charged based on a pro rata allocation of net tangible fixed assets. Administrative services include tax, finance and accounting, information systems, human resources, management, legal, administrative, risk management and charitable contributions. Costs for tax, finance and accounting, mergers and acquisition services, corporate development, product development, management, legal, administrative, and risk management services are charged based on the Company’s revenue relative to the other Group Companies. Information services and human resource costs are charged based on a pro rata allocation of headcount. Other administrative costs are allocated based on revenue or revenue and net tangible fixed assets. The total cost of the services included in administrative expenses in the consolidated income statement was £5.4 million and £8.0 million for the years ended December 31, 2005 and 2006, respectively. The total actual cost of services related to the year ended December 31, 2005 was £6.9 million; however, a £3.0 million credit was also recorded during the year due to a reassessment of the costs recharged by the GC Group during the year ended December 31, 2004.

Shared resources

The Company provides Group Companies, on a non-exclusive basis, the use of certain of its assets, and the Group Companies provide the Company the use of certain of its assets, on a non-exclusive basis. Such assets include staffing and administrative assets, fiber, leased circuits, network equipment, racking space, real estate and such other assets as reasonably deemed necessary for the relevant network’s efficient operation. The parties to these intercompany shared resources agreements are charged based on (i) the market price for fiber, leased circuits, racking space, and network equipment; (ii) a pro rata allocation for staffing and administrative assets based on either a reasonable estimate of resources committed or a reasonable estimate of time spent of such services, plus a reasonable markup in accordance with the Transfer Pricing Guidelines for Multinational Enterprises and Tax Administration of the Organization for Economic Co-operation and Development; and (iii) the share of lease or carry costs based on a percentage of square meter usage for real estate. Fees for these services are estimated and paid quarterly, with an annual make-whole payment for any outstanding amounts. The net cost of the use of these assets included in administrative expenses in the consolidated income statement was £0.9 million and £0.6 million, for the years ended December 31, 2005 and 2006, respectively. In addition, the Company makes payments, primarily payroll, on behalf of a Group Company, and is reimbursed for these payments. These transactions have no impact on the consolidated income statement.

Voice termination services

The Company carries international voice traffic and terminates calls on behalf of certain Group Companies. These Group Companies provide the Company with similar services. The costs of these services are incurred by the company that carries the traffic or terminates the call, while the corresponding customer contract, and

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

therefore revenue, is held by a different entity. The Company which incurs these costs charges a corresponding amount to the Group Company which holds the customer contract. The charges to GCE and GCT by the Company resulted in a reduction to the Company’s cost of sales of £4.0 million and £1.6 million during the years ended, December 31, 2005 and 2006, respectively.

In addition, during the years ended December 31, 2005 and 2006, the Company sold £nil and £nil, respectively, of capacity on its network to Group companies, which was recognized as revenue.

Operating lease income and non-monetary transactions

Effective December 31, 2004, the Company purchased £21.9 million of assets from GC Bidco, in exchange for 1,000 shares of the Company’s £1 par value ordinary shares. The assets were purchased at GC Bidco’s net book value and will be depreciated over the remaining useful lives. Such assets include fiber, network equipment, and certain computer software and hardware equipment. The Company leased the use of the purchased assets to other Group Companies in 2005 and this arrangement continued throughout 2006 (see note 5).

Other transactions

    Tax sharing

The Company and the UK Group share tax losses as allowed by UK tax law. Under the tax sharing, losses can be utilized by any entity within the UK Group in the period in which they are generated.

Prior to 2004, there was no formal arrangement in place that provided for compensation between the entities in relation to the losses obtained or forgiven. As a result, the entity which surrendered its tax loss was not compensated by the other UK Group company that benefited. During the year ended December 31, 2002, the Company surrendered tax benefits of £12.6 million to other UK Group Companies. During the year ended December 31, 2003, the Company received £0.3 million of tax benefits surrendered by other UK Group Companies. There was no accounting recognition of these transactions because the losses were not recorded due to uncertainty over the ability to utilize and because there was no compensation for losses surrendered.

The Company entered into a formal tax agreement with GCL, which was effective October 1, 2004, that established the basis of conduct for certain tax matters in the UK, including the surrender of tax losses and the reallocation of income or gains where permitted by UK tax law, between the Company and other Group Companies subject to tax in the UK. The claimant company will pay the surrendering company an amount equal to the amount surrendered multiplied by the average corporate tax rate for the period in which relief is deemed. There was no tax sharing during the years ended December 31, 2005. During the year ended December 31, 2006, £0.8 million of the groups tax losses available for surrender were utilized by GCUK.

    Other

During the years ended December 31, 2005 and 2006, the Company incurred, £2.2 million and £2.0 million, respectively, of lease costs for certain office space for which other members of the GC Group, specifically, GC PEC Networks and GC PEC UK are contractually liable (see note 22).

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The debtor and creditor balances as a result of the aforementioned transactions with Group Companies are as follows:

	Year ended December 31,
	2005	2006
	(in thousands)
Debtor balances due from:
Global Crossing Europe Ltd	£—	£1,408
GT UK Ltd	959	—
GC Pan European Crossing Ltd	1,894	616
GC Pan European Crossing SA	449	8
Geoconference UK Ltd	—	724
GC Network O2	259	—
Global Crossing Ireland Ltd	70	—
Global Crossing Services Europe Ltd	854	2,544
Other Group Companies	41	588

	£4,526	£5,888

Creditor balances due to:
Global Crossing Development Co	£2,063	£5,278
Geoconference UK Ltd	186	—
Global Crossing Holdings Ltd	1,160	—
Global Crossing Services Europe Ltd	148	—
Global Crossing Network Centre Limited	240	—
Global Crossing Europe Ltd	2,136	—
Global Crossing Ireland Ltd	547	18
Global Crossing Telecommunications Inc	—	694
Other Group Companies	224	690

	£6,704	£6,680

Loans from and to Group Companies

The Company has not historically made significant loans to Group Companies. Under the terms of the indenture governing the convertible notes of GCL, loans from the Company made to GCL or another Group Company must be subordinated to the payment of obligations under GCL’s convertible notes. The terms of any intercompany loan by the Company to GCL or another Group Company must be agreed by the Board of Directors of the Company.

There were no loans due to or from Group Companies at December 31, 2005. On April 12, 2006, the Company entered into an intercompany credit agreement (the “credit agreement”). As at December 31, 2006, there were loans of US$50.4 million (equivalent to £25.7 million as at December 31, 2006) due from Group Companies. The terms of the credit agreement include a parent guarantee from GCL. The loan balances currently outstanding relate to loans made using (i) 50% of the designated cash flow, as permitted and defined under the Indenture and (ii) GCUK’s Eligible Excess Cash, defined in the Indenture as excess cash remaining after the consummation of the Annual Repurchase Offer, and have an effective interest rate of 13.5%. These loans mature five business days prior to the principal outstanding on the Senior Secured Notes. GCUK also made loans to other Group Companies of US$30.4 million in April 2006 which were repaid in May 2006. In the year ended December 31, 2006, total finance revenue of £0.4 million (being interest income of £2.4 million, less a foreign

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

exchange loss of £2.0 million) has been recognized in finance revenue (see note 7) in respect of these loans. There were no loan balances due to Group Companies as at December 31, 2006.

Prior to the acquisition by GCUK, Fibernet Group transferred its German business operations to GCI, by way of a transfer of Fibernet Holdings Limited and its wholly owned subsidiary, Fibernet GmbH, to GCI, for consideration of £1 and the assumption, by GCI, of £3.6 million of debt outstanding to Fibernet (see notes 4 and 14).

Details of trading balances with Group Companies are shown above.

28. Contingent liabilities

UK Office of Fair Trading

In 2002, an investigation was commenced by the United Kingdom Office of Fair Trading (“OFT”) regarding an allegation that various subsea cable operator entities, including the Company, had engaged in an illegal agreement collectively to boycott a location within the UK as a location for the landing of subsea telecommunications cables. The Company responded to that investigation in 2002 denying the allegation.

In August 2003, the OFT extended its investigation in respect of allegations of price fixing and information sharing on the level of fees that the subsea entities would pay landowners for permission to land submarine telecommunication cables on their land in the UK. The Company responded to that investigation in October 2003, denying that it had engaged in any illegal activities. The Company cooperated fully with the investigation and has supplied additional factual materials including a number of formal witness statements. By a letter dated January 24, 2006, the OFT notified the Company that it had provisionally decided to close both investigations. In a letter dated June 23, 2006, the OFT formally notified the Company that it was terminating its investigation.

On July 20, 2006, two private companies served on the Company proceedings issued in the High Court of Justice against the Company and nine other defendants claiming violations identical to those investigated by the OFT. The Company does not believe the claims are meritorious and will be defending the claims vigorously. The same private companies subsequently initiated an appeal to the Competition Appeals Tribunal (“CAT”) in respect of the termination of the OFT investigation. On April 5, 2007, the CAT found in favour of the OFT and dismissed the appeal on the basis that the CAT had no jurisdiction under the Competition Act 1998 to hear the appeal.

Litigation

From time to time, the Company has been a party to various legal proceedings arising in the ordinary course of business. In the opinion of the Company’s directors there are currently no proceedings in respect of which there exists a reasonable possibility of adverse outcome that would have a material effect on the Company’s consolidated balance sheets, consolidated income statements or consolidated cash flow statements.

29. Events after the balance sheet date

Equity Grants

On March 13, 2007, the Board of Directors of GCL approved a grant of awards under a special retention program to substantially all non-sales employees of the GC Group. The program is intended to retain and motivate the GC Group employees. The award granted was 125,560 restricted stock units that vest over a period of twelve months from the date of grant.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

In connection with the GC Group’s annual long-term incentive program for 2007, on March 13, 2007, the Company also awarded 9,600 restricted stock units to employees which vest on March 13, 2010 and 11,100 performance share opportunities to employees which vest on December 31, 2009, in each case subject to continued employment through the vesting date and subject to earlier pro-rata payout in the event of death or long-term disability. Each performance share grantee can earn (i) 50% of his or her target award for a given opportunity if the threshold financial performance goal for that opportunity is achieved, (ii) 100% of his or her target award for a given opportunity if the target financial performance goal for that opportunity is achieved or (iii) 150% of his or her target award for a given opportunity if the maximum financial performance goal for that opportunity is achieved. No payout will be made for performance below threshold, and the payout for performance above maximum is capped at 150% of the target opportunity. Actual payouts will be calculated using interpolation between threshold and target or target and maximum, as applicable. The total performance share opportunity of each participant in this program comprises three separate award opportunities based on measures of combined 2007 and 2008 earnings, cash use, and adjusted gross margin attributable to the Company’s enterprise, carrier data and indirect channel segment.

Loans to group companies

On April 11, 2007 the GCUK board of directors approved an additional US$15 million loan to be made to GCE during the second quarter of 2007. The loan will be made in accordance with the Indenture and under the same terms and conditions as relate to existing loans provided to GCE (“Major shareholders and Related Party Transactions”).

30. Reconciliation to United States Generally Accepted Accounting Principles

The Company’s consolidated financial statements have been prepared in accordance with IFRS, as adopted by the EU, which differs in certain material respects from accounting principles generally accepted in the United States (“US GAAP”). Such differences involve methods for measuring the amounts in the consolidated financial statements, as well as additional disclosures required by US GAAP. In addition certain other differences arise due to the transition provision in accordance with IFRS. The principal differences between IFRS and US GAAP applicable to the Company and Group are quantified and described below:

Reconciliation of net income (IFRS-US GAAP)

		Year ended December 31,
		2005	2006
		(in thousands)
Profit reported under IFRS		£7,992	£13,451
Push down of fresh start accounting:
—Deferred income	A	(4,498)	(4,556)
Long term IRU agreements	B	(366)	(348)
Restructuring costs	C	1,802	(201)
Pensions	D	2	12
Dilapidation provisions	E	326	61
Share-based compensation	F	(264)	(136)
Income taxes	G	(7,240)	(2,436)
Purchase accounting—restructuring	H	—	1,706
Purchase accounting—goodwill	H	—	(1,748)

(Loss)/income reported under US GAAP		£(2,246)	£5,805

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

Reconciliation of equity (IFRS-US GAAP)

		Year ended December 31,
		2005	2006
		(in thousands)
Equity reported under IFRS		£(204,718)	£(195,574)
Push down of fresh start accounting:
Reset equity	A	88,076	88,076
Deferred income	A	(10,975)	(15,531)
Amortization of intangibles	A	(1,444)	(1,444)
Long term IRU agreements	B	(760)	(1,108)
Restructuring costs	C	4,126	3,925
Pensions	D	(22)	(5,926)
Dilapidation provisions	E	319	380
Share-based compensation	F	—	—
Income taxes	G	(8,905)	(8,627)
Purchase accounting—restructuring	H	—	1,706
Purchase accounting—goodwill	H	—	(1,748)

Equity reported under US GAAP		£(134,303)	£(135,871)

Reconciliation of changes in Equity in US GAAP

Total equity
(in thousands)
Balance at January 1, 2005	£(146,972)
Net loss for year ended December 31, 2005	(2,246)
Reduction in reorganization reserve—deferred tax benefit	8,256
Unrealized gain on derivative financial instrument	4,306
Share-based compensation	2,353

Balance at December 31, 2005	(134,303)
Net profit for year ended December 31, 2006	5,805
Reduction in reorganization reserve—deferred tax benefit	2,714
Movement in pension reserve on adoption of FAS 158	(5,916)
Unrealized loss on derivative financial instrument	(4,524)
Share-based compensation	353

Balance at December 31, 2006	£(135,871)

Statement of other comprehensive income in US GAAP

	Year ended December 31,
	2005	2006
	(in thousands)
(Loss)/profit reported under US GAAP	£(2,246)	£5,805
Other comprehensive income:
—Impact of adoption of FAS 158	—	(5,916)
—Unrealized gain/(loss) on derivative financial instrument	4,306	(4,524)

Comprehensive income/(loss) reported under US GAAP	£2,060	£(4,635)

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

A. Pushdown of GCL’s fresh start accounting

On December 9, 2003 (the “effective date”), GCL emerged from bankruptcy and implemented “fresh start” accounting and reporting in accordance with the American Institute of Certified Public Accountants Statement of Position No. 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code “ (“SOP 90-7”).

Fresh start accounting required GCL to allocate its reorganization value, which was determined pursuant to, among other things, the Plan of Reorganization and ST Telemedia’s equity investment for 61.5% ownership, to its respective assets and liabilities based upon their preliminary estimated fair values. An independent appraiser was engaged to assist in this allocation and in determining the fair market value of tangible and intangible assets.

Although the Company itself did not file for bankruptcy, it has recorded the push down of GCL’s fresh start accounting adjustments associated with the Company in accordance with the requirements of the SEC Staff Accounting Bulletin (“SAB”) 54 “Application of ‘Push Down’ Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchaser”. Under fresh start reporting, an entity is deemed to be created for financial reporting purposes. References to the “Company” in respect of time periods prior to the effective date are references to the “Predecessor” entity whereas such references in respect of time periods commencing with the effective date are references to the “Successor” entity.

The remaining impacts of push down accounting, following the transition from UK GAAP to IFRS as of January 1, 2004 are in respect of deferred income, depreciation and amortization, and equity.

The adjustment to reflect deferred income at fair value results in a difference between IFRS and US GAAP. Under US GAAP and IFRS, prior to fresh start, there was deferred income related to long term IRU agreements and other customer contracts. Under US GAAP deferred revenue balances associated with IRU contracts for which cash was received prior to fresh start were written down. Under IFRS, revenue is recognized on these contracts since the fresh start date.

The adjustment in respect of depreciation and amortization arises through the creation, under US GAAP, of internally generated intangible fixed assets at fresh start. These assets were written down to £nil in 2004.

The adjustment to equity represents the reorganization value at the fresh start date, after having recorded assets and liabilities at fair value and clearing retained earnings to £nil.

B. Long term IRU agreements

The Company enters into long term IRU agreements with certain of its customers. Under IFRS, these agreements are recognized as revenue when (a) the purchaser’s right of use is exclusive and irrevocable, (b) the asset is specific and separable, (c) the term of the contract is for the majority of the asset’s useful life, (d) the attributable cost of carrying value can be measured reliably, and (e) no significant risks are retained by the Company. For agreements that do not meet these criteria, the revenue is deferred over the life of the agreement.

Under US GAAP, agreements entered into after the issuance of the Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 43 in June 1999 are required to be accounted for as operating type leases, unless title is transferred to the lessee by the end of the lease term.

Based on the terms of these agreements, the Company has deferred income on all contracts entered into after June 1999 under both IFRS and US GAAP. Prior to June 1999, the revenue under US GAAP was recognized at

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

the time the agreement was entered into with the customer, whereas under IFRS the revenue was deferred. This adjustment represents the difference for contracts entered into prior to June 1999.

The adjustment to the consolidated income statement consists of the following:

	December 31,
	2005	2006
	(in thousands)
Reversal of deferred income	£(1,112)	£(1,094)
Reversal of depreciation of long term IRU assets	365	365
Reversal of wayleave costs	381	381

	£(366)	£(348)

The adjustment to Equity consists of the following cumulative differences:

	December 31,
	2005	2006
	(in thousands)
Reversal of deferred income	£(2,298)	£(3,392)
Long term IRU assets, net	753	1,118
Establishment of wayleave accrual	785	1,166

	£(760)	£(1,108)

C. Restructuring costs, excluding those related to purchase accounting (see H below)

The Company implemented certain initiatives to restructure its operations (see note 17). The costs associated with these initiatives consist of severance costs and contractual obligations for which the company will receive no future economic benefit.

Under IFRS, the Company recognizes a liability once there is a present obligation, as a result of past events, which is probable (defined as more likely than not) and can be reliably estimated. For severance costs, this is when the Company has raised an expectation in those affected that it will carry out the restructuring and has in place a detailed formal plan. For property lease costs, this is when the Company vacates the property and thus demonstrated a commitment to the plan from which it cannot reasonably withdraw. These amounts are discounted based on a risk free rate.

Under US GAAP, the Company adopted SFAS 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”) on January 1, 2003. Under provisions of SFAS 146 future services required to be rendered to receive the one-time benefit are considered in determining the timing of recognition of the provision. SFAS 146 also considers the distinction between early termination costs and continuing to be incurred without economic benefit in determining the recognition of costs associated with the termination of contracts. Application of SFAS 146 has resulted in differences in both the timing and amount of restructuring charges recognized under US GAAP as compared to IFRS.

D. Pension

Under IFRS, expected returns on plan assets are calculated using the actual cash flow returns as a basis, whereas under US GAAP expected returns on plan assets are calculated using estimated cash flows as a basis.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

On December 31, 2006, the Company adopted SFAS 158 “Employers Accounting for Defined Benefit Pension and Other Post Retirement Plans” (“SFAS 158”). Under US GAAP, the Company is required to recognize in its balance sheet the funded status of its defined benefit post retirement plans, measured as the difference between the fair value of the plan assets and the benefit obligations. SFAS 158 also requires an entity to recognize changes in the funded status within accumulated other comprehensive income, net of tax, to the extent such changes are not recognized in the income statement as a component of the net periodic pension cost.

Under IFRS, the Company has elected to adopt the corridor “approach” whereby actuarial gains and losses that exceed 10% of the greater of the present value of the Company’s defined benefit obligation and the fair value of the plan assets are amortized over the expected average remaining working lives of the participating employees.

The following table summarizes the effect of adopting SFAS 158.

December 31, 2006
(in thousands)
Net pension obligation recognised under IFRS	£(1,886)
Adoption of FAS 158—Recognition of actuarial losses	(5,916)

Net under funded position and pension obligation recognised under US GAAP	£(7,802)

The Company has used the same key assumptions under both US GAAP and IFRS in assessing its pension plans

The accumulated benefit obligation of GCUK sponsored pension plans as at December 31, 2005 and 2006 was £35.8 million and £39.8 million, respectively.

E. Dilapidation provision

Under IFRS, a dilapidation provision is recorded to reflect the estimated net present value of costs required to return leased properties to their original state in accordance with the respective lease agreements using an appropriate risk free discount rate, whereas under US GAAP, the provision is recorded at fair value using a credit-adjusted risk-free rate.

F. Share based compensation

IFRS requires companies to estimate the value of stock awards with graded vesting by treating each vesting tranche as a separate award with separate vesting periods. Stock compensation cost is recognized over the vesting period of each separate tranche. Under US GAAP, the value of stock awards with graded vesting may be treated as a single award. If the award is valued as a single award, the stock compensation cost is recognized on a straight line basis over the vesting period.

Effective January 1, 2006, The Company adopted SFAS No. 123R, “Share Based Payment”, (“SFAS 123R”) using the modified prospective method. SFAS 123R requires all share-based awards granted to awards granted to employees to be recognized as a compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. Prior to the adoption of SFAS 123R, stock based compensation was accounted for using SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”), which the Company adopted on December 9, 2003. The fair value method under

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

SFAS 123R is similar to the fair value method under SFAS 123 with respect to the measurement and recognition of stock-based compensation expense except that SFAS 123R requires an estimate of future forfeitures whereas SFAS 123 permitted recognizing the impact of forfeitures as they occur. As the Company estimated the impact of future forfeitures for the majority of its share-based payment plans upon adoption of SFAS 123, the impact on the Company’s consolidated income statement or balance sheet is not considered to be significant. SFAS 123R also requires the realization of tax benefits in excess of amounts recognized for financial reporting purposes to be recognized as a financing activity rather than an operating activity in the consolidated statement of cash flows. The impact on the Company’s consolidated cash flow statement is not considered to be significant.

G. Income taxes

The Company accounts for taxes in accordance with SFAS 109 “Accounting for Income Taxes” (“SFAS 109”) under US GAAP and in accordance with IAS 12 “Income Taxes” under International Accounting Standards. The impact of the differences between SFAS 109 and IAS 12 are described below.

Deferred tax assets and liabilities

Under US GAAP, deferred tax is computed on all temporary differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. Deferred taxes are measured at enacted rates.

Under IFRS, deferred tax is recognized for the estimated future tax effects of temporary differences and tax loss carry forwards. The rates used in calculating deferred tax are those rates that are enacted, or substantially enacted.

The Company provides for deferred taxation in respect of temporary differences, subject to certain exceptions, between the recognition of assets and liabilities in the financial statements and for tax purposes. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary difference and unused tax losses can be utilized.

The majority of the explanation for the differences between tax calculated under US GAAP and IFRS relates to temporary differences arising from fresh start accounting required under US GAAP, together with other US GAAP specific accounting adjustments.

At December 31, 2005 and 2006, the Company has approximately £73.3 million and £72.9 million, respectively, of net deferred tax assets and liabilities under US GAAP prior to the valuation allowance. Included in these amounts are deferred tax assets on gross tax losses of £258.0 million and £309.0 million, respectively, which have an indefinite useful carry forward life. As a result of the existence of sufficient positive evidence as to the future realization of these assets, £12.7 million of these US GAAP assets were recognized, without a valuation allowance, as at December 31, 2005 with £4.5 million as at December 31, 2006.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

The net deferred tax assets and liabilities are as follows:

	December 31,
	2005	2006
	(in thousands)
Excess capital allowances	£9,420	£3,966
Other short term temporary differences	7,229	(824)
Tax losses carried forward	78,878	92,605
Deferred taxes on US GAAP adjustments:
—Long term IRU agreements	228	332
—Pension	7	3
—Restructuring costs	(2,100)	(1,178)
—Push down of fresh start accounting	(20,286)	(21,330)
—Dilapidations	(56)	(114)
—Purchase accounting—restructuring	—	(512)

	73,320	72,948
Valuation allowance	(60,648)	(68,487)

Net deferred tax asset	£12,672	£4,461

The IFRS tax benefit is as follows:

	Year ended December 31,
	2005	2006
	(in thousands)
UK Corporation tax on income / loss	£1,302	£601
Expenses not deductible for tax purposes	418	198
Change in valuation allowance	(4,197)	8,578

	£(2,477)	£9,377

Push down of GCL’s Fresh Start Accounting

Under US GAAP, in valuing the assets and liabilities of the Company as part of the fresh start accounting, the Company considered the fair values of the deferred tax assets and liabilities. Due to the Company’s history of losses and uncertainty of future taxable profits, the only deferred tax asset recognized in the opening balance sheet of the Successor entity was an amount equal to the tax losses carry forward of £1.1 million that was anticipated to be utilized against profits arising after the effective date through the end of the year. A full valuation allowance was recorded against the Company’s remaining net deferred tax assets.

Subsequent reductions in the amount of valuation allowance related to deferred tax assets existing as at the effective date will be recorded as a reduction in “reorganization value in excess of amounts allocable to identifiable assets and other intangibles” until exhausted. The remaining tax benefits are reported as a reduction to the reorganization reserve in equity shareholders’ deficit. During the year ended December 31, 2004, the Company utilized net operating losses in existence at the effective date of £17.1 million and reduced the valuation allowance on the remaining assets by £9.1 million. Under the push down of GCL’s fresh start accounting, £7.7 million tax benefit related to deferred tax assets existing at the effective date was credited against intangible assets, which reduced the intangible assets value to zero. The remaining £18.5 million was recorded as a reduction to the reorganization reserve in equity shareholders’ deficit.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

H. Purchase accounting—Fibernet

Under IFRS an acquirer, when allocating the cost of a business combination, shall not recognize liabilities for future losses or other costs expected to be incurred as a result of the business combination. Under US GAAP, restructuring programs related to purchase business combinations are recorded in accordance with Emerging Issues Task Force No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” which requires costs associated with exit or disposal activities of the acquired company to be recognized as an acquired liability included in the allocation of the acquisition cost

In addition, under IFRS negative goodwill is recognized as income within operating profit, whereas under US GAAP negative goodwill is recorded as a reduction to certain long life assets and if there is any excess remaining after reducing the assets, that excess shall be recognized as an extraordinary gain.

Classification difference between IFRS and US GAAP

Consolidated income statement

There are classification differences between the Company reporting under IFRS and under US GAAP. Under IFRS, the Company has chosen to prepare its consolidated income statement based on the nature of the expense. Under US GAAP, the Company reports its consolidated income statement based on functional grouping of costs. These differences primarily relate to the following.

Cost of sales: Under IFRS, the Company presents cost of sales and gross profit. Under US GAAP, cost of access, real estate, network and operations, cost of equipment sales and third party maintenance costs are shown as cost of revenue. Cost of revenue and selling, general and administrative and depreciation and amortization expenses are components of operating expenses. The Company does not present a gross profit under US GAAP.

Foreign currency gains/(losses): Under IFRS, the Company includes foreign currency gains and losses within both administrative expenses and finance costs, whereas under US GAAP these amounts are included in other income or loss.

Consolidated balance sheets

Under IFRS, the Company presents deferred financing charges related to the Senior Secured Notes as a reduction to the debt liability. Under US GAAP these amounts are recorded as an asset.

Recently announced US GAAP pronouncements

The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109 (“FIN 48”) in July 2006. This interpretation states that an “enterprise shall initially recognize the financial statement effects of a tax position where it is more likely than not, based on the technical merits, that the position will be sustained upon examination.” “More likely than not” is defined as a likelihood of greater than 50% based on the facts, circumstances, and information available at the reporting date. FIN 48 is effective for fiscal periods beginning after December 15, 2006. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of accumulated deficit. The Company is currently evaluating the impact of adopting FIN 48 on the Company’s financial statements.

The FASB issued Statement of Financial Accounting Standards (“SFAS”) No.157, “Fair Value Measurements” (“FAS 157”), in September 2006. FAS 157 clarifies that the fair value is the amount that would

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements

be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants. This statement also requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique and/or the risks inherent in the inputs to the model if market participants would also include such an adjustment. The provisions of FAS 157 are effective for fiscal periods beginning after November 15, 2007 and are to be applied prospectively. The Company is currently evaluating the impact of adopting FAS 157.

The FASB issued SFAS No.159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”), in February 2007. FAS 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non financial instruments that are similar to financial instruments) at fair value (the “fair value option”). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, FAS 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings (or another performance indicator for entities such as not-for-profit organizations that do not report earnings). The provisions of FAS 159 are effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Earlier adoption of FAS 159 is permitted as of the beginning of an entity’s fiscal year that begins on or before November 15, 2007, provided the choice to early adopt is made within 120 days of the beginning of the fiscal year of adoption and the entity has not yet issued financial statements for any interim period of that fiscal year. In addition, in order to early adopt FAS 159, an entity must also adopt all of the requirements of FAS 157, Fair Value Measurements as of the adoption date (or earlier). The Company is currently evaluating the impact of adopting FAS 159.

Annex B

GLOBAL CROSSING (UK)

TELECOMMUNICATIONS LIMITED

QUARTERLY REPORT FOR THE

THREE MONTHS

ENDED MARCH 31, 2007

Global Crossing (UK) Telecommunications Limited

Consolidated Income Statements (unaudited)

(in thousands)

		Three Months Ended March 31,
	Note	2006	2007
Revenue	3	£58,604	£75,090
Cost of sales		(34,695)	(46,307)

Gross profit		23,909	28,783

Distribution costs		(2,772)	(3,721)
Administrative expenses		(13,217)	(16,853)

		(15,989)	(20,574)

Operating profit		7,920	8,209
Finance revenue		446	1,279
Finance charges		(5,829)	(8,708)

Profit before tax		2,537	780
Tax benefit/(charge)	5	2,100	(260)

Profit for the period		£4,637	£520

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Consolidated Statements of Changes in Equity (unaudited)

(in thousands)

	Share Capital	Capital Reserve	Hedging Reserve	Accumulated Deficit	Total
At December 31, 2005	£101	£25,151	£1,908	£(231,878)	£(204,718)
Loss on cash flow hedge taken to equity	—	—	(609)	—	(609)
Transfers to condensed consolidated income statement on cash flow hedge	—	—	(78)	—	(78)
Profit for the period	—	—	—	4,637	4,637
Share-based payment	—	471	—	—	471

At March 31, 2006	£101	£25,622	£1,221	£(227,241)	£(200,297)

At December 31, 2006	£101	£25,368	£(2,616)	£(218,427)	£(195,574)
Gain on cash flow hedge taken to equity	—	—	59	—	59
Transfers to condensed consolidated income statement on cash flow hedge	—	—	214	—	214
Profit for the period	—	—	—	520	520
Share-based payment	—	715	—	—	715

At March 31, 2007	£101	£26,083	£(2,343)	£(217,907)	£(194,066)

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Consolidated Balance Sheets

(in thousands)

	December 31, 2006	March 31, 2007
		(unaudited)
Non current assets
Intangible assets, net	£14,241	£14,461
Property, plant and equipment, net	182,556	183,581
Investment in associate	163	163
Retirement benefit asset	922	922
Trade and other receivables (including amounts receivable from related parties of £29,271 and £29,269, respectively)	33,130	33,044
Deferred tax asset	5,262	5,262

	236,274	237,433

Current assets
Inventory	1,112	563
Trade and other receivables (including amounts receivable from related parties of £5,888 and £10,396, respectively)	59,182	60,992
Cash and cash equivalents	40,309	37,961

	100,603	99,516

Total assets	£336,877	£336,949

Current liabilities
Trade and other payables (including amounts payable to related parties of £6,680 and £9,323, respectively)	£(77,581)	£(76,518)
Deferred revenue	(48,005)	(47,501)
Provisions	(3,266)	(2,234)
Obligations under finance leases	(9,214)	(10,501)
Other debt obligations	(167)	(417)
Derivative financial instrument	(894)	(954)

	(139,127)	(138,125)

Non current liabilities
Trade and other payables	(647)	(740)
Senior secured notes	(249,631)	(249,916)
Deferred revenue	(109,765)	(110,430)
Retirement benefit obligation	(2,808)	(2,808)
Provisions	(5,243)	(4,482)
Obligations under finance leases	(23,209)	(22,065)
Other debt obligations	(232)	(779)
Derivative financial instrument	(1,789)	(1,670)

	(393,324)	(392,890)

Total liabilities	(532,451)	(531,015)

Net liabilities	£(195,574)	£(194,066)

Capital and reserves
Equity share capital (101,000 shares outstanding at £1 each)	£101	£101
Capital reserve	25,368	26,083
Hedging reserve	(2,616)	(2,343)
Accumulated deficit	(218,427)	(217,907)

Total equity	£(195,574)	£(194,066)

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Consolidated Cash Flow Statements (unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2007
Operating activities:
Profit for the period	£4,637	£520
Adjustments for:
Finance costs, net	5,383	7,429
Income tax	(2,100)	260
Depreciation of property, plant and equipment	5,288	8,299
Amortization of intangible assets	186	856
Share based payment expense	471	715
(Gain)/loss on disposal of property, plant and equipment	(46)	266
Equity income from associate	(128)	—
Change in provisions	(686)	(1,859)
Change in operating working capital	(2,734)	(10,169)
Change in other assets and liabilities	(1,681)	960

Cash generated from operations	8,590	7,277
Interest paid	(440)	(996)

Net cash provided by operating activities	£8,150	£6,281

Investing activities:
Interest received	£1,049	£1,168
Purchase of property, plant and equipment	(4,570)	(8,439)
Proceeds from disposal of property, plant and equipment	8	—

Net cash used in investing activities	£(3,513)	£(7,271)

Financing activities:
Repayment of capital elements under finance leases	£(1,112)	£(2,132)
Proceeds from debt obligations, net	399	774

Net cash used in financing activities	£(713)	£(1,358)

Net increase/(decrease) in cash and cash equivalents	£3,924	£(2,348)
Cash and cash equivalents at the beginning of period	44,847	40,309

Cash and cash equivalents at the end of period	£48,771	£37,961

Non cash financing activities:
Capital lease and debt obligations incurred	£275	£3,984

The accompanying notes are an integral part of these consolidated financial statements.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)

1. Description of Business

Global Crossing (UK) Telecommunications Limited (“GCUK” or the “Company”), a company registered in England and Wales, is one of the leading providers in the United Kingdom (“UK”) of managed network communications services. The Company provides a wide range of telecommunications services, including data, Internet Protocol (“IP”) and voice services to government and other public sector organizations, major corporations and other communications companies. The Company markets these services through two channels, enterprise services and carrier services.

The Company is an indirect, wholly owned subsidiary of, and part of a group of companies (the “Group Companies” or the “GC Group”) owned by Global Crossing Limited (“GCL”), a company organized under the laws of Bermuda. GCUK’s immediate parent company is Global Crossing (Bidco) Limited, a company incorporated under the laws of England and Wales, which is an indirect, wholly owned subsidiary of GCL.

2. Accounting Policies

Basis of preparation

The accompanying unaudited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, and on the basis of the accounting policies as set forth in the audited consolidated financial statements for the year ended Decmber 31, 2006 included elsewhere in this prospectus. These financial statements are as of and for the three month period ended March 31, 2007 and have been prepared in accordance with International Accounting Standard 34 “Interim Financial Reporting” (“IAS 34”) and, therefore, as permitted by IAS 34, certain information and footnote disclosures normally included in financial statements prepared in accordance with IFRS have been condensed or omitted. Accordingly, these consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006 and related notes thereto included elsewhere in this prospectus. These consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to fairly present the financial results for these interim periods. The results of operations for any interim period are not necessarily indicative of results to be expected for the full year.

Reclassifications

Certain amounts in the consolidated balance sheet as of December 31, 2006 have been reclassified to conform to the current period presentation.

Use of estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The estimates are based on historical factors, current circumstances and the experience and judgment of the Company’s management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the evaluation.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

Recently issued accounting pronouncement

During the three months ended March 31, 2007, the International Accounting Standards Board issued the following standard with an effective date after the date of these financial statements:

International Accounting Standards (IAS)		Effective date
IAS 23	Borrowing costs	January 1, 2009

Issued in March 2007, this amendment to IAS 23 requires capitalization of borrowing costs if they are directly attributable to the acquisition, construction or production of a qualifying asset. The option to immediately recognize such costs, as a charge to the income statement, is to be discontinued. Adoption of IAS 23 is not expected to materially affect the results of the Company or its operations.

3. Revenue

Substantially all revenue arises from sales to customers in the UK. Revenues for the three months ended March 31, 2006 and 2007 consist of the following:

	Three Months Ended March 31,
	2006	2007
	(in thousands)
Provision of telecommunication services	£57,340	£73,899
Long term indefeasible rights to use (“IRU”) agreements	1,264	1,191

Revenue from customers	58,604	75,090
Finance revenue	446	1,279

Total revenue	£59,050	£76,369

The Company operates as one reportable business segment with revenue derived from two types of third party customers—enterprise and carrier customers located primarily within the UK—and other companies in the GC Group. Enterprise customers include public sector clients, participants in the rail industry and other commercial organizations. Carrier customers are mobile and fixed line operators with capacity requirements in the UK. The Company services these customers with assets and personnel located predominantly in the UK.

The following represents a summary of revenue by type of customer:

	Three Months Ended March 31,
	2006	2007
	(in thousands)
Enterprise	£53,752	£63,501
Carrier data	4,112	10,096

	57,864	73,597
Carrier voice	615	1,368

Revenue from third party customers	58,479	74,965
Revenue from other Group Companies	125	125

Revenue from customers	£58,604	£75,090

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

In the consolidated financial statements and related notes included within the Company’s quarterly report for the three months ended March 31, 2006 on Form 6-K, revenue from other companies in the GC Group was included within carrier data revenue, and not separately identified.

4. Business combinations

On December 28, 2006, the Company took control of Fibernet Group Limited and its wholly owned subsidiaries (“Fibernet”) from another company in the GC Group. Fibernet is a provider of specialist telecommunications services to large enterprises and other telecommunications and internet service companies located in the UK.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Fibernet and the issuance of the 11.75% pounds sterling-denominated senior secured notes, issued on December 28, 2006, had occurred at January 1, 2006:

Three Months Ended March 31,
2006
(in thousands)
Revenue	£68,575
Profit for the period	£2,195

5. Taxation

	Three Months Ended March 31,
	2006	2007
	(in thousands)
Current income tax:
Current income tax charge	£—	£(260)
Deferred income tax:
Relating to origination and reversal of temporary differences	2,100	—

Income tax benefit/(charge)	£2,100	£(260)

The current tax charge of £0.3 million relates to an amount payable to other group companies for the surrender of tax relief to offset against the Company’s taxable income in the period (see Note 7).

The UK Government recently proposed a reduction in the UK corporation tax rate from 30% to 28% with effect from April 1, 2008. If such a reduction in tax rate is enacted then the effect will be to reduce the future value of the Company’s recognized and unrecognized deferred tax assets. This proposal is in the early stages of the Parliamentary process and as such the above figures are prepared on the basis of the existing 30% tax rate.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

6. Restructuring

The table below details the movements in the restructuring reserve for the three months ended March 31, 2007.

	Employee separations	Facility closings	Total
		(in thousands)
Balance at December 31, 2006	£396	£7,310	£7,706
Amounts released to the condensed consolidated income statement	—	(753)	(753)
Adjustment from unwinding of discount	—	66	66
Utilized in the period	(309)	(796)	(1,105)

Balance at March 31, 2007	£87	£5,827	£5,914

Restructuring

Restructuring charges are included in administrative expenses in the consolidated income statement.

The discounted facilities closings provision is composed of continuing building lease obligations and broker commissions for the restructured sites (an aggregate of £32.7 million as of March 31, 2007), offset by the discounted anticipated receipts from existing and future third-party subleases. As of March 31, 2007, anticipated third-party sublease receipts were £26.9 million, representing £21.2 million from subleases already entered into and £5.7 million for subleases projected to be entered into in the future. The Company continues to review the anticipated costs and third-party sublease payments on a quarterly basis and records adjustments for changes in these estimates in the period such changes become known.

Following the adoption of the 2006 Restructuring Plan (see below), provision was made for the termination of Fibernet employees whose positions had become redundant. As at March 31, 2007, £0.1 million of this provision remained unpaid. It is anticipated that payments will continue throughout 2007.

On April 12, 2007 the Company approved plans to restructure a further Fibernet facility lease agreement. No provision has been recorded in relation to the restructuring of this facility lease agreement in the three months ended March 31, 2007, as no constructive or legal obligation to vacate the property (“Fibernet Facility”) existed at the balance sheet date. Provision will be made following approval of the plans to vacate the building and the communication of the plans to affected employees.

2006 Restructuring Plan

In 2006, the Company adopted a restructuring plan following the Fibernet acquisition. This plan provides for the termination of a number of redundant employee positions and the termination or restructuring of certain Fibernet facility lease agreements. It is anticipated that payments pursuant to the 2006 Restructuring Plan will continue throughout 2007.

2003 and Prior Restructuring Plans

As a result of the slowdown in the telecommunications industry, the Board of Directors of GCL approved a restructuring plan in 2001 which resulted in the elimination of positions across the Company’s business functions and job classes and the consolidation of offices and other real estate facilities. The remaining facilities closing payments are expected to be made over the life of the associated lease agreements which terminate between the years 2010 and 2021. In the first quarter of 2007 the Company recorded a £1.0 million restructuring credit

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

resulting from the Company’s decision to reoccupy a building previously restructured under the 2003 and Prior Restructuring Plans. This building will be reoccupied as a result of the Company’s decision to restructure the Fibernet Facility described above.

7. Related parties

Transactions with Group Companies

On April 12, 2006, the Company entered into an intercompany credit agreement (the “credit agreement”) with Global Crossing Europe Limited (“GCE”). As of December 31, 2006 and March 31, 2007, there were loans of US$50.4 million (equivalent £25.7 million as at December 31, 2006 and March 31, 2007) due from GCE under the credit agreement. The terms of the credit agreement include a parent guarantee from GCL. The loan balances currently outstanding relate to loans made using (i) 50% of GCUK’s Designated Cash Flow, as permitted by and defined in the indenture dated December 23, 2004, between Global Crossing (UK) Finance Plc (a wholly owned subsidiary of the Company) (the “Issuer”), the Company and others and the Bank of New York as Trustee (the “Indenture”), as the Company’s consolidated net income plus non-cash charges minus capital expenditures; and (ii) GCUK’s Eligible Excess Cash, defined in the Indenture as excess cash remaining after the consummation of the Annual Repurchase Offer, as defined under the Indenture, and have an effective interest rate of 13.5%, payable quarterly in arrears. These loans mature five business days prior to the principal outstanding on the Senior Secured Notes. In the three months ended March 31, 2006 and 2007, total finance revenue of £nil and £0.8 million, respectively, has been recognized in the consolidated income statements in respect of these loans.

As of December 31, 2006 and March 31, 2007, there were loans of £3.6 million due from Fibernet Holdings Limited, a GC Group company. For a full description of this loan arrangement see “Certain Relationships and Related-Party Transactions”. The loan has an effective interest rate of 9.75%. In the three months ended March 31, 2006 and 2007, total finance revenue of £nil and £0.1 million, respectively, has been recognized in the consolidated income statements in respect of this loan.

There were no loan balances due to other companies in the GC Group as at December 31, 2006 or March 31, 2007.

On April 11, 2007, the Board of Directors approved a US$15.0 million commitment to GCE in accordance with the Indenture and under the same terms and conditions set forth in the credit agreement. On May 2, 2007 the Company made a loan to GCE, pursuant to this commitment, in the amount of US$5.0 million.

The Company entered into a formal tax agreement with GCL, which was effective October 1, 2004, that established the basis of conduct for certain tax matters in the UK, including the surrender of tax losses and the reallocation of income or gains where permitted by UK tax law, between the Company and other companies in the GC Group subject to tax in the UK. The claimant company will pay the surrendering company an amount equal to the amount surrendered multiplied by the average corporate tax rate for the period in which relief is deemed. During the three months ended March 31, 2006 and 2007, £nil and £0.3 million, respectively, of the groups tax losses available for surrender were utilized by GCUK.

There have been no material changes in the nature of the related party transactions with other companies in the GC Group during the three months ended March 31, 2007. The nature of these transactions are described in the audited consolidated financial statements for the year ended December 31, 2006 and related notes included elsewhere within this prospectus. See note 3 for further information on revenue from other companies in the GC Group.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

The following presents a summary of the total (income for)/cost of related party services included in revenue (1), cost of sales (2) and administrative expenses (3) in the consolidated income statements for the periods indicated:

	Three Months Ended March 31,
	2006	2007
	(in thousands)
Recognition of deferred revenue(1)	£(125)	£(125)
Corporate services(3)	1,737	2,700
Shared resources(3)	241	383
Voice termination services(2)	(1,013)	(432)
Leased asset income(2)	(640)	(649)
Other transactions(3)	40	59

	£240	£1,936

(1)	To come
(2)	To come
(3)	To come

As at December 31, 2006 and March 31, 2007, the related party receivables balances, excluding loans, were £5.9 million and £10.4 million, respectively, and related party payables balances were £6.7 million and £9.3 million, respectively.

8. Contingencies

UK Office of Fair Trading

In 2002, an investigation was commenced by the United Kingdom Office of Fair Trading (“OFT”) regarding an allegation that various subsea cable operator entities, including the Company, had engaged in an illegal agreement to collectively boycott a company located in the UK that was holding itself out as providing a means for the landing of subsea telecommunications cables at a location in the UK. The Company responded to that investigation in 2002 denying the allegation.

In August 2003, the OFT extended its investigation to include allegations of price fixing and information sharing on the level of fees that the subsea entities would pay landowners for permission to land submarine telecommunication cables on their land in the UK. The Company responded to that investigation denying illegality on October 10, 2003. The Company cooperated fully with the investigation and has supplied additional factual materials including a number of formal witness statements. By a letter dated January 24, 2006, the OFT notified the Company that it had provisionally decided to close both investigations. In a letter dated June 23, 2006, the OFT formally notified the Company that it was terminating its investigation with no finding of liability adverse to the Company.

On July 20, 2006, two private companies served on the Company proceedings issued in the High Court of Justice against the Company and nine other defendants claiming violations identical to those investigated by the OFT. The same private companies subsequently initiated an appeal to the Competition Appeals Tribunal (“CAT”) in respect of the termination of the OFT investigation. On April 3, 2007 the CAT rejected the appeal. The Company does not believe the private claims against it are meritorious and will be defending these claims vigorously insofar as they relate to the Company.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

Litigation

From time to time, the Company has been a party to various legal proceedings arising in the ordinary course of business. In the opinion of the Company’s directors there are currently no proceedings in respect of which there exists a reasonable possibility of adverse outcome that would have a material effect on the Company’s consolidated balance sheets, consolidated income statements or consolidated cash flow statements.

9. Subsequent events

Loans to Group Companies

On April 11, 2007, the Company approved a US$15.0 million commitment to GCE in accordance with the Indenture and under the same terms and conditions set forth in the credit agreement (see Note 7). On May 2, 2007 the Company made a loan to GCE, pursuant to this commitment, in the amount of US$5.0 million.

Restructuring

On April 12, 2007 the Company approved plans to restructure a further Fibernet facility lease agreement. The Company anticipates vacating this facility during the third quarter of 2007 (see Note 6).

On May 10, 2007, GCL announced a restructuring plan which includes organizational realignment and functional consolidations, resulting in employee work force reductions. It is expected that 46 employee positions of GCUK will be eliminated under this plan resulting in restructuring charges of approximately £1 million. It is expected that all initiatives, will be substantially completed by the end of the third quarter of 2007.

10. Reconciliation to United States Generally Accepted Accounting Principles

The Company’s unaudited consolidated financial statements have been prepared in accordance with IFRS, which differs in certain material respects from United States Generally Accepted Accounting Principles (“US GAAP”). Such differences involve methods for measuring the amounts in the consolidated financial statements, as well as additional disclosures required by US GAAP. The principal differences between IFRS and US GAAP applicable to the Company are quantified and described below. A more detailed discussion of the material differences in the accounting principles, practices and methods used in preparing the audited consolidated financial statements in accordance with IFRS from the principles, practices and methods generally accepted in the United States of America is included within the Company’s audited consolidated financial statements for the year ended December 31, 2006 included elsewhere in this prospectus. Other than described in “Restructuring” below, there have been no new material variations between IFRS and US GAAP accounting principles, practices and methods used in preparing these consolidated financial statements subsequent to the Company’s 2006 annual report.

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

Consolidated profit and consolidated shareholder’s equity

The effects of the application of US GAAP on the consolidated profit are set out below:

	Three Months Ended March 31,
	2006	2007
	(in thousands)
Profit under IFRS	£4,637	£520
Push down of fresh start accounting:
Deferred income	(1,141)	(1,136)
Long term IRU agreements	(87)	(87)
Restructuring costs	126	95
Pensions	1	—
Dilapidation provisions	33	(39)
Share-based compensation	(154)	(4)
Income taxes	(2,017)	—
Purchase accounting—goodwill	—	53

Income/(loss) under US GAAP	£1,398	£(598)

The effects of the application of US GAAP on the consolidated shareholder’s equity are set out below:

	December 31, 2006	March 31, 2007
	(in thousands)
Equity under IFRS	£(195,574)	£(194,066)
Push down of fresh start accounting:
Reset equity	88,076	88,076
Deferred income	(15,531)	(16,667)
Amortization of intangibles	(1,444)	(1,444)
Long term IRU agreements	(1,108)	(1,195)
Restructuring costs	3,925	4,020
Pensions	(5,926)	(5,926)
Dilapidation provisions	380	341
Income taxes	(8,627)	(8,627)
Purchase accounting—restructuring	1,706	1,706
Purchase accounting—goodwill	(1,748)	(1,695)

Equity under US GAAP	£(135,871)	£(135,477)

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

Consolidated statements of other comprehensive income

The following presents the Company’s consolidated statements of comprehensive income prepared in accordance with US GAAP:

	Three Months Ended March 31,
	2006	2007
	(in thousands)
Income/(loss) under US GAAP	£1,398	£(598)
Other comprehensive income:
Unrealized (loss)/gain on derivative financial instrument	(687)	273

Comprehensive income/(loss) under US GAAP	£711	£(325)

There are no material tax effects related to the items included above.

Restructuring

Under IFRS an acquirer, when allocating the cost of a business combination, shall not recognize liabilities for future losses or other costs expected to be incurred as a result of the business combination.

Under US GAAP, restructuring programs related to purchase business combinations are recorded in accordance with Emerging Issues Task Force No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” which requires costs associated with exit or disposal activities of the acquired company to be recognized as an acquired liability included in the allocation of the acquisition cost. During the first quarter of 2007, an adjustment to the facilities closure liability resulted in an increase of £1.8 million to accrued restructuring costs and a corresponding £1.8 million increase to goodwill relative to our preliminary allocation of the acquisition costs of the Fibernet acquisition.

Additional US GAAP Disclosures

Share-based compensation

The Company recognized an expense of £0.5 million and £0.7 million of non-cash stock related expenses for the three months ended March 31, 2006 and 2007, respectively. The stock-related expenses for each period reflect stock-based awards outstanding during such periods, including awards granted both prior to and during such periods.

On March 13, 2007, the Board of Directors of GCL approved a grant of awards under a special retention program to substantially all non-sales employees of the GC Group. The program is intended to retain and motivate the Company’s employees. The award granted 125,560 restricted stock units to certain employees of the Company, which vest over a period of either six or twelve months from the date of grant.

In connection with GC Group’s annual long-term incentive program for 2007, on March 13, 2007, GCL also awarded 9,600 restricted stock units to certain employees of the Company which vest on March 13, 2010 and 11,100 performance share opportunities to employees which vest on December 31, 2009, in each case subject to continued employment through the vesting date and subject to earlier pro-rata payout in the event of death or long-term disability. Each performance share grantee can earn (i) 50% of his or her target award for a given opportunity if the threshold financial performance goal for that opportunity is achieved, (ii) 100% of his or her

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

target award for a given opportunity if the target financial performance goal for that opportunity is achieved or (iii) 150% of his or her target award for a given opportunity if the maximum financial performance goal for that opportunity is achieved. No payout will be made for performance below threshold, and the payout for performance above maximum is capped at 150% of the target opportunity. Actual payouts will be calculated using interpolation between threshold and target or target and maximum, as applicable. The total performance share opportunity of each participant in this program comprises three separate award opportunities based on measures of combined 2007 and 2008 earnings, cash use, and adjusted gross margin attributable to GC Group’s enterprise, carrier data and indirect channel segment

During the three months ended March 31, 2007, the Board of Directors of GCL adopted the 2007 Annual Bonus Program (the “2007 Bonus Program”). The 2007 Bonus Program is an annual bonus applicable to substantially all non-sales employees of the Company, which is intended to retain such employees and to motivate them to help GC Group achieve its financial goals. Each participant is provided a target award under the 2007 Bonus Program expressed as a percentage of base salary. Actual awards under the 2007 Bonus Program will be paid only if GC Group achieves specified earnings and cash use goals. Bonus payouts under the 2007 Bonus Program will be made in fully vested shares of common stock of GCL; however the Compensation Committee of the Board of Directors of GCL retains discretion to use cash rather than shares as the Committee deems fit. To the extent common shares are used for payment of bonus awards, such shares shall be valued based on the closing price on the NASDAQ National Market on the date financial results are certified by the Compensation Committee and the Board of Directors of GCL.

Income taxes

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48. “Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109 (“FIN 48”) on January 1, 2007. This interpretation states that an “enterprise shall initially recognize the financial effects of a tax position where it is more likely than not, based on the technical merits, that the position will be sustained upon examination”. “More likely than not” is defined as a likelihood of greater than 50% based on the facts, circumstances and information available at the reporting date.

The total amount of unrecognized tax benefits as of the date of adoption was £nil. There was no impact to the January 1, 2007 accumulated deficit upon adoption of FIN 48.

The Company also recognizes interest accrued related to unrecognized tax benefits and income tax contingencies in interest expense and penalties in income tax expense. The Company had £nil and £nil for the payment of interest and penalties accrued in other current liabilities and other deferred liabilities at December 31, 2006 and March 31, 2007, respectively. It is not expected that the amount of unrecognized tax benefits will change significantly in the next 12 months.

As of March 31, 2007, the Company’s income tax affairs are effectively settled for the years up to and including 2003. With a couple of exceptions related to 2005, all tax returns have been filed for 2004 and 2005 and there are no open enquiries by Her Majesty’s Revenue & Customs.

New Accounting Pronouncements

The FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“FAS 157”), in September 2006. FAS 157 clarifies that the fair value is the amount that would be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants. This statement also requires that a fair value measurement technique include an adjustment for risks inherent in a

Global Crossing (UK) Telecommunications Limited

Notes to the Consolidated Financial Statements (unaudited)—(continued)

particular valuation technique and/or the risks inherent in the inputs to the model if market participants would also include such an adjustment. The provisions of FAS 157 are effective for fiscal periods beginning after November 15, 2007 and are to be applied prospectively. The Company is currently evaluating the impact of adopting FAS 157.

The FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”) in February 2007. FAS 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non-financial instruments that are similar to financial instruments) at fair value (the “fair value option”). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, FAS 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings (or another performance indicator for entities such as not-for-profit organizations that do not report earnings). The provisions of FAS 159 are effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of adopting FAS 159.

In June 2006, the Emerging Issues Task Force (“EITF”) ratified the consensus on EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” (“EITF 06-3”). EITF 06-3 requires that companies disclose their accounting policy regarding the gross or net presentation of certain taxes. Taxes within the scope of EITF 06-3 are any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but are not limited to, sales, use, value added and some excise taxes. In addition, if such taxes are significant, and are presented on a gross basis, the amounts of those taxes should be disclosed. EITF 06-3 was effective for our quarterly reporting period ending March 31, 2007. There was no impact on our financial position and results of operations. The Company’s policy is generally to record taxes within the scope of EITF 06-3 on a net basis.

Annex C

FIBERNET GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 AUGUST 2005 AND 2006

(FORMERLY FIBERNET GROUP PLC)

Fibernet Group Limited

(formerly Fibernet Group plc)

Consolidated Financial Statements 2006 and 2005

Fibernet Group Limited

(formerly Fibernet Group plc)

Consolidated Financial Statements 2006 and 2005

Report of Independent Auditors

To the Board of Directors and Members of Fibernet Group Limited (formerly Fibernet Group plc)

We have audited the accompanying consolidated balance sheets of Fibernet Group Limited (formerly Fibernet Group plc) and subsidiaries (the “Group”) as of 31 August 2006 and 2005, and the related statements of income, recognised income and expense and cash flows, all expressed in British pounds, for the years then ended. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 August 2006 and 2005, and the results of its operations and its cash flows for each of the years then ended in conformity with International Financial Reporting Standards.

International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 23 to the consolidated financial statements.

DELOITTE & TOUCHE LLP

Reading, United Kingdom

14 December 2006

Fibernet Group Limited

(formerly Fibernet Group plc)

Consolidated Income Statements

For the year ended 31 August 2006 and 2005

	Notes	2005	2006
		£’000	£’000
Revenue	3	48,196	48,875
Cost of sales		(30,490)	(34,943)

Gross profit		17,706	13,932
Administrative expenses		(17,406)	(15,315)
Operating profit/(loss)		300	(1,383)
Interest income	6	543	556
Finance costs	7	(3,828)	(3,620)
Gain on renegotiation of finance leases	4	285	1,170
Loss before taxation	3,4	(2,700)	(3,277)
Taxation	8	—	—
Loss for the year		(2,700)	(3,277)

Basic and diluted loss per share	9	(4.4p )	(5.3p )

Consolidated Statements of Recognised Income and Expense

For the year ended 31 August 2006 and 2005

	Notes	2005	2006
		£’000	£’000
Exchange differences on translation of foreign operations	19	77	(60)

Net income/(expense) recognised directly in equity		77	(60)
Loss for the year	19	(2,700)	(3,277)

Total recognised income and expense for the year		(2,623)	(3,337)

The accompanying notes are an integral part of the consolidated income statement and consolidated statement of recognised income and expense.

Fibernet Group Limited

(formerly Fibernet Group plc)

Consolidated Balance Sheet

For the year ended 31 August 2006 and 2005

	Notes	2005	2006
		£’000	£’000
Non-current assets
Intangible assets	10	184	160
Property, plant and equipment	11	93,149	87,511
Trade and other receivables	12	5,026	4,973

		98,359	92,644
Current assets
Trade and other receivables	12	12,387	14,272
Cash and cash equivalents		17,210	13,441

		29,597	27,713

Total Assets		127,956	120,357

Current liabilities
Trade and other payables	13	(8,281)	(8,400)
Obligations under finance leases	14	(3,851)	(3,616)
Deferred income		(13,394)	(15,138)
Provisions	16	(107)	(106)

		(25,633)	(27,260)

Net current assets		3,964	453

Non-current liabilities
Obligations under finance leases	14	(29,248)	(25,014)
Deferred income		(22,912)	(21,230)

		(52,160)	(46,244)

Total Liabilities		77,793	73,504

Net assets		50,163	46,853

Equity
Share capital	17,18	6,166	6,194
Share premium account	18	155,399	155,419
Share options reserve	18	225	161
Translation reserve	18	77	17
Other reserves	18	(2,472)	(2,472)
Accumulated loss	18	(109,232)	(112,466)

	20	50,163	46,853

The accompanying notes are an integral part of the consolidated balance sheet.

Fibernet Group Limited

(formerly Fibernet Group plc)

Consolidated Cash Flow Statements

For the year ended 31 August 2006 and 2005

	2005	2006
	£’000	£’000
OPERATING ACTIVITIES
Loss before tax	(2,700)	(3,277)
Adjustments for:
Interest income	(543)	(556)
Finance costs	3,828	3,620
Gain on renegotiation of finance leases	(285)	(1,170)
Depreciation and amortisation	17,068	19,038
Impairment	503	—
Impairment reversal	(2,079)	—
Gain on disposal of property, plant and equipment	—	(248)
Employees share scheme charges	73	(21)
Cash effects of changes in:
Decrease in inventories	1,159	—
(Increase) in receivables	(2,457)	(1,747)
Increase/(decrease) in payables	6,632	(1,070)
(Decrease) in provisions	(82)	—
Cash outflow from termination of operations	(15)	—

Net cash inflow from operating activities	21,102	14,569

INVESTING ACTIVITIES
Interest received	512	558
Purchase of property, plant and equipment	(13,436)	(9,417)
Proceeds from sale of property, plant and equipment	—	164

Net cash used in investing activities	(12,924)	(8,695)

FINANCING ACTIVITIES
Proceeds from issue of share capital	15	48
Capital element of finance lease repayments	(2,991)	(6,357)
Interest paid	(3,738)	(3,334)

Net cash used in financing activities	(6,714)	(9,643)

Increase/(decrease) in cash and equivalents	1,464	(3,769)

Cash and cash equivalents at beginning of year	15,746	17,210

Cash and cash equivalents at end of year	17,210	13,441

The accompanying notes are an integral part of the consolidated cash flow statement.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements

For the year ended 31 August 2006 and 2005

1. General information

Fibernet Group Limited (formerly Fibernet Group plc) (the “Group”) is a company incorporated in England and Wales under the Companies Act 1985. The address of the registered office is Rosalind House, Jays Close, Viables, Basingstoke, Hampshire RG22 4BS and the registered number is 3151663. The Group is a communications solutions company dedicated to the design, supply, installation, management and support of bespoke high speed digital networks.

These financial statements are presented in pounds sterling because that is the currency of the primary economic environment in which the Group operates. The Group’s German operation is included in accordance with the policies set out in note 2.

At the date of authorisation of these financial statements, the following Standards and Interpretations which have not been applied in these financial statements, were in issue but not yet effective:

IFRS 7 Financial Instruments: Disclosures; and the related amendment to IAS 1 on capital disclosures, effective for annual periods beginning on or after January 1, 2007; and

IFRIC 4 Determining whether an Arrangement contains a Lease, effective for annual periods beginning on or after January 1, 2006.

The directors anticipate that the adoption of these Standards and Interpretations in future periods will have no material impact on the consolidated financial statements.

2. Significant accounting policies and critical accounting judgements and key sources of estimation uncertainty

i) Significant accounting policies

a) Basis of accounting

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) for the first time, with a transition date of 1 September 2004. The disclosures required by IFRS 1, First-time Adoption of International Financial Reporting Standards, concerning the transition from UK GAAP to IFRS are given in note 22. The financial statements have also been prepared in accordance with IFRS adopted for use in the European Union and therefore comply with Article 4 of the EU IAS Regulation. There are no differences between IFRS adopted for use in the European Union and IFRS that effect the consolidated financial statements.

The consolidated financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

b) Basis of consolidation

The consolidated financial statements incorporate the financial statements of Fibernet Group Limited (formerly Fibernet Group plc) and entities controlled by the Group (its subsidiaries) made up to 31 August each year. Control is achieved where the Group has the power to govern the financial and operating policies of an investee entity so as to obtain benefits from its activities.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by the Group.

All intra-group transactions, balances, income and expenses are eliminated on consolidation.

The Group has consolidated the results, assets and liabilities of the following wholly-owned subsidiaries:

Name	Principal activity	Country of registration
Fibernet UK Limited	Wide area network digital communication	England and Wales
Fibernet Holdings Limited	Holding company	England and Wales
Fibernet Limited	Non-trading	England and Wales
Fibernet Quest Limited	Qualifying Employee Share Ownership Trust	England and Wales
Fibernet GmbH	Wide area network digital communication	Germany

c) Intangible assets

Intangible assets are stated at cost less accumulated amortisation and any recognised impairment loss.

Amortisation is charged so as to write off the cost of assets, less their estimated residual value, on a straight-line basis over their estimated useful lives as follows:

Licenses	5 to 15 years
Software	5 years

d) Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any recognised impairment loss.

Depreciation is charged so as to write off the cost of assets, less their estimated residual value, on a straight-line basis over the shorter of their estimated useful lives and the minimum period of related customer service contracts where applicable. The estimated useful lives are as follows:

Telecommunications network	5 to 20 years
Leasehold improvements	5 years
Motor vehicles	5 years
Plant and equipment	5 years
Computers	5 years
Office furniture	5 years

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognised in income.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

e) Impairment of tangible and intangible assets

At each balance sheet date the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. An intangible asset with an indefinite useful life is tested for impairment annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset or cash-generating unit is estimated to be less than its carrying amount, the carrying amount of the asset or cash-generating unit is reduced to its recoverable amount and the impairment loss recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, but so the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset cash-generating unit in prior years. A reversal of an impairment loss is recognised as income immediately.

f) Provisions

Provisions are recognised when the Group has a present obligation as a result of a past event, and it is probable that the Group will be required to settle that obligation. Provisions are measured at the directors’ best estimate of the expenditure required to settle the obligation at the balance sheet date and are discounted to present value where the effect is material.

g) Revenue recognition

Revenue excludes discounts, value added tax and similar sales taxes, and represents the amounts receivable in respect of telecommunication network services, including network services, long term optical fibre capacity agreements, network product sales and construction of telecommunications infrastructure.

The Group recognises revenue on network services, Ethernet and managed optical storage networking over the life of the service contract period.

The Group recognises revenue on optical capacity agreements on a rateable basis over the life of the agreement. Where agreements include maintenance services, the revenue associated with these services is recognised as the services are performed.

The Group recognises revenue on telecommunication network products when title has transferred, delivery has occurred, and collectability is reasonably assured.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

h) Contracts for the construction of telecommunications infrastructure

Where the outcome of a construction contract can be estimated reliably, revenue and costs are recognised by reference to the stage of completion of the contract activity at the balance sheet date. This is normally measured by reference to the extent to which obligations identified at the commencement of the contract are considered to have been met. Variations in contract work, claims and incentive payments are included to the extent that they have been agreed with the customer.

Where the outcome of a construction contract cannot be estimated reliably, contract revenue is recognised to the extent of contract costs incurred that it is probable will be recoverable. Contract costs are recognised as expenses in the period in which they are incurred.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

i) Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

j) Share-based payment

The Group has applied the requirements of IFRS 2 Share-based Payment. In accordance with the transitional provisions, IFRS 2 has been applied to all grants of equity instruments after 7 November 2002 that were unvested at 1 September 2004.

The Group operates a number of equity-settled share-based payment schemes under which shares and share options are issued to employees. Equity-settled share-based payments are measured at fair value (excluding the effect of non market-based vesting conditions) at the date of grant. The fair value determined at the grant date is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of shares that will eventually vest and adjusted for the effect of non market-based vesting conditions.

Fair value is measured by use of the Black-Scholes model. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

k) Retirement benefit costs

The Group operates individual defined contribution pension schemes.

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

l) Foreign currencies

The individual financial statements of each Group company are presented in the currency of the primary economic environment in which it operates (its functional currency). For the purpose of the consolidated financial statements, the results and financial position of each Group company are expressed in Sterling, which is the functional currency of the Group, and the presentation currency for the consolidated financial statements.

In preparing the financial statements of the individual companies, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing on the dates of the transactions. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the balance sheet date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in profit or loss for the period.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated at exchange rates prevailing on the balance sheet date. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising are classified as equity and transferred to the Group’s translation reserve. Such translation differences are recognised as income or as expenses in the period in which the operation is disposed of.

m) Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

n) Financial instruments

Financial assets and financial liabilities are recognised on the Group’s balance sheet when the Group becomes a party to the contractual provisions of the instrument.

Trade receivables

Trade receivables do not carry any interest and are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Financial liabilities and equity

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities.

Trade payables

Trade payables are not interest bearing and are stated at their nominal value.

Equity instruments

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

ii) Critical accounting judgements and key sources of estimation uncertainty

In the process of applying the Group’s accounting policies, which are described above, management has made the following judgements and estimates that have a significant effect on the amounts recognised in the financial statements. Changes in the judgements or the assumptions underlying the estimates could result in a significant impact on the financial statements.

a) Useful economic lives of property, plant and equipment

The Group’s operations necessitate holding a significant amount of telecommunications infrastructure and equipment. At 31 August 2006 the net book value of these assets was £86.5m (2005: £91.3m). These assets are depreciated in accordance with the policy set out note 2i)d) above. Management reviews the appropriateness of assets’ useful economic lives at least annually and assesses any changes which could affect prospective depreciation rates and asset carrying values. Management believes that its approach to assessing useful economic lives and, in particular its assessment of whether assets are attributable to specific projects, is reasonable.

b) Long-term Incentive Plan (LTIP)

The Group operates a Long-Term Incentive Plan (LTIP) for the remuneration of key staff. The performance targets for the first LTIP awards were not met and, as a result, the conditional awards did not vest.

At the year-end the Directors deemed that the performance targets for the second and third LTIP awards were unlikely to be met. The scheme rules for the LTIP awards contain a provision that on takeover the performance conditions may be waived by the Remuneration Committee and the awards vest in full unconditionally. The Remuneration Committee met on 23 August 2006 and resolved to waive the performance conditions relating to the second and third LTIP awards in the event of take over. The Directors took the decision that, although the Remuneration Committee had conditionally waived the performance conditions and the takeover of the Group was possible, it was not sufficiently probable at the year end that the takeover would occur and enable the award to vest unconditionally. Accordingly, no charge has been booked in the financial statements for the year ended 31 August 2006 in respect of the second and third LTIP awards. Subsequent to year end the Group was acquired by a subsidiary of Global Crossing Limited, consequently, the financial statements for the year ended 31 August 2007 will include a charge of £1.3 million relating to share-based payments.

Events after the year-end are discussed in note 24.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

3. Segmental analysis

For management purposes, the Group is organised into two geographic segments, the UK and Germany, and the Directors consider that geography should be the basis for the primary reporting format for the Group. They also consider that the Group has only one business, the provision of telecommunications services, and therefore only one business segment, but have provided additional revenue information as they believe it to be informative.

	2005 UK	2005 Germany	2005 Total	2006 UK	2006 Germany	2006 Total
	£’000	£’000	£’000	£’000	£’000	£’000
Geographical analysis of revenue	46,309	1,887	48,196	46,621	2,254	48,875

Geographic analysis of segment result
Segment operating profit/(loss)	(1,983)	2,283	300	(2,023)	640	(1,383)
Gain on renegotiation of finance lease	285	—	285	1,170	—	1,170
Interest income	542	1	543	555	1	556
Finance costs	(3,779)	(49)	(3,828)	(3,570)	(50)	(3.620)

(Loss)/profit before tax	(4,935)	2,235	(2,700)	(3,868)	591	(3,277)

Balance sheet
Total assets	123,231	4,725	127,956	115,687	4,670	120,357
Total liabilities	76,806	987	77,793	72,709	795	73,504

Net assets	46,425	3,738	50,163	42,978	3,875	46,853

Capital additions	13,760	1,575	15,335	13,402	157	13,559

	2005	2006
	£’000	£’000
Revenue by type:
Service contracts	45,610	48,479
LAN products	1,284	396
WAN construction contract	1,302	—

	48,196	48,875

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

4. Loss for the year before taxation is stated after charging/(crediting):

	2005	2006
	£’000	£’000
Depreciation
—owned assets	13,938	15,930
—assets held under hire purchase contracts and finance leases	3,076	3,046
Amortisation of intangible assets	54	62
Impairment charge	503	—
Impairment reversal	(2,079)	—
Gain on disposal of non-current assets	—	248
Operating lease payments
—plant and equipment	9,187	11,248
—land and buildings	1,573	1,636
Cost of inventories recognised as an expense	1,110	356
Staff costs (see note 5)	14,184	12,889
Net foreign exchange losses	3	—
Gain on renegotiation of finance leases	285	1,170
Auditors’ remuneration
—statutory audit	100	103
—tax compliance	20	20
—further assurance services	—	48

Gain on disposal of non-current assets

During the year ended 31 August 2006 the Group disposed of its remaining DSL assets resulting in a profit on disposal of £248,000.

Accelerated depreciation and impairment

During 2005 the Group secured a significant contract with a customer which necessitated parts of the Group’s network to be upgraded. As a result of the upgrade the asset lives of the equipment to be upgraded were reviewed and the depreciation accelerated over the remaining useful economic lives, resulting in a charge of £101,000. A further £503,000 of equipment was impaired in full as it was no longer expected to be used. In addition during the year ended 31 August 2006 a further £1,111,000 of accelerated depreciation has been recorded as a result of this upgrade, all equipment being fully depreciated by 31 August 2006.

Impairment reversal

During 2002 the Group recorded impairment charges on long lived telecommunication assets used in the German Operations. During 2005 the Group received an offer from an independent party to purchase the German Operations. The offer amount was in excess of the recorded net assets and approximated the Directors current assessment of the estimated recoverable amount of the asset group. Accordingly the asset impairment recorded in 2002 was reversed up to the Group’s estimated recoverable amount, which was not in excess of the net book value of the assets prior to impairment less any depreciation that would have been incurred if the assets have not been impaired. As a result during 2005 the Group recorded a benefit of £2,079,000 to cost of sales for this reversal.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

Gain on renegotiation of finance leases

On 18 November 2005, the Group modified a number of dark fibre lease arrangements. As a result three agreements that had been classified as operating leases were reclassified as finance leases and three further agreements that had been classified as finance leases continued to be classified as finance leases. Since the present value of the minimum lease payments of the agreements that continued to be classified as finance leases changed by more than 10 per cent the Group accounted for this modification as the extinguishment of the original agreements. Accordingly, a gain in the amount of £1,170,000 was recognised for the reduction on the finance lease.

On 25 July 2005, the Group modified a dark fibre lease agreement. Due to the modification the agreement has been reclassified from a finance lease to an operating lease. This classification change constituted an asset disposal. Accordingly, a gain in the amount £285,000 was recorded equal to the excess of the calculated finance lease obligation over the net book value of the finance lease asset.

5. Staff costs

The average monthly number of employees (including Executive Directors) was:

	2005 No.	2006 No.
Administration	32	27
Sales and support	213	208

	245	235

Staff costs (including the directors) during the year amounted to:

	2005	2006
	£’000	£’000
Wages and salaries	12,308	11,174
Social security costs	1,469	1,352
Other pension costs (see note 22)	407	363

	14,184	12,889

6. Investment income

	2005	2006
	£’000	£’000
Interest on bank deposits	543	556

7. Finance costs

	2005	2006
	£’000	£’000
Unwinding of discount on provisions and other long-term liabilities	(70)	(362)
Interest on obligations under finance leases	(3,758)	(3,258)

	(3,828)	(3,620)

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

8. Taxation on loss for the year

There was no current or deferred tax charge in the current or prior year.

The difference between the total tax calculated by applying the standard rate of UK corporation tax to the loss before tax and the actual charge for the year of £nil (2005: £nil) is summarised below:

	2005	2006
	£’000	£’000
Loss before taxation	(2,700)	(3,277)
Tax on Group loss at standard UK corporation tax rate of 30%	(810)	(983)
Effects of:
Expenses not deductible for tax purposes	(126)	(11)
Movement in unrecognized deferred tax assets	936	994

Tax charge for the year	—	—

9. Basic and diluted loss per share

Basic and diluted loss per share is based on the loss for the year to 31 August 2006 of £3,277,000 (2005: £2,700,000) and on the weighted average number of 10p ordinary shares in issue during the year of 61,750,034 (2005: 61,626,627).

IAS 33 requires presentation of diluted earnings per share when a company could be called upon to issue shares that would decrease net profit or increase net loss per share. For a loss making financial period where there are outstanding share options, diluted loss per share would be increased by the exercise of out-of-the-money options. Since it seems inappropriate to assume that option holders would act irrationally, and since there are no other diluting items, diluted loss per share equals basic loss per share.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

10. Intangible assets

	Licenses	Software	Total
	£’000	£’000	£’000
Cost
1 September 2004	3,895	151	4,046
Exchange rate adjustment	90	—	90
Additions	—	42	42

1 September 2005	3,985	193	4,178
Exchange rate adjustment	(61)	—	(61)
Additions	—	38	38

31 August 2006	3,924	231	4,155

Amortisation
1 September 2004	3,821	29	3,850
Exchange rate adjustment	90	—	90
Charge for the year	19	35	54

1 September 2005	3,930	64	3,994
Exchange rate adjustment	(61)	—	(61)
Charge for the year	18	44	62

31 August 2006	3,887	108	3,995

Net book value
31 August 2006	37	123	160

31 August 2005	55	129	184

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

11. Property, plant and equipment

	Telecommunications network	Leasehold improvements	Motor vehicles	Plant and equipment	Computers	Office furniture	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000
Cost
1 September 2004	203,619	5,369	44	2,331	4,932	695	216,990
Exchange rate adjustment	1,194	16	—	7	18	2	1,237
Additions	14,609	5	—	216	463	—	15,293
Disposals	(1,113)	—	(44)	—	—	—	(1,157)

1 September 2005	218,309	5,390	—	2,554	5,413	697	232,363
Exchange rate adjustment	(756)	(60)	—	(5)	(13)	(1)	(835)
Additions	13,472	10	—	3	36	—	13,521
Disposals	(946)	—	—	—	—	—	(946)

31 August 2006	230,079	5,340	—	2,552	5,436	696	244,103

Accumulated depreciation
1 September 2004	112,077	4,904	44	2,126	3,328	549	123,028
Exchange rate adjustment	1,104	16	—	7	18	2	1,147
Charge for the year	15,777	320	—	107	762	48	17,014
Impairment losses	503	—	—	—	—	—	503
Impairment reversals	(2,079)	—	—	—	—	—	(2,079)
Disposals	(355)	—	(44)	—	—	—	(399)

1 September 2005	127,027	5,240	—	2,240	4,108	599	139,214
Exchange rate adjustment	(701)	(60)	—	(5)	(13)	(1)	(780)
Charge for the year	18,076	138	—	104	624	34	18,976
Disposals	(818)	—	—	—	—	—	(818)

31 August 2006	143,584	5,318	—	2,339	4,719	632	156,592

Net book value
31 August 2006	86,495	22	—	213	717	64	87,511

31 August 2005	91,282	150	—	314	1,305	98	93,149

Included within telecommunications network are assets held under finance leases and hire purchase agreements with a net book value of £23,648,000 (2005: £28,654,000).

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

12. Trade and other receivables

	2005	2006
	£’000	£’000
Amounts falling due after more than one year
Prepayments and accrued income	5,026	4,973

Amounts falling due within one year
Gross trade debtors	6,460	7,515
Impairment provision	(258)	(92)

Net trade debtors	6,202	7,423

Other debtors	162	104
Prepayments and accrued income	6,023	6,745

	12,387	14,272

The average credit period taken on sales is 56 days. No interest is charged on receivables not paid within the term of the credit extended.

The Directors consider that the carrying amount of trade and other receivables approximates to their fair value.

Credit risk

The Group’s principal financial assets are bank balances and cash and trade and other receivables. The Group’s credit risk is primarily attributable to its trade receivables. The amounts presented in the balance sheet are net of allowances for doubtful receivables. An allowance for impairment is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows. The Group has no significant concentration of credit risk, with exposure spread over a large number of customers.

13. Trade and other payables

	2005	2006
	£’000	£’000
Trade creditors	3,260	4,928
Other creditors	2,651	1,172
Accruals	2,370	2,300

	8,281	8,400

Trade creditors and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The average credit period taken for trade purchases is 41 days.

The Directors consider that the carrying amount of trade payables and accruals approximates to their fair value.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

14. Obligations under finance leases

	Minimum lease payments 2005	Future finance charges 2005	Present value of lease payments 2005	Minimum lease payments 2006	Future finance charges 2006	Present value of lease payments 2006
	£’000	£’000	£’000	£’000	£’000	£’000
Amounts payable
Within one year	6,832	2,981	3,851	6,092	2,476	3,616
In the second to fifth years inclusive	20,813	9,241	11,572	20,222	8,180	12,042
After five years	22,281	4,605	17,676	14,681	1,709	12,972

	49,926	16,827	33,099	40,995	12,365	28,630

Included in current liabilities			3,851			3,616
Included in non-current liabilities			29,248			25,014

			33,099			28,630

Finance leases are secured on the assets to which they relate.

15. Deferred tax

The Group has not recognised any deferred tax assets or liabilities.

Certain deferred tax assets and liabilities have been offset. The following is the analysis of the deferred tax balances (after offset) for financial reporting purposes:

	2005	2006
	£’000	£’000
Deferred tax liabilities—arising from capital allowances	(699)	—
Deferred tax asset—arising from other timing differences	71	—
Deferred tax asset—arising from tax losses available	628	—

	—	—

The Group has not recognised potential deferred tax assets relating mainly to tax losses not utilised of £29,564,000 (2005: £24,542,000).

16. Provisions

Restructuring provision
£’000
1 September 2005	107
Exchange rate adjustment	(1)

31 August 2006	106

The restructuring provision relates to the Group’s German national network which was discontinued in 2002. The majority of the provision will be satisfied within one year.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

17. Share capital

1) Authorised and allotted share capital: ordinary shares of 10p each

	2005 No.	2006 No.
Authorised	100,000,000	100,000,000
Allotted, called up and fully paid	61,660,670	61,938,509

	2005	2006
	£’000	£’000
Authorised	10,000	10,000
Allotted, called up and fully paid	6,166	6,194

During the year to 31 August 2006, the Group issued 277,839 shares in respect of the exercise of share options. Consideration of £48,161 was received for these shares.

2) Potential issues of shares

(i) Outstanding share options

Scheme	Date granted	Subscription price per share	Normal exercise period	Number of options outstanding
Approved executive share option scheme	03/06/97	131p	03/06/00-02/06/07	11,068
Approved executive share option scheme	19/12/97	79p	19/12/00-18/12/07	19,923
Approved executive share option scheme	03/06/99	419p	03/06/02-02/06/09	553
Approved executive share option scheme	18/11/99	1183p	18/11/02-17/11/09	3,911
Approved executive share option scheme	15/06/00	1514p	15/06/03-14/06/10	36,646
Approved executive share option scheme	03/01/01	782p	03/01/04-02/01/11	24,000
Approved executive share option scheme	02/05/01	577p	02/05/04-01/05/11	7,010
Approved executive share option scheme	22/11/01	435p	22/11/04-21/11/11	42,700

Unapproved executive share option scheme	08/06/98	419p	03/06/02-02/06/09	13,282
Unapproved executive share option scheme	18/11/99	1183p	18/11/02-17/11/09	68,416
Unapproved executive share option scheme	15/06/00	1514p	15/06/03-14/06/10	96,115
Unapproved executive share option scheme	03/01/01	782p	03/01/04-02/01/11	131,000
Unapproved executive share option scheme	02/05/01	577p	02/05/04-01/05/11	5,490
Unapproved executive share option scheme	22/11/01	435p	22/11/04-21/11/11	85,800
Unapproved executive share option scheme	24/04/02	105p	24/04/05-23/04/09	10,000
Unapproved executive share option scheme	26/11/02	20p	26/11/05-25/11/09	120,000

Save as you earn share option scheme	16/11/01	274p	16/11/04-15/05/07	3,596
Save as you earn share option scheme	28/05/02	87p	28/05/05-27/11/07	14,046
Save as you earn share option scheme	08/05/03	17p	08/05/06-07/11/08	79,670
Save as you earn share option scheme	20/11/03	79p	01/01/07-30/06/09	215,050
Save as you earn share option scheme	01/07/06	50p	01/07/09-31/12/11	298,658

				1,286,934

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

All grants of options under the Executive Share Option Schemes have been made at the full, undiscounted market price of the shares immediately following the date of grant.

All grants of options under the Savings-Related Share Option Scheme are, as permitted by the rules of the scheme, made at a price equal to 80 per cent of the average middle-market quotations as derived from the Daily Official List of the London Stock Exchange for the dealing days specified in rule 2.2 of the scheme.

(ii) Changes in share options:

A reconciliation of movements in share options for the year is shown below for options granted to Group employees:

	2005	2005	2006	2006
	Number of share options	Weighted average exercise price (pence)	Number of share options	Weighted average exercise price (pence)
Outstanding at 1 September	2,010,011	348.9	1,680,857	361.5
Granted	—	—	298,658	50.0
Forfeited	(263,409)	350.8	(277,084)	312.7
Exercised	(65,745)	21.7	(277,839)	17.7
Expired	—	—	(137,658)	89.3

Outstanding at 31 August	1,680,857	361.5	1,286,934	403.0

Exercisable at 31 August	933,276	617.7	702,553	688.4

iii) Summary data for options granted to Group employees outstanding at the year end is set out below.

	2005
	Weighted average exercise price (pence)	Number of share options	Weighted average remaining expected life (years)	Weighted average remaining contracted life (years)
Range of exercise prices
17p – 78p	18.09	473,012	2.56	3.48
79p – 131p	87.97	570,980	2.01	2.01
132p – 782p	599.00	427,920	5.64	5.64
783p – 1514p	1,399.42	208,945	4.59	4.59

		1,680,857

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

	2006
	Weighted average exercise price (pence)	Number of share options	Weighted average remaining expected life (years)	Weighted average remaining contracted life (years)
Range of exercise prices
17p – 78p	37.50	498,328	2.58	3.15
79p – 131p	82.51	270,087	1.27	1.27
132p – 782p	609.71	313,431	4.61	4.61
783p – 1514p	1,397.27	205,088	3.59	3.59

		1,286,934

The weighted average share price during the year for options exercised over the year was 50.54p (2005: 97.17p). The weighted average fair value for options granted during the year was 30.05p (2005: n/a).

(iv) Long-term incentive plan (LTIP)

Under the Group’s LTIP, Executive Directors received annual awards of shares. Shares vest only after a three-year period on condition that stringent performance conditions are achieved. Other key staff also received annual awards with similar vesting criteria. Contingent awards of shares to Group employees outstanding at the year end under the Group’s LTIP are summarised below and the movements during the year are summarised overleaf.

	Date granted	Subscription price per share	Normal exercise period	Number of shares outstanding
Long term incentive plan	18/12/03	Nil	18/12/06 - 17/12/13	958,801
Long term incentive plan	21/12/04	10p	21/12/07 - 20/12/14	859,918
Long term incentive plan	29/11/05	10p	29/11/08 - 28/11/15	896,642
Long term incentive plan	31/05/06	10p	31/05/09 - 30/05/16	192,000

				2,907,361

Number of shares
At 1 September 2005	2,117,412
Awarded during the year	1,088,642
Forfeited during the year	(298,693)

At 31 August 2006	2,907,361

3) Share-based payments

(i) Fair values

As permitted by IFRS2, Share-based Payment, the Group has applied the requirements of this standard to all share-based payment awards granted after 7 November 2002 and unvested at 1 January 2005. Under IFRS 2, the cost of each share-based payment is assessed on a fair value basis and is charged to the income statement over the vesting period of the grant. The fair value of each share-based payment is determined at the grant date.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

The fair value of share-based payment awards or grants made in 2005 and 2006, at the award or grant date is set out below.

	LTIP	Executive share option scheme	Save-as-you-earn share option scheme	Total
	£’000	£’000	£’000	£’000
2005	765	—	—	765
2006	411	—	90	501

(ii) Share-based payment charge

The above amounts are an illustration based on 100 per cent of options granted coming to vest and 100% of contingent shares awarded being issued. Based on the observed actual vesting percentages for completed option schemes and the expected vesting percentages of ongoing option schemes, and on the expected attainment of non-market-related performance targets with regard to contingent share awards, the following amounts have been charged to the Group’s income statement.

	2005	2006
	£’000	£’000
Total income statement (charge)/credit	(73)	21

The total charge for the Group for 2005 and 2006 related to equity-settled transactions.

(iii) Fair value assumptions

	2005 LTIP	2006 LTIP	2006 Save-as-you-earn share option scheme
Grant date	21/12/04	30/11/05	01/07/06
Participants	45	42	63
Contractual life (years)	10	10	3.5 – 5.5
Black-Scholes model assumptions:
—Share price (p)	78.7	70.6	62.5
—Exercise price (p)	10	10	50
—Estimated life (years)	4.00	4.00	3.25
—Risk-free interest rate	4.8	4.5	4.5
—Dividend yield	—	—	—
—Volatility (%)	91	63	52
Fair value of option (p)	72.25	62.74	30.05
Contingent shares awarded/options granted	1,059,222	1,088,642	298,658
Fair value of award/grant (£000)	765	681	90
Vesting percentage (%)	—	—	76
Fair value to be recognised (£’000)	—	—	68
Performance period (years)	3	3	3 – 5

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

Expected volatility for the grants is based on historical volatility taking into account the expected vesting term for each grant. The risk-free rate has been taken as the Bank Of England base rate as published in The Financial Times on the grant date. The vesting percentage for the Save-as-you-earn Scheme is based on historical trends for in the money options allowing for observable lapse rates. For shares issued under the LTIP a vesting percentage of 0% has been applied in the expectation that the performance conditions relating to their award will not be met.

18. Statement of changes in equity

	Share capital	Share premium account	Share options reserve	Translation reserve	Other reserves	Accumulated loss	Total equity
	£’000	£’000	£’000	£’000	£’000	£’000	£’000
1 September 2004	6,159	155,391	164	—	(2,472)	(106,544)	52,698
Loss for the year	—	—	—	—	—	(2,700)	(2,700)
Issue of shares	7	8	—	—	—	—	15
Loss on foreign currency translation	—	—	—	77	—	—	77
Share options charge	—	—	73	—	—	—	73
Transfer on exercise of share options	—	—	(12)	—	—	12	—

31 August 2005	6,166	155,399	225	77	(2,472)	(109,232)	50,163

1 September 2005	6,166	155,399	225	77	(2,472)	(109,232)	50,163
Loss for the year	—	—	—	—	—	(3,277)	(3,277)
Issue of shares	28	20	—	—	—	—	48
Loss on foreign currency translation	—	—	—	(60)	—	—	(60)
Share options (credit)	—	—	(21)	—	—	—	(21)
Transfer on exercise of share options	—	—	(43)	—	—	43	—

31 August 2006	6,194	155,419	161	17	(2,472)	(112,466)	46,853

19. Financial commitments

1) Capital commitments

	2005	2006
	£’000	£’000
Committed but not transacted at the balance sheet date	5,345	3,899

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

2) Operating lease commitments

The Group leases a number of offices, network locations, vehicles and fibre assets under operating leases. The amounts due under those leases are summarised below.

	2005	2006
	£’000	£’000
Value of future minimum lease payments to be made under non-cancellable operating leases:
Within one year	7,337	6,805
In the second to fifth years inclusive	18,904	16,332
After five years	8,270	6,203

	34,511	29,340

The Group has sub-let office space to a third party. Payments receivable under this sub-lease are summarised below.

	2005	2006
	£’000	£’000
Value of future minimum sub-lease payments to be received under non-cancellable sub-leases	181	110

20. Retirement benefits

The Group operates a defined contribution company pension scheme and individual defined contribution personal pension schemes administered through insurance companies for all employees. Contributions for the year amounted to £363,000 (2005: £407,000), of which £45,000 (2005: £43,000) was paid after the year end.

21. Related party transactions

The Group has a related party relationship with its Directors. Transactions between the company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in these consolidated financial statements.

Remuneration of key management personnel

The remuneration of the Directors, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24, Related Party Disclosures.

	2005	2006
	£’000	£’000
Short-term employee benefits	655	604
Post-employment benefits	23	20
Share-based payment	390	358

	1,068	982

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

The amounts shown above for share-based payment represent the fair value of the conditional shares awarded to Directors of the company under the LTIP. The awards have been valued using the Black Scholes model in line with IFRS 2 and represent the maximum value of the entitlement, assuming a 100% vesting.

22. Explanation of transition to IFRS

This is the first year that the Group has prepared its financial statements under IFRS. The last financial statements under UK GAAP were for the year ended 31 August 2005 and the date of transition to IFRS was therefore 1 September 2004.

First-time adoption exemptions applied

The requirements for the first time adoption of IFRS are set out in IFRS 1, First Time Adoption of International Financial Reporting Standards. Generally, IFRS 1 requires that accounting policies be adopted that are compliant with IFRS and that these policies be applied retrospectively to all periods presented. However, under IFRS 1, a number of exemptions are permitted to be taken in preparing the balance sheet as at the date of transition to IFRS on 1 September 2004. The exemptions which the Group has taken advantage of are explained below:

•	The Group has elected not to apply IFRS 3, Business Combinations, to business combinations that took place before 1 September 2004;

•

The Group has elected to set the foreign currency translation reserve to zero at 1 September 2004. Any gain or loss on disposal of foreign operations will include only those cumulative translation differences arising after that date;

•	The Group has elected not to apply the provisions of IFRS 2, Share-based Payment, to options and awards that were granted on or before 7 November 2002 or which had vested by 1 September 2005.

Significant adjustments

a) Share-based payment

Under UK GAAP, the charges for the Group’s Executive share option schemes and Long Term Incentive Plan were based on the difference between the market price of the share on the date of grant and the exercise price to be paid. Save As You Earn (SAYE) schemes were excluded from this calculation.

IFRS 2, Share-based Payment, requires the fair value of the awards to be calculated, including those granted under SAYE schemes. This fair value is assessed at the date of grant and is recognised over the vesting period using a ‘true-up’, resulting in the final charge being based on the actual number of shares that vest.

As a result, the existing UK GAAP accrual for share-based payments of £115,000 at 1 September 2004 has been reversed out of current liabilities and the brought forward retained loss reserve and the cost of share-based payments under IFRS of £164,000 at 1 September 2004 has been recognised directly in equity. The net effect is to increase equity by £115,000, increasing the share options reserve by £164,000 and decreasing the accumulated loss by £49,000.

Additionally, the charge for share-based payments recognised within administrative expenses for the year ended 31 August 2005 is increased by £69,000, comprising a reversal of a UK GAAP accrual of £3,000 and an

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

IFRS 2 charge of £72,000. The existing UK GAAP accrual and charge for share-based payments of £119,000 at 31 August 2005 has been reversed out of current liabilities and the brought forward retained loss reserve and current period expense respectively. The cost of share-based payments under IFRS of £236,000 at 31 August 2005 has been recognised directly in equity and a transfer of £11,000 between the share options reserve and the retained loss reserve recognised on the exercise of options during the year. The net effect is to increase previously reported equity by £119,000, increasing the share options reserve by £225,000 and decreasing the retained loss reserve carried forward by £106,000.

b) Lease incentives

Under UK GAAP, the benefits of lease incentives were required to be apportioned over the period between the start of the lease and the date of the first rent review. IFRS requires lease incentives to be apportioned over the entire lease term.

At 1 September 2004, the transition date balance sheet has been adjusted to increase current liabilities and decrease equity in respect of these lease incentives by £251,000. In the year ended 31 August 2005 an additional cost of £66,000 is recorded within administrative expenses, leading to an increase in current liabilities and decrease in equity of £317,000 from that previously reported at 31 August 2005.

c) Employee benefits: Compensated absences

Under UK GAAP, no accrual was made for compensated absences. Under IAS 19, Employee Benefits, the expected costs of short-term accumulating compensated absences are accrued as earned by employees.

At 1 September 2004 the transition date balance sheet has been adjusted to reflect liabilities not recognised under UK GAAP in respect of these compensated absences, increasing current liabilities and decreasing equity by £124,000. In the year ended 31 August 2005 a reversal of previously accrued costs resulted in a reduction in administrative expenses and current liabilities of £34,000, leading to a net reduction in equity and corresponding increase in current liabilities of £90,000 from that previously reported at 31 August 2005.

d) Revenue recognition

Under UK GAAP, optical fibre capacity agreements were accounted for as a sale of an asset. Upon the adoption of IFRS, the Group records revenue for fibre capacity contracts on a rateable basis over the life of the agreement.

Property, plant and equipment has been increased by £4,154,000 at 31 August 2005 (£4,461,000 at 1 September 2004, the transition date) to re-instate the assets which were previously recorded as disposed of, provisions made for future costs relating to the assets sold of £305,000 at 31 August 2005 (£394,000 at 1 September 2004) have been reversed and income of £7,942,000 at 31 August 2005 (£8,420,000 at 1 September 2004) has been deferred, representing the future revenue to be recognised on these contracts.

Further, for the year ended 31 August 2005, revenue has been increased by £324,000, cost of sales by £427,000 and finance charges reduced by £185,000 to reflect the new treatment.

These adjustments result in a reduction in net assets of £3,483,000 at 31 August 2005 (£3,565,000 at 1 September 2004).

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

e) Intangible assets: capitalised computer software

Under UK GAAP, capitalised computer software was included within tangible fixed assets. In accordance with IAS 38 Intangible Assets, capitalised computer software not integral to plant and equipment is classified as an intangible asset.

The carrying value of computer software re-classified to intangible assets is £122,000 at 1 September 2004 and £129,000 at 31 August 2005.

f) Cumulative foreign translation differences

Under UK GAAP, the cumulative foreign currency translation differences arising on retranslation of the Group’s net investment in foreign operations into Pounds Sterling were recognised in reserves.

Under IAS 21, The Effects of Changes in Foreign Exchange Rates, cumulative foreign currency translation differences are required to be recognised as a separate component of equity and should be taken into account in calculating the gain or loss on the disposal of foreign operation.

As permitted by IFRS 1 the Group has elected to deem cumulative translation differences to be £nil on 1 September 2004. The cumulative amount of these foreign currency translation differences are shown in the translation reserve at subsequent balance sheet dates and results in a credit of £77,000 at 31 August 2005 with a corresponding debit to the retained loss reserve. There is no net impact on equity.

Taxation

The Group has a significant deferred tax asset, which is not recognised in the balance sheet due to the uncertainty as to its recoverability. Consequently the IFRS adjustments have no impact on the tax charge but will impact the value of the unrecognised deferred tax asset.

g) Cash flows

There are no material differences between the consolidated cash flow statements prepared under UK GAAP and those prepared under IFRS for each of the years presented, other than presentational changes.

Reconciliation of loss for the year ended 31 August 2005

	Note	2005
		£’000
Loss for the year after tax as previously reported under UK GAAP		(2,681)

IFRS adjustments:
IFRS 2 Share-based payment	a	(69)
SIC 15 Lease incentives	b	(66)
IAS 19 Employee benefits	c	34
IAS 18 Revenue	d	82

Loss for the year after tax under IFRS		(2,700)

All IFRS adjustments to reported profits apply equally to operating profit, loss before tax and loss after tax.

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

Reconciliations of equity

	Note	1 September 2004	31 August 2005
		£’000	£’000
Total equity previously reported under UK GAAP		56,523	53,934

IFRS adjustments:
IFRS 2 Share-based payment	a	115	119
SIC 15 Lease incentives	b	(251)	(317)
IAS 19 Employee benefits	c	(124)	(90)
IAS 18 Revenue	d	(3,565)	(3,483)

Total equity under IFRS		52,698	50,163

23. Reconciliation to Generally Accepted Accounting Principles in the United States

The Group’s consolidated financial statements have been prepared in accordance with IFRS, as adopted by the EU, which differ in certain material respects from accounting principles generally accepted in the United States (“US GAAP”). Such differences involve methods for measuring the amounts in the consolidated financial statements, as well as additional disclosures required by US GAAP. In addition certain other differences arise due to the transition provisions in accordance with IFRS. The principal differences between IFRS and US GAAP applicable to the Group are quantified and described below.

	31 August 2005	31 August 2006
	£’000	£’000
Reconciliation of reported loss
Loss reported under IFRS	(2,700)	(3,277)
Impairments reversals	(1,714)	494
Lease renegotiation	—	(1,100)
Lease modification	(285)	36

Loss reported under US GAAP	(4,699)	(3,847)

Basic and diluted loss per share	(7.6p )	(6.2p )

	31 August 2005	31 August 2006
	£’000	£’000
Reconciliation of equity
Equity reported under IFRS	50,163	46,853
Impairment reversals	(4,634)	(4,140)
Lease renegotiation	—	(1,100)
Lease modification	(285)	(249)

Equity reported under US GAAP	45,244	41,364

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

	31 August 2005	31 August 2006
	£’000	£’000
Statement of changes in shareholders’ equity under US GAAP
Balance at beginning of year	49,778	45,244
Loss for the year	(4,699)	(3,847)
Foreign currency translation	77	(60)
Issue of Shares	15	48
Share options charge (credit)	73	(21)

Balance at end of year	45,244	41,364

A. Impairment reversals

As disclosed in note 4 the Group reversed previously reported asset impairment. Under IFRS, where it has been determined that the estimated recoverable amounts of long lived assets have increased in value above the previous recorded impairment, the impairment should be reversed. Under US GAAP impairment establishes a new cost basis, and therefore a reversal is not permitted. The reversals are net of depreciation.

B. Lease renegotiations

As disclosed in Note 4 the Group modified a number of dark fibre agreements on 18 November 2005. Under IFRS where a modification of a finance lease results in a new finance lease and the present value of the minimum lease payments, discounted using the original effective interest, changes by more than 10 per cent the modification is accounted for as an extinguishment. Accordingly, a gain or loss is recognised for the reduction in the finance lease obligation.

Under US GAAP, the leased asset and capital lease obligation are adjusted by an amount equal to the difference between the present value of future lease payments and the present value of the obligation. The adjustments are net of depreciation.

C. Lease modification

As disclosed in Note 4, the Group modified a dark fibre lease agreement. Under IFRS the modification of a lease agreement that changes the classification from a finance lease to an operating lease is accounted for as a sale and lease back transaction. Accordingly, a gain in the amount of £285,000 was recorded.

Under US GAAP the modification also results in a sale and lease back transaction; however, any gain that is not in excess of the future minimum lease payments is deferred and recognised over the remaining lease term.

Taxation

There is no tax effect regarding the US GAAP adjustments described above because the Group has substantial unrecognized deferred tax assets.

Stock Compensation

The Group issued stock option awards to employees under a SAYE share option scheme. Grants under this scheme were accounted for under UK GAAP prior to the adoption of IFRS 2. UK GAAP provided an exemption

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

from recording compensation expense for the implicit value of grants with a discount up to 20% from the share price. The adoption rules of IFRS 2 provide the Group an exemption from recording compensation expense for the discount on these option grants. US GAAP requires compensation expense to be recorded for discounts in excess of 5%. Accordingly, compensation expense would be recorded for an amount equal to the fair value of any discount from the share price in excess of a 5%. The Group has determined that any additional compensation under US GAAP is not significant.

D. Other disclosures

Use of estimates

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Accounting estimates have been used in these financial statements to determine reported amounts, including realizability, useful lives of tangible and intangible assets, income taxes and other items. Actual results could differ from those estimates.

Companies Act 1985

The consolidated financial statements do not constitute “statutory accounts” within the meaning of the Companies Act 1985 of Great Britain for any of the periods presented. Statutory accounts for the years ended 31 August, 2006 and 2005 have been filed with the United Kingdom’s Registrar of Companies. The auditors have reported on these accounts. Their reports were unqualified and did not contain statements under Section 237 (2) or (3) of that Act.

These consolidated financial statements include all material disclosures required by International Financial Reporting Standards and include Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items.

24. Post-balance sheet events

On 11 October 2006 the Group and its subsidiaries were acquired by GC Acquisitions UK Limited, a wholly-owned subsidiary of Global Crossing Limited, and the Group has since delisted from the London Stock Exchange and re-registered as a private company, under the name of Fibernet Group Limited, the Group and its subsidiaries will be integrated into the wider Global Crossing Group in due course.

Due to the uncertainty of the timing and scope of the integration process there is significant uncertainty as to how this will impact the future conduct of the Group’s operations.

As outlined in Note 2 Accounting policies, the Group operates a Long-Term Incentive Plan (LTIP) for the remuneration of key staff. The performance targets for the first LTIP awards were not met and, as a result, the conditional awards did not vest.

At the year-end the Directors deemed that the performance targets for the second and third LTIP awards were unlikely to be met. The scheme rules for the LTIP awards contain a provision that on takeover the performance conditions may be waived by the Remuneration Committee and the award vest in full unconditionally. The Remuneration Committee met on 23 August 2006 and resolved to waive the performance

Fibernet Group Limited

(formerly Fibernet Group plc)

Notes to the Consolidated Financial Statements—(continued)

For the year ended 31 August 2006 and 2005

conditions relating to the second and third LTIP awards in the event of a takeover. The Directors took the decision that, although the Remuneration Committee had conditionally waived the performance conditions and the takeover of the Group was possible, it was not sufficiently probable at the year end that the takeover would occur and enable the award to vest unconditionally. Accordingly, no charge has been booked in the financial statements for the year ended 31 August 2006 in respect of the second and third LTIP awards.

Subsequent to year end the Group was acquired by a subsidiary of Global Crossing Limited, consequently, the financial statements for the year ended 31 August 2007 will include a charge of £1.3 million relating to share-based payments.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

As companies incorporated in England and Wales, the registrants are subject to the Companies Act 1985, as amended (the “CA 1985”) and the Companies Act 2006 (the “CA 2006”).

The articles of association of the Issuer, Global Crossing (UK Telecommunications Limited, Fibernet Limited, Fibernet Group Limited and Fibernet UK Limited each provide that, subject to the provisions of the CA 1985, each of their respective directors, other officers and auditors shall be indemnified against all costs, charges, expenses, losses or liabilities incurred by them in the execution of their duties of office or otherwise relating to their office, including liabilities incurred by them in defending any proceedings, whether civil or criminal, in which judgment is given in their favour, or in which they are acquitted or in connection with any application in which relief is granted to them by the court.

The articles of association of the Issuer, Global Crossing (UK Telecommunications Limited, Fibernet Limited, Fibernet Group Limited and Fibernet UK Limited also provide that we may purchase and maintain insurance for any of our directors, other officers or auditors against any liabilities which may attach to by them. We maintain a standard form of directors’ and officers’ liability insurance policy which provides coverage to directors and officers for certain liabilities.

The relevant provisions of the CA 1985 are sections 309A, 309B, 309C, 310, 337A and 727.

Section 309A provides:

“(1)	This section applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company.

(2)	Any provision which purports to exempt (to any extent) a director of a company from any liability within subsection (1) is void.

(3)	Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of: (a) the company, or (b) an associated company, against any liability within subsection (1) is void. This is subject to subsections (4) and (5).

(4)	Subsection (3) does not apply to a qualifying third party indemnity provision (see section 309B(1)).

(5)	Subsection (3) does not prevent a company from purchasing and maintaining for a director of: (a) the company, or (b) an associated company, insurance against any liability within subsection (1).

(6)	In this section: “associated company”, in relation to a company (“C”), means a company which is C’s subsidiary, or C’s holding company or a subsidiary of C’s holding company; “provision” means a provision of any nature, whether or not it is contained in a company’s articles or in any contract with a company.”

Section 309B provides:

“(1)	For the purposes of section 309A(4) a provision is a qualifying third party indemnity provision if it is a provision such as is mentioned in section 309A(3) in relation to which conditions A to C below are satisfied.

(2)	Condition A is that the provision does not provide any indemnity against any liability incurred by the director: (a) to the company, or (b) to any associated company.

(3)	Condition B is that the provision does not provide any indemnity against any liability incurred by the director to pay: (a) a fine imposed in criminal proceedings, or (b) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising).

(4)	Condition C is that the provision does not provide any indemnity against any liability incurred by the director: (a) in defending any criminal proceedings in which he is convicted, or (b) in defending any civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (c) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely: (i) section 144(3) or (4) (acquisition of shares by innocent nominee), or (ii) section 727 (general power to grant relief in case of honest and reasonable conduct).

(5)	In paragraph (a), (b) or (c) of subsection (4) the reference to any such conviction, judgment or refusal of relief is a reference to one that has become final.

(6)	For the purposes of subsection (5) a conviction, judgment or refusal of relief becomes final: (a) if not appealed against, at the end of the period for bringing an appeal, or (b) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

(7)	An appeal is disposed of: (a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

(8)	In this section “associated company” and “provision” have the same meaning as in section 309A.”

Section 309C provides:

“(1)	Subsections (2) and (3) impose disclosure requirements in relation to a directors’ report under section 234 in respect of a financial year.

(2)	If: (a) at the time when the report is approved under section 234A, any qualifying third party indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, or (b) at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that any such provision is or (as the case may be) was so in force.

(3)	If the company has made a qualifying third party indemnity provision and: (a) at the time when the report is approved under section 234A, any qualifying third party indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, or (b) at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that any such provision is or (as the case may be) was so in force.

(4)	Subsection (5) applies where a company has made a qualifying third party indemnity provision for the benefit of a director of the company or of an associated company.

(5)	Section 318 shall apply to: (a) the company, and (b) if the director is a director of an associated company, the associated company, as if a copy of the provision, or (if it is not in writing) a memorandum setting out its terms, were included in the list of documents in section 318(1).

(6)	In this section: “associated company” and “provision” have the same meaning as in section 309A; and “qualifying third party indemnity provision” has the meaning given by section 309B(1).”

Section 310 provides:

“(1)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise, for exempting any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2)	Except as provided by the following subsection, any such provision is void.

(3)	This section does not prevent a company: (a) from purchasing and maintaining for any such auditor insurance against any such liability, or (b) from indemnifying any such auditor against any liability incurred by him: (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or (ii) in connection with any application under section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.”

Section 337A provides:

“(1)	A company is not prohibited by section 330 from doing anything to provide a director with funds to meet expenditure incurred or to be incurred by him:(a) in defending any criminal or civil proceedings, or (b) in connection with any application under any of the provisions mentioned in subsection (2).

(2)	The provisions are: section 144(3) and (4) (acquisition of shares by innocent nominee), and section 727 (general power to grant relief in case of honest and reasonable conduct).

(3)	Nor does section 330 prohibit a company from doing anything to enable a director to avoid incurring such expenditure.

(4)	Subsections (1) and (3) only apply to a loan or other thing done as mentioned in those subsections if the terms on which it is made or done will result in the loan falling to be repaid, or any liability of the company under any transaction connected with the thing in question falling to be discharged, not later than: (a) in the event of the director being convicted in the proceedings, the date when the conviction becomes final, (b) in the event of judgment being given against him in the proceedings, the date when the judgment becomes final, or (c) in the event of the court refusing to grant him relief on the application, the date when the refusal of relief becomes final.

(5)	For the purposes of subsection (4) a conviction, judgment or refusal of relief becomes final: (a) if not appealed against, at the end of the period for bringing an appeal, or (b) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

(6)	An appeal is disposed of: (a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.”

Section 727 provides:

“(1)	If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms at it thinks fit.

(2)	If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.”

Item 21	Exhibits and Financial Statement Schedules

Exhibit Index

2.1        Purchase Agreement, dated December 20, 2006, among Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Limited, and ABN AMRO Bank N.V. (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 20-F filed on April 20, 2007).

2.2        Share Purchase Agreement, dated December 28, 2006, among GC Acquisitions UK Limited, as Vendor, and Global Crossing (UK) Telecommunications Limited, as Purchaser (incorporated by reference to Exhibit 4.13 to the Annual Report on Form 20-F filed on April 20, 2007).

2.3        Share Purchase Agreement, dated December 27, 2006, among Fibernet Group Limited, as Vendor, and Global Crossing International, Ltd, as Purchaser (incorporated by reference to Exhibit 4.16 to the Annual Report on Form 20-F filed on April 20, 2007).

3.1        Memorandum and Articles of Association of Global Crossing (UK) Finance Plc (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-4 filed on June 8, 2005).

3.2        Memorandum and Articles of Association of Global Crossing (UK) Telecommunications Limited (incorporated by reference to Exhibit 3.2 Registration Statement on Form F-4 filed on June 8, 2005).

3.3*        Memorandum and Articles of Association of Fibernet Group Limited.

3.4*        Memorandum and Articles of Association of Fibernet UK Limited.

3.5*        Memorandum and Articles of Association of Fibernet Limited.

4.1        Indenture, dated December 23, 2004, among Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Limited, as Guarantor, the other Guarantors defined therein and the Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 filed on June 8, 2005).

4.2        Supplemental Indenture, dated December 28, 2006, among Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Limited, as Guarantor, Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited, as Subsidiary Guarantors, and the Bank of New York, as Trustee (incorporated by reference to Exhibit 2.2 to the Annual Report on Form 20-F filed on April 20, 2007).

4.3        Intercreditor and Collateral Agency Agreement, dated December 23, 2004, among the Interest Hedge Secured Parties defined therein and the Bank of New York as Collateral Agent (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-4 filed on June 8, 2005).

4.4        Debenture, dated December 23, 2004, among Global Crossing (UK) Telecommunications Limited, Global Crossing (UK) Finance Plc and the Bank of New York as Collateral Agent (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form F-4 filed on June 8, 2005).

4.5        Debenture, dated December 28, 2006, among Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited, as Chargors, and the Bank of New York, as Collateral Agent (incorporated by reference to Exhibit 4.11 to the Annual Report on Form 20-F filed on April 20, 2007).

4.6*        Exchange and Registration Rights Agreement, dated December 28, 2006, among Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Limited, and ABN AMRO Bank N.V.

4.7*        Form of Global Note.

4.8*        Form of Certificated Note.

5.1*        Opinion of Latham & Watkins.

10.1        Security Arrangement Agreement, dated December 23, 2004, among the Bank of New York as Trustee and Collateral Agent, Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Limited, STT Communications Ltd, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company. (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.2        Affiliate Subordination Agreement, dated December 23, 2004, among Global Crossing Limited, Global Crossing (UK) Telecommunications Limited, certain affiliates of Global Crossing Limited named therein and Wells Fargo Bank, National Association, as Trustee and Agent (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.3†        Finance Lease Agreement between Railtrack Plc and BR Telecommunications Limited, dated June 20, 2004 (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.4†        Capacity Purchase Agreement between Network Rail Infrastructure Limited and Global Crossing (UK) Telecommunications Limited, dated November 10, 2004 (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.5        Deed of Grant from Railtrack Plc to BR Telecommunications Limited, dated March 31, 1995 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.6        Deed of Grant from British Railways Board to BR Telecommunications Limited, dated March 31, 1995 (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.7        Agreement in respect of Telecommunications Apparatus between Railtrack Plc and BR Telecommunications Limited, dated April 21, 1995 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.8        Agreement in respect of Telecommunications Apparatus between British Railways Board and BR Telecommunications Limited, dated June 19, 1995 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-4 filed on June 8, 2005).

10.9        Accession Deed to the Security Arrangement Agreement, dated December 28, 2006, among Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited (incorporated by reference to Exhibit 4.14 to the Annual Report on Form 20-F filed on April 20, 2007).

12.1*        Computation of Ratio of Earnings to Fixed Charges.

23.1*        Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*        Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3*        Consent of Latham & Watkins (included in the opinion of counsel filed as Exhibit 5.1).

24.1*        Powers of Attorney (included on signature pages).

25.1*        Statement of Eligibility of The Bank of New York, as Trustee, on Form T-1.

99.1*        Form of Letter of Transmittal in respect of the Exchange Notes.

99.2*        Form of Notice of Guaranteed Delivery.

99.3*        Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees.

99.4*        Form of Letter to Client.

*	Filed herewith.
†	Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406(b) promulgated under the Securities Act of 1933, as amended.

Undertakings.

(1) Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) Each of the registrants undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, Global Crossing (UK) Finance plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 24th day of July, 2007.

GLOBAL CROSSING (UK) FINANCE PLC

By:	/s/ ANTHONY D. CHRISTIE
Name: Anthony D. Christie
Title: Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of July, 2007.

	Signature	Title

	/s/ ANTHONY D. CHRISTIE Anthony D. Christie	Managing Director

	* Niall Anderson	Director

	* Bernard Keogh	Director

	* John McShane	Director

	* Richard Atkins	Director

	* John Hughes	Director

Authorized Representative in the U.S.:

	* Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited

*By:	/s/ ANTHONY D. CHRISTIE
Anthony D. Christie
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Global Crossing (UK) Telecommunications Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 24th day of July, 2007.

GLOBAL CROSSING (UK)

TELECOMMUNICATIONS LIMITED

By:	/s/ ANTHONY D. CHRISTIE
Name: Anthony D. Christie
Title: Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of July, 2007.

	Signature	Title

	/s/ ANTHONY D. CHRISTIE Anthony D. Christie	Managing Director

	* Niall Anderson	Director

	* Bernard Keogh	Director

	* John McShane	Director

	* Richard Atkins	Director

	* John Hughes	Director

Authorized Representative in the U.S.:

	* Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited

*By:	/s/ ANTHONY D. CHRISTIE
Anthony D. Christie
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Fibernet Group Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 24th day of July, 2007.

FIBERNET GROUP LIMITED

By:	/s/ ANTHONY D. CHRISTIE
Name: Anthony D. Christie
Title: Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of July, 2007.

	Signature	Title

	/s/ ANTHONY D. CHRISTIE Anthony D. Christie	Managing Director

	* Niall Anderson	Director

	* Bernard Keogh	Director

	* John McShane	Director

Authorized Representative in the U.S.:

	* Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited

*By:	/s/ ANTHONY D. CHRISTIE Anthony D. Christie Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Fibernet UK Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 24th day of July, 2007.

FIBERNET UK LIMITED

By:	/s/ ANTHONY D. CHRISTIE
Name: Anthony D. Christie
Title: Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of July, 2007.

	Signature	Title

	/s/ ANTHONY D. CHRISTIE Anthony D. Christie	Managing Director and Director

	* Niall Anderson	Director

	* Bernard Keogh	Director

	* John McShane	Director

Authorized Representative in the U.S.:

	* Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited

*By:	/s/ ANTHONY D. CHRISTIE
Anthony D. Christie
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Fibernet Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 24th day of July, 2007.

FIBERNET LIMITED

By:	/s/ ANTHONY D. CHRISTIE
Name: Anthony D. Christie
Title: Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of July, 2007.

Signature	Title

/S/ ANTHONY D. CHRISTIE Anthony D. Christie	Managing Director and Director

* Niall Anderson	Director

* Bernard Keogh	Director

* John McShane	Director

Authorized Representative in the U.S.:

* Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited

*BY:	/s/ ANTHONY D. CHRISTIE
Anthony D. Christie
Attorney-in-Fact

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Anthony D. Christie such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such individual and in such individual’s name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such individual might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated:

FOR GLOBAL CROSSING (UK) FINANCE PLC:

Signature	Title	Date

/S/ NIALL ANDERSON Niall Anderson	Director	July 24, 2007

/S/ BERNARD KEOGH Bernard Keogh	Director	July 24, 2007

/S/ JOHN MCSHANE John McShane	Director	July 24, 2007

/S/ RICHARD ATKINS Richard Atkins	Director	July 24, 2007

/S/ JOHN HUGHES John Hughes	Director	July 24, 2007

Authorized Representative in the U.S.:

/S/ MITCHELL SUSSIS Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited	July 24, 2007

FOR GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED:

Signature	Title	Date

/s/ NIALL ANDERSON Niall Anderson	Director	July 24, 2007

/s/ BERNARD KEOGH Bernard Keogh	Director	July 24, 2007

/s/ JOHN MCSHANE John McShane	Director	July 24, 2007

/s/ RICHARD ATKINS Richard Atkins	Director	July 24, 2007

/s/ JOHN HUGHES John Hughes	Director	July 24, 2007

Authorized Representative in the U.S.:

/s/ MITCHELL SUSSIS Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited	July 24, 2007

FOR FIBERNET GROUP LIMITED

Signature	Title	Date

/s/ NIALL ANDERSON Niall Anderson	Director	July 24, 2007

/s/ BERNARD KEOGH Bernard Keogh	Director	July 24, 2007

/s/ JOHN MCSHANE John McShane	Director	July 24, 2007

Authorized Representative in the U.S.:

/s/ MITCHELL SUSSIS Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited	July 24, 2007

FOR FIBERNET UK LIMITED:

Signature	Title	Date

/s/ NIALL ANDERSON Niall Anderson	Director	July 24, 2007

/s/ BERNARD KEOGH Bernard Keogh	Director	July 24, 2007

/s/ JOHN MCSHANE John McShane	Director	July 24, 2007

Authorized Representative in the U.S.:

/s/ MITCHELL SUSSIS Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited	July 24, 2007

FOR FIBERNET LIMITED:

Signature	Title	Date

/s/ NIALL ANDERSON Niall Anderson	Director	July 24, 2007

/s/ BERNARD KEOGH Bernard Keogh	Director	July 24, 2007

/s/ JOHN MCSHANE John McShane	Director	July 24, 2007

Authorized Representative in the U.S.:

/s/ MITCHELL SUSSIS Mitchell Sussis	Company Secretary and Deputy General Counsel, Global Crossing Limited	July 24, 2007